                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No.   ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                            CLASSIC BANCSHARES, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22 (a)(2) of Schedule 14A.

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid: $______

       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                                                              August 6, 1996


Dear Classic Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Classic Bancshares, Inc. ("Classic") to be held at 4:00 p.m. on September 16, 1996 at the corporate headquarters of RAM Technologies, Inc., (formerly Mayo Mansion), 1516 Bath Avenue, Ashland, Kentucky.

At this important Special Meeting, stockholders will be asked to approve and adopt, among other things, an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which First Paintsville Bancshares, Inc. ("First Paintsville") will merge with and into Classic (the "Merger"). If the proposed Merger is consummated, stockholders of First Paintsville would receive $125.00 per share in cash, for each share of First Paintsville common stock held. First Paintsville is the holding company for The First National Bank of Paintsville, which operates from its main office and one branch located in Paintsville, Kentucky. As a result of the Merger, The First National Bank of Paintsville will become a subsidiary of Classic.

In connection with the negotiation of the Merger Agreement, Classic entered into Buy/Sell Agreements with certain stockholders of First Paintsville which provide for the sale of the First Paintsville shares held by such individuals to Classic provided certain conditions are met. As part of the Merger transaction, stockholders are also being asked to approve the Buy/Sell Agreements.

The terms of the proposed Merger, including the terms of the Buy/Sell Agreements with certain First Paintsville stockholders and the method for determining the amount of cash to be paid as well as other important information relating to Classic, First Paintsville and the combined company, are explained in the accompanying Joint Proxy Statement. Please give this document your prompt attention.

The Board of Directors of Classic has carefully reviewed and considered the terms and conditions of the Merger Agreement. The Board of Directors of Classic has concluded that the Merger Agreement and the proposed Merger are in the best interest of the stockholders of Classic, and unanimously recommends that Classic stockholders vote "FOR" the Merger Agreement proposal and the related Buy/Sell Agreements.

Consummation of the Merger is subject to certain conditions, including regulatory approvals and approval by the requisite vote of the stockholders of both Classic and First Paintsville.

I encourage you to attend the Special Meeting in person. Whether or not you do, I hope you will read the Joint Proxy Statement and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save Classic additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Special Meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

                                       Sincerely,


                                       David B. Barbour
                                       President and Chief Executive Officer

                                                             August 6, 1996


Dear First Paintsville Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of First Paintsville Bancshares, Inc. ("First Paintsville") which will be held on September 17, 1996 at 9:00 a.m., at the administrative office of The First National Bank of Paintsville located at 404 Euclid Avenue, Paintsville, Kentucky.

At this important Special Meeting, stockholders will be asked to approve and adopt, among other things, an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which First Paintsville will merge (the "Merger") with and into Classic Bancshares, Inc. ("Classic"). If the proposed Merger is consummated, stockholders of First Paintsville would receive $125.00 per share in cash, for each share of First Paintsville common stock held. As a result of the Merger, The First National Bank of Paintsville will become a subsidiary of Classic. Classic is the holding company for Ashland Federal Savings Bank, which serves primarily Boyd and Greenup Counties from its office located at 344 Seventeenth Street in Ashland, Kentucky.

The terms of the proposed Merger, including the method for determining the amount of cash to be paid as well as other important information relating to Classic, First Paintsville and the combined company, are explained in the accompanying Joint Proxy Statement. Please give this document your prompt attention.

The Board of Directors of First Paintsville has carefully reviewed and considered the terms and conditions of the Merger Agreement. The Board of Directors of First Paintsville has concluded that the Merger Agreement and the proposed Merger are in the best interest of the stockholders of First Paintsville, and unanimously recommends that First Paintsville stockholders vote "FOR" the Merger Agreement.

Consummation of the Merger is subject to certain conditions, including regulatory approvals and approval by the requisite vote of the stockholders of both Classic and First Paintsville.

We encourage you to attend the Special Meeting in person. Whether or not you do, we hope you will read the Joint Proxy Statement and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will save First Paintsville additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Special Meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

Sincerely,




James C. Witten                         Robert L. Bayes
Chairman of the Board and Chief         President and Chief Operations Officer
  Executive Officer

                            CLASSIC BANCSHARES, INC.
                             344 Seventeenth Street
                             Ashland, Kentucky 41101
                                 (606) 325-4789

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be Held on September 16, 1996

         Notice is hereby given that the Special Meeting of Stockholders (the "Classic Special Meeting") of Classic Bancshares, Inc. (the "Classic" or the "Company") will be held at the corporate headquarters of RAM Technologies, (formerly Mayo Mansion), 1516 Bath Avenue, Ashland, Kentucky at 4:00 p.m., Ashland, Kentucky time, on September 16, 1996.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         A proposal to approve the Agreement and Plan of Merger, dated April 22, 1996 including Amendment No. One thereto ("Merger Agreement") pursuant to which (i) First Paintsville Bancshares, Inc. ("First Paintsville") will be merged with and into Classic and (ii) each outstanding share of First Paintsville common stock ("First Paintsville Common Stock") will be converted into the right to receive $125.00 in cash, subject to increase to the extent the Merger does not close by September 30, 1996, all on and subject to the terms and conditions contained in the Merger Agreement and approval of the Buy/Sell Agreements with certain First Paintsville stockholders;

         and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on July 31, 1996 are the stockholders entitled to vote at the Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of Classic during its normal business hours of 9:00 a.m. and 4:00 p.m. during the ten days prior to the Meeting, as well as at the Meeting.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

         This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and Form of Proxy are first being mailed to stockholders on or about August 6, 1996.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        C. Cyrus Reynolds
                                        Chairman of the Board

Ashland, Kentucky
August 6, 1996

- -------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE CLASSIC THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED
IF MAILED WITHIN THE UNITED STATES.
- -------------------------------------------------------------------------------

                       FIRST PAINTSVILLE BANCSHARES, INC.
                                 240 Main Street
                           Paintsville, Kentucky 41240
                                 (606) 789-2111

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held on September 17, 1996

       NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the
"First Paintsville Special Meeting") of First Paintsville Bancshares, Inc., a Kentucky corporation ("First Paintsville") will be held at the administrative office of the First National Bank of Paintsville located at 404 Euclid Avenue, Paintsville, Kentucky, on September 17, 1996 at 9:00 a.m., Paintsville, Kentucky time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         A proposal to approve the Agreement and Plan of Merger, dated April 22, 1996 including Amendment No. One thereto ("Merger Agreement") pursuant to which (i) First Paintsville will be merged with and into Classic Bancshares, Inc. ("Classic"), and (ii) each outstanding share of First Paintsville common stock will be converted into the right to receive $125.00 in cash, subject to increase to the extent the Merger does not close by September 30, 1996, all on and subject to the terms and conditions contained in the Merger Agreement;

         and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on July 31, 1996 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         Stockholders are entitled to assert dissenters' rights under Section 271B.13-010 et seq of the Kentucky Revised Statutes and a copy of such section is attached hereto as Appendix III and will be available to any stockholder entitled to vote at the First Paintsville Special Meeting upon request.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

         This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and Form of Proxy are first being mailed to stockholders on or about August 6, 1996.

                                      By Order of the Board of Directors,



                                      James C. Witten
                                      Chairman of the Board and
                                       Chief Executive Officer

August 6, 1996
Paintsville, Kentucky

- -------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE FIRST PAINTSVILLE THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY  ....................................................................1
  The Parties to the Merger..................................................1
       Classic ..............................................................1
       First Paintsville.....................................................2
  The Meetings...............................................................2
       Classic Special Meeting ..............................................2
       First Paintsville Special Meeting ....................................3
  The Merger.................................................................4
       General ..............................................................4
       Reasons for the Merger; Recommendations of the Boards of Directors....5
       Effect of Merger .....................................................5
       Merger Consideration .................................................5
       Buy/Sell Agreements...................................................6
       Opinion of Financial Advisor .........................................6
       Effective Time and Closing Date ......................................6
       Dissenters' Rights ...................................................7
       Interests of Certain Persons in the Merger............................7
       Conditions to the Merger..............................................7
       Escrow Agreement .....................................................7
       Regulatory Approvals .................................................8
       Waiver and Amendment; Termination ....................................8
       Conduct of Business Pending the Merger ...............................8
       Surrender of Stock Certificates ......................................8
       Expenses .............................................................9
       Accounting Treatment .................................................9

COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION............................10

SUMMARY HISTORICAL FINANCIAL INFORMATION OF CLASSIC..........................12

SUMMARY HISTORICAL FINANCIAL INFORMATION OF
 FIRST PAINTSVILLE...........................................................14

COMPARATIVE UNAUDITED PER SHARE DATA.........................................16

THE MEETINGS.................................................................17
         Classic Special Meeting.............................................17
         First Paintsville Special Meeting...................................20

THE MERGER...................................................................23

       General...............................................................23
       Merger Consideration..................................................23
       Buy/Sell Agreements...................................................24
       Background of and Reasons for the Merger..............................25
       Recommendations of the Boards of Directors............................28
       Opinion of Classic's Financial Advisor................................28
       Effective Time and Closing Date.......................................33
       Effect of Merger......................................................34
       Rights of Dissenting Stockholders.....................................34
       Interests of Certain Persons in the Merger............................36
       Effect on Employees and Employee Benefit Plans of First Paintsville...37
       Certain Federal Income Tax Consequences...............................37
       Representations and Warranties........................................38
       Conditions to the Merger..............................................38
       Escrow Agreement......................................................39
       Regulatory Approvals..................................................39
       Waiver and Amendment; Termination.....................................40
       Conduct of Business Pending the Merger................................40
       Surrender of Stock Certificates.......................................41
       Expenses..............................................................41
       Accounting Treatment..................................................42

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL INFORMATION.......................................................42

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS........................................................45

SUPPLEMENTAL HISTORICAL REGULATORY CAPITAL INFORMATION.......................47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS OF CLASSIC........................................48
       Introduction..........................................................48
       Forward-Looking Statements............................................49
       Business Strategy.....................................................49
       Financial Condition...................................................50
       Results of Operations.................................................51
       Analysis of Net Interest Income.......................................55
       Asset/Liability Management............................................58
       Liquidity and Capital Resources.......................................60
       Impact of New Accounting Standards....................................62
       Impact of Inflation and Changing Prices...............................64

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS OF FIRST PAINTSVILLE....................65
       Introduction..........................................................65
       Financial Condition...................................................65
       Results of Operations.................................................66
       Analysis of Net Interest Income.......................................69
       Asset/Liablity Management.............................................71
       Liquidity and Capital Resources.......................................73
       Impact of New Accounting Standards....................................74
       Impact of Inflation and Changing Prices...............................75

BUSINESS OF CLASSIC..........................................................76
       General...............................................................76
       Market Area...........................................................76
       Lending Activities....................................................77
       Originations, Purchases and Sales of Loans and Mortgage-Backed
        and Related Securities...............................................86
       Delinquencies and Non-Performing Assets...............................88
       Investment Activities.................................................93
       Sources of Funds......................................................97
       Subsidiary Activities of Ashland Federal.............................101
       Competition..........................................................101
       Employees............................................................102
       Description of Properties............................................102
       Legal Proceedings....................................................102

BUSINESS OF FIRST PAINTSVILLE...............................................103
       General..............................................................103
       Lending Activities...................................................103
       Loan Originations, Purchases and Sales...............................111
       Non-Performing Assets, Classified Assets, Loan Delinquencies
        and Defaults........................................................111
       Allowance for Loan Losses and Real Estate............................114
       Investment Activities................................................116
       Sources of Funds.....................................................118
       Trust Services.......................................................121
       Competition..........................................................122
       Employees............................................................122
       Subsidiary Activities................................................122
       Description of Property..............................................123
       Legal Proceedings....................................................123

REGULATION..................................................................124
       General..............................................................124
       Federal Regulation of Savings Associations...........................124

       Insurance of Accounts and Regulation by the FDIC.....................125
       Regulatory Capital Requirements of Federal Savings Associations......127
       Regulatory Capital Requirements of National Banks....................129
       Prompt Corrective Action.............................................130
       Limitations on Dividends and Other Capital Distributions.............131
       Liquidity............................................................132
       Accounting...........................................................133
       Qualified Thrift Lender Test.........................................133
       Community Reinvestment Act...........................................133
       Transactions with Affiliates.........................................134
       Holding Company Regulation...........................................134
       Federal Securities Law...............................................135
       Federal Reserve System...............................................135
       Federal Home Loan Bank System........................................136
       Change in Control Regulations........................................136
       Additional Regulation of Classic Following the Merger................138
       Federal and State Taxation...........................................140

DESCRIPTION OF CLASSIC COMMON STOCK.........................................143

EXPERTS  ...................................................................143

STOCKHOLDER PROPOSALS.......................................................144

OTHER MATTERS...............................................................144

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................................F-1

APPENDICES
       I.    Agreement and Plan of Merger, including Amendment No. One......I-1
       II.   Fairness Opinion of Capital Resources, Inc....................II-1
       III.  Section 271B.13-010 et seq of the Kentucky Revised Statutes..III-1

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement. This summary is not intended to be a complete description of all material facts regarding Classic, First Paintsville and the matters to be considered at the Meetings and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Joint Proxy Statement, the accompanying Appendices and the documents referred to and incorporated herein by reference.


                            The Parties to the Merger

Classic

         Classic, a Delaware corporation, is the holding company for Ashland Federal Savings Bank ("AsAt March 31, 1996, Classic had total assets of $66.1 million, deposits of $46.2 million and stockholders' equity of $19.5 million. On such date, Classic's assets consisted of all of the outstanding stock of Ashland Federal and cash and cash equivalents.

         As a community-oriented financial institution, Ashland Federal seeks to serve the financial needs of communities in its market area. Ashland Federal's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one- to four-family residential mortgage loans and, to a lesser extent, consumer and commercial real estate, multi-family and construction loans in its market area. At March 31, 1996, $38.9 million, or 87.5%, of the total loan portfolio consisted of residential one- to four-family mortgage loans. See "Business of Classic -- Lending Activities."

         The Bank also invests in mortgage-backed and related securities and investment securities and other permissible investments. See "Business of Classic - Investment Activities."

         During fiscal 1996, the Board of Directors formulated and began to implement a new "community bank" oriented strategy designed to provide planned and profitable growth, sustained profitability and maintain the safety and soundness of Ashland Federal. The principal elements of this strategy include, among other things, the attraction of lower cost deposits, through the offering of transaction accounts, increasing the amount and type of consumer loan products offered and expanding Ashland Federal's commercial real estate and commercial business lending operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Classic -- Business Strategy."

         The Bank's operations are regulated by the Office of Thrift Supervision (the "OTS"). The Bank is a member of the Federal Home Loan Bank System ("FHLB System") and a stockholder in the Federal Home Loan Bank ("FHLB") of Cincinnati. The Bank is also a member of the Savings Association Insurance Fund ("SAIF") and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

         The executive offices of Classic are located at 344 Seventeenth Street, Ashland, Kentucky 41101. Classic's telephone number at that address is (606) 325-4789.

First Paintsville

         First Paintsville, a Kentucky corporation organized in 1984, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). First Paintsville, with its principal office located at 240 Main Street in Paintsville, Kentucky, is a unitary-bank holding company that owns a majority of the outstanding stock of The First National Bank of Paintsville ("First National Bank"). The remaining shares of First National Bank are owned by 32 holders ("Minority Stockholders"). First National Bank is a national bank organized under the laws of the United States. The deposits of First National Bank are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the FDIC.

         At March 31, 1996, First Paintsville had consolidated total assets of $59.1 million, consolidated total deposits of $51.8 million and consolidated total stockholders' equity of $5.5 million.

         First Paintsville, through its subsidiary, engages primarily in one- to four-family lending and, to a lesser extent, commercial business, consumer, commercial real estate and construction lending. First National Bank also provides trust services. First Paintsville's customer base includes individuals and small to medium sized businesses located in Johnson County, Kentucky and the surrounding counties.

         As a national bank, First National Bank is regulated by the Office of the Comptroller of the Currency (the "OCC") and is a member of the Federal Reserve System and owns stock in the Federal Reserve Bank of Cleveland. First National Bank is also a member of the FHLB system and a stockholder in the FHLB of Cincinnati. The Bank is a member of the BIF and its deposits are insured up to applicable limit of the FDIC.

         First Paintsville's office is located at 240 Main Street, Paintsville, Kentucky. First Paintsville's number at that address is (606) 789-2111.


                                  The Meetings

Classic Special Meeting

         Meeting Date. The Special Meeting of Stockholders of Classic (the "Classic Special Meeting") will be held on September 16, 1996, at the corporate headquarters of RAM Technologies, Inc., (formerly Mayo Mansion), 1516 Bath Avenue, Ashland, Kentucky, at 4:00 p.m., Ashland, Kentucky time, and any and all adjournments or postponements thereof. See "The Meetings--Classic Special Meeting."

         Record Date. Only holders of record of shares of Classic common stock ("Classic Common Stock") at the close of business on July 31, 1996 (the "Classic Record Date") are entitled to notice of and to vote at the Classic Special Meeting. See "The Meetings--Classic Special Meeting."

         Matters to be Considered. At the Classic Special Meeting, holders of shares of Classic Common Stock will vote on the approval of the Merger Agreement and the transactions contemplated thereby, including the merger of First Paintsville with and into Classic (the "Merger") and the Buy/Sell Agreements entered into between Classic and certain First Paintsville stockholders. Approval of the Merger Agreement constitutes approval of the Buy/Sell Agreements. Classic stockholders will also consider and vote upon such other matters as may properly be brought before the Classic Special Meeting. See "The Meetings--Classic Special Meeting."

         Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Classic Common Stock is required for approval of the Merger Agreement, the Buy/Sell Agreements and the transactions contemplated thereby. As of the Classic Record Date, there were 1,322,500 shares of Classic Common Stock entitled to be voted at the Classic Special Meeting.

         With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Classic Special Meeting may authorize the adjournment of the Classic Special Meeting.

         Security Ownership. As of July 31, 1996, directors and executive officers of Classic and their affiliates were beneficial owners of 123,310 shares, or 9.3% of the then outstanding shares, of Classic Common Stock. The directors and executive officers of Classic have indicated that they intend to vote such shares of Classic Common Stock for approval and adoption of the Merger Agreement at the Classic Special Meeting. As of July 31, 1996, directors and executive officers of First Paintsville and their affiliates were not beneficial owners of any shares of Classic Common Stock.

First Paintsville Special Meeting

         Meeting Date. The First Paintsville Special Meeting will be held on September 17, 1996 at the administrative office of First National Bank located at 404 Euclid Avenue, Paintsville, Kentucky, at 9:00 a.m., Paintsville, Kentucky time, and any and all adjournments or postponements thereof. See "The Meetings--First Paintsville Special Meeting."

         Record Date. Only holders of record of First Paintsville Common Stock at the close of business on July 31, 1996 (the "First Paintsville Record Date") are entitled to notice of and to vote at the First Paintsville Special Meeting. See "The Meetings--First Paintsville Special Meeting."

         Matters to be Considered. At the First Paintsville Special Meeting, holders of shares of Common Stock of First Paintsville will vote to approve the Merger Agreement and the transactions contemplated thereby. First Paintsville stockholders will also consider and vote upon such other matters as may properly be brought before the First Paintsville Special Meeting. See "The Meetings--First Paintsville Special Meeting."

         Vote Required. Approval of the Merger Agreement and the transactions contemplated thereby at the First Paintsville Special Meeting will require the affirmative vote of the holders of a majority of the votes that may be cast by all holders of First Paintsville Common Stock entitled to vote at the First Paintsville Special Meeting. As of the First Paintsville Record Date, there were 72,375 shares of First Paintsville Common Stock entitled to be voted at the First Paintsville Special Meeting.

         With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the First Paintsville Special Meeting may authorize the adjournment of the meeting.

         Approval of the Merger Agreement by the stockholders of First Paintsville is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger."

         Security Ownership. As of July 31, 1996, directors and executive officers of First Paintsville and their affiliates were beneficial owners of 54,751 shares of First Paintsville Common Stock. Such directors and executive officers, as well as, certain stockholders of First Paintsville have entered into voting agreements with Classic pursuant to which such individuals agreed to vote their shares of First Paintsville Common Stock for approval of the Merger Agreement. Directors, officers and stockholders who entered into voting agreements held an aggregate of 63,663 shares of First Paintsville Common Stock as of July 31, 1996. On such date, directors and executive officers of Classic and their affiliates were not beneficial owners of any shares of First Paintsville Common Stock.

                                   The Merger

         The following summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated by reference herein.

General

         The stockholders of Classic and First Paintsville, respectively, are each being asked to consider and vote upon, among other things, a proposal to approve and adopt the Merger Agreement, which provides for (i) the merger of First Paintsville with and into Classic SubCorp, a wholly-owned subsidiary of Classic with First Paintsville surviving and; (ii) the subsequent merger of First Paintsville with and into Classic with Classic surviving the merger (the "Merger"). Classic shall maintain the First National Bank of Paintsville ("First National Bank"), the majority owned subsidiary of First Paintsville as a subsidiary of Classic after the consummation of the Merger and will assume debt of First Paintsville in the amount of $722,000. Classic intends to finance the acquisition of First Paintsville with cash and cash equivalents held by it and a $4.5 million short-term bank loan. It is intended that the loan will be repayed primarily with funds received from dividends from Ashland Federal. See "The Merger--General."

         In connection with entering into the Merger Agreement, certain of the stockholders of First Paintsville also entered into Buy/Sell Agreements with Classic which provide that such individuals will sell and Classic will buy the First Paintsville Common Stock owned by them.

Reasons for the Merger; Recommendations of the Boards of Directors

         Classic. The Classic Board of Directors (the "Classic Board") has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, Classic and its stockholders. The Classic Board therefore recommends a vote FOR approval of the Merger Agreement.

         For a discussion of the factors considered by the Classic Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, see "The Merger--Background of and Reasons for the Merger--Classic's Reasons for the Merger."

         First Paintsville. The First Paintsville Board of Directors (the "First Paintsville Board") has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, First Paintsville and its stockholders. The First Paintsville Board therefore recommends a vote FOR approval of the Merger Agreement.

         For a discussion of the factors considered by the First Paintsville Board in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, see "The Merger--Background of and Reasons for the Merger."

Effect of Merger

         Upon completion of the Merger, Classic will become a bank holding company. As a bank holding company, Classic will be required to register with and will be subject to regulation by the Federal Reserve Board. National banks, such as First National Bank, are subject to the supervision of and are regularly examined by the OCC. The operations of a bank holding company and a national bank are subject to certain requirements and restrictions under federal and state law. For information regarding such regulatory requirements, see "The Merger --Effect of Merger" and "Regulation."

Merger Consideration

         At the effective time of the Merger, each of the outstanding shares of First Paintsville Common Stock outstanding immediately prior thereto will be converted into the right to receive $125.00 per share in cash, subject to increase at the rate of $.83 per share for each month or portion thereof to the extent the Merger is consummated after September 30, 1996 and at the rate of $.17 per share (in addition to the $0.83 referred to above) for each month after December 31, 1996. In addition, in connection with the Merger, Classic is offering to purchase shares of First National Bank Common Stock from the Minority Stockholders at a price of $114.00 per share. As of July 31, 1996, there were 72,375 shares of First Paintsville Common Stock issued and outstanding and 2,433 shares of First National Bank common stock held by Minority Stockholders ("First National Bank Common Stock") for an aggregate merger consideration on that date of approximately $9.3 million ("Merger Consideration"). Upon completion of the Merger, the existing stockholders of First Paintsville will no longer own any stock or have any interest in First Paintsville, nor will they receive, as a result of the Merger, any stock of Classic.

Buy/Sell Agreements

         In connection with the execution of the Merger Agreement, Classic entered into Buy/Sell Agreements with certain of the First Paintsville stockholders including, James C. Witten, Chairman of First Paintsville, Robert
L. Bayes, President of First Paintsville, and Robert W. Witten, a director of First Paintsville. Such agreements provide that such stockholders will sell and Classic will buy the First Paintsville Common Stock owned by such individuals at a purchase price of $125.00 per share subject to increase to the extent the Merger is not consummated by September 30, 1996. The Buy/Sell Agreements cover an aggregate of 61,701 of the outstanding shares of First Paintsville Common Stock. Classic's obligation to purchase shares pursuant to the Buy/Sell Agreements does not become effective unless, among other things, the Merger Agreement is terminated. As part of the approval of the Merger Agreement, stockholders of Classic are being asked to approve these Buy/Sell Agreements. See "The Merger -- Buy/Sell Agreements."

Opinion of Financial Advisor

         Classic. Classic has retained Capital Resources Group, Inc. ("CRG") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger. See "The Merger--Background of and Reasons for the Merger."

         CRG has delivered an opinion to the Classic Board that the Merger Consideration is fair to Classic from a financial point of view. A copy of the opinion of CRG is attached to this Joint Proxy Statement as Appendix II and is incorporated by reference herein. See "The Merger-- Opinion of Classic's Financial Advisor."

         First Paintsville. First Paintsville has not retained a financial advisor or investment banker. See "The Merger -- Background and Reasons for the Merger."

Effective Time and Closing Date

         The Merger shall become effective at the time and on the date specified in the certificate of merger to be filed with the Secretary of State of Delaware and the Secretary of State of the Commonwealth of Kentucky (the "Effective Time"). Such filings will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Classic's and First Paintsville's respective stockholders and the satisfaction or waiver of all other conditions to the Merger. The consummation of the Merger shall occur as soon as practicable after the conditions to Classic's and First Paintsville's respective obligations to consummate the Merger have been satisfied or waived (the "Closing Date").

Dissenters' Rights

         A stockholder of First Paintsville entitled to vote on the adoption of the Merger Agreement may dissent from the Merger and obtain payment of the fair value of his shares in accordance with Sections 271B.13-010 et seq. of the Kentucky Revised Statutes, which is set forth in Appendix III to this Joint Proxy Statement. Any stockholder of First Paintsville who desires to assert dissenters' rights must not vote his shares of First Paintsville Common Stock in favor of the proposed Merger and must deliver to First Paintsville before the vote is taken written notice of his intent to demand payment for his shares if the Merger is effectuated. If a stockholder does not initially satisfy these two requirements, he is not entitled to demand payment for the shares owned by him subsequent to the approval of the proposed Merger. See "The Merger -- Rights of Dissenting Stockholders" and Appendix III for a more complete description of dissenters' rights. A stockholder's failure to follow exactly the procedures specified will result in a loss of such stockholder's dissenters rights. See "The Merger --Rights of Dissenting Stockholders."

Interests of Certain Persons in the Merger

         Certain members of First Paintsville's management and the First Paintsville Board may be deemed to have certain interests in the Merger in addition to their interests as stockholders of First Paintsville generally. These include, among others, provisions in the Merger Agreement relating to indemnification, maintenance of director and officer liability insurance coverage and the entering into of a consulting agreement with James C. Witten, Chairman of the Board and Chief Executive Officer of First Paintsville. The First Paintsville Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger--Interests of Certain Persons in the Merger."

Conditions to the Merger

         The respective obligations of the parties to consummate the Merger are subject to the fulfillment or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, and certain other conditions customary in transactions of this nature. See "The Merger--Conditions to the Merger."

Escrow Agreement

         As required by the Merger Agreement, Classic deposited $300,000 in a interest bearing account with a third-party escrow agent. Pursuant to the terms of the escrow agreement between the escrow agent and Classic, the $300,000 will be payable to First Paintsville in the event the Merger Agreement is terminated because the Merger did not occur by March 31, 1997 and neither First Paintsville or First National Bank committed a breach of any representation, warranty or covenant applicable to them pursuant to the Merger Agreement. In the event the Merger is consummated or terminated for any other reason other than that stated above, the $300,000 plus accrued interest thereon shall be returned to Classic by the escrow agent. See "The Merger -- Escrow Agreement."

Regulatory Approvals

         The Merger is subject to the approval of the Federal Reserve Board. Classic submitted an application for approval of the Merger with the Federal Reserve Board on August 2, 1996 and anticipates obtaining the approval of the Federal Reserve Board in the third quarter of 1996. There can be no assurance as to the timing of such approvals or that the Federal Reserve Board will approve the Merger.

         It is a condition to the consummation of the Merger that the Federal Reserve Board approval be obtained on terms which do not differ from conditions customarily imposed in orders approving acquisitions of the type contemplated by the Merger Agreement and compliance with which would not materially adversely affect the reasonably anticipated benefits of the Merger to Classic. There can be no assurance that any such approval will not contain terms, conditions or requirements which cause such approval to fail to satisfy such conditions to the consummation of the Merger. See "The Merger -- Regulatory Approvals."

Waiver and Amendment; Termination

         Prior to the Effective Time, the Classic and First Paintsville Boards may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreements or conditions of the Merger Agreement.

         Subject to applicable law, the Merger Agreement may be amended by action of the Classic and First Paintsville Boards at any time before or after approval of the Merger Agreement by the stockholders of Classic and First Paintsville except that no modification shall alter or change the amount or kind of consideration to be received by the stockholders of First Paintsville after such stockholders have voted on the Merger Agreement. See "The Merger--Waiver and Amendment; Termination."

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the matters presented herein by Classic and First Paintsville stockholders, by mutual consent of the parties, or by either party if, among other things: (i) the required regulatory approvals are not obtained; (ii) the required stockholder approvals are not obtained; or (iii) the other party has materially breached any representation, warranty, covenant or agreement set forth in the Merger Agreement and has failed to, or cannot, cure in a timely manner such breach after receiving written notice of such breach. See "The Merger--Waiver and Amendment; Termination."

Conduct of Business Pending the Merger

         First Paintsville has agreed to conduct its business prior to the Effective Time in accordance with certain guidelines set forth in the Merger Agreement. See "The Merger-- Conduct of Business Pending the Merger."

Surrender of Stock Certificates

         Promptly after the Effective Time, a paying agent selected by Classic or Classic acting as its own paying agent (such paying agent or Classic acting as a paying agent shall hereinafter be referred to as "Paying Agent") will mail written transmittal material concerning the surrender of stock certificates to each record holder of shares of First Paintsville Common Stock outstanding at the Effective Time. The transmittal material will contain instructions with respect to the proper method of surrender of stock certificates formerly representing shares of First Paintsville Common Stock in exchange for the Merger Consideration. DO NOT SEND STOCK CERTIFICATES AT THIS TIME. See "The Merger -- Surrender of Stock Certificates."

Expenses

         All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses. See "The Merger -- Expenses."

Accounting Treatment

         The Merger, if completed as proposed, will be treated as a purchase in accordance with generally accepted accounting principles ("GAAP"). See "The Merger -- Accounting Treatment."

                COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

         Classic Common Stock is included for quotation in the Nasdaq Small-Cap Stock Market (symbol: CLAS ). The First Paintsville Common Stock has no established trading market.

         The following table sets forth the reported high and low sales prices of shares of Classic Common Stock, as reported in the Nasdaq Small-Cap Stock Market, and the quarterly cash dividends per share declared, for the periods indicated. The stock prices do not include retail mark-ups, mark-downs or commissions. Classic Common Stock began trading on December 29, 1995.


          FISCAL 1996                      HIGH                        LOW                   DIVIDENDS
- -------------------------------  -----------------------   -----------------------    -----------------------
Third Quarter(1)...............          $11.75                     $10.50                      N/A
Fourth Quarter.................          $11.75                     $10.50                      N/A

- --------------
(1) Reflects the period from December 29, 1995 through December 31, 1995.

         First Paintsville declared and paid dividends of $1.00 per share on April 11, 1995, July 12, 1995, October 16, 1995 and January 9, 1996. No
dividends were declared or paid by First Paintsville during the year ended December 31, 1994.

         The following table sets forth the last reported sale prices per share of Classic Common Stock and First Paintsville Common Stock on (i) April 19, 1996, the last business day preceding public announcement of the signing of the Merger Agreement; and (ii) July 31, 1996, the last practicable date prior to the mailing of this Joint Proxy Statement.


                                              Classic        First Paintsville
                                           Common Stock         Common Stock
                                           ------------      -----------------

April 19, 1996..........................      $11.00               $76.96(1)
July 31, 1996...........................      $10.81               $76.96(1)

- -------------
(1) Represents the last sale price of First Paintsville Common Stock which occurred on January 2, 1996.


         As of July 31, 1996, Classic's 1,322,500 outstanding shares of Classic Common Stock were held by approximately 270 record owners and First Paintsville's 72,375 outstanding shares of First Paintsville Common Stock were held by approximately 30 record owners.

         The timing and amount of dividends of Classic will depend upon earnings, cash requirements, Classic's financial condition and other factors deemed relevant by the Classic Board. Dividends may also be limited by certain regulatory restrictions. Classic has not paid a cash dividend since its incorporation. The Board of Directors may consider the payment of cash dividends, dependent on the results of operations and financial condition of Classic, Ashland Federal's compliance with its regulatory capital requirements, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors. Classic's ability to pay dividends is dependent on the dividend payments it receives from its subsidiary, Ashland Federal, which are subject to regulations and Ashland Federal's continued compliance with all regulatory capital requirements.

         Classic is a legal entity separate and distinct from Ashland Federal and its revenues are comprised principally of dividends from Ashland Federal. Ashland Federal's ability to pay dividends or make other capital distributions to Classic is governed by OTS regulations. Under these regulations, "capital distributions" include cash or in-kind dividends, payments by a savings association to repurchase or otherwise acquire its own shares, payments other than stock to stockholders of another institution in order to acquire that institution, and other distributions charged against capital.

         Generally, savings associations, such as Ashland Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. However, an association deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. Ashland Federal may pay dividends in accordance with this general authority.

         Savings associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Savings associations that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such distribution. The OTS may object to the distribution during that 30-day period notice based on safety and soundness concerns.

         As of March 31, 1996, Ashland Federal's capital exceeded its tangible, core and risk-based capital requirements by approximately $12.1 million, $11.2 million and $11.0 million, respectively. As of March 31, 1996, Ashland Federal would have been permitted under these regulations to make capital distributions of up to $5.6 million. Also, the Prompt Corrective Action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") bar institutions (with limited exceptions) from making capital distributions if, after making the distribution, the institution would be undercapitalized (as defined by the FDIC Act and regulations promulgated thereunder).

         Classic is also subject to Delaware law which limits dividends to an amount equal to the excess of a corporation's net assets over paid-in capital or, if there is no excess, to its net profits for the current and immediately preceding fiscal years.

             SUMMARY HISTORICAL FINANCIAL INFORMATION OF CLASSIC(1)

         The following tables set forth certain consolidated financial and other data of Classic at the dates for the periods indicated. The information is derived in part from and should be read in conjunction with Classic's consolidated financial statements and the notes thereto included elsewhere in this Joint Proxy Statement.

                                                                                 March 31,
                                                        -----------------------------------------------------------
                                                          1996        1995         1994         1993         1992
                                                        --------    --------     --------     --------     --------
                                                                              (In Thousands)
Selected Financial Condition Data:
- ----------------------------------

Total assets.........................................      $66,083      $60,911      $58,781     $54,733      $47,993
Loans receivable, net................................       43,722       35,731       33,107      34,856       36,607
Mortgage-backed securities:
 Held for investment.................................          ---        7,746        3,806       6,719        5,145
 Available for sale..................................        2,840          387          ---         ---          ---
Investment securities:
 Held for investment.................................          ---       12,900        8,726       6,666        2,216
 Available for sale..................................       11,059          ---          ---         ---          ---
Interest-earning deposits............................        6,649        3,196       12,412       3,963        3,647
Deposits.............................................       46,200       48,510       51,644      47,938       41,450
FHLB advances........................................          ---        4,800          ---         ---          ---
Stockholders' equity.................................       19,500        7,386        6,992       6,645        6,342

                                                                                 March 31,
                                                        -----------------------------------------------------------
                                                          1996        1995         1994         1993         1992
                                                        --------    --------     --------     --------     --------
                                                                              (In Thousands)
Selected Operations Data:
- -------------------------

Total interest income................................       $4,414      $3,962       $3,769       $3,985      $4,096
Total interest expense...............................        2,851       2,409        2,312        2,457       2,739
                                                           -------     -------      -------      -------     -------
   Net interest income...............................        1,563       1,553        1,457        1,528       1,357
Provision for loan losses............................          168         133           83          210         308
                                                          --------    --------     --------     --------    --------
   Net interest income after provision for loan
       losses........................................        1,395       1,420        1,374        1,318       1,049
                                                           -------     -------      -------      -------     -------
Fees and service charges.............................           41          31           21           10          62
Gain on sale of mortgage-backed securities...........           53         ---            4           53         ---
Gain (loss) on sale of investment securities.........         (17)         ---            3            4          32
Provision for losses on mortgage-backed securities...          ---         ---          ---        (337)         ---
Other noninterest income.............................           31           4            3           10           1
                                                          --------   ---------    ---------     --------   ---------
   Total noninterest income..........................          108          35           27        (260)          95
   Total noninterest expense.........................        1,178         979          824          727         766
                                                           -------    --------     --------      -------    --------
Income before income taxes...........................          325         476          577          331         378
Income tax expense...................................           32          53          135           35          99
                                                          --------    --------     --------     --------    --------
   Net income........................................      $   293     $   423      $   442      $   296     $   279
                                                           =======     =======      =======      =======     =======

(1) Classic completed its initial public offering on December 28, 1995 and purchased all of the outstanding stock of Ashland Federal. As a result, the information above represents Ashland Federal only prior to December 28, 1995.


                                                                                 March 31,
                                                        -----------------------------------------------------------
                                                          1996        1995         1994         1993         1992
                                                        --------    --------     --------     --------     --------
                                                                              (In Thousands)
Selected Financial Ratios and Other Data:
- -----------------------------------------

Performance Ratios:
  Return on assets (ratio of net income to average
      total assets)..................................             .5%         .7%          .8%          .6%         .6%
  Return on equity (ratio of net income to average
      equity)........................................            2.5         5.8          6.5          4.6         4.4
  Interest rate spread (average during period).......            1.6         2.1          2.0          2.3         2.0
  Net interest margin(1).............................            2.5         2.6          2.6          2.9         2.9
  Ratio of noninterest expense to average total
      assets.........................................            1.8         1.6          1.4          2.0         1.6
  Ratio of average interest-earning assets to
      average interest-bearing liabilities...........          119.9       112.5        112.6        113.4       115.7

Quality Ratios:
 Non-performing assets to total assets, at end of
      year(2)........................................             .9         1.4          1.8          2.9         3.9
 Allowance for loan losses to non-performing
      loans(3).......................................           48.1        38.6         30.3         24.8        19.9
 Allowance for loan losses to loans receivable,
      net............................................             .7          .9          1.0          1.0          .9

Capital Ratios:
 Equity to total assets at end of period.............           29.5        12.1         11.9         12.1        13.2
 Average equity to average assets....................           18.0        12.2         11.8         12.3        13.5

Other Data:
 Number of Bank full-service offices.................            1           1            1            1           1


(1) Net interest income divided by average interest-earning assets.
(2) Non-performing assets include non-accruing loans, accruing loans 90 days or more past due, restructured loans and real estate owned.
(3) Non-performing loans include non-accruing loans, accruing loans 90 days or more past due and restructured loans.

          SUMMARY HISTORICAL FINANCIAL INFORMATION OF FIRST PAINTSVILLE

         The following tables set forth certain consolidated financial and other data of First Paintsville at the dates and for the periods indicated. The information is derived in part from and should be read in conjunction with First Paintsville's consolidated financial statements and the notes thereto included elsewhere in this Joint Proxy Statement. In the opinion of management of First Paintsville, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations for the interim periods ended March 31, 1996 and 1995, are reflected. Results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results of operations to be expected for the remainder of the fiscal year.



                                                                              December 31,
                                                March 31,  --------------------------------------------------------
                                                  1996        1995        1994         1993       1992       1991
                                                --------    --------    --------     --------   --------   --------
                                                                           (In Thousands)
Selected Financial Condition Data:
- ----------------------------------

Total assets.................................      $59,060     $58,649     $67,672     $68,006     $64,030     $60,429
Loans receivable, net........................       27,455      26,565      23,467      25,151      25,835      22,176
Investment and mortgage-backed
 securities:
 Held for investment.........................          ---         ---      38,083      32,821      26,012      25,652
 Available for sale..........................       21,602      26,478         ---         ---         ---         ---
Deposits.....................................       51,841      51,565      60,926      61,586      57,182      54,192
Borrowings:
     Treasury tax and loan note..............          456         157         246         532         427         294
     Notes payable...........................          722         735         782         ---         ---         ---
     Debentures..............................          ---         ---          67         455         455         455
     Securities sold under repurchase
      agreements.............................          ---         ---         ---         ---         563         262
Minority interest in subsidiary..............          171         171         194         220         236         230
Stockholders' equity.........................        5,517       5,509       5,032       4,937       4,812       4,620


                                                Three Months Ended
                                                   March 31,                       Year Ended December 31,
                                              ------------------  -------------------------------------------------
                                                1996       1995      1995       1994      1993      1992      1991
                                              -------    -------   -------    -------   -------   --------  --------
                                                                         (In Thousands)
Selected Operations Data:
- -------------------------

Total interest income.......................      $1,040    $1,127     $4,545    $4,031    $3,817   $4,417    $4,976
Total interest expense......................         465       467      1,961     1,831     1,812    2,158     2,830
                                                 -------   -------     ------   -------    ------   ------    ------
   Net interest income......................         575       660      2,584     2,200     2,005    2,259     2,146
Provision for loan losses...................         ---       ---        169       ---       105      125       380
                                                --------  --------     ------ ---------   -------  -------   -------
   Net interest income after provision for
    loan losses.............................         575       660      2,415     2,200     1,900    2,134     1,766
                                                 -------   -------     ------   -------   -------  -------    ------
Fees and service charges....................          75        81        319       337       318      325       326
Gain (loss) on sale of investment securities           2       ---         31      (22)       ---      ---       ---
Other noninterest income....................           4         7         19        30        32       20        22
                                                --------  --------    -------  --------   ------- --------   -------
   Total noninterest income.................          81        88        369       345       350      345       348
   Total noninterest expense................         381       417      1,727     1,766     1,808    1,933     1,718
                                                 -------   -------     ------   -------   -------  -------    ------
Income before income taxes and minority
 interest...................................         275       331      1,057       779       442      546       396
Income tax expense..........................          93       109        353       262       147      180       127
                                                --------   -------    -------   -------   -------  -------    ------
Income before minority interest.............         182       222        704       517       295      366       269
Minority interest in net income of subsidiary          5         9         21        20        14       18        15
                                                --------  --------    -------   -------   -------  -------   -------
   Net income...............................     $   177   $   213     $  683    $  497    $  281   $  348    $  254
                                                 =======   =======     ======    ======    ======   ======    ======


                                                         Three Months Ended
                                                              March 31,             Year Ended December 31,
                                                       ------------------  ------------------------------------------
                                                         1996      1995     1995      1994    1993     1992     1991
                                                        ------    ------   ------    ------  ------   ------   ------
                                                                         (In Thousands)
Selected Financial Ratios and Other Data:
- -----------------------------------------

Performance Ratios:
  Return on assets (ratio of net income to
   average total assets)(1).........................       1.2%     1.3%      1.1%     0.7%     0.4%     0.5%     0.4%
  Return on equity (ratio of net income to average
    equity)(1)......................................      13.1     16.7      12.7     10.0      5.8      7.2      5.5
  Interest rate spread (average during period)......       4.2      4.3       4.3      3.4      2.8      3.3      3.1
  Net interest margin(1)(2).........................       4.3      4.3       4.4      3.4      3.2      3.8      3.9
  Ratio of noninterest expense to average total
    assets(1).......................................       3.3      3.2       3.5      3.0      3.1      3.5      3.8
  Ratio of average interest-earning assets to average
    interest-bearing liabilities....................     119.6    117.9     118.5    115.9    114.5    114.7    116.6
  Dividend payout ratio (ratio of dividends declared
    per share to net income per share)..............      40.8   ---         31.8  ---         55.6     44.9     61.5

Quality Ratios:
 Non-performing assets to total assets, at end of                                       .
   period...........................................       1.5      1.0       1.6        8       .9      2.1      2.6
 Allowance for loan losses to non-performing loans..      45.7     42.1      46.6     55.9     44.5     19.0     17.6
 Allowance for loan losses to loans receivable, net.       1.5      1.2       1.7      1.3      1.1      1.0      1.3

Capital Ratios:
 Equity to total assets at end of period............       9.3      8.0       9.4      7.4      7.3      7.5      7.7
 Average equity to average assets...................       9.4      7.8       8.5      7.2      7.3      7.5      8.0

Other Data:
 Number of full-service offices.....................        2        2         2        2        2        2        2

- -------------
(1) Ratios for the three-month periods have been annualized.
(2) Net interest income divided by average interest earning assets.

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table shows unaudited comparative per share data for Classic and First Paintsville Common Stock on an historical basis, and pro forma combined comparative per share data for Classic and First Paintsville giving effect to the Merger and for Classic and First Paintsville giving effect to the Merger. The Merger will be accounted for as a purchase in accordance with GAAP.



                                                                                                     Classic/
                                                                     Historical                  First Paintsville
                                                             -----------------------------       -----------------
                                                                                  First              Pro Forma
                                                             Classic           Paintsville           Combined
                                                             -------           -----------           ---------
Book value per share at:
    March 31, 1996 (1)...............................        $14.75               $76.23               $14.75

Cash dividends declared per share for the
   year ended(2):
   March 31, 1996....................................           ---                 4.00                  ---
   March 31, 1995....................................           N/A                  ---                  N/A
   March 31, 1994....................................           N/A                 1.00                  N/A

Income per share(3):
   March 31, 1996....................................            .24                 8.94                 .42
   March 31, 1995....................................            N/A                 8.58                 N/A
   March 31, 1994....................................            N/A                 3.41                 N/A


- ---------------
(1) The pro forma combined book value per common share represents the historical combined stockholders' equity of Classic and First Paintsville, including the effect of pro forma adjustments, divided by 1,322,500 shares outstanding.

(2) Classic does not currently pay dividends to its stockholders. No assurance can be made that Classic will pay dividends in the future. The amount of dividends payable, if any, will depend upon, among other things, the earnings and financial condition of Classic and its subsidiaries following completion of the Merger. See "Comparative Stock Prices and Dividend
    Information."

(3) Gives effect to the Merger as if it had occurred at the dates indicated. In calculating pro forma earnings per share, no adjustments to pro forma amounts have been made to reflect potential reductions or revenue enhancements which might result from the Merger.

         The information shown above should be read in conjunction with the historical consolidated financial statements of Classic and First Paintsville and related notes thereto, which are included elsewhere herein, and the unaudited pro forma financial data included herein. See "Summary Historical Financial Information of Classic," "Summary Historical Financial Information of First Paintsville" and "Unaudited Pro Forma Combined Financial Information" for a description of the assumptions and adjustments used in preparing the unaudited pro forma financial data. The pro forma comparative per share data has been included for comparative purposes only and does not purport to be indicative of the results of operations that actually would have been obtained if the Merger had been effected on the dates indicated or of those results that may be obtained in the future.

                                  THE MEETINGS


Classic Special Meeting

         Place, Time and Date. The Classic Special Meeting will be held at the corporate headquarters of RAM Technologies, Inc., (formerly Mayo Mansion), 1516 Bath Avenue, Ashland, Kentucky at 4:00 p.m., Ashland, Kentucky time, on September 16, 1996. This Joint Proxy Statement is being sent to holders of common stock, par value $.01 per share, of Classic Common Stock and accompanies a form of proxy (the "Classic Proxy") which is being solicited by the Classic Board of Directors (the "Classic Board") for use at the Classic Special Meeting and at any and all adjournments or postponements thereof.

         Matters to Be Considered. At the Classic Special Meeting, holders of shares of Classic Common Stock will vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, pursuant to which:
(i) First Paintsville will be merged with and into Classic and (ii) each outstanding share of First Paintsville Common Stock will be converted into the right to receive $125.00 in cash, all on and subject to the terms and conditions contained in the Merger Agreement. The purchase price paid per share is subject to increase as provided in the Merger Agreement to the extent the Merger is not consummated by September 30, 1996. See "The Merger -- Merger Consideration." In addition, in connection with the Merger, Classic is offering to purchase each share of First National Bank Common Stock held by Minority Stockholders for $114.00 per share in cash.

         In connection with the Merger Agreement, Classic also entered into Buy/Sell Agreements with certain First Paintsville stockholders. As part of the approval of the Merger Agreement, Classic stockholders are also being asked to approve the related Buy/Sell Agreements with certain First Paintsville stockholders. See "The Merger."

         Classic stockholders will also consider and vote upon such other matters as may properly be brought before the Classic Special Meeting. As of the date hereof, the Classic Board knows of no business that will be presented for consideration at the Classic Special Meeting other than the matters described in this Joint Proxy Statement.

         Classic Record Date; Vote Required. The Classic Board has fixed the close of business on July 31, 1996 (the "Classic Record Date") as the date for determining holders of Classic Common Stock who will be entitled to notice of, and to vote at the Classic Special Meeting. Only holders of record of Classic Common Stock at the close of business on the Classic Record Date will be entitled to notice of and to vote at the Classic Special Meeting. As of the Classic Record Date, there were outstanding and entitled to vote at the Classic Special Meeting 1,322,500 shares of Classic Common Stock.

         Each holder of record of shares of Classic Common Stock on the Classic Record Date will be entitled to cast one vote per share on the Merger Agreement (including the related Buy/Sell Agreements) at the Classic Special Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of one-third of the outstanding shares of Classic Common Stock entitled to vote at the Classic Special Meeting is necessary to constitute a quorum. With a quorum, or in the absence of such, the affirmative vote of the majority of shares represented at the Classic Special Meeting may authorize adjournment of the meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the Classic Special Meeting for purposes of determining the presence of a quorum.

         The affirmative vote of the holders of a majority of the outstanding shares of Classic Common Stock is required for approval of the Merger Agreement and Buy/Sell Agreements. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement and Buy/Sell Agreements.

         As of July 31, 1996, the directors and executive officers of Classic and their affiliates beneficially owned in the aggregate 123,310 shares of Classic Common Stock, or approximately 9.3% of the then outstanding shares of Classic Common Stock entitled to vote at the Classic Special Meeting. The directors and executive officers of Classic have indicated their intention to vote such shares for the Merger Agreement and Buy/Sell Agreements at the Classic Special Meeting. As of such date, neither First Paintsville and its subsidiaries, nor the directors and executive officers of First Paintsville and their affiliates, beneficially owned any outstanding shares of Classic Common Stock. As of that date, First Paintsville subsidiaries, acting as fiduciaries, custodians or agents, did not have sole or shared power over any shares of Classic Common Stock.

         Proxies. Shares of Classic Common Stock represented by properly executed proxies received prior to or at the Classic Special Meeting will, unless such proxies have been revoked, be voted at the Classic Special Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed Classic Proxy, the shares will be voted FOR the Merger Agreement and Buy/Sell Agreements.

         Any Classic Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either by delivering to the Secretary of Classic at 344 Seventeenth Street, Ashland, Kentucky 41101 on or before the taking of the vote at the Classic Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares or by attending the Classic Special Meeting and voting in person. Attendance at the Classic Special Meeting will not in itself constitute the revocation of a proxy.

         If any other matters are properly presented at the Classic Special Meeting for consideration, the persons named in the Classic Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the Classic Board knows of no such other matters.

         Classic has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be $2,750, plus expenses. In addition to solicitation by mail, directors, officers and employees of Classic, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Classic, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Classic will bear its own expenses in connection with the solicitation of proxies for the Classic Special Meeting. See "The Merger--Expenses."

         HOLDERS OF CLASSIC COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO CLASSIC IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         Voting Securities and Certain Holders Thereof. Classic stockholders of record as of the close of business on July 31, 1996 will be entitled to one vote for each share then held on all matters brought before the Classic Special Meeting. As of July 31, 1996, Classic had 1,322,500 shares of Classic Common Stock issued and outstanding. The following table sets forth, as of July 31, 1996, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the outstanding shares of Classic Common Stock and (ii) as to the shares of Classic Common Stock beneficially owned by the directors named below and (iii) all directors and executive officers as a group.

                                                                                 Number of Shares
                                                                                 of Common Stock           Percent
                                                                               Beneficially Owned            of
                       Over 5% Beneficial Owners                                at July 31, 1996            Class
- -----------------------------------------------------------------------   ------------------------------  --------
Classic Bancshares, Inc. Employee Stock Ownership Plan                               105,800(1)              8.0%
    344 Seventh Street
    Ashland, Kentucky  41101

               Directors
- ---------------------------------------
David B. Barbour                                                                      19,836                 1.5
John W. Clark                                                                         18,111                 1.4
E. B. Gevedon, Jr.                                                                    20,000                 1.5
Robert L. Goodpaster                                                                  10,000                 0.8
Robert B. Keifer, Jr.                                                                 10,000                 0.8
David A. Lang                                                                         10,000                 0.8
Robert A. Moyer, Jr.                                                                  10,000                 0.8
C. Cyrus Reynolds                                                                     10,000                 0.8
All directors and executive officers
 as a group (10 persons)                                                             123,310(2)              9.3


- ---------------
(1) The amount reported represents shares held by the Employee Stock Ownership
    Plan ("ESOP"), 5,290 of which have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, the
    trustee of the ESOP, may

                                       19




    be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, 3,595 shares allocated to the ESOP accounts of the group members, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. Excludes 112,412 options to acquire shares awarded under Classic's Stock Option and Incentive
    Plan which vest over a five-year period commencing on July 29, 1997 and 47,211 shares awarded pursuant to Classic's Recognition and Retention Plan which vest over a five-year period commencing on July 29, 1997 over which such individuals have no voting or dispositive power.


First Paintsville Special Meeting

          Place, Time and Date. The First Paintsville Special Meeting will be held at the administrative office of First National Bank located at 404 Euclid Avenue, Paintsville, Kentucky at 9:00 a.m., Paintsville, Kentucky time, on September 17, 1996. This Joint Proxy Statement is being sent to holders of First Paintsville Common Stock and accompanies a form of proxy (the "First Paintsville Proxy") which is being solicited by the First Paintsville Board for use at the First Paintsville Special Meeting and at any and all adjournments or postponements thereof.

          Matters to Be Considered. At the First Paintsville Special Meeting, holders of Common Stock of First Paintsville will vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby pursuant to which: (i) First Paintsville will be merged with and into Classic and (ii) each outstanding share of First Paintsville Common Stock will be converted into the right to receive $125.00 in cash, all on and subject to the terms and conditions contained in the Merger Agreement. The purchase price paid per share is subject to increase as provided in the Merger Agreement to the extent the Merger is not consummated by September 30, 1996. In addition, in connection with the Merger, Classic is offering to purchase each share of First National Bank Common Stock held by Minority Stockholders for $114.00 per share in cash. See "The Merger."

          Holders of Common Stock will also consider and vote upon such other matters as may properly be brought before the First Paintsville Special Meeting. As of the date hereof, the First Paintsville Board knows of no business that will be presented for consideration at the First Paintsville Special Meeting, other than the matters described in this Joint Proxy Statement.

          First Paintsville Record Date; Vote Required. The First Paintsville Board has fixed the close of business on July 31, 1996 (the "First Paintsville Record Date"), as the date for determining holders of Common Stock of First Paintsville who will be entitled to notice of, and to vote at, the First Paintsville Special Meeting. Only holders of record of Common Stock of First Paintsville at the close of business on the First Paintsville Record Date will be entitled to notice of and to vote at the First Paintsville Special Meeting. As of the First Paintsville Record Date, there were outstanding and entitled to vote at the First Paintsville Special Meeting 72,375 shares of First Paintsville Common Stock.

          Each holder of First Paintsville Common Stock is entitled to one vote per share. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of First Paintsville entitled to vote at the First Paintsville Special Meeting is necessary to constitute a quorum. With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the First Paintsville Special Meeting may authorize the adjournment of the meeting. Abstentions and broker non-votes will be treated as shares present at the First Paintsville Special Meeting for purposes of determining a quorum.

          Approval of the Merger Agreement at the First Paintsville Special Meeting will require the affirmative vote of the holders of a majority of the votes that may be cast by all holders of Common Stock of First Paintsville entitled to vote at the First Paintsville Special Meeting, voting as a single class. Abstentions and broker non-votes will have the same effect as votes against the Merger Agreement.

          As of July 31, 1996, the directors and executive officers of First Paintsville and their affiliates beneficially owned in the aggregate 54,751 shares of First Paintsville Common Stock or 75.7% of the then outstanding shares of First Paintsville Common Stock entitled to vote at the First Paintsville Special Meeting. The directors and executive officers of First Paintsville, as well as certain stockholders, have entered into voting agreements with Classic pursuant to which such individuals agreed to vote their shares for the Merger Agreement at the First Paintsville Special Meeting. Directors, officers and stockholders who entered into voting agreements held an aggregate of 63,663 shares of First Paintsville Common Stock as of July 31, 1996. On such date, the directors and executive officers of Classic and their affiliates did not beneficially own any shares of First Paintsville Common Stock.

          Proxies. Shares of Common Stock of First Paintsville represented by properly executed proxies received prior to or at the First Paintsville Special Meeting will, unless such proxies have been revoked, be voted at the First Paintsville Special Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed First Paintsville Proxy, the shares will be voted FOR the Merger Agreement.

          Any First Paintsville Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of First Paintsville at 240 Main Street, Paintsville, Kentucky 41240 on or before the taking of the vote at the First Paintsville Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Paintsville Common Stock or by attending the First Paintsville Special Meeting and voting in person. Attendance at the First Paintsville Special Meeting will not in itself constitute the revocation of a proxy.

          If any other matters are properly presented at the First Paintsville Special Meeting for consideration, the persons named in the First Paintsville Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the First Paintsville Board knows of no such other matters.

          In addition to solicitation by mail, directors, officers, and employees of First Paintsville, who will not be specifically compensated for such services, may solicit proxies from the stockholders of First Paintsville, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. First Paintsville will bear its own expenses in connection with the solicitation of proxies for the First Paintsville Special Meeting. See "The Merger--Expenses."

          HOLDERS OF FIRST PAINTSVILLE COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT
PROMPTLY TO FIRST PAINTSVILLE IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

          HOLDERS OF FIRST PAINTSVILLE COMMON STOCK SHOULD NOT
FORWARD STOCK CERTIFICATES WITH THEIR PROXY CARDS.

          Voting Securities and Certain Holders Thereof. First Paintsville stockholders of record as of the close of business on July 31, 1996 will be entitled to one vote for each share then held on all matters brought before the First Paintsville Special Meeting. As of July 31, 1996, First Paintsville had 72,375 shares of Common Stock issued and outstanding. The following table sets forth, as of July 31, 1996, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the outstanding shares of First Paintsville Common Stock and (ii) as to the shares of First Paintsville Common Stock beneficially owned by the directors named below and
(iii) all directors and executive officers of First Paintsville as a group.



                                                                            Number of Shares
                                                                             of Common Stock                   Percent
                                                                           Beneficially Owned                     of
                    Over 5% Beneficial Owners                               at July 31, 1996                    Class
                   ---------------------------                     ----------------------------------          ------
James C. Witten                                                                  50,621                         69.9%
4349 Palm Place
Ft. Myers, Florida

                  Directors
- --------------------------------------------
Robert L. Bayes, President, Chief Operations
 Officer, Trust Officer and Director                                              1,000                          1.4
J.K. Wells, Director                                                              1,050                          1.5
James C. Witten, Chairman of the Board and
 Chief Executive Officer                                                         50,621                         69.9
Robert W. Witten, Director                                                        2,080                          2.9
All directors and executive officers
 as a group (5 persons)                                                          54,751                          75.7

                                   THE MERGER

         The information in this Joint Proxy Statement concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated herein by reference. All stockholders are urged to read the Merger Agreement in its entirety.

General

         Pursuant to the Merger Agreement, First Paintsville will be merged with and into Classic SubCorp, a wholly-owned subsidiary of Classic with First Paintsville surviving. First Paintsville will then be merged into Classic with Classic being the surviving entity. Classic shall maintain First National Bank, the majority-owned subsidiary of First Paintsville, as a subsidiary of Classic after the consummation of the Merger and will assume debt of First Paintsville in the amount of $722,000. Classic intends to finance the acquisition of First Paintsville with cash and cash equivalents held by it and a $4.5 million short term bank loan. It is intended that the loan will be repayed primarily with funds received from dividends from Ashland Federal. In connection with entering into the Merger Agreement, certain of the stockholders of First Paintsville also entered into Buy/Sell Agreements with Classic which provide that such individuals will sell and Classic will buy the First Paintsville Common Stock owned by them. As soon as possible after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, Classic and First Paintsville will file a certificate of merger with the Secretary of State of Delaware and with the Secretary of State of the Commonwealth of Kentucky for the Merger. The Merger will become effective at the time the certificates of merger are filed with Delaware and Kentucky. The time at which the Merger becomes effective is referred to herein as the "Effective Time." It is presently contemplated that the Effective Time will be as soon as practical following the fulfillment or waiver of each of the conditions to the Merger.

         Upon consummation of the Merger, the stockholders of First Paintsville shall be entitled to receive the Merger Consideration in consideration for their shares of First Paintsville Common Stock held and thereupon shall cease to be stockholders of First Paintsville, and the separate existence and corporate organization of First Paintsville shall cease. Classic shall succeed to all the rights and property of First Paintsville. No changes will be made to the membership of the Board of Directors of Classic as a result of the Merger.

Merger Consideration

         At the Effective Time, each of the shares of First Paintsville Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $125.00 per share in cash, without any interest thereon subject to increase at the rate of $.83 per share for each month or portion thereof to the extent the Closing takes place after September 30, 1996 and at the rate of $.17 per share (in addition to the $0.83 referred to above) for each month after December 31, 1996. The First National Bank common stock is also owned by 31 Minority Stockholders. In connection with the Merger, Classic is offering to purchase shares of First National Bank Common Stock from the Minority Stockholders at a price of $114.00 per share. As of the First Paintsville Record Date, there were 72,375 shares of First Paintsville Common

Stock issued and outstanding and 2,433 shares of First National Bank issued and outstanding and held by Minority Stockholders for an aggregate Merger Consideration on that date of approximately $9.3 million. Immediately after the Effective Time, the Paying Agent will mail to holders of First Paintsville Common Stock a letter of transmittal and instructions for surrendering certificates evidencing their Common Stock. See "-- Surrender of Stock Certificates."

Buy/Sell Agreements

         In connection with the execution of the Merger Agreement, Classic entered into Buy/Sell Agreements with certain of the First Paintsville stockholders including Chairman of the Board James C. Witten, President Robert
L. Bayes and Director Robert W. Witten. Such agreements provide that such stockholders will sell and Classic will buy the First Paintsville Common Stock owned by such individuals at a purchase price of $125.00 per share subject to increase as described below to the extent the Merger is not consummated by September 30, 1996. The Buy/Sell Agreements cover an aggregate of 61,701 of the outstanding shares of First Paintsville Common Stock. As part of the approval of the Merger, stockholders of Classic are being asked to approve these Buy/Sell Agreements. The form of Buy/Sell Agreement is attached hereto as Exhibit A to the Merger Agreement.

         The purchase price for shares subject to the Buy/Sell Agreements is subject to increase by $0.83 per share for each month or portion thereof if the Closing takes place after September 30, 1996 and further increases by an additional $0.17 per share for each month or portion thereof if the Closing takes place after December 31, 1996. The Buy/Sell Agreements terminate if the First Paintsville Common Stock is not purchased by March 31, 1997.

         The respective obligations of Classic and the selling stockholders to consummate the sale of shares pursuant to the Buy/Sell Agreements are subject to the satisfaction of the following conditions: (i) the Buy/Sell Agreements shall have been approved by the requisite vote of Classic stockholders; (ii) all requisite regulatory approvals for the purchase of shares shall have been obtained without the imposition of any conditions which could, in the good faith opinion of Classic, adversely affect the reasonably anticipated benefits of the purchase of the First Paintsville Common Stock and all applicable waiting periods shall have expired, (iii) neither Classic nor the selling stockholders shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the purchase of the shares by Classic as contemplated by the Buy/Sell Agreements; and (iv) the Merger Agreement shall have been terminated.

         In addition, the obligation of Classic to purchase shares pursuant to the Buy/Sell Agreements is subject to the satisfaction by the selling stockholders or waiver by Classic of the following conditions: (i) the representations and warranties of the selling stockholders contained in the Buy/Sell Agreements shall be true and correct in all material respects on the date of the Buy/Sell Agreements and as of the Closing Date; (ii) the selling stockholders shall have performed in all material respects all obligations required to be performed by them under the Buy/Sell Agreements at or prior to the Closing Date; and (iii) First Paintsville shall not have experienced a Material Adverse Change.

         For purposes of the Buy/Sell Agreements, a "Material Adverse Change" means a change of 15% or more of stockholders' equity or value of First Paintsville or First National Bank computed in accordance with GAAP by adding back certain expenses, charges and similar amounts paid or accrued by First Paintsville or First National Bank.

         Finally, the obligation of the selling stockholders to sell their shares to Classic is subject to the satisfaction by Classic or waiver by the selling stockholders of the following conditions: (i) the representations and warranties of Classic contained in the Buy/Sell Agreements shall be true and correct in all material respects on the date of the Buy/Sell Agreements and as of the Closing Date; and (ii) Classic shall have performed in all material respects all obligations required to be performed by it under the Buy/Sell Agreements at or prior to the Closing Date.

Background of and Reasons for the Merger

         Background of the Merger. In December 1995, Ashland Federal converted from the mutual to stock form of organization and simultaneously reorganized into a holding company structure. The stock conversion enabled Classic to make a significant capital contribution to its principal subsidiary, Ashland Federal, which at March 31, 1996 exceeded all its regulatory capital requirements. The capital raised as part of its mutual to stock conversion was intended to be used for general corporate purposes, including expansion by acquisition and merger as opportunities arise for Classic and Ashland Federal. As part of its corporate plan, Classic sought to leverage its capital and enhance long-term shareholder value through an acquisition strategy to acquire assets and liabilities and/or institutions having the appropriate characteristics to enhance overall franchise value such as location, size and quality. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Classic -- Business Strategy."

         In January 1996, Classic and First Paintsville began discussions to determine if a possible interest existed on both parties part for a business combination. Numerous discussions and meetings between management of Classic and First Paintsville took place between January and April 1996 regarding various aspects of a potential business combination, including cash versus stock structure, the role of First Paintsville's management in the combined organization, the timing of any potential transaction and the total consideration paid to First Paintsville's shareholders. Classic specifically considered the advantages and disadvantages to its shareholders of a stock versus cash transaction, including the impact of potential dilution in a stock transaction compared to the impact on future earnings as a result of the creation of goodwill on Classic's consolidated balance sheet in a cash transaction; the importance of retaining certain of the executive officers of First Paintsville in a senior capacity in the combined organization; the anticipated cost reductions and economies of scale that would result from the business combination and their effect on future earnings; and the total consideration Classic could afford while offering a price and terms that would be attractive to First Paintsville. Classic retained CRG in January 1996 as its financial advisor, primarily to assist Classic in the evaluation and negotiation of the Merger and to render an opinion with respect to the fairness to Classic from a financial point of view, of the total consideration being offered to First Paintsville shareholders. Mr. Barbour solicited First Paintsville as a potential Merger candidate and initiated the discussions with management of First Paintsville which resulted in the Merger. Mr. Witten was the primary motivating force behind the Merger on behalf of First Paintsville.

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



Mr. Witten was also primarily responsible for the negotiation and facilitation of the Merger on behalf of First Paintsville. Due diligence commenced in February 1996 and was completed by March 1996. Negotiations regarding the definitive agreement commenced in February 1996. The Boards of Directors of Classic and First Paintsville met separately on April 22, 1996 and each board unanimously approved the Merger Agreement and related documents.

         Reasons for the Merger. The First Paintsville Board has determined that the Merger and the Merger Agreement are fair to, and in the best interests of, First Paintsville and its stockholders. In determining that the Merger and Merger Agreement are fair to, and in the best interest of, First Paintsville and its stockholders, the First Paintsville Board of Directors consulted with its senior management and considered a number of factors which are summarized below. The Merger Consideration consists of cash and therefore, the First Paintsville Board considered the adequacy of the cash consideration compared to similar transactions. In doing so, the First Paintsville Board focused primarily on the book value and earnings of First Paintsville. In doing so, the First Paintsville Board considered the prospective earnings of the combined entity, its financial condition, (including capital levels and asset quality), dividend potential, market share and management capabilities. The First Paintsville Board also analyzed the alternatives available to First Paintsville, including remaining independent, being acquired in the future, raising additional equity capital (either privately or publicly in order to sustain additional growth and earnings and thus increase franchise value), providing liquidity for its stock through the establishment of a public market, or taking advantage of Classic's ability to pay cash and the potential for success of the combined institution. Given that First Paintsville is a privately-held institution with a limited number of stockholders and no market for its stock, the First Paintsville Board was cognizant of the need to provide a method by which stockholders could realize a return on their investment. Creating a public market for the First Paintsville Common Stock, at a price which would provide a fair return on the shareholders' investment, was considered not to be a viable alternative in the foreseeable future. Consequently, the sale of First Paintsville within a reasonable period of time (which the First Paintsville Board determined to be a two to three year period) became the goal of the First Paintsville Board. The First Paintsville Board did not solicit offers for First Paintsville, but rather focused on a combination with Classic at a fair price, because of the contiguous markets that each served, the relative size of the two institutions, the strong capital position of Classic, the management ability of the combined entity, and the cost savings that could be achieved without a negative effect on First Paintsville's personnel. After reviewing and comparing the Merger Consideration with that received in transactions involving other companies with comparable earnings and book value, the First Paintsville Board determined that Classic's offer was fair and would not likely be surpassed in the event other offers were solicited.

         In analyzing the Merger, the First Paintsville Board also considered the taxability of the Merger to its shareholders. Although requested by First Paintsville, Classic did not offer to enter into a transaction which would be "tax free" to First Paintsville stockholders. The First Paintsville Board determined that the tax consequences of the Merger to its stockholders were outweighed by the benefits of the Merger Consideration.

         The First Paintsville Board has not retained an investment banker or other financial advisor to assist the Board in analyzing the Merger or its fairness to the stockholders of First Paintsville. Although "fairness opinions" are often obtained by merger participants such as First

Paintsville, the First Paintsville Board determined that it had the expertise to analyze the fairness of the Merger to First Paintsville's stockholders and further determined that the additional benefit of a "fairness opinion" from an independent investment banker or financial advisor was outweighed by its cost. In analyzing the Merger Agreement, stockholders should be aware that no independent financial consultant has reviewed or opined upon the fairness of the Merger to the stockholders of First Paintsville.

         The Classic Board has determined that the Merger and the Merger Agreement (including the related Buy/Sell Agreements) are fair to, and in the best interests of, Classic and its stockholders. In reaching this determination, the Classic Board consulted with its legal and financial advisors, as well as with senior management, and considered a number of factors, including the following: (i) information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Classic and First Paintsville, both individually and as combined; (ii) the financial advice rendered by Classic's financial advisor, and the opinion of such financial advisor described below that the Merger is fair to Classic from a financial point of view, (iii) the terms of the Merger Agreement and the other documents executed in connection with the Merger; (iv) the anticipated cost savings and efficiencies available to the combined institution from the Merger; (v) the current and prospective economic and competitive environment facing each institution and other financial institutions; and (vii) the results of the due diligence investigations conducted by senior management of Classic and Classic's independent consultants, including preliminary assessments of credit policies and asset portfolio qualities. In addition, Classic considered the impact of the Merger on its depositors, employees, customers and communities.

         The Classic Board approved the Merger with First Paintsville, in part, because it believes that the Merger provides a cost-effective means for Classic to expand into markets in close proximity to Classic's current markets. To assess the financial impact of the transaction, the Classic Board reviewed annual financial projections for Classic, assuming the acquisition of First Paintsville and no acquisition of First Paintsville. The projections indicated that the acquisition would be accretive to both earnings and book value per share in each of the five years. The projections were net of purchase accounting amortization and lost earnings on acquisition cost and assume historically-based rates of loan and deposit growth. In addition, the projections assumed annual cost savings, to commence upon the Merger, of approximately $200,000 pre-tax, of the combined entity's general and administrative expense. The cost savings are anticipated to result from the consolidation of data processing functions and administrative expense. Cost savings are also expected from a reduction of professional expenses. Certain of the assumptions utilized in the financial projections for Classic were applied by CRG to Classic's financial performance at and for the year ended March 31, 1996. This analysis indicated that for such period the acquisition of First Paintsville would be approximately $0.29 accretive to earnings per share. Classic's board also reviewed the report prepared by a consulting firm retained by Classic to assist in the performance of the due diligence review of First Paintsville.

         The First Paintsville Board approved the Merger, in substantial part because it believes the transaction provides fair value to First Paintsville's stockholders and such value may or may not be available in the future. Classic and First Paintsville believe that the Merger creates two institutions combined under one holding company structure that should be stronger than Classic or First Paintsville alone. Each of the Classic Board of Directors and the First Paintsville Board of Directors also believes that the enhanced size of the consolidated holding company and its institution will improve its ability to take advantage of future acquisition opportunities which otherwise might be unavailable to either institution alone. The Classic Board and the First Paintsville Board also believe that the Merger will provide the institutions with an improved competitive position in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities for growth and diversification that would not be available to either institution on its own. The expansion possibilities and ability to effectively blend organizational capabilities and product introduction between the two franchises and into contiguous markets is expected to increase future revenue opportunities. The Merger will also result in the reduction of Classic's tangible equity to assets from 29.5% to 13.2%, based upon March 31, 1996 data, which provides significantly improved opportunities to enhance future returns on equity.

         The Classic Board and the First Paintsville Board did not assign any specific or relative weight to the foregoing factors in their consideration.

Recommendations of the Boards of Directors

         Classic. The Classic Board has unanimously adopted and approved the Merger Agreement (including the related Buy/Sell Agreements) and the transactions contemplated thereby and has determined that the Merger (including the related Buy/Sell Agreements) is in the best interests of Classic and its stockholders. The Classic Board therefore recommends a vote FOR approval of the matters presented at the Classic Special Meeting.

         For a discussion of the factors considered by the Classic Board in reaching its decision to approve the Merger Agreement (including the related Buy/Sell Agreements), see "--Background of and Reasons for the Merger--Classic's Reasons for the Merger."

         First Paintsville. The First Paintsville Board has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, First Paintsville and its stockholders. The First Paintsville Board therefore recommends a vote FOR approval of the matters presented at the First Paintsville Special Meeting.

         For a discussion of the factors considered by the First Paintsville Board in reaching its decision to approve the Merger Agreement, see "--Background of and Reasons for the Merger--First Paintsville's Reasons for the Merger."

Opinion of Classic's Financial Advisor

         General. Classic has retained the investment banking firm of CRG to act as its financial advisor in connection with the Merger. The Classic Board selected CRG on the basis of the firm's reputation and its experience and expertise in transactions similar to the Merger and its prior work for and relationship with Classic in connection with its initial public offering of common stock. Representatives of CRG rendered an oral opinion to the Classic Board at its meeting held on April 22, 1996, at which the Classic Board approved the Merger Agreement. CRG rendered its oral opinion to the effect that, as of such date, the Merger Consideration in the Merger is fair to Classic from a financial point of view. CRG subsequently confirmed its oral opinion in writing, but addressed the Merger only as of April 22, 1996.

         No limitations were imposed by Classic on the scope of CRG's investigation or on the procedures followed by CRG in rendering its opinion. The full text of CRG's written opinion is attached as Appendix II to the Joint Proxy Statement and is incorporated herein by reference to Appendix II. Classic's stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by CRG in connection therewith.

         In rendering its opinion, CRG has made inquiries of members of Classic's and First Paintsville's management, representatives of the accounting firm of Smith, Goolsby, Artis & Reams, P.S.C. and Classic's legal counsel, the firm of Silver, Freedman and Taff, L.L.P. CRG has informed Classic that in arriving at its written opinion, CRG has, among other things, (i) reviewed the proposed terms of the Merger Agreement; (ii) reviewed First Paintsville's audited financial statements for the five fiscal years ended December 31, 1995;
(iii) reviewed Classic's audited financial statements for the five fiscal years ended March 31, 1996; (iv) reviewed Classic's Form 10-KSB and Annual Report to Stockholders for fiscal 1996; (v) reviewed certain other information, including financial and regulatory reports through March 31, 1996 and budget reports furnished to CRG by First Paintsville relating to the businesses, earnings, assets and prospects of First Paintsville, and reviewed certain other information, including financial, regulatory and budget reports furnished to CRG by Classic relating to the businesses, earnings, assets and prospects of Classic; (vi) conducted discussions with members of senior management of First Paintsville concerning the financial condition, businesses, assets, and prospects of First Paintsville and such senior management's views as to the financial performance of First Paintsville; (vii) conducted discussions with members of senior management of Classic concerning the financial condition, businesses, assets, and prospects of Classic and such senior management's views as to the future financial performance of Classic; (viii) reviewed the historical market prices and trading activity for Classic Common Stock and compared them with those of certain publicly traded companies which it deemed to be relevant; (ix) compared the respective results of operations of First Paintsville and Classic with those of certain companies which it deemed to be relevant; (x) performed such other financial and pricing analyses and investigations as deemed necessary, including a comparative financial analysis and review of the financial terms of other pending and completed acquisitions of companies considered to be generally similar to First Paintsville; (xi) examined First Paintsville's economic operating environment and the competitive environment of First Paintsville's market area; (xii) considered the pro forma effect of the Merger on Classic's capitalization ratios, earnings and book value per share; and (xiii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary.

         CRG assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for the purpose of rendering its opinion. CRG also assumed and relied upon the senior management of Classic as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) discussed with it. In that regard, CRG assumed with Classic's consent that such information, including, without limitations, projected cost savings and operating synergies resulting from the merger analysis and projections regarding underperforming and non-performing assets, net chargeoffs and the adequacy of reserves, reflect the best currently available estimates and judgments of such management as to the future financial performance of Classic and First Paintsville following the Merger.

         CRG is not an expert in the evaluation of allowances for loan losses or liabilities, including, in particular, environmental liabilities, and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Classic or First Paintsville. CRG also assumed that the level of First Paintsville's allowance for loan losses and future agreed upon allowances are adequate to cover such losses and did not, and has not, made an independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of Classic or First Paintsville or any of its subsidiaries. In rendering its opinion, CRG based its analysis on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Also the projections that CRG relied upon were based on numerous variables and assumptions which are inherently uncertain including, without limitation, factors relating to future economic and competitive conditions, the future financial condition and operating results of Classic and First Paintsville and future cost savings and operating synergies stemming from the Merger. Accordingly, actual results could vary significantly from those reflected in such projections. Finally, CRG rendered its fairness opinion without regard to the necessity for, or level of, any restrictions which may be imposed or any divestitures which may be required in the course of obtaining regulatory approvals for the Merger.

         CRG's opinion is directed only to the fairness of the Merger Consideration to Classic from a financial point of view and does not constitute a recommendation to any stockholder of Classic as to how such stockholder should vote at the Classic Special Meeting with respect to the Merger.

         Overview of Valuation Methodology. In preparing its fairness opinion, CRG has evaluated whether Classic's financial proposal for acquisition is fair from a financial point of view to Classic. The fairness of Classic's acquisition offer to First Paintsville is determined by comparing the offer to acquisition offers received by other comparable types of companies over a time-frame that reflects a similar economic environment. The comparison included an examination of key financial characteristics of the comparative acquisition companies, including balance sheet, earnings and credit risk characteristics.

         First Paintsville's key operating statistics and ratios were compared to a select group of commercial banks that have also been the subject of a proposed or completed acquisition. It is important to note that the comparative group utilized in the fairness opinion was comprised only of commercial banks, given the distinctive financial, operating and regulatory characteristics of the commercial banking industry. These commercial banks were divided into two broad categories for purposes of the analysis: (i) institutions that have recently completed an acquisition; and (ii) institutions subject to a pending acquisition. CRG reviewed relevant acquisition pricing ratios, notably offer price-to-earnings, offer price-to-book value (and price-to-tangible book value), offer price-to-deposits, and offer price-to-assets of the comparative group and compared these ratios to those of First Paintsville. The analysis included a review and comparison of the mean and median pricing ratios represented by a sample of 37 comparative group banks concentrated in the Midwestern and Southeastern United States. The comparative group institutions chosen also had below average asset sizes, similar equity ratios and similar profitability as First Paintsville. The average (and median) asset size, equity-to-assets ratio and return on assets ("ROA") of the comparative group was $82.8 million ($67.1 million), 9.6% (9.1%) and 104 basis points (108 basis points), respectively.

         Pricing Comparison. Based on a cash offer price of $125.00 by Classic for each outstanding share of First Paintsville Common Stock, there resulted the following acquisition pricing ratios for First Paintsville relative to those of the comparative group:

o First Paintsville's price/earnings multiple of 14.04x was substantially below the average (or mean) and median price/earnings multiples of the comparative group. First Paintsville's adjusted price/earnings multiple (based on the adjustment of reported net income to exclude the impact of non-recurring loan loss provisions) was 12.61x. The mean and median price/earnings multiples of the comparative group were 19.30x and 18.58x, respectively;

o First Paintsville's price/tangible book value ratio of 163.9% compared to the mean and median price/tangible book value ratios of 194.4% and 182.3%, respectively, for the comparative group;

o First Paintsville's price/deposits ratio of 18.0% compared to a mean and median price/deposits ratio of 21.0% and 21.2%, respectively, for the comparative group;

o First Paintsville's price/assets ratio of 15.8% compared to a mean and median price/assets ratio of 18.2% and 19.1%, respectively, for the comparative group.

         In analyzing the reasonableness of First Paintsville's acquisition pricing ratios relative to those of the comparative group, CRG considered the following factors:

o First Paintsville generates a similar level of reported profitability by modestly higher level of core profitability compared to that of the comparative group. First Paintsville's reported ROA of 104 basis points and adjusted ROA of 116 basis points compared to an average reported ROA of 104 basis points for the comparative group;

o First Paintsville's similar reported level of core profitability was attributable to a modestly lower net interest margin and non-interest income level, which was more then offset by a lower non-interest operating expense ratio relative to the comparative group;

o First Paintsville's modestly higher ROA but slightly lower equity ratio (First Paintsville equity ratio of 9.3% compared to an average equity ratio of 9.6% for the comparative group) translated into a higher return on equity ("ROE"). First Paintsville's ROE of 12.00% (13.4% based on adjusted net income) compared to an average and median ROE for the comparative peer group of 11.0% and 10.9%, respectively; and,

o A review of other important financial ratios, indicated that First Paintsville's non-performing asset level compared unfavorably to that of the comparative peer group.


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



         Therefore, based on the above financial comparisons, CRG believed that, on balance, First Paintsville's acquisition pricing ratios were reasonable when compared to the comparative group's acquisition pricing ratios.

         Pro Forma Analysis. CRG conducted an analysis of the pro forma effects of the Merger on Classic's key financial ratios and statistics. CRG calculated Classic's post-merger pro forma earnings per share, tangible book value per share, and return on equity, in addition to other pro forma financial ratios based on the Merger Consideration and based on (i) Classic's financial position at March 31, 1996 and projected fiscal 1997 income of Classic as provided by Classic's management; (ii) First Paintsville's adjusted net income for the twelve months ended March 31, 1996 and First Paintsville's projected net income as provided by Classic's management; and, (iii) cost savings and operating synergies anticipated as a result of the acquisition as provided by Classic's management. Such projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. CRG then compared Classic's pro forma earnings per share, pro forma tangible book value per share and pro forma return on equity, which reflected the acquisition of First Paintsville, with Classic's pre-merger tangible book value per share and pre-merger projected earnings per share and return on equity.

         Based on the anticipated financial contribution of First Paintsville and assuming certain anticipated cost savings and operating synergies resulting from the Merger, the Merger would be accretive to Classic's earnings per share, increase Classic's return on equity, but be dilutive to tangible book value per share, as follows:

o Based on First Paintsville's adjusted net income for the twelve months ended March 31, 1996, Classic's post-merger pro forma earnings per share and return on equity would increase by 42% and 42%, respectively.

o Based on First Paintsville's projected net income, Classic's post-merger pro forma earnings per share and return on equity would increase by 51% and 51%, respectively.

o The Merger would result in dilution to Classic's pro forma tangible book value per share of 18.6%.


         The results of the above described analyses confirmed that the Merger Consideration being offered by Classic is fair to Classic from a financial point of view.

         The summary of the CRG opinion set forth above provides a description of the principal elements of CRG's presentation to the Classic Board on April 22, 1996. It does not purport to be a complete description of the analyses performed by CRG. The description of a fairness opinion is not necessarily susceptible to partial analysis or summary description. CRG believes that its analyses and the summary set forth above must be considered as a whole and that selected portions of its analyses, without considering all analyses, would create an incomplete view of the procedures underlying the analyses set forth in the CRG presentation and opinion. In addition, while CRG gave the various analyses approximately similar weight it may have used them for different purposes, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

         In performing its analyses, CRG made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Classic. The analyses performed by CRG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of CRG's analysis of the fairness of the Merger Consideration to Classic from a financial point of view and were provided to the Classic Board in connection with the delivery of CRG's opinion. The analyses do not purpose to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, CRG's opinion and presentation to the Classic Board is just one of many factors taken into consideration by the Classic Board.

         CRG is a nationally recognized consulting firm with substantial experience in transactions similar to the Merger and is familiar with Classic, First Paintsville and their respective businesses. As part of its investment banking business, CRG is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisition. CRG has in the past provided financial advisory and financing services to Classic and has received fees for the rendering of such services.

         CRG will receive a fee of approximately $50,000 for investment banking services related to the Merger and related advisory work. Classic has agreed to pay CRG on an hourly rate basis for its services. CRG will also be reimbursed for its reasonable attorneys' fees and other disbursements, and will be indemnified against certain liabilities relating to or arising out of the Merger, including liabilities arising under federal and state securities laws. In the ordinary course of their securities business, CRG and its affiliates may trade the securities of Classic for their own accounts and the accounts of their customers, and, accordingly, may from time to time hold a long or short position in such securities. CRG was paid fees and commissions of $207,000 in connection with the services it performed in connection with Ashland Federal's mutual to stock conversion.

Effective Time and Closing Date

         The Merger shall become effective at the time and on the date specified in the certificate of merger to be filed with the Secretary of State of Delaware and the Secretary of State of the Commonwealth of Kentucky (the "Effective Time"). Such filings will occur only after the receipt of all requisite regulatory approvals and the approval of the Merger Agreement by the requisite vote of Classic's and First Paintsville's respective stockholders and the satisfaction or waiver of all other conditions to the Merger. The consummation of the Merger shall occur as soon as practicable after the conditions to Classic's and First Paintsville's respective obligations required to consummate the Merger have been satisfied or waived (the "Closing Date").


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



Effect of Merger

         Upon completion of the Merger, Classic will become a bank holding company. Like savings and loan holding companies and their subsidiaries, bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.

         As a bank holding company, Classic will be required to register with and will be subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board an annual report and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act.

         The Federal Reserve Board may also make examinations of a holding company and each of its subsidiaries. The Bank Holding Company Act requires each bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire substantially all of the assets of any bank, or before it may acquire ownership or control of any voting shares of any bank if, after such acquisition, it would own or control directly or indirectly, more than 5% of the voting shares of such bank.

         The Bank Holding Company Act also restricts the types of businesses and operations in which a bank holding company and its subsidiaries (other than bank subsidiaries) may engage. Generally, permissible activities are limited to banking and activities found by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto.

         The operations of a national bank such as First National Bank are subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services which may be offered. Various state consumer laws and regulations also affect the operations of national banks.

         National banks, such as First National Bank, are subject to the supervision of and are regularly examined by the Comptroller of the Currency. In addition, national banks may be members of the Federal Reserve System and their deposits are insured by the FDIC and, as such, may be subject to regulation and examination by each agency. For additional information regarding regulatory requirements applicable to national banks and bank holding companies, see "Regulation."

Rights of Dissenting Stockholders

         The following is only a general summary of the Kentucky Revised Statutes relating to dissenters' rights and should not be considered to be a comprehensive description. A copy of the Kentucky dissenters' rights statue (Kentucky Revised Statutes Sections 271B.13-010 et seq.) is appended hereto as Appendix III as a complete description of the rights and obligations of First Paintsville and of any stockholder who desires to exercise dissenters' rights. EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF

THE DISSENTERS' RIGHTS STATUTE IN ORDER FOR HOLDERS OF FIRST PAINTSVILLE COMMON STOCK TO PERFECT DISSENTERS' RIGHTS.

         A stockholder of First Paintsville entitled to vote on the ratification of the Merger Agreement may dissent from the Merger and obtain payment of the fair value of his shares in accordance with Sections 271B.13-010 et seq. of the Kentucky Revised Statutes. Any shareholder of First Paintsville who desires to assert dissenters' rights must not vote his shares of First Paintsville Common Stock in favor of the proposed Merger and must deliver to First Paintsville before the vote is taken on such matter written notice of his intent to demand payment for his shares if the Merger is effectuated. If a stockholder does not initially satisfy these two requirements, he is not entitled to demand payment for the shares owned by him subsequent to the approval of the proposed Merger.

         If the stockholder delivers the notice to First Paintsville as required above, First Paintsville shall deliver to him a written dissenters' notice no later than ten days after the date on which the vote of the proposed merger was taken: (a) stating where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (b) stating the restrictions on transfer after the payment demand is received, if any, on holders of uncertificated shares; (c) supplying a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the Merger and requiring that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date; (d) indicating a date by which First Paintsville must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice to be provided in this paragraph is delivered; and (e) providing a copy of Sections 271B.13-010 et seq of the Kentucky Revised Statutes.

         If the stockholder is sent a dissenter's notice as described in the immediately preceding paragraph, he shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice and deposit his certificates in accordance with the terms of the notice. IF THE STOCKHOLDER DOES NOT DEMAND PAYMENT OR DEPOSIT HIS SHARE CERTIFICATES WHERE REQUIRED IN ACCORDANCE WITH THE TERMS SET FORTH IN THE DISSENTER'S NOTICE, HE SHALL NOT BE ENTITLED TO PAYMENT FOR HIS SHARES UNDER SECTIONS 271B.13-010 ET SEQ OF THE KENTUCKY REVISED STATUTES.

         Upon receipt of a payment demand, First Paintsville shall pay the stockholder who has taken all of the steps enumerated above the amount First Paintsville estimates to be the fair value of his shares, plus accrued interest. The payment shall be accompanied by: (1) First Paintsville's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any; (2) a statement of First Paintsville's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; and
(4) a statement of the dissenter's right to demand payment under Kentucky Revised Statutes 271B.13-280.

         The stockholder may notify First Paintsville in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment already made to the stockholder) if: (a) the dissenter believes that the amount to be paid as set out in the preceding paragraph is less than the fair value of his shares or that the interest due is incorrectly calculated; (b) First Paintsville fails to make payment within 60 days after the date set for demanding payment; or (c) First Paintsville, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A DISSENTER WAIVES HIS RIGHT TO DEMAND PAYMENT AS DESCRIBED IN THIS PARAGRAPH UNLESS HE NOTIFIES FIRST PAINTSVILLE OF HIS DEMAND IN WRITING WITHIN 30 DAYS AFTER FIRST PAINTSVILLE MADE OR OFFERED PAYMENT FOR HIS SHARES.

         If the dissenting stockholder and First Paintsville are unable to resolve the fair market value of and interest owned upon the shares, First Paintsville shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If First Paintsville does not commence the proceeding within the 60 day period, it shall pay the dissenting shareholder the amount demanded. First Paintsville shall commence the proceeding in Johnson County, Kentucky. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The dissenter shall be entitled to the same discovery rights as parties in other civil proceedings. The dissenter shall be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by First Paintsville.

Interests of Certain Persons in the Merger

         Certain directors and executive officers of First Paintsville have certain interests in the Merger in addition to their interests as stockholders of First Paintsville generally. The First Paintsville Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Indemnification. Pursuant to the Merger Agreement, Classic shall maintain all rights of indemnification existing prior to the Effective Time in favor of employees, agents, officers and directors of First Paintsville pursuant to First Paintsville's Articles of Incorporation and Bylaws.

         Consulting Agreement. Mr. James C. Witten, who currently serves as Chairman of the Board and Chief Executive Officer of First Paintsville, will upon consummation of the Merger, enter into a four year consulting agreement with Classic. Under the terms of the agreement, Mr. Witten will provide Classic with advice and support with respect to integrating the operations and staff of First Paintsville and First National Bank, advice relating to retail deposit gathering activities in Eastern Kentucky, promote the business, reputation and community standing of Classic and its subsidiaries in Eastern Kentucky, and perform such other similar functions and duties as Classic may reasonably request. Mr. Witten will receive $30,000 a year for the services provided pursuant to the agreement. Under the terms of the agreement, Mr. Witten will not compete with Classic and Classic has the right to terminate Mr. Witten for cause.

Effect on Employees and Employee Benefit Plans of First Paintsville

         The Merger Agreement provides that each of First Paintsville and Classic shall use its reasonable efforts to coordinate the conversion or merger of any pension or other qualified employee benefits plans of First Paintsville into the qualified plans of Classic, to provide all employees of First Paintsville and its subsidiaries who become employees of Classic or its subsidiaries with those same employee benefits uniformly offered to employees of such entity, and to give all employees of First Paintsville and its subsidiaries who become employees of Classic or its subsidiaries credit for all service with First Paintsville or any of its subsidiaries prior to the Effective Time for purposes of eligibility, participation and vesting (but not benefit accruals) with respect to the qualified plans of Classic, to the extent permissible under all applicable laws and regulations.

Certain Federal Income Tax Consequences

         The receipt of cash for First Paintsville Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash (and may be a taxable transaction for state, local and foreign tax purposes as well). A holder of First Paintsville Common Stock will recognize a gain or loss measured by the difference between such stockholder's tax basis for the First Paintsville Common Stock owned by or her at the time of the Merger and the amount of cash received therefor. Such gain or loss will be a capital gain or loss if the stock is a capital assets in the hands of the stockholder.

         The cash payments due the holders of First Paintsville Common Stock upon the exchange of such First Paintsville Common Stock pursuant to the Merger (other than certain exempt persons or entities) will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the Paying Agent must withhold 31% of the cash payments to holders of First Paintsville Common Stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount so withheld. To avoid backup withholding, a holder of First Paintsville Common Stock must provide the Paying Agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number.

         No ruling has been or will be requested from the IRS as to any of the tax effects to First Paintsville's stockholders of the transactions discussed in this Joint Proxy Statement, and no opinion of counsel has been or will be rendered to First Paintsville's stockholders with respect to any of the tax effects of the Merger to stockholders.

         THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. THEREFORE, EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THOSE RELATING TO STATE, LOCAL AND/OR OTHER TAXES.

Representations and Warranties

         In the Merger Agreement each of First Paintsville and Classic has made certain customary representations and warranties relating to, among other things, the parties' respective organization, capitalization, qualification to do business and compliance with applicable law, authority relative to the Merger Agreement, the timely filing of all regulatory reports, reliability of financial statements, taxes, employee benefit plans, environmental matters, Community Reinvestment Act compliance, the truth and accuracy of information prepared and provided by them in connection with the Merger, the absence of certain legal proceedings and other events, including material adverse changes in the parties' business, financial condition and operations or properties. For detailed information on such representations and warranties, see the Merger Agreement attached hereto as Appendix I.

Conditions to the Merger

         The respective obligations of First Paintsville and Classic to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions: (i) the Merger Agreement shall have been approved by the requisite vote of the stockholders of both Classic and First Paintsville; (ii) all requisite regulatory approvals of the Merger shall have been obtained and shall remain in full force and effect without the imposition of any condition which differs from conditions customarily imposed by regulatory authorities in orders approving acquisitions of the type contemplated by the Merger Agreement and compliance with which would materially adversely affect the reasonably anticipated benefits of the Merger to Classic and all applicable waiting periods shall have expired; and (iii) none of Classic, First Paintsville or First National Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         In addition, the obligation of Classic to consummate the Merger is subject to the satisfaction by First Paintsville or waiver by Classic of the following conditions: (i) the representations and warranties of First Paintsville and First National Bank contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time; (ii) First Paintsville and First National Bank shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;
(iii) Classic shall have received an opinion from counsel to First Paintsville dated the Closing Date regarding certain legal matters; (iv) First Paintsville shall not have experienced a Material Adverse Change; and (v) prior to the consummation of the Merger, Classic shall receive audited financial statements of First Paintsville and its subsidiaries for the year ended December 31, 1995, included an unqualified opinion of First Paintsville's accountants regarding the same.

         In addition, the obligation of First Paintsville and First National Bank to consummate the Merger is subject to the satisfaction by Classic or waiver by First Paintsville of the following conditions: (i) the representations and warranties of Classic contained in the Merger Agreement shall be true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time; (ii) Classic shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

and (iii) First Paintsville shall have received an opinion from counsel to Classic dated the Closing Date regarding certain legal matters.

         For purposes of the Merger Agreement, a "Material Adverse Change" means a change of 15% or more of shareholders' equity or value of First Paintsville or First National Bank computed in accordance with GAAP by adding back certain expenses, charges and similar amounts paid or accrued by First Paintsville or First National Bank.

Escrow Agreement

         As required by the Merger Agreement, Classic deposited $300,000 in an interest bearing account with a third-party escrow agent. The form of escrow agreement is attached hereto as Exhibit C to the Merger Agreement. Pursuant to the terms of the escrow agreement between Classic and the escrow agent, the $300,000 will be payable to First Paintsville in the event the Merger Agreement is terminated because the Merger did not occur by March 31, 1997 and neither First Paintsville or First National Bank committed a breach of any representation, warranty or covenant applicable to them pursuant to the Merger Agreement. In such event all interest earned on such deposit shall be paid to Classic. Such funds in deposit with the escrow agent, plus interest accrued thereon should be payable to Classic in the event that (i) the Merger is consummated; (ii) the Merger Agreement is terminated by First Paintsville in the event of a material breach of any representation, warranty or covenant contained in the Merger Agreement by Classic, and First Paintsville and First National Bank are not in breach of the Merger Agreement or (iii) the Merger Agreement is terminated other than by First Paintsville.

Regulatory Approvals

         The Merger is subject to the approval of the Federal Reserve Board. Classic submitted an application for approval of the Merger with the Federal Reserve Board on August 2, 1996 and anticipates obtaining the approval of the Federal Reserve Board in the third quarter of 1996. There can be no assurance as to the timing of such approval or that the Federal Reserve Board will approve the Merger.

         It is a condition to the consummation of the Merger that the Federal Reserve Board approval be obtained on terms which do not differ from conditions customarily imposed in orders approving acquisitions of the type contemplated by the Merger Agreement and compliance with which would materially adversely affect the reasonably anticipated benefits of the Merger to Classic. There can be no assurance that any such approval will not contain terms, conditions or requirements which cause such approval to fail to satisfy such condition to the consummation of the Merger. See "--Conditions to the Merger."

         In addition, under federal law, a period of 30 days must expire following approval by the Federal Reserve Board within which period the United States Department of Justice (the "Department of Justice") may file objections to the Merger under the federal antitrust laws. The Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser could be made. While Classic believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such a proceeding.

Waiver and Amendment; Termination

         Prior to the Effective Time, the Boards of Directors of Classic and First Paintsville may by written action (i) extend the time for performance of any obligations or other acts required by the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and
(iii) waive compliance with any agreements or conditions contained in the Merger Agreement. Subject to applicable law, any of the provisions of the Merger Agreement may be amended or modified by action of the Boards of Directors of Classic and First Paintsville at any time before or after approval of the Merger Agreement by Classic or First Paintsville stockholders, provided that any amendment effected after approval by the stockholders of any constituent corporation may not alter the amount or kind of consideration to be received by such stockholders in exchange for their own shares or the applicable timetable or dates provided in the Merger Agreement adversely affect such stockholders.

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Classic or First Paintsville (i) by mutual consent of the Boards of Directors of Classic and First Paintsville; (ii) by Classic or First Paintsville (A) if any regulatory authority has denied approval of the Merger and such denial has become final and nonappealable; and (B) if any approval of the stockholders of First Paintsville or Classic, as the case may be, required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders; and (iii) by Classic or First Paintsville if there has been a material breach of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach is not cured within 30 business days after written notice of such breach has been provided by the non-breaching party.

Conduct of Business Pending the Merger

         First Paintsville has agreed that, prior to the Effective Time, it will, with respect to it and its subsidiaries, conduct its business in the ordinary and usual course consistent with sound business and banking practices and use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and it will not: (i) declare or pay any dividends on its capital stock, other than ordinary, normal dividends from First National Bank to First Paintsville; (ii) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or modify any employee plans or loans, or grant any salary increase, other than increases or amendments consistent with past practice or required by applicable law or contract; (iii) authorize, recommend or propose or enter into an agreement in principle with respect to, any other merger, consolidation or business combination; (iv) propose or adopt any amendments to its articles of incorporation or bylaws; (v) issue, sell, grant, confer or award any of its common stock or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization; (vi) purchase, redeem, retire, repurchase or exchange or otherwise acquire or dispose of, directly or indirectly, any of its common stock; (vii) without first obtaining the consent of Classic, (a) enter into or increase any loan or credit commitment to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment in an amount in excess of $75,000, except for single-family residential loans or credits not exceeding $150,000 that are saleable in recognized secondary markets pursuant to First National Bank's lending policies, (b) enter into, or increase in an amount in excess of $150,000, any commercial or multi-family real estate loan or credit commitment to, or invest or agree to invest in, any commercial, multi-family real estate project or entity, (c) lend to any person or entity, with respect to any loans or other extensions of credit on a "watch list" or similar internal report; (d) enter into any agreement or engage in any transaction which reasonably could be construed as materially affecting the asset/liability management or interest rate risk management position of First National Bank, or
(e) change lending, credit, investment, liability management and other material banking policies in any material respect; (viii) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of its business or assets; (ix) take any action that would materially impede the consummation of the transactions contemplated by the Merger Agreement or the ability of Classic to obtain regulatory approval; (x) other than in the ordinary course of business, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity; or (xi) take any actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties of the Merger Agreement untrue or incorrect in any material respect.

Surrender of Stock Certificates

         Promptly after the Effective Time, a paying agent selected by Classic will mail written transmittal material concerning the surrender of stock certificates to each record holder of shares of First Paintsville Common Stock outstanding at the Effective Time. The transmittal material will contain instructions with respect to the proper method of surrender of stock certificates formerly representing shares of First Paintsville Common Stock in exchange for the Merger Consideration. DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

         Upon delivery to the paying agent of certificates formerly representing shares of First Paintsville Common Stock for cancellation, together with properly completed transmittal material, each such stockholder will receive a check in payment of the Merger Consideration for the shares represented by such certificates. First Paintsville stockholders will not be entitled to receive interest on any cash to be received in the Merger.

Expenses

         All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses.

Accounting Treatment

         The Merger, if completed as proposed, will be treated as a purchase in accordance with GAAP. Accordingly, the assets and liabilities of First Paintsville will be recorded on the books of Classic at their respective fair values at the time of consummation of the Merger.


                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


         The following unaudited pro forma condensed balance sheet as of March 31, 1996 and the pro forma condensed consolidated statement of income for the year ended March 31, 1996, give effect to the acquisition of First Paintsville based on the historical consolidated financial statements of Classic and First Paintsville and their subsidiaries under the assumptions and adjustments set forth below and in the accompanying notes to the pro forma financial statements.

         The acquisition of First Paintsville will be accounted for as a purchase transaction and, therefore, is included in the pro forma condensed consolidated balance sheet as of March 31, 1996, as if the transaction had become effective on such date. The acquisition of First Paintsville is also reflected in the pro forma condensed consolidated statements of income for the year ended March 31, 1996 as if the transaction had become effective at the beginning of the period presented, giving effect to the pro forma adjustments described therein. The purchase accounting adjustments reflected in the pro forma financial statements are based on management estimates of fair value of First Paintsville assets and liabilities. Final purchase adjustments may vary due to changes in estimated value resulting from changes in market interest rates, independent appraisals and other factors impacting First Paintsville's net assets prior to consummation of the acquisition.

         The pro forma financial statements have been prepared by the managements of Classic and First Paintsville based upon their respective consolidated financial statements. These pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition of First Paintsville had been in effect on the dates indicated or which may be obtained in the future.

         CLASSIC BANCSHARES, INC. AND FIRST PAINTSVILLE BANCSHARES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                   (Unaudited)


                                                                               First              Acquisition           Pro Forma
                                                             Classic        Paintsville           Adjustments         Consolidated
                                                             -------        -----------           -----------        -------------
                                                                                     (In thousands)
ASSETS
 Cash and due from banks...............................       $ 1,532          $ 2,984           $      ---                $4,516
 Securities purchased under resell agreements..........           340              ---          a      (340)                  ---
 Certificates of deposit in other financial
   institutions........................................         4,600              ---          a    (3,850)                  750
 Investment securities available for sale..............        10,438           21,602                  ---                32,040
 Mortgage-backed securities available for
   sale................................................         2,840              ---                  ---                 2,840
 Investment in subsidiary..............................           ---              ---          a     9,324                   ---
                                                                                                c    (9,324)
 Federal funds sold....................................           635            4,725          a      (635)                4,725

 Loans receivable, net.................................        43,722           27,455          b      (206)               70,971
 Foreclosed real estate................................             5              321                  ---                   326
 Accrued interest receivable...........................           332              444                  ---                   776
 FHLB stock............................................           621              219                  ---                   840
 Office properties and equipment, net..................           724              784          b       325                 1,833
 Goodwill..............................................                                         b     3,622                 3,622
 Deferred income taxes.................................            26                5                  ---                    31
 Other assets..........................................           268              521                  ---                   789
                                                              -------          -------              -------              --------
     TOTAL ASSETS......................................       $66,083          $59,060              $(1,084)             $124,059
                                                              =======          =======              =======              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits..............................................       $46,201          $51,841          b   $  (104)            $  98,146
 Accrued interest on deposits..........................           140              155                                        295
 Accounts payable and accrued expenses.................           242              198                                        440
 Borrowings............................................           ---            1,178          a     4,500                 5,678
                                                              -------          -------              -------              --------
     Total liabilities.................................        46,583           53,372                4,604               104,559
                                                              -------          -------              -------              --------

Minority interest in subsidiary........................           ---              171          c      (171)                  ---
                                                              -------          -------              -------              --------

Stockholders' equity
 Common stock..........................................            13            1,446          c    (1,446)                   13
 Additional paid-in capital............................        12,711              ---                  ---                12,711
 Retained earnings.....................................         7,708            4,162          c    (4,162)                7,708
 Net unrealized gain on securities available for
  sale.................................................            86              (91)         c        91                    86
 Minimum pension liability adjustment..................           (13)             ---                  ---                   (13)
 Unearned ESOP shares..................................        (1,005)             ---                  ---                (1,005)
                                                              -------          -------              -------              --------
     Total stockholders' equity........................        19,500            5,517               (5,517)               19,500
                                                              -------          -------              -------              --------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY.............................       $66,083          $59,060              $(1,084)             $124,059
                                                              =======          =======              ========             ========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

         CLASSIC BANCSHARES, INC. AND FIRST PAINTSVILLE BANCSHARES, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED MARCH 31, 1996
                                   (Unaudited)



                                                                               First             Acquisition           Pro Forma
                                                              Classic       Paintsville          Adjustments          Consolidated
                                                              -------       -----------          -----------          ------------
                                                                                     (In thousands)
Interest income:
 Loans.................................................        $2,895           $2,614             d$   29                 $5,538
 Investment securities.................................           763            1,756                 ---                  2,519
 Mortgage-backed securities............................           438              ---                 ---                    438
 Other interest and dividend income....................           318               89             e  (123)                   284
                                                             --------         --------              ------                -------
     Total interest income.............................         4,414            4,459                 (94)                 8,779
                                                             --------         --------              ------                -------

Interest expense:
   Interest on deposits................................         2,603            1,862             f   (52)                 4,413
   Other interest expense..............................           248               98             k   183                    529
                                                             --------         --------              ------                -------
      Total interest expense...........................         2,851            1,960                 131                  4,942
                                                             --------         --------              ------                -------

Net interest income....................................         1,563            2,499                (225)                 3,837
Provision for loan losses..............................           168              169                 ---                    337
                                                             --------         --------              ------                -------

Net interest income after provision for
 loan losses...........................................         1,395            2,330                (225)                 3,500

Non-interest income....................................           108              362                 ---                    470

Non-interest expense...................................         1,178            1,691             g    16                  3,126
                                                             --------         --------                                    -------
                                                                                                   h   241
                                                                                                    ------

Income before tax and minority interest................           325            1,001                (482)                   844
 Income tax expense....................................            32              337             i   (82)                   287
                                                             --------         --------              ------                -------

Income before minority interest........................           293              664                (400)                   557

Minority interest in net income of subsidiary..........           ---               17             j   (17)                   ---
                                                             --------         --------              ------                -------

Net income.............................................      $    293          $   647               $(383)                $  557
                                                             ========          =======               =====                 ======


  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


General:

         The pro forma financial statements reflect the merger of First Paintsville into Classic assuming the use of the purchase method of accounting. The purchase price is calculated as follows:



                                                  FIRST              FIRST
                                                PAINTSVILLE         NATIONAL
                                                 BANCSHARES           BANK
         Cash paid
           Shares  to be required                    72,375            2,433
           Price per share                       $      125         $    114
                                                 ----------         --------
                  Total cash payment             $9,046,875         $277,362
                                                 ==========         ========


a) To record the acquisition of First Paintsville and First National Bank Common Stock and the liquidation of securities purchased under resell agreements, certificates of deposit in other financial institutions, and $4,500,000 of short-term borrowings to raise funds to purchase First Paintsville and First National Bank shares.

b) To allocate the excess of purchase price over net book value of assets and liabilities acquired. The market adjustments for loans, deposits, and borrowings have been estimated based on current market rates at March 31, 1996. Current market value of fixed assets is based on managements' estimates at March 31, 1996. Final market value adjustments will be made upon consummation of the Merger and based upon data available at that time. The following table sets forth the estimated purchase adjustments as of March 31, 1996:

           Loans receivable (all market related adjustments)            $ (206)

           Premises and equipment                                          325

           Deposits                                                        104

           Goodwill                                                      3,622

c)       To eliminate investment in First Paintsville.

d) Amortization of loan market value using the straight-line method over the expected average remaining life of seven years.

e) To raise funds for this purchase Classic intends to liquidate securities purchased under resell agreements and certificates of deposit in other financial institutions. The impact of liquidating these assets is reflected as an adjustment to interest income.

f) To record the amortization of the deposit market adjustment using the straight-line method over the expected average remaining life of two years.

g) Amortization of premises market value adjustment over 20 years straight-line.

h)       Amortization of goodwill over 15 years straight-line.

i) The tax rate assumed for the pro forma adjustments is 34% exclusive of the adjustment for goodwill.

j)       To record effect of acquiring minority interest of First National Bank.

k)       To record interest on short-term borrowings for 180 days at 8.25%.

             SUPPLEMENTAL HISTORICAL REGULATORY CAPITAL INFORMATION

         Savings associations are subject to capital requirements that are no less stringent than the requirements applicable to national banks. The OTS capital regulations require institutions to maintain intangible capital equal to 1.5% of adjusted total assets, core capital equal to 3% of adjusted total assets, and total (or risk-based) capital equal to 8% of risk-weighted assets. Under the risk-based capital requirement, on-balance sheet assets and off-balance sheet items (that have been converted to credit-equivalent amounts) are assigned a risk weight based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States Government or that pose no risk to the institution to 100% for assets such as delinquent or repossessed assets. See "Regulation -- Regulatory Capital Requirements of Federal Savings Associations."

         National banks are subject to two capital standards, a leverage requirement and a risk-based capital requirement. The leverage ratio requires a minimum ratio of "Tier 1 capital" to adjusted total assets of 3% for national banks rated composite 1 under the CAMEL rating system for banks, which includes First National Bank. The risk-based capital requirement requires national banks to maintain "total capital" equal to at least 8% of total risk-weighted assets. See "Regulation -- Regulatory Capital Requirements of National Banks."

         The following table sets forth the historical tangible, core and risk-based capital information for Ashland Federal and the historical leverage and risk-based capital information for First National Bank, as of March 31, 1996, under the regulations discussed above. The information set forth below should be read in conjunction with and is qualified in its entirety by (i) the historical consolidated financial information, including the accompanying notes, of Classic, which are contained elsewhere herein, and (ii) the historical consolidated financial information, including the accompanying notes, of First Paintsville which are contained elsewhere herein.

                                                                                             FIRST
                                                ASHLAND                                     NATIONAL
                                                FEDERAL                REGULATORY            BANK AS          REGULATORY
                                               AS REPORTED            REQUIREMENTS          REPORTED         REQUIREMENTS
                                               -----------            ------------          ---------        ------------

Capital Amounts
Tangible capital(1)                              $13,023                 $  908                 N/A                N/A
Core/leverage capital                             13,023                  1,816              $6,428             $1,753
Risk-based capital                                13,225                  2,227               6,787              2,290

Capital Ratios                                      21.5%                  1.50%                N/A                N/A
Tangible capital(1)
Core/leverage capital                               21.5                   3.00               11.00%             3.00%
Risk-based capital                                  47.5                   8.00               23.70              8.00


- -------------
(1) Defined as common shareholders' equity less intangible assets and all other deductions.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF CLASSIC

Introduction

         Classic is a Delaware corporation. Since Classic only recently began operations, certain of the financial information presented herein prior to December 28, 1995 relates primarily to Ashland Federal, a wholly owned subsidiary and predecessor of Classic. All references to Classic at or before December 28, 1995 refer to Ashland Federal and its subsidiary on a consolidated basis.

         Ashland Federal is a federally chartered stock savings bank headquartered in Ashland, Kentucky. Ashland Federal currently serves the financial needs of communities in its market area through its office located at 344 Seventeenth Street, Ashland, Kentucky 41101. Its deposits are insured up to applicable limits by the FDIC. Ashland Federal's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one- to four-family residential mortgage and, to a much lesser extent, commercial real estate, multi-family, consumer and construction loans primarily in its market area. Ashland Federal also invests in mortgage-backed and related securities, investment securities and other permissible investments.

         Classic's primary market area includes the Kentucky Counties of Boyd and Greenup. The economic base in these counties is primarily industrial in nature and relies heavily upon a small number of large employers. Downsizing by these employers has contributed to the decline in the population and economic difficulties experienced in these counties in recent years. Per capita income for both counties remains below the national average. In addition, the unemployment rate, while declining, continues to exceed the unemployment rate for Kentucky.

         Classic's revenues are derived principally from interest earned on loans and, to a lesser extent, from interest earned on investments and mortgage-backed and related securities. The operations of Classic are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the OTS and the FDIC. Classic's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financings may be offered.

         Classic's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans receivable, net and investments and the average rate paid on deposits, as well as the relative amounts of such assets and liabilities. Classic is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

         In recent years, Classic maintained short- and intermediate-term investments substantially above the levels required by the OTS regulations due to a lack of lending opportunities in Ashland Federal's primary market area. As a result, Classic's loan originations remained low as compared to peer institutions. The level of Classic's loan originations during this period was adversely affected by Classic's limited product line and marketing efforts, as well as economic conditions in Classic's market area.

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of Classic.

The information contained in this section should be read in conjunction with the financial statements and accompanying notes thereto contained elsewhere herein.

Forward-Looking Statements

         When used herein and in future filings by Classic with the Securities and Exchange Commission (the "SEC"), in Classic's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in Classic's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Classic's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Classic wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Classic wishes to advise readers that the factors listed above could affect Classic's financial performance and could cause Classic's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

         Classic does not undertake--and specifically declines any obligation--to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Business Strategy

         During fiscal 1996, the Board of Directors formulated and began to implement a new "community bank" oriented strategy designed to provide planned and profitable growth, sustained profitability and maintain the safety and soundness of Ashland Federal. The principal elements of this strategy include
(i) the attraction of lower cost deposits, through the offering of transaction accounts (ii) increasing the amount and type of consumer loan products offered,
(iii) expanding Ashland Federal's commercial real estate and commercial business lending operations, (iv) enhancing traditional and non-traditional branch locations, including the acquisition of other financial institutions to the extent opportunities arise, (v) improving operating efficiencies through the utilization of technology and low cost delivery systems, (vi) continuous review of loan underwriting standards, asset quality and maintenance of a capital position that exceeds regulatory guidelines.

         There are a number of risks related to this business strategy. First, commercial real estate and consumer loans are generally considered to carry a higher level of credit risk than residential loans. Ashland Federal's new senior officers plan to address such risks through prudent loan underwriting standards and their experience in underwriting such loans. However, there can be no assurance that increased provisions to Ashland Federal's loan loss allowance will not be required. A second result of this business strategy has been a decline in liquidity, although based on the availability of borrowings from the FHLB of Cincinnati and other sources, the Board does not believe that Ashland Federal will have any difficulties in meeting its liquidity needs. A third result of this business strategy has been that an increase in the variety and volume of Ashland Federal's financial products has required an increase in overhead expense, in the form of both start-up costs and maintenance and administration. Finally, although most of the elements of the new business strategy have been utilized by new management in their positions with previous employers, for the most part, the new operating strategy represents a significant departure from Ashland Federal's previous strategy and from the modes of operation with which many of Ashland Federal's employees are most familiar. There can be no assurance that Ashland Federal's new operating strategy will be successful.

         Although Ashland Federal's prior use of brokered deposits and adjusted rate mortgage ("ARM") loans tied to indices, including the National Monthly Median Cost of Funds Index and the National Average Interest Contract Rate on the Purchase of Previously Occupied Homes for all major types of lenders (collectively, the "Cost of Funds Indices") will continue to negatively impact Ashland Federal's interest rate spread for some time in the future, it is anticipated that the investment of the proceeds from Ashland Federal's conversion to stock form (the "Conversion") into higher yielding and more interest rate sensitive consumer and commercial real estate loans will have a positive impact on Ashland Federal's interest rate spread which could result in an increase in net interest income. Any increase in net increase income will be partially offset by the increased operating expenses associated with operations as a public company and the implementation of the new stock-based and supplemental retirement plans to be implemented by Classic and Ashland Federal.

Financial Condition

         March 31, 1996 compared to March 31, 1995. Total assets increased $5.2 million, or 8.5%, from $60.9 million at March 31, 1995 to $66.1 million at March 31, 1996. Loans increased $8.0 million, or 22.4%, from $35.7 million at March 31, 1995 to $43.7 at March 31, 1996 as a result of increased marketing efforts and Ashland Federal's new strategy to increase originations of commercial real estate, consumer and commercial business loans. Certificates of deposit with other financial institutions increased $3.5 million from $1.1 million at March 31, 1995 to $4.6 million at March 31, 1996 as a result of the investment of remaining proceeds from the sale of common stock. Investment securities decreased $1.8 million from $11.1 million at March 31, 1995 to $10.4 million at March 31, 1996 as a result of sales and redemptions of securities prior to maturity. The proceeds were used to fund the increase in loan demand.

         Mortgage-backed securities decreased $5.3 million, or 65.4%, from $8.1 million at March 31, 1995 to $2.8 million at March 31, 1996 primarily due to the sale of $4.8 million of floating rate mortgage derivative securities which were funded by a floating rate advance from the FHLB. Deposits decreased $2.3 million, or 4.7%, from $48.5 million at March 31, 1995 to $46.2 million at March 31, 1996. This decrease was attributable to transfers of $1.3 million in deposits for the purpose of stock subscriptions and a decrease in brokered deposits. Brokered deposits decreased $4.8 million, from $6.9 million at March 31, 1995 to $2.1 million at March 31, 1996 as a result of management's efforts to reduce reliance on such deposits. These deposit outflows were partially offset by new deposits received in the normal course of business.

         The increase in loans and decrease in deposits were funded with a decrease in investment securities of $1.8 million, net proceeds from the sale of common stock of $11.7 million, and borrowings of $3.2 million from the FHLB. The $3.2 million of FHLB borrowings received during the twelve months ended March 31, 1996 were repaid with conversion proceeds. During the fiscal year, Classic also repaid $4.8 million of FHLB advances with funds received from the sale of mortgage derivative securities.

         The allowance for loan losses decreased $26,000, or 8.3%, from $312,000 at March 31, 1995 to $286,000 at March 31, 1996. The level of the allowance at March 31, 1996 reflects the reduction in non-performing assets from $857,000 at March 31, 1995 to $600,000 at March 31, 1996.

         Stockholders' equity increased $12.1 million to $19.5 million at March 31, 1996 from $7.4 million at March 31, 1995. The increase in stockholders' equity was primarily due to net proceeds from Classic's initial public offering.

         March 31, 1995 compared to March 31, 1994. Total assets increased $2.1 million, or 3.6%, from $58.8 million at March 31, 1994 to $60.9 million at March 31, 1995. Loans increased $2.6 million, or 7.9%, from $33.1 million at March 31, 1994 to $35.7 million at March 31, 1995, due to increased ARM demand and competitive pricing. Investment securities to be held to maturity increased $4.1 million, or 50.6%, from $8.2 million at March 31, 1994, to $12.3 million at March 31, 1995 due to management's decision to invest cash equivalents in higher yielding assets.

         Mortgage-backed securities increased $4.3 million, or 113.7%, from $3.8 million at March 31, 1994 to $8.1 million at March 31, 1995 as prior management purchased $4.8 million of floating rate mortgage derivative securities which were funded by a floating rate FHLB advance which floats in accordance with the same index. Deposits decreased $3.1 million, or 6.5%, from $51.6 million at March 31, 1994 to $48.5 million at March 31, 1995 due to the conservative pricing of retail deposits. Brokered deposits increased from $6.5 million at March 31, 1994 to $6.9 million at March 31, 1995 as brokered deposits were utilized to fund operations in light of an outflow of savings deposits. The increase in loans, investment securities and mortgage-backed securities and the decrease in deposits were funded with a $4.8 million FHLB advance and with cash and cash equivalents which decreased $8.0 million, or 78.8%, from $10.2 million at March 31, 1994 to $2.2 million at March 31, 1995, and with the proceeds from maturing certificates of deposit with other financial institutions which decreased $1.3 million, or 54.5%, from $2.4 million at March 31, 1994 to $1.1 million at March 31, 1995.

         The allowance for loan losses decreased $6,000, or 1.9%, from $318,000 at March 31, 1994 to $312,000 at March 31, 1995. The level of the allowance at March 31, 1995 reflects the reduction in non-performing assets from $1.1 million at March 31, 1994 to $857,000 at March 31, 1995.

Results of Operations

         Classic's results of operations depend primarily upon the level of net interest income, which is the difference between the interest income earned on its interest-earning assets such as loans and investments, and the costs of Classic's interest-bearing liabilities, primarily deposits and borrowings. Results of operations are also dependent upon the level of Classic's noninterest income, including fee income and service charges, and affected by the level of its noninterest expenses, including its general and administrative expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

         Comparison of Operating Results for the Years Ended March 31, 1996
          and March 31, 1995

         Net Income. Net income decreased by $130,000, or 30.7%, from $423,000 at March 31, 1995 to $293,000 for the year ended March 31, 1996. The decrease was due to increases in noninterest expense of $199,000 and in the provision for loan losses of $35,000, which were partially offset by increases in net interest income of $10,000 and noninterest income of $74,000 and a decrease in income taxes of $21,000.

         Net Interest Income. Net interest income increased $10,000, or 0.6%, to approximately $1.6 million at March 31, 1996 due to an increase in interest income which more than offset the increase in interest expense. Interest income increased $452,000 due to the transfer of funds from lower yielding investments to higher yielding loans. The average balance of interest-earning assets increased from $59.4 million for fiscal 1995 to $62.3 million for fiscal 1996. The increase in the average balance of interest-earning assets was due primarily to an increase in loans as described above. The average balance of loans increased $5.1 million from fiscal 1995 to fiscal 1996 due to increased marketing efforts and the new strategy of originating commercial real estate, consumer and commercial business loans. The average yield on interest-earning assets increased from 6.7% for the year ended March 31, 1995 to 7.1% for the year ended March 31, 1996 due to an increase in higher yielding loans and investments.

         Interest expense increased $500,000 from $2.4 million in fiscal 1995 to $2.9 million in fiscal 1996 due to an increase in the average rate paid on deposits and FHLB advances. While the average balance of FHLB advances increased only slightly, from $3.6 million at March 31, 1995 to $3.7 million at March 31, 1996, the average rate paid on FHLB advances increased from 4.9% for fiscal 1995 to 6.8% for fiscal 1996 due to higher rates charged by the FHLB on these advances. Interest on deposits increased $400,000 as a result of an increase in the average rate paid on deposits. The average balance of deposits actually decreased from $49.2 million at March 31, 1995 to $48.2 million at March 31, 1996. However, the average yield on deposits increased from 4.5% for the year ended March 31, 1995 to 5.3% for the year ended March 31, 1996. The increase in rates paid on deposits was the result of management's decision to price deposits more competitively with the market in order to attract new deposits to fund loan demand.

         Provision for Loan Losses. The provision for loan losses increased by $35,000 from $133,000 for fiscal 1995 to $168,000 for fiscal 1996 based on management's overall assessment of the loan portfolio. The increase was due to an increase in foreclosed assets that were sold during the year. Management maintains the allowance for loan losses based on the analysis of various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing and projected economic conditions. Although Classic maintains its allowance for loan loses at a level it considers adequate to provide for losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional substantial provisions for loan losses will not be required in future periods. At March 31, 1996, the allowance for loan losses totaled $286,000, or 0.7%, of total loans and 48.1% of non-performing loans. The ratio of the allowance for loan losses to non-performing assets increased March 31, 1996 from the level of March 31, 1995. Non-performing assets decreased from $857,000 at March 31, 1995 to $600,000 at March 31, 1996 while the allowance decreased $26,000 resulting in an increase in the ratio of the allowance for loan losses to non-performing assets as compared to fiscal 1995.

         Management believes that the historical level of the allowance reflects Classic's primary emphasis on one- to four-family lending. In addition, Ashland Federal's non-performing assets as a percentage of total assets have declined in recent years. The allowance for loan losses is subject to management's ongoing review and may fluctuate based upon management's analysis of the composition and quality of the loan portfolio. In this regard, there can be no assurance that Classic's allowance for loan losses will not increase in the future as the proportion of Classic's portfolio comprised of consumer and commercial real estate loan increases as a result of the implementation of Ashland Federal's new business strategy.

         Noninterest Income. Noninterest income increased approximately $74,000 from $34,000 for fiscal 1995 to $108,000 for fiscal 1996, due to increases of $10,000 in late charges and other fees on loans, $36,000 in net gains on sale of mortgage-backed and investment securities and $27,000 in other income.

         Noninterest Expense. Noninterest expense increased approximately $200,000, or 20.4%, from approximately $979,000 for the year ended March 31, 1995 to approximately $1.2 million for the year ended March 31, 1996. Compensation and benefits expenses increased $66,000 from $359,000 for the year ended March 31, 1995 to $425,000 for the year ended March 31, 1996 due to the net increase in the number of employees, the establishment of a supplemental executive retirement plan and the establishment of an employee stock ownership plan.

         Other general and administrative expenses increased approximately $174,000, or 43.9%, from $396,000 for 1995 to $570,000 for 1996. Data processing expense increased $12,000, audit and examination expense increased $28,000, consulting fees increased $15,000 due to the implementation of checking accounts and other new products, office supplies increased $7,000 due to a name change which required the purchase of all new paper and other supplies, directors' fees and retirement increased $12,000, charitable contributions increased $16,000, collection and repossession expense increased $20,000 due to increased collection efforts, and other general and administrative expenses increased $64,000 due to higher operating costs and increased costs relative to operations as a public company.

         These increases were partially offset by decreases in occupancy and equipment expenses of approximately $8,000, or 7.8%, deposit insurance premiums of approximately $7,000, or 5.9%, due to an additional assessment of $5,000 that was paid in fiscal 1995 and a decrease in deposits and an increase in gains on foreclosed real estate of $25,000. Losses on foreclosed real estate were $1,000 for the year ended March 31, 1995 while gains on foreclosed real estate for the year ended March 31, 1996 were $24,000 resulting in an increase of $25,000.

         The deposits of savings associations such as Ashland Federal are presently insured by the SAIF, which, along with the BIF, is one of the two insurance funds administered by the FDIC. Financial institutions which are members of the BIF are experiencing substantially lower deposit insurance premiums because the BIF has achieved its required level of reserves while the SAIF has not yet achieved its required reserves. A recapitalization plan for the SAIF under consideration by Congress reportedly provides for a special assessment of 0.80% to 0.90% of deposits to be imposed on all SAIF-insured institutions to enable the SAIF to achieve its required level of reserves. If the proposed assessment of 0.90% was effected based on deposits as of March 31, 1995 (as proposed), Ashland Federal's special assessment would amount to approximately $261,000, after taxes. Accordingly, this special assessment would significantly increase non-interest expense and adversely affect Classic's results of operations. Conversely, depending upon Ashland Federal's capital level and supervisory rating, and assuming the insurance premium levels for BIF and SAIF members are again equalized, future deposit insurance premiums are expected to decrease significantly, to as low as $2,000 per year from the 0.23% of deposits currently paid by Ashland Federal, which would significantly reduce non-interest expense for future periods if enacted as proposed. No prediction can be made as to whether or in what form this proposed legislation will be adopted.

         Income Tax Expense. Income tax expense decreased $21,000 due to lower income before income taxes of $151,000.

         Comparison of the Years Ended March 31, 1995 and March 31, 1994

         Net Income. Net income decreased by $19,000, or 4.3%, from $442,000 for the year ended March 31, 1994 to $423,000 for the year ended March 31, 1995. The decrease was due to increases in noninterest expense of $155,000 and in the provision for loan losses of $49,000, which were offset by increases in net interest income of $96,000 and noninterest income of $8,000 and a decrease in income taxes of $82,000.

         Net Interest Income. Net interest income increased $96,000, or 6.6%, from $1.5 million for the year ended March 31, 1994 to $1.6 million for the year ended March 31, 1995 due to an increase in interest income which more than offset the increase in interest expense. Interest income increased $193,000 primarily due to an increase in the average balance of interest-earning assets which increased from $56.9 million for fiscal 1994 to $59.4 million for fiscal 1995. The increase in the average balance of interest-earning assets was due primarily to an increase in mortgage-backed and investment securities as a result of an increase in mortgage-backed securities funded by FHLB advances, as described above. The average yield on interest-earning assets increased slightly from 6.6% for the year ended March 31, 1994 to 6.7% for the year ended March 31, 1995.

         Interest expense increased $100,000 from $2.3 million in fiscal 1994 to $2.4 million in fiscal 1995 due to an increase in the average balance of FHLB advances which have more than offset the decline in the average balance of deposits during the same period. The average balance of FHLB advances increased from $0 for 1994 to $3.6 million for fiscal 1995 as management utilized floating rate advances to purchase floating rate mortgage-backed securities. The average rate paid on FHLB advances was 4.9% for fiscal 1995. Interest on deposits decreased $81,000 primarily as a result of a decrease in average balance of deposits of $1.3 million from $50.5 million in fiscal 1994 to $49.2 million in fiscal 1995 due to competition and conservative pricing. The average yield on deposits decreased from 4.6% for the year ended March 31, 1994 to 4.5% for the year ended March 31, 1995.

         Provision for Loan Losses. The provision for loan losses increased by $49,000 from $84,000 for fiscal 1994 to $133,000 for fiscal 1995 based upon management's overall assessment of the loan portfolio. At March 31, 1995, the allowance for loan losses totaled $312,000, or 0.9% of total loans and 38.6% of non-performing loans. The ratio of the allowance for loan losses to non-performing assets increased March 31, 1995 from the level of March 31, 1994. Non-performing assets decreased from $1.1 million at March 31, 1994 to $857,000 at March 31, 1995 while the allowance was virtually unchanged resulting in an increase in the ratio of the allowance for loan losses to non-performing assets as compared to fiscal 1994.

         Noninterest Income. Noninterest income increased approximately $8,000 from $26,000 in fiscal 1994 to $34,000 in fiscal 1995, due to increases of $8,000 in late charges and other fees on loans, $2,000 in insurance service fees and $1,000 in other income partially offset by a decrease in gain on sale of investment securities of approximately $3,000.

         Noninterest Expense. Noninterest expense increased approximately $155,000, or 18.8%, from approximately $824,000 for fiscal 1994 to approximately $979,000 for fiscal 1995. Compensation and benefits increased from $317,000 for fiscal 1994 to $359,000 for fiscal 1995 due to management restructuring expense as well as normal increases in salaries, retirement plan and health insurance expense.

         Occupancy and equipment expense increased by approximately $29,000, or 39.2%, from $74,000 for fiscal 1994 to $103,000 for fiscal 1995, as a result of an increase in depreciation expense of $13,000 and an increase in building maintenance and repairs of $14,000. Deposit insurance premiums increased by approximately $19,000, or 19.2%, from $99,000 for 1994 to $118,000 for 1995, as a result of the application of the remaining credit from the former Federal Savings and Loan Insurance Corporation secondary reserve of $10,000 in 1994 and the payment in fiscal 1995 of an additional assessment of $5,000.

         Other general and administrative expenses and losses on foreclosed real estate increased by $65,000, or 19.5%, from $334,000 for 1994 to $399,000 for
1995. Audit and examination expense increased $10,000, data processing expense increased $8,000 and other general and administrative expenses increased $47,000 due to higher operating costs.

         Income Tax Expense. Income tax expense decreased $82,000 due to lower income before income taxes and an increase in tax exempt income related to Classic's investments in tax exempt bonds.

Analysis of Net Interest Income

         Net interest income represents the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities. Net interest income depends on the volumes of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

         The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances.

                                                                        Year Ended March 31,
                             ------------------------------------------------------------------------------------------------------
                                             1996                              1995                               1994
                             --------------------------------  --------------------------------  ----------------------------------
                               Average     Interest              Average      Interest             Average      Interest
                             Outstanding    Earned/    Yield/  Outstanding    Earned/   Yield/    Outstanding    Earned/     Yield/
                               Balance       Paid       Rate     Balance       Paid      Rate       Balance       Paid        Rate
                             -----------   -------     ------  -----------    --------  ------     ----------    --------    ------
                                                                      (Dollars in Thousands)
Interest-Earning Assets:
 Loans receivable(1).........    $39,487    $2,895      7.3%    $34,371      $2,433       7.1%      $33,702      $2,635       7.8%
 Mortgage-backed securities..      6,057       439      7.2       7,208         525       7.3         4,372         328       7.5
 Investment securities.......     11,448       774      6.8      10,787         704       6.5         8,103         466       5.8
 Interest-earning deposits...      4,670       265      5.7       6,487         265       4.1        10,193         316       3.1
 FHLB stock..................        598        41      6.9         561          35       6.2           532          24       4.5
                                 -------    ------              -------      ------                 -------      ------
  Total interest-earning
    assests(1)                   $62,260     4,414      7.1     $59,414       3,962       6.7       $56,902       3,769       6.6
                                 =======    ------              =======      ------                 =======      ------

Interest-Bearing Liabilities:
 Savings accounts............    $ 2,773        90      3.2     $ 3,539         115       3.2       $ 4,096         140       3.4
 Money market deposits.......      6,096       203      3.3       8,940         301       3.4        10,626         388       3.7
 Certificate accounts........     39,377     2,310      5.9      36,735       1,815       4.9        35,793       1,784       5.0
 FHLB advances...............      3,660       248      6.8       3,600         178       4.9           ---         ---       ---
                                 -------    ------              -------      ------                 -------      ------
  Total interest-bearing
    liabilities                  $51,906     2,851      5.5     $52,814       2,409       4.6       $50,515       2,312       4.6
                                 =======    ------              =======      ------                 =======      ------

Net interest income..........               $1,563                           $1,553                              $1,457
                                            ======                           ======                              ======
Net interest rate spread.....                           1.6%                              2.1%                                2.0%
                                                        ===                               ===                                 ===
Net earning assets...........    $10,354                        $ 6,600                             $ 6,387
                                 =======                        =======                             =======
Net yield on average
  interest-earning assets....                           2.5%                              2.6%                                2.6%
                                                        ===                               ===                                 ===
Average interest-earning
  assets to average
  interest-bearing
  liabilities................                 1.20x                            1.12x                               1.13x
                                              ====                             ====                                ====

- ------------------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

                                       56

         The following table presents the weighted average rate earned on loans, investments and other interest-earning assets, and the weighted average rates paid on deposits and the resultant interest rate spread at the date indicated.


                                                                March 31, 1996
                                                                --------------
Weighted average rate:
 Loans receivable.........................................           7.5%
 Mortgage-backed securities...............................           6.5
 Investment securities....................................           6.7
 FHLB stock...............................................           7.0
 Other interest-earning assets ...........................           5.0
   Combined weighted average yield on
     interest-earning assets..............................           7.1

Weighted average rate paid on:
 Savings accounts.........................................           3.0
 Money market accounts....................................           3.1
 Certificate accounts.....................................           5.7
   Combined weighted average rate paid on
     interest-bearing liabilities ........................           5.3

Interest rate spread......................................           1.8

         The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                                                       Year Ended March 31,
                                          -----------------------------------------------------------------------
                                                    1996 vs. 1995                          1995 vs. 1994
                                          ---------------------------------      --------------------------------
                                                Increase                                 Increase
                                               (Decrease)                               (Decrease)
                                                 Due to               Total               Due to            Total
                                           -------------------       Increase      ------------------      Increase
                                              Volume     Rate       (Decrease)      Volume       Rate     (Decrease)
                                              -------    ----       ----------      ------       ----     ----------
                                                                  (Dollars in Thousands)
Interest-earning assets:
   Loans receivable.....................         $388      $  74          $462        $  57     $(259)       $(202)
   Mortgage-backed securities...........          (80)        (6)          (86)         206        (9)         197
   Investment securities................           40         30            70          174        64          238
   Other ...............................            2          4             6         (138)       98          (40)
                                                 ----      -----         -----        -----     -----         -----
       Total interest-earning assets....         $350       $102          $452        $ 299     $(106)       $ 193
                                                 ====       ====          ====        =====     =====         =====

Interest-bearing liabilities:
   Savings accounts ....................       $  (25)    $   --         $ (25)       $ (18)    $  (7)        $(25)
   Money market accounts................          (90)        (8)          (98)         (61)      (26)         (87)
   Certificate accounts.................          129        366           495           71       (40)          31
   FHLB advances........................            2         68            70          178        --          178
                                                 ----      -----         -----        -----     -----         -----
      Total interest-bearing liabilities        $  16       $426          $442        $ 170     $ (73)          97
                                                =====       ====          ====        =====     =====         =====

Net interest income.....................                                 $  10                                $ 96
                                                                         =====                                =====

                                       57

Asset/Liability Management

         Classic's profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income. Finally, a flattening of the "yield curve" (i.e., a decline in the difference between long- and short-term interest rates), such as has occurred during recent months, could adversely impact net interest income to the extent that Classic's assets have a longer average term than its liabilities.

         Classic is also subject to interest rate risk to the extent that the value of its net assets fluctuates with interest rates. In general, the value of most of Classic's assets decline in the event of an increase in interest rates.

         Prior to adoption of the new business strategy, the Board and management met informally to monitor Ashland Federal's assets and liabilities. In 1995, Ashland Federal formed an Asset/Liability Committee, comprised of Ashland Federal's chief executive officer, chief financial officer, senior lending officer and two non-employee members of the Board of Directors to meet quarterly to review Ashland Federal's interest rate risk position and product mix and to make recommendations for adjustments to Ashland Federal's Board of Directors. New management also monitors Ashland Federal's interest rate risk position on a monthly basis and also reviews Ashland Federal's portfolio, earnings, liquidity, asset quality, formulates investment strategies and oversees the timing and implementation of transactions to assure attainment of the Board's objectives in the most effective manner.

         In connection with the adoption of Ashland Federal's new business strategy, the Board adopted a new asset/liability management policy. The principal goals of this policy are to enhance Ashland Federal's net interest margin while better managing its interest rate position. Depending upon market conditions, Ashland Federal may place more emphasis on enhancing the net interest margin rather than better matching the interest rate sensitivity of Ashland Federal's assets and liabilities. As a result and in view of the need to enhance Ashland Federal's interest rate spread, despite the Board and management's efforts to more effectively manage Ashland Federal's interest rate risk in the future, Classic's results of operations and net portfolio values will remain significantly vulnerable to increases in interest rates and declines in the difference between long- and short-term interest rates.

         The principal elements of the new asset/liability management policy are as follows. First, Ashland Federal will require that future ARM loans be indexed to changes in rates paid on U.S. Treasury securities rather than one of the Cost of Funds Indices. Management believes that U.S. Treasury securities are significantly more interest rate sensitive than the Cost of Funds Indices and that therefore, ARMs indexed to such securities will be more interest rate sensitive than ARM loans originated by Ashland Federal in the past. Second, management intends to significantly increase Ashland Federal's commercial real estate and consumer loans, subject to market conditions. In general, such loans carry shorter terms to maturity and/or repricing, are more interest rate sensitive and generate higher levels of noninterest income than most of Ashland Federal's current assets. Third, management intends to use marketing and other initiatives to increase Ashland Federal's transaction and other non-certificate deposit accounts.

Management believes that such accounts generally carry lower costs and are more interest rate resistant than Ashland Federal's certificates of deposit. There can be no assurance as to whether or when any or all of the elements of the new asset/liability management program will be successfully implemented.

         Net Portfolio Value ("NPV") analysis provides a quantification of interest rate risk. In essence, this approach calculates the difference between the present value of liabilities, expected cash flows from assets and cash flows from off balance sheet contracts. Under OTS regulations, an institution's "normal" level of interest rate risk in the event of an immediate and sustained 200 basis point change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. Pursuant to this regulation, thrift institutions with greater than "normal" interest rate exposure must take a deduction from their total capital available to meet their risk-based capital requirement. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to the 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets. Savings institutions, however, with less than $300 million in assets and a total capital ratio in excess of 12%, will be exempt from this requirement unless the OTS determines otherwise. The OTS has postponed the implementation of the rule until further notice.

         At March 31, 1996, 2.0% of the present value of Ashland Federal's assets was approximately $1.2 million, which was less than $3.2 million, the decrease in NPV resulting from a 200 basis point change in interest rates. As a result, if the rule were in effect and were applicable to Ashland Federal, Ashland Federal would have been required to make a $1.0 million deduction from total capital in calculating its risk-based capital requirement, although Ashland Federal's capital would have remained far in excess of regulatory minimums.

         The following table sets forth, as of March 31, 1996, the estimated changes in Ashland Federal's NPV (i.e., the present value of expected cash flows from assets, liabilities and off-balance sheet contracts).


                                Net Portfolio Equity
      -------------------------------------------------------------------------
         Change in
      Interest Rates                                  Amount of      Percent of
     (Basis Points)          Estimated NPV              Change         Change
     ---------------         -------------           -----------     ----------
                              (Dollars in Thousands)

           +400              $  7,813                $-6,349            -45%
           +300                 9,328                 -4,834            -34
           +200                10,948                 -3,214            -23
           +100                12,594                 -1,567            -11
              0                14,162
           -100                15,493                  1,331             +9
           -200                16,591                  2,429            +17
           -300                17,686                  3,524            +25
           -400                18,999                  4,837            +34

         As noted above, the market value of Ashland Federal's net assets would be anticipated to decline significantly in the event of certain designated increases in interest rates. For instance, in the event of a 200 basis point increase in interest rates, NPV is anticipated to fall by $3.2 million or 23%. On the other hand, a 200 basis point decrease in interest rates is anticipated to cause a $2.4 million, or 17% increase in NPV. Ashland Federal's level of interest rate risk at March 31, 1996, as measured by changes in its NPV, was due in part to its $18.9 million of Ashland Federal's ARMs adjust based on the Cost of Funds Indices which tend to adjust more slowly to changes in market rates of interest than Ashland Federal's interest-bearing liabilities. Subject to market conditions, management intends to continue to restructure Ashland Federal's assets and liabilities over time to attempt to better manage Ashland Federal's NPV volatility.

         Certain assumptions utilized by the OTS in assessing the interest rate risk of thrift institutions were employed in preparing the previous table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. In the event that interest rates do not change in the designated amounts, there can be no assurance that Ashland Federal's assets and liabilities would perform as set forth above. In addition, a change in Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the NPV than indicated above.

Liquidity and Capital Resources

         Classic's principal sources of funds are deposits and borrowings, amortization and prepayment of loan principal and mortgage-backed securities, maturities of investment securities and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, floors and caps on loan rates, general economic conditions and competition. Classic generally manages the pricing of its deposits to be competitive and increase core deposit relationships, but has from time to time decided not to pay deposit rates that are as high as those of its competitors and, when necessary, to supplement deposits with longer term and/or less expensive alternative sources of funds.

         Federal regulations require Ashland Federal to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 5% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. Ashland Federal has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At March 31, 1996, Ashland Federal's liquidity ratio for regulatory purposes was 5.13%.

         Classic's most liquid assets are cash and cash equivalents, which consist of short-term highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash and interest-bearing deposits. The level of these assets is dependent on Classic's operating, financing and investing activities during any given period.
At March 31, 1996, cash and cash equivalents totaled $6.5 million.

         Operating activities provided positive cash flows for the fiscal years March 31, 1996, 1995 and 1994.

         The primary investing activities of Classic are originating loans and, to a lesser extent, purchasing mortgage-backed and investment securities. During the fiscal years ended March 31, 1996, 1995 and 1994, mortgage loan originations totaled $15.4 million, $8.8 million and $8.3 million, respectively. Purchases of mortgage-backed and investment securities totaled $7.4 million, $7.8 million and $1.5 million during each of the fiscal years ended March 31, 1996, 1995 and 1994, respectively. A substantial portion of loan originations and purchases of mortgage-backed securities and other investments were funded by proceeds of loan repayments, Conversion proceeds and the maturity or sale of securities, and with FHLB advances.

         The primary financing activities of Classic are deposits and, to a lesser extent, borrowings. During the fiscal years ended March 31, 1996 and 1995, Classic experienced a decrease in deposits of $2.3 million and $3.1 million and during the fiscal year ended March 31, 1994, an increase in deposits of $3.7 million was experienced. During the fiscal years ended March 31, 1996, 1995 and 1994, Classic's net (proceeds less repayments) financing activity with the FHLB totaled $0, $4.8 million and $0, respectively.

         At March 31, 1996, Classic had $2.1 million of brokered deposits. Management anticipates that the majority of Classic's brokered deposits will not remain with Classic upon their maturity. Management believes that Classic will be able to replace such deposits with retail deposits; however, no prediction can be made as to whether Classic will be successful in replacing all brokered deposits.

         Liquidity management is both a daily and long-term responsibility of management. Classic adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of its asset/liability management program. Excess liquidity is invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities of short duration. If Classic requires funds beyond its ability to generate them internally, Ashland Federal has additional borrowing capacity with the FHLB of Cincinnati and can also utilize brokered deposits, although it currently plans to reduce its reliance on each of these funding sources, subject to market conditions.

         Classic anticipates that it will have sufficient funds available to meet current loan commitments. At March 31, 1996, Classic had outstanding loan commitments totaling $811,000, which includes $504,000 of unfunded loans in process.

         As a federally chartered savings bank, Ashland Federal is required to maintain a minimum level of regulatory capital. At March 31, 1996, Ashland Federal exceeded all of its capital requirements. The following table sets forth Ashland Federal's compliance with its capital requirements at March 31, 1996.


                                              At March 31, 1996
                                      ---------------------------------
                                       Amount(1)               Percent
                                       ---------               -------
Tangible Capital:
   Capital level.............          $13,023                  21.51%
   Requirement...............              908                   1.50
                                       -------                  -----
   Excess....................          $12,115                  20.01%
                                       =======                  =====

Core Capital:
   Capital level.............          $13,023                  21.51%
   Requirement(2)............            1,816                   3.00
                                       -------                  -----
   Excess....................          $11,207                  18.51%
                                       =======                  =====

Risk-Based Capital:
   Capital level.............          $13,225                  47.50%
   Requirement(3)............            2,227                   8.00
                                       -------                  -----
   Excess....................          $10,998                  39.50%
                                       =======                  =====

- -------------
(1) Tangible and core capital levels are shown as a percentage of adjusted total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) In April 1991, the OTS proposed a core capital requirement for savings associations comparable to the requirement for national banks that became effective December 31, 1990. The proposal calls for an OTS core capital requirement of at least 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness, with a 4% to 5%
    core capital requirement for all other thrifts.
(3) Includes $286,000 of general valuation allowances.

Impact of New Accounting Standards

         Accounting for Employee Stock Plans. In November 1993, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") 93-6 "Employers' Accounting for Employee Stock Ownership Plans" which addresses the accounting for shares of stock issued to employees by an employee stock ownership plan ("Employee Plan"). SOP 93-6 requires that the employer record compensation expense in an amount equal to the fair value of shares committed to be released from the Employee Plan to employees. SOP 93-6 is effective for fiscal years beginning after December 15, 1993 and relates to shares purchased by an Employee Plan after December 31, 1992. Assuming shares of Classic common stock appreciate in value over time, the adoption of SOP 93-6 will likely increase compensation expense relative to the Employee Plan established in conjunction with the Conversion, as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the Employee Plan.

         Derivative Financial Instruments. In October 1994, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 119 ("SFAS 119"), "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." SFAS 119 requires disclosures about derivative financial instruments, which include futures, forward, swap and option contracts, and other financial instruments with similar characteristics. It amends Statement of Financial Accounting Standards No. 105 ("SFAS 105"), "Disclosures of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk" and Statement of Financial Accounting Standards No. 107

("SFAS 107"), "Disclosures about Fair Value of Financial Instruments." It is effective for financial statements issued for fiscal years ending after December 15, 1994, except for entities with less than $150 million in total assets. For those entities, it is effective one year later. SFAS 119 requires disclosures about the amount, nature, and terms of derivative financial instruments that are not subject to SFAS 105 because they do not result in off-balance sheet risk of accounting loss. The reporting enterprise is required to make a distinction between financial instruments held or issued for trading purposes and those held or issued for purposes other than trading. Classic is currently not involved in any derivative financial instruments which would require these additional disclosures.

         Accounting for the Impairment of Long-Lived Assets. Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," is effective for fiscal years beginning after December 15, 1995. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the sum of the expected future cash flows is less than the carrying amount of the asset. Management does not expect the implementation of SFAS 121 to have a material impact on Classic's consolidated financial position or results of operations.

         Accounting for Mortgage Servicing Rights. In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights." This statement amends Statement of Financial Accounting Standards No. 65 ("SFAS 65"), Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS 122 is effective for fiscal years beginning after December 15, 1995. Management does not believe the adoption of SFAS 122 will have a material effect on Classic's financial position or results of operations.

         Disclosure of Certain Significant Risks and Uncertainties. In April 1995, the AICPA issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements, and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have any impact on Classic's operations.

         Accounting for Stock-Based Compensation. In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). This statement establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement defines a fair value based method of accounting for an employee stock option and allows companies to continue to measure compensation cost for such plans using the intrinsic value based method of accounting prescribed in APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Beginning in 1996, companies electing to remain with accounting under APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. Management does not believe the adoption of SFAS 123 will have a material effect on Classic's consolidated financial position or results of operations.

         The foregoing does not constitute a comprehensive summary of all material changes or developments affecting the manner in which Classic keeps its books and records and performs its financial accounting responsibilities. It is intended only as a summary of some of the recent pronouncements made by the FASB which are of particular interest to financial institutions.

Impact of Inflation and Changing Prices

         Classic's Consolidated Financial Statements and Notes have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation can be found in the increased cost of Classic's operations. Nearly all the assets and liabilities of Classic are financial, unlike most industrial companies. As a result, Classic's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. Classic's ability to match the financial assets to the financial liabilities in its asset/liability management will tend to minimize the change of interest rates on Classic's performance. Changes in investment rates do not necessarily move to the same extent as changes in the price of goods and services.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS OF FIRST PAINTSVILLE


Introduction

         Management's discussion and analysis is intended to assist in understanding the financial condition and results of operations of First Paintsville. The information contained in this section should be read in conjunction with the financial statements and accompanying notes thereto contained elsewhere herein. Since First Paintsville does not engage in any activities other than owning the stock of First National Bank, the following discussion relates primarily to the activities of First National Bank.

         The principal business of First National Bank has historically consisted of attracting deposits from the general public and making loans secured by real estate and loans for commercial and consumer purposes. First National Bank's earnings are primarily dependent on net interest income, the difference between interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during the period and the yield earned on such assets. Interest expense is a function of the balances of deposits and borrowings, outstanding during the same period and the rates paid on such deposits and borrowings. First National Bank's earnings are also affected by provisions for loan losses, service charges and fee income, operating expenses and income taxes. Operating expenses consist primarily of employee compensation and benefits, occupancy and equipment expenses, data processing, federal deposit insurance premiums and other general and administrative expenses.

         First National Bank is significantly affected by prevailing economic conditions as well as federal regulations concerning monetary and fiscal policies of financial institutions. Deposit balances are influenced by a number of factors including interest rates paid on competing personal investments and the level of personal income and savings within First National Bank's market. In addition, growth of deposit balances is influenced by the perceptions of customers regarding the stability of the financial services industry. Lending activities are influenced by the demand for housing lenders, economic conditions in First National Bank's market area and competition from other lending institutions. The primary sources of funds for lending activities include deposits, loan payments, borrowings and funds provided from operations.

Financial Condition

         Comparison of March 31, 1996 and December 31, 1995

         Total assets increased $411,000, or 0.7%, from $58.65 million at December 31, 1995 to $59.06 million at March 31, 1996. Net loans increased $890,000, or 3.4%, from $26.57 million at December 31, 1995 to $27.46 million at March 31, 1996 due primarily to increased originations of one- to four-family loans in First Paintsville's market area due to increased advertising and marketing efforts, and the purchase of $788,000 of commercial real estate loan participations from correspondent banks. Federal funds sold increased by $4.7 million due to management's use of funds from the sale of $4.9 million securities classified as available for sale to purchase such assets.

         Total deposits increased $276,000, or 0.5%, from $51.6 million at December 31, 1995 to $51.8 million at March 31, 1996. Borrowings totaled $1.2 million at March 31, 1996 as compared to $892,000 at December 31, 1995. The increase was due to an increase in treasury tax and loan notes as a result of quarterly tax payments made by First National Bank's loan customers.

         The allowance for loan losses decreased from $447,000 to $405,000 from December 31, 1995 to March 31, 1996. This decrease was due to net charge offs during the first quarter of 1996.

         Stockholders' equity increased $8,000 to $5.5 million at March 31, 1996. Such increase was due to an increase in net earnings in excess of dividends paid.

         Comparison of December 31, 1995 and 1994

         Total assets decreased $9.1 million, or 13.4%, from $67.7 million at December 31, 1994 to $58.6 million at December 31, 1995. Investment securities decreased $11.6 million, or 30.4%, from $38.1 million at December 31, 1994 to $26.5 million at December 31, 1995 due to sales and maturities of such securities. The funds generated were used to fund loan demand in light of the outflow of deposits, primarily public deposits, as described herein. Net loans increased $3.1 million, or 13.2%, from $23.5 million at December 31, 1994 to $26.6 million at December 31, 1995 due to increased originations of one- to four-family real estate, commercial and consumer loans in First Paintsville's market area due to increased advertising and marketing efforts and the purchase of $600,000 of commercial real estate loan participation interests from correspondent banks.

         Total deposits decreased $9.3 million, or 15.4%, from $60.9 million at December 31, 1994 to $51.6 million at December 31, 1995. The decrease in deposits was a result of management's ongoing policy of matching deposit growth to loan demand to achieve the desired ratio of loans to deposits and management's decision not to retain public funds from a local school system obtained through a competitive bidding process. In addition, competition from a local financial institution also contributed to the decline in deposits during the three months ended March 31, 1996. Total borrowings decreased $203,000 from $1,095,000 to $892,000 as a result of management's decision to utilize $67,000 of excess funds to repay debentures outstanding, periodic principal payments of $47,000 on notes outstanding and a $89,000 decrease in treasury tax and loan notes.

         The allowance for loan losses increased $146,000, or 48.5%, from $301,000 at December 31, 1994 to $447,000 at December 31, 1995. The level of the allowance at December 31, 1995 reflects management's ongoing analysis of the loan portfolio and loan growth.

         Stockholders' equity increased from $5.0 million at December 31, 1994 to $5.5 million at December 31, 1995 due to an increase in net earnings in excess of dividends paid.

Results of Operations

         Comparison of Three Month Periods Ended March 31, 1996 and 1995

         General. Net income decreased $36,000, or 16.9%, from $213,000 for the three months ended March 31, 1995 to $177,000 for the three months ended March 31, 1996. This decrease was primarily due to a decrease in net interest income of $85,000 partially offset by a decrease in non-interest expense of $36,000 and a decrease in income taxes of $16,000.

         Interest Income. Interest income decreased $87,000, or 7.6%, from $1.13 million for the three months ended March 31, 1995 to $1.04 million for the three months ended March 31, 1996, primarily due to a decrease in the average balance of interest-earning assets of $7.8 million, from $61.8 million for the three months ended March 31, 1995 to $54.0 million for the three months ended March 31, 1996. This decrease was due to sales and maturities of mortgage-backed and investment securities. The proceeds from the sale of these assets were used to fund operations in light of the decline in deposits experienced during the period. The average yield on interest-earning assets increased from 7.39% for the three months ended March 31, 1995 to 7.81% for the three months ended March 31, 1996. The increase in average yield was primarily due to the investment of funds from the maturities and sales of investment securities into higher yielding loans, increased market rates on securities purchased and the upward adjustment of rates received on adjustable rate securities.

         Interest Expense. Interest expense remained relatively unchanged for the three months ended March 31, 1996 compared to the three months ended March 31, 1995. Average interest bearing deposits and borrowings decreased $6.6 million and $684,000, respectively, for the three months ended March 31, 1996 compared to the three months ended March 31, 1995. The average balance of deposits decreased due to the withdrawal of approximately $8.0 million of public funds as a result of management's decision not to competitively bid for such deposits. The average cost of interest-bearing liabilities increased from 3.61% for the three months ended March 31, 1995 to 4.18% for the three months ended March 31, 1996 due primarily to an increase in market rates of interest.

         Provision for Loan Losses. Management determines the allowances for loan losses based on a quarterly analysis which takes into consideration knowledge of the loan portfolio, size and composition of the portfolio, current delinquency information as well as past loss experience. The analysis also considers such factors as the current economic and regulatory environment. In addition, management reviews individual problem credits to determine the need for specific reserves. Management maintains the allowance for loan losses at a level deemed adequate based on the quarterly analysis and management will continue to provide a provision for loan losses based upon its continuing analysis of the loan portfolio. Future additions to the allowance for loan losses are dependent upon the performance of the loan portfolio, the economy, changes in real estate values and interest rates and inflation.

         There was no provision for loan losses for the three months ended March 31, 1996 and 1995. No provision was made in either of these periods as a result of management's continuing analysis of the allowance for loan losses during such periods.

         Noninterest Income. Noninterest income decreased $7,000, or 8.0%, from $87,000 for the three months ended March 31, 1995 to $80,000 for the three months ended March 31, 1996, primarily as a result of a $2,000 decrease in service charge income on checking accounts and a $5,000 decrease in miscellaneous income.

         Noninterest Expense. Noninterest expense decreased $36,000, or 8.6%, from $417,000 for the three months ended March 31, 1995 to $381,000 for the three months ended March 31, 1996, primarily as a result of a $33,000 decrease in FDIC assessments, a decrease in occupancy expense of $16,000, partially offset by increases in salaries and benefits of $4,000 and travel expenses of $9,000.

         Income Taxes. Income tax expense decreased $16,000, or 14.7%, from $109,000 for the three months ended March 31, 1995, to $93,000 for the three months ended March 31, 1996, primarily as a result of a decrease in income before income tax of $56,000.

         Comparison of Years Ended December 31, 1995 and 1994

         General. Net income increased $186,000, or 37.4%, from $497,000 for the year ended December 31, 1994 to $683,000 for the year ended December 31, 1995. This increase was due primarily to an increase in net interest income of $384,000, an increase in noninterest income of $24,000 and a decrease in noninterest expense of $39,000 partially offset with an increase in provision for loan losses of $169,000 and an increase in income taxes of $91,000.

         Interest Income. Interest income increased $514,000, or 12.8%, from $4.0 million for the year ended December 31, 1994 to $4.5 million for the year ended December 31, 1995, primarily as a result of an increase in the average yield on interest-earning assets to 7.67% for the year ended December 31, 1995, from 6.27% for the year ended December 31, 1994. The increase in average yield was due to an increase in market rates of interest generally and an increase in higher yielding loans which were funded with cash from maturities of lower yielding investment securities. The average balance of interest-earning assets decreased $5.1 million, or 7.8%, from $64.3 million at December 31, 1994 to $59.2 million for the year ended December 31, 1995. The decrease in the average balance of interest-earning assets was due to sales and maturities of investment securities the proceeds of which were used to fund operations in light of deposit outflows.

         Interest Expense. Interest expense increased $130,000, or 7.1%, from $1.83 million for the year ended December 31, 1994 to $1.96 million for the year ended December 31, 1995, primarily as a result of an increase in the average rates paid on interest-bearing liabilities from 3.30% for the year ended December 31, 1994 to 3.92% for the year ended December 31, 1995 due to an increase in the average rates paid on deposits due to the increase in market rates of interest generally and increased competition from local institutions in the solicitation of deposits. The increase in average rates paid on interest-bearing liabilities was partially offset by a decrease in the average balance of interest-bearing liabilities of $5.4 million. The average balance of deposits decreased $6.1 million due to the withdrawal of public funds on deposit at First Paintsville due to management's decision not to competitively bid to retain such deposits. The average balance of borrowings increased $656,000 as borrowings were utilized to fund deposit outflows and payoff debentures.

         Provision for Loan Losses. The provision for loan losses increased $169,000 from $0 for the year ended December 31, 1994 to $169,000 for the year ended December 31, 1995, due primarily to an increase in nonperforming loans of $413,000, or 75.4%, from $548,000 at December 31, 1994 to $961,000 at December
31, 1995. The increase in the provision for loan losses reflects management's ongoing analysis of its loan portfolio.

         Noninterest Income. Noninterest income increased $24,000, or 7.0%, from $345,000 for the year ended December 31, 1994 to $369,000 for the year ended December 31, 1995, due primarily to a $53,000 increase in realized securities gains, partially offset by a $18,000 decrease in service charges and fees and a $11,000 decrease in other revenues.

         Noninterest Expense. Noninterest expense decreased $40,000, or 2.2%, from $1.77 million for the year ended December 31, 1994 to $1.73 million for the year ended December 31, 1995, due primarily to decreases in salaries and employee benefits of $10,000, occupancy expense of $23,000, and other operating expenses of $24,000, partially offset by a $17,000 increase in advertising expense.

         Income Taxes. Income tax expense increased $91,000, or 34.7%, from $262,000, for the year ended December 31, 1994 to $353,000 for the year ended December 31, 1995, primarily due to an increase in income before income taxes of $278,000.

Analysis of Net Interest Income

         Rate/Volume Analysis of Net Interest Income

         The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                                   Three Months Ended March 31,             Year Ended December 31,
                                                           1996 vs. 1995                          1995 vs. 1994
                                                   ------------------------------       -------------------------------
                                                           Increase                          Increase
                                                          (Decrease)                        (Decrease)
                                                            Due to           Total            Due to            Total
                                                   ----------------------   Increase    --------------------   Increase
                                                    Volume       Rate      (Decrease)    Volume        Rate   (Decrease)
                                                   --------      ----      ---------     ------        ----   ----------
Interest-earning assets:
 Loans receivable...............................      $ 86        $ 21       $107        $  57         $254       $311
 Mortgage-backed securities.....................        (9)          9         --          (34)          37          3
 Investment securities..........................      (173)        (49)      (222)        (129)         401        272
 Other..........................................        27           1         28         (126)          55        (71)
                                                      -----       -----      -----        -----        -----     -----
   Total interest-earning assets................     $ (69)       $(18)     $ (87)       $(232)        $747       $515
                                                     -----        ----      -----         -----         ----     -----

Interest-bearing liabilities:
 NOW and money market...........................     $ (51)       $(22)     $ (73)       $(132)         $12      $(120)
 Savings........................................       (10)          1         (9)         (50)          --        (50)
 Certificates of deposit of $100,000 or more....        13          13         26           23           59         82
 Other time deposits............................        11          52         63          (19)         200        181
 Treasury tax notes.............................        (1)          1         --           --            5          5
 Notes payable and other borrowings.............       (12)          3         (9)          84           --         84
 Debentures.....................................        --          --         --          (51)          --        (51)
                                                     ------       -----     ------       ------        -----     -----
                                                     $ (50)       $ 48         (2)       $(145)        $276        131
                                                     =====        =====    -------       ======        =====     -----
Net interest income.............................                            $ (85)                                $384
                                                                            =====                                 ====


         Average Balances, Interest Rates and Yields

         The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.

                                           At March 31,            Three Months Ended
                                              1996                    March 31, 1996
                                        ----------------  --------------------------------------
                                                            Average      Interest
                                              Yield/      Outstanding     Earned/     Yield/
                                               Rate         Balance        Paid        Rate
                                             -------      ------------   --------     ------
                                                             (Dollars in Thousands)
Interest-Earning Assets:
 Loans receivable(1)....................        9.9%        $27,152       $  674       10.1%
 Mortgage-backed securities.............        7.7           3,896           74        7.7
 Investment securities(2)...............        5.2          19,737          253        5.2
 Other..................................        5.1           3,226           40        5.0
                                                            -------      -------
  Total interest-earning assets(1)......                     54,011        1,041        7.8
                                                            -------       ------

Interest-Bearing Liabilities:
 NOW and money market deposits..........        2.6          11,076           71        2.6
 Savings deposits.......................        3.0           9,639           72        3.0
 Certificates of deposit of $100,000
  or more...............................        5.4           4,424           59        5.4
 Other time deposits....................        5.2          19,097          245        5.2
 Treasury tax and loan notes............        5.1             208            3        5.9
 Notes Payable..........................        8.3             735           16        8.9
 Debentures.............................        ---             ---          ---        ---
                                                            -------       ------
  Total interest-bearing liabilities....                    $45,179          466        4.2
                                                            =======       ------
Net interest income.....................                                  $  575
                                                                          ======
Net interest rate spread................                                                3.6%
                                                                                        ===
Net earning assets......................                   $  8,832
                                                           ========
Net interest margin.....................                                                4.3%
                                                                                        ===
Average interest-earning assets to                                          1.20x
   average interest-bearing liabilities...                                  ====


                                                                      Year Ended December 31,
                                       ------------------------------------------------------------------------------
                                                            1995                                   1994
                                        ------------------------------------------------------------------------------
                                          Average       Interest                   Average       Interest
                                        Outstanding      Earned/       Yield/     Outstanding    Earned/      Yield/
                                          Balance         Paid          Rate       Balance         Paid         Rate
                                        -----------     --------       -------    ------------   -------      -------
                                                                     (Dollars in Thousands)
Interest-Earning Assets:
 Loans receivable(1)....................     $24,883       $2,507        10.1%     $24,265       $2,196         9.1%
 Mortgage-backed securities.............       4,270          302         7.1        4,789          299         6.2
 Investment securities(2)...............      28,696        1,652         5.8       31,440        1,380         4.4
 Other..................................       1,386           85         6.1        3,772          156         4.1
                                            --------      -------                  -------       ------
  Total interest-earning assets(1)......      59,235        4,546         7.7       64,266        4,031         6.3
                                             -------       ------                  -------       ------

Interest-Bearing Liabilities:
 NOW and money market deposits..........      15,359          455         3.0       19,852          575         2.9
 Savings deposits.......................      10,395          313         3.0       12,050          363         3.0
 Certificates of deposit of $100,000
  or more...............................       4,126          212         5.1        3,545          130         3.7
 Other time deposits....................      18,601          875         4.7       19,104          694         3.6
 Treasury tax and loan notes............         328           14         4.3          314            9         2.9
 Notes Payable..........................       1,172           93         7.9          112            9         8.0
 Debentures.............................           7           --          --          425           51        12.0
                                           ---------      -------                 --------      -------
  Total interest-bearing liabilities....     $49,988        1,962         3.9      $55,402        1,831         3.3
                                             =======       ------                  =======       ------
Net interest income.....................                   $2,584                                $2,200
                                                           ======                                ======
Net interest rate spread................                                  3.8%                                  3.0%
                                                                          ===                                   ===
Net earning assets......................    $  9,247                              $  8,864
                                            ========                              ========
Net interest margin.....................                                  4.4%                                  3.4%
                                                                          ===                                   ===
Average interest-earning assets to                           1.18x                                 1.16x
 average interest-bearing liabilities...                     ====                                  ====

- -----------------
(1)  Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2)  Includes U.S. Treasury and agency obligations.

Asset/Liability Management

         One of First National Bank's principal financial objectives is to achieve long-term profitability while reducing its exposure to fluctuating interest rates and maintaining asset quality. First National Bank has sought to reduce exposure of its earnings to changes in market interest rates by managing the mismatch between asset and liability maturities and interest rates. The principal elements in achieving its objective is to increase the interest-rate sensitivity of First National Bank's assets, as follows: (i) emphasize the origination of ARM loans, (ii) increase originations of loans with shorter terms to maturity than one to four family loans, subject to market conditions, and
(iii) purchase investment and other securities with terms to maturity of seven years or less, and federal funds to supplement loan demand.

         The Board of Directors of First Paintsville monitors First Paintsville's interest rate risk position on a quarterly basis and formulates investment strategies in light of changes therein. The asset/liability management committee of First National Bank, comprised of the Chief Executive Officer, the President, the Comptroller, the Cashier, the Senior Lending Officer and one outside director, meets on a quarterly basis to review First Paintsville's interest rate risk position and product mix, and to make recommendations for adjustments to the Board of Directors.

         The following table sets forth the interest rate sensitivity of the First Paintsville's interest earning assets and interest bearing liabilities at March 31, 1996 on the basis of the assumptions set forth following the table.

                                                                          March 31, 1996
                                                 -------------------------------------------------------------------
                                                                                     Over        Over
                                                 0 - 90     91 - 180   181 - 365   1 Year to  2 Years to     Over
                                                  Days        Days       Days       2 Years     3 Years     3 Years
                                                --------    --------   --------    --------    --------    --------
                                                 Amount      Amount     Amount      Amount      Amount      Amount
                                                --------    --------   --------    --------    --------    --------
                                                                      (Dollars in Thousands)
INTEREST RATE SENSITIVE ASSETS
Federal funds sold and interest-bearing bank
   balances...................................     $ 4,731   $     ---  $     ---   $     ---   $     ---   $     ---
Investment securities.........................      11,984       1,699      1,826       1,012       3,043       2,512
Loans:
  Commercial and real estate..................       6,766       3,693      4,033       2,206       1,155       7,202
  Installment.................................         756         448        773       1,128         678         636
  Other.......................................         282         ---        ---         ---         ---         ---
                                                  --------   --------- ----------   ---------   ---------   ---------
     Total interest rate sensitive assets.....      24,519       5,840      6,632       4,346       4,876      10,350
                                                  --------   --------- ----------   ---------   ---------   ---------

INTEREST RATE SENSITIVE LIABILITIES
Time Deposits:
  Certificates of deposit of $100,000 and over       1,667         625      1,514         501         ---         100
  All other time deposits.....................      13,506       5,086     17,594       2,128         698       1,049
  Treasury tax and other borrowings...........         456         ---        ---         ---         ---         ---
                                                  --------   --------- ----------   ---------   ---------   ---------
     Total interest rate sensitive liabilities      15,629       5,711     19,108       2,629         698       1,149
                                                  --------   --------- ----------   ---------   ---------   ---------

Interest rate sensitive assets less interest rate
sensitive liabilities.........................     $ 8,890    $    129  $(12,476)    $  1,717    $  4,178    $  9,201
                                                   =======    ========  ========     ========    ========    ========

Cumulative interest rate sensitivity gap......     $ 8,890     $ 9,109  $ (3,457)   $ (1,740)   $ (2,438)    $ 11,639
                                                   =======     =======  ========    ========    ========     ========

Cumulative interest rate sensitivity gap as a
percentage of total assets at March 31, 1996..      15.00%      15.22%     -5.83%      -2.94%       4.11%      19.64%
                                                    =====       =====     ======      ======      ======       =====

Cumulative interest rate sensitivity gap as a
percentage of interest earning assets.........      16.38%      16.62%     -6.37%      -3.21%       4.49%      21.44%
                                                    =====       =====     ======      ======      ======       =====


         The preceding table was prepared utilizing the following assumptions regarding prepayment and decay ratios which were determined by management of First Paintsville based upon its review of historical prepayment speeds. All loans and investment securities were assumed to reprice at the earlier of maturity date or the next rate repricing date (if applicable). Certificate accounts are assumed not to be withdrawn prior to maturity, NOW and savings accounts are assumed to reprice within 181 to 365 days and Super NOW and money market deposit accounts are assumed to reprice in 90 days or less.

         Certain shortcomings are inherent in the method of analysis presented in the foregoing table. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rate. The interest rates on certain types of assets and liabilities my fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgages, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the foregoing table. The ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Liquidity and Capital Resources

         Liquidity refers to the ability of First Paintsville to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. While funds are available to meet short-term liquidity needs from the Federal Reserve Bank and access to national federal funds markets, First Paintsville's primary source of liquidity is cash and cash due from banks and federal funds sold. Additional sources of liquidity are securities available for sale, securities maturing within one year, and scheduled maturities and repayments of loans. First Paintsville may also sell loans for additional liquidity, if necessary. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by market interest rates, economic conditions and competition. First Paintsville attempts to price its deposits to meet asset/liability objectives discussed above, consistent with local market conditions.

         First Paintsville's most liquid assets are cash, cash due from banks and federal funds. The levels of these assets are dependent on First Paintsville's operating, financing and investing activities. At March 31, 1996, December 31, 1995 and 1994, cash, cash due from banks and federal funds totaled $7.7 million, $3.4 million and $4.1 million, respectively.

         First Paintsville's primary sources of funds are deposits, borrowings, and principal and interest payments on loans. While the scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         Operating activities provided positive cash flows for the three months ended March 31, 1996 and 1995 and the fiscal years ended December 31, 1995 and 1994.

         The primary investing activities of First Paintsville are originating loans and, to a lesser extent, purchasing mortgage-backed and investment securities. During the three months ended March 31, 1996 and the fiscal year ended December 31, 1995, mortgage loan originations, net of payments received, totaled $890,000, and $3.3 million, respectively. During the three months ended March 31, 1995 and the fiscal year ended December 31, 1994, payments received exceeded loan originations by $20,000 and $1.7 million, respectively. Purchases of mortgage-backed and investment securities totaled $2.0 million, $0 during each of the three months ended March 31, 1996 and 1995, respectively and $0 and $21.6 million during each of the fiscal years ended December 31, 1995 and 1994, respectively. Sales, maturities and calls of mortgage-backed and investment securities totaled $6.7 million, $1.6 million, $11.7 million and $16.2 million during the three months ended March 31, 1996 and 1995, and the fiscal years ended December 31, 1995 and 1994, respectively.

         The primary financing activities of First Paintsville generally are deposits and to a lesser extent, borrowings. For the three months ended March 31, 1996 and 1995, deposits increased $276,000 and decreased $2.2 million, respectively. During the fiscal years ended December 31, 1995 and 1994, First Paintsville experienced a decrease in deposits of $9.4 million and $659,000, respectively. The decrease in deposits were funded primarily with the proceeds from the sales, calls and maturities of mortgage-backed and investment securities. During the three months ended March 31, 1996, proceeds from borrowings exceeded repayments by $286,000 and for the three months ended March 31, 1995, repayments exceeded borrowings by $84,000.

During the fiscal year ended December 31, 1995, repayments exceed borrowings by $203,000 and during the fiscal year ended December 31, 1994, proceeds from borrowings exceeded repayments by $108,000.

         At March 31, 1996, First Paintsville had outstanding commitments to originate approximately $2.0 million in loans, including loans with an aggregate balance of $274,000 at a fixed rate of interest. These loans were to be secured by properties in First Paintsville's market area. First Paintsville anticipates that it will have sufficient funds available to meet its current commitments.

         At March 31, 1996, First National Bank exceeded all of its capital requirements. See "Supplemental Historical Regulatory Capital Information" and "Regulation -- Regulatory Capital Requirement Applicable to National Banks."

Impact of New Accounting Standards

         Derivative Financial Instruments. In October 1994, the FASB issued Statement of Financial Accounting Standards No. 119 ("SFAS 119"), "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." SFAS 119 requires disclosures about derivative financial instruments, which include futures, forward, swap and option contracts, and other financial instruments with similar characteristics. It amends Statement of Financial Accounting Standards No. 105 ("SFAS 105"), "Disclosures of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk" and Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments." It is effective for financial statements issued for fiscal years ending after December 15, 1994, except for entities with less than $150 million in total assets. For those entities, it is effective one year later. SFAS 119 requires disclosures about the amount, nature, and terms of derivative financial instruments that are not subject to SFAS 105 because they do not result in off-balance sheet risk of accounting loss. The reporting enterprise is required to make a distinction between financial instruments held or issued for trading purposes and those held or issued for purposes other than trading. First Paintsville is currently not involved in any derivative financial instruments which would require these additional disclosures.

         Accounting for the Impairment of Long-Lived Assets. Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," is effective for fiscal years beginning after December 15, 1995. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the sum of the expected future cash flows is less than the carrying amount of the asset. Management does not expect the implementation of SFAS 121 to have a material impact on First Paintsville's consolidated financial position or results of operations.

         Accounting for Mortgage Servicing Rights. In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights." This statement amends Statement of Financial Accounting Standards No. 65 ("SFAS 65"), Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS 122 is effective for fiscal years beginning after December 15, 1995. Management does not believe the adoption of SFAS 122 will have a material effect on First Paintsville's financial position or results of operations.

         Disclosure of Certain Significant Risks and Uncertainties. In April 1995, the AICPA issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements, and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have any impact on First Paintsville's operations.

Impact of Inflation and Changing Prices

         First Paintsville's Consolidated Financial Statements and Notes have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation can be found in the increased cost of First Paintsville's operations. Nearly all the assets and liabilities of First Paintsville are financial, unlike most industrial companies. As a result, First Paintsville's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. First Paintsville's ability to match the financial assets to the financial liabilities in its asset/liability management will tend to minimize the change of interest rates on First Paintsville's performance. Changes in investment rates do not necessarily move to the same extent as changes in the price of goods and services.

                               BUSINESS OF CLASSIC

General

         Classic is a Delaware corporation which was organized in 1995 by Ashland Federal and owns all of the outstanding stock of Ashland Federal. As a community-oriented financial institution, Ashland Federal seeks to serve the financial needs of communities in its market area. Ashland Federal's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one- to four-family residential mortgage loans and, to a lesser extent, consumer and commercial real estate, multi-family and construction loans in its market area.

         Ashland Federal also invests in mortgage-backed and related securities and investment securities and other permissible investments.

Market Area

         Classic serves primarily Boyd and Greenup Counties, Kentucky through its office located at 344 Seventeenth Street in Boyd County, Kentucky. In connection with the adoption of its new business strategy, Ashland Federal expanded its market area to include portions of Lawrence and Carter Counties, Kentucky, Lawrence County, Ohio and Wayne and Cabell Counties, West Virginia.

         Ashland, Kentucky is the largest city in Boyd County and is located 125 miles east of Lexington, Kentucky. The population of Greenup and Boyd Counties is approximately 88,000. From 1985 to 1994, the population of Greenup and Boyd Counties declined 1.3% and 3.9%, respectively, as compared to increases in population for the Commonwealth of Kentucky and the United States during the same period.

         Although the per capita income for Boyd and Greenup Counties of $18,661 and $15,269, respectively, for 1993 (the latest date such information was available) exceeded the per capita income for the Commonwealth of Kentucky of $16,889, per capita income for both counties was below the national average.

         Classic's market area is an industrial river community which evolved from original settlements dating before the Civil War. Historically, the regional economy in and around Ashland Federal's market area has been based on the coal, oil and railroad industries and dependent upon a small number of large employers. Local companies which have a significant presence in the area include Ashland Inc., Corbin, Ltd., AK Steel Corp., and CSX Railroad. While the coal industry and some heavy industry remains, the market area has experienced industrial decline during the past several years due to layoffs and transfers of some of the operations of these companies to other locations. Classic's primary market area also has a large medical community. Providers of medical services include King's Daughter Medical Center and Our Lady of Bellefonte Hospital.

         The economy of Ashland Federal's market area is in a period of transition from a primarily industrial-based economy to a service- and retail-based economy. In the past two years, Classic's market area has experienced increases in the retail and service sectors which has somewhat offset the impact of job losses and consolidations from heavy industry. Notwithstanding recent economic diversification in Boyd and Greenup Counties, the unemployment rate for both counties continues to exceed the rates for the Commonwealth of

Kentucky and the United States. Although new housing starts have diminished during the past several years, the valuation of homes in the market area has generally increased.

Lending Activities

         General. The principal lending activity of Classic is originating for its portfolio mortgage loans secured by one- to four-family residences located primarily in Classic's market area. To a much lesser extent, Classic also originates consumer, commercial real estate, multi-family and construction loans in its market area. At March 31, 1996, loans receivable, net totaled $43.7 million. See "--Originations, Purchases and Sales of Loans and Mortgage--Backed and Related Securities."

         Loan Portfolio Composition. The following information concerning the composition of the loan portfolios in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                                     March 31,
                                    --------------------------------------------------------------------------
                                               1996                     1995                     1994
                                    ----------------------  ------------------------  ------------------------
                                    Amount        Percent     Amount        Percent     Amount       Percent
                                    ------        -------     ------        -------     ------       -------
                                                            (Dollars in Thousands)
Real Estate Loans
 One- to four-family..............     $38,944        87.5%   $35,005          96.9%   $32,239           95.8%
 Commercial.......................       2,509         5.7        630           1.7        805            2.4
 Multi-family.....................         215         0.5        118           0.3        161            0.5
 Construction.....................       1,132         2.5        ---           ---        ---            ---
                                       -------       -----    -------         -----    -------          -----
     Total real estate loans......      42,800        96.2     35,753          98.9     33,205           98.7
                                       -------       -----    -------         -----    -------          -----

Other Loans
 Consumer Loans:
  Deposit account.................         389         0.9        383           1.1        429            1.3
  Other...........................         229         0.5        ---           ---        ---            ---
                                       -------       -----    -------         -----    -------          -----
     Total consumer loans.........         618         1.4        383           1.1        429            1.3
                                       -------       -----    -------         -----    -------          -----
 Commercial business loans........       1,063         2.4        ---           ---        ---            ---
                                       -------       -----    -------         -----    -------          -----
     Total other loans............       1,681         3.8        383           1.1        429            1.3
                                       -------       -----    -------         -----    -------          -----
     Total loans..................      44,481       100.0%    36,136         100.0%    33,634          100.0%
                                       =======       =====    =======         =====    =======          =====

Less
 Loans in process.................         504                     97                      167
 Deferred fees and discounts......         (31)                    (4)                      42
 Allowance for loan losses........         286                    312                      318
                                       -------                -------                  -------
 Total loans receivable, net......     $43,722                $35,731                  $33,107
                                       =======                =======                  =======

                                               1993                     1992
                                    -------------------------  -------------------------
                                       Amount         Percent     Amount      Percent

Real Estate Loans
 One- to four-family..............     $33,920           95.8%   $35,538          95.4%
 Commercial.......................         887            2.5        918           2.5
 Multi-family.....................         161            0.5        342           0.9
 Construction.....................         ---            ---        ---           ---
                                       -------          -----    -------         -----
     Total real estate loans......      34,968           98.8     36,798          98.8
                                       -------          -----    -------         -----

Other Loans
 Consumer Loans:
  Deposit account.................         433            1.2        445           1.2
  Other...........................         ---            ---        ---           ---
                                       -------          -----    -------         -----
     Total consumer loans.........         433            1.2        445           1.2
                                       -------          -----    -------         -----
 Commercial business loans........         ---            ---        ---           ---
                                       -------          -----    -------         -----
     Total other loans............         433            1.2        445           1.2
                                       -------          -----    -------         -----
     Total loans..................      35,401          100.0%    37,243         100.0%
                                       =======          =====    =======         =====

Less
 Loans in process.................         111                       104
 Deferred fees and discounts......          85                       193
 Allowance for loan losses........         349                       339
                                      --------                  --------
 Total loans receivable, net......     $34,856                   $36,607
                                       =======                   =======

         The following table shows the composition of the loan portfolios by fixed and adjustable rates at the dates indicated.

                                                                       March 31,
                                    -------------------------------------------------------------------------------
                                            1996                        1995                      1994
                                    -------------------------------------------------------------------------------
                                     Amount       Percent     Amount       Percent        Amount      Percent
                                                             (Dollars in Thousands)
Fixed-Rate Loans:
 Real estate:
  One- to four-family.............     $15,013      33.8%     $11,811      32.7%       $13,275           39.5%
  Commercial......................         721       1.6          424       1.2            525            1.5
  Multi-family....................         138        .3           34        .1             35             .1
 Construction.....................       1,132       2.5          ---       ---            ---            ---
                                       -------     ------     -------    ------        -------          -----
     Total real estate loans......      17,004      38.2       12,269      34.0         13,835           41.1
 Consumer.........................         567       1.3          383       1.1            429            1.3
                                       -------     ------     -------    ------        -------          -----
 Commercial business..............          51        .1          383       1.1            429            1.3
                                       -------     ------     -------    ------        -------          -----
     Total fixed-rate loans.......      17,622      39.6       12,652      35.1         14,264           42.4

Adjustable-Rate Loans:
 Real estate:
  One- to four-family.............      23,931      53.8       23,194      64.2         18,964           56.4
  Commercial......................       1,788       4.0          206        .5            280             .8
  Multi-family....................          77        .2           84        .2            126             .4
  Construction....................         ---       ---          ---       ---            ---            ---
                                       -------     ------     -------    ------        -------          -----
     Total real estate loans......      25,796      58.0       23,484      64.9         19,370           57.6
                                       -------     ------     -------    ------        -------          -----
 Consumer.........................          51        .1          ---       ---            ---            ---
 Commercial business..............       1,012       2.3          ---       ---            ---            ---
                                       -------     ------     -------    ------        -------          -----
     Total adjustable-rate loans..      26,859      60.4       23,484      64.9         19,370           57.6
                                       -------     ------     -------    ------        -------          -----
     Total loans..................      44,481     100.0%      36,136     100.0%        33,634          100.0%
                                                   =====                  =====                         =====

Less:
 Loans in process.................         504                     97                      167
 Deferred fees and discounts......         (31)                    (4)                      42
 Allowance for loan losses........         286                    312                      318
                                       -------                -------                  -------
    Total loans receivable, net...     $43,722                $35,731                  $33,107
                                       =======                =======                  =======





                                               1993                    1992
                                     --------------------     --------------------
                                     Amount       Percent     Amount       Percent
Fixed-Rate Loans:
 Real estate:
  One- to four-family.............     $12,197      34.5%     $11,742       31.5%
  Commercial......................         634       1.8          344         .9
  Multi-family....................          35        .1           35         .1
 Construction.....................         ---       ---          ---        ---
                                       -------     -----      -------      -----
     Total real estate loans......      12,866      36.4       12,121       32.5
 Consumer.........................         433       1.2          445        1.2
                                       -------     -----      -------      -----
 Commercial business..............         433       1.2          445        1.2
                                       -------     -----      -------      -----
     Total fixed-rate loans.......      13,299      37.6       12,566       33.7

Adjustable-Rate Loans:
 Real estate:
  One- to four-family.............      21,723      61.4       23,796       64.0
  Commercial......................         253        .7          574        1.5
  Multi-family....................         126        .3          307         .8
  Construction....................         ---       ---          ---        ---
                                       -------     -----      -------      -----
     Total real estate loans......      22,102      62.4       24,677       66.3
                                       -------     -----      -------      -----
 Consumer.........................         ---       ---          ---        ---
 Commercial business..............         ---       ---          ---        ---
                                       -------     -----      -------      -----
     Total adjustable-rate loans..      22,102      62.4       24,677       66.3
                                       -------     -----      -------      -----
     Total loans..................      35,401     100.0%      37,243      100.0%
                                                   =====                   =====

Less:
 Loans in process.................         111                    104
 Deferred fees and discounts......          85                    193
 Allowance for loan losses........         349                    339
                                       -------                -------
    Total loans receivable, net...     $34,856                $36,607
                                       =======                =======

                                       79

         The following schedule illustrates the interest rate sensitivity of the loan portfolio at March 31, 1996. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.


                                             Real Estate
                         ---------------------------------------------------------
                                               Multi-family and                                       Commercial
                         One- to Four-Family     Commercial        Construction       Consumer          Business            Total
                         -------------------  -----------------  -----------------  ----------------  --------------  --------------
                                 Weighted            Weighted            Weighted          Weighted         Weighted        Weighted
                                  Average             Average             Average          Average           Average         Average
                         Amount    Rate       Amount    Rate     Amount     Rate    Amount   Rate     Amount  Rate     Amount  Rate
                         ------  --------     ------ --------    ------  ---------  ------ ---------  ------ -------   ------ ------
                                                                      (Dollars in Thousands)
           Due
- ----------------------
Within one year(1)....     188      6.9%       35      9.3%    $1,132       9.9%    $572      8.8%    121      8.4%   $ 2,048   9.2%
One to two years......      75      8.0       ---     ---         ---      ---         3      8.0     ---     ---          78   8.0
Two to three years....     106      8.5        27      7.4        ---      ---       ---     ---      ---     ---         133   8.3
Three to five years...     427      8.4       ---     ---         ---      ---        14      7.5      29      8.5        470   8.4
Five to ten years.....   4,492      7.9     1,081      8.5        ---      ---        29      7.5     913      8.6      6,515   8.0
Ten to 15 years.......  10,178      7.4     1,213      8.8        ---      ---       ---     ---      ---     ---      11,391   7.6
Over 15 years.........  23,478      7.2       368      7.6        ---      ---       ---     ---      ---     ---      23,846   7.2
                       -------             ------              ------               ----           -----              -------
      Totals.......... $38,944             $2,724              $1,132               $618           $1,063             $44,481
                       =======             ======              ======               ====           ======             =======

- ------------
(1) Includes demand loans, loans having no stated maturity and overdraft loans.


         The total amount of loans due after March 31, 1997 which have predetermined interest rates is $15.7 million, while the total amount of loans due after such date which have floating or adjustable interest rates is $26.7 million.

         Under federal law, the aggregate amount of loans that Ashland Federal is permitted to make to any one borrower is generally limited to 15% of unimpaired capital and surplus (25% if the security for such loan has a "readily ascertainable" value or 30% for certain residential development loans). At March 31, 1996, based on the above, Ashland Federal's regulatory loans-to-one borrower limit was approximately $2.0 million. On the same date, Ashland Federal had no borrowers with outstanding balances in excess of this amount. As of March 31, 1996, the largest dollar amount outstanding to one borrower or, group of related borrowers, was $1.2 million. This loan represents permanent financing of a medical office building and equipment located in Classic's market area. The second largest amount outstanding to one borrower or group of related borrowers totaled $962,000 at March 31, 1996. These loans represent permanent financing of a personal residence, medical office building and related equipment located in Classic's market area.

         Classic's President and Senior Vice President have the authority to approve loans up to $250,000 and $200,000, respectively. Loans of $250,000 or more up to 10% of Classic's capital require approval of the Loan Committee of the Board of Directors. Loans in excess of such amount required approval of the Board of Directors. In addition, approval of the Loan Committee is required on all loans secured by collateral located outside Classic's market area.

         All of Classic's lending is subject to its written underwriting standards and to loan origination procedures. Decisions on loan applications are made on the basis of detailed applications and property valuations (consistent with the Board established appraisal policy). The loan applications are designed primarily to determine the borrower's ability to repay and the more significant items on the application are verified through use of credit reports, financial statements, tax returns or confirmations.

         Classic requires a title opinion or other evidence of title on its mortgage loans, as well as, fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. Classic also requires flood insurance to protect the property securing its interest when the property is located in a flood plain.

         One- to Four-Family Residential Real Estate Lending. The cornerstone of Classic's lending program is the origination of loans secured by mortgages on owner-occupied one- to four-family residences. Substantially all of Classic's one- to four-family residential mortgage originations are secured by properties located in its market area. In addition, substantially all mortgage loans originated by Classic are retained and serviced by it. At March 31, 1996, $38.9 million, or 87.6% of Classic's loan portfolio, consisted of mortgage loans on one- to four-family residences. On that date, approximately $5.3 million of Classic's one- to four-family residential real estate loans were secured by non-owner occupied properties.

         Since the early 1980s, Classic has offered ARM loans at rates and on terms determined in accordance with market and competitive factors. Prior to April 1995, Classic utilized a variety of ARM loan products. Most of these loans provided for a 1.0% maximum annual cap and a life-time cap of 5.0% over the initial rate and adjusted to a stated margin over the Cost of Funds Indices. Because these indices generally react more slowly to changes in interest rates as compared to other indices commonly used for ARMs (including those based on rates paid on U.S. Treasury securities), during a period of rising interest rates, the use of these lagging indices results in Classic's adjustable-rate loans repricing upward a slower rate which could result in a reduction in interest rate spread. Classic's average interest rate spread was 1.6% for the fiscal year ended March 31, 1996. At March 31, 1996, Classic had $18.9 million of ARM loans representing 49.2% of the one- to four-family loan portfolio, which reprice based upon one of the Cost of Funds Indices. On the same date, these loans had a weighted average yield of 6.8% and a weighted average contractual term to maturity of 227 months.

         Prior to April 1995, when competing lenders offered ARMs with interest rates during the initial adjustment period (i.e., typically the first year of the loan term) below that which would be indicated by reference to the applicable index plus the stated margin (i.e., "teaser" rates), Classic would often respond not by matching the discounted rate for the initial adjustment period but rather by discounting the interest rate for the entire life of the loan. Effective April 1, 1995, Classic discontinued this practice of offering teaser rates for the entire loan term although it may from time to time offer ARMs with initial rates below the fully indexed rates.

         In order to increase the interest rate sensitivity of its ARMs, Classic currently requires that ARM loans adjust in accordance with the one-year U.S. Treasury Constant Maturity Index. At March 31, 1996, Classic had $5.5 million of ARM loans which reprice based upon this index. However, since these loans generally provide for a 1.0% maximum annual cap and a life-time cap of 5.0% over the initial rate, the interest rates on these loans may not be as rate sensitive as is Classic's cost of funds. Currently, all ARM loans originated do not provide for a minimum interest rate and are not convertible to fixed-rate loans.

         ARM loans decrease the risk to Classic associated with changes in interest rates but may involve other risks, primarily because as interest rates rise, the payment by the borrower may rise to the extent permitted by the terms of the loan, thereby increasing the potential for default. At the same time, the market value of the underlying property may be adversely affected by higher interest rates.

         Classic currently offers fixed-rate mortgage loans with maturities from 10 to 30 years. Interest rates and fees charged on these fixed-rate loans are established on a regular basis according to market conditions. See "--Originations, Purchases and Sales of Loans and Mortgage-Backed Securities."

         In underwriting one- to four-family residential real estate loans, Classic currently evaluates both the borrower's ability to make principal, interest and escrow payments, the value of the property that will secure the loan and debt to income ratios. Prior to April 1995, Classic's underwriting standards placed more emphasis on the collateral securing the loan than on the borrower's ability to make principal and interest payments. As a result, Classic may experience a higher delinquency rate on loans originated during such periods.

         Currently, Classic will lend up to 90% (or up to 100% on a case-by-case basis) of the lesser of the sales price or appraised value of the security property on owner occupied one- to four-family loans. In the future, Classic may require that private mortgage insurance be obtained in an amount sufficient to reduce Classic's exposure to not more than 80% of the appraised value or sales price, as applicable. The loan-to-value ratio on non-owner occupied, one- to four-family loans is generally 85% of the lesser of the sales price or appraised value of the security property.

         Residential loans do not include prepayment penalties, are non-assumable and do not produce negative amortization. Properties securing one- to four-family residential real estate loans made by Classic are appraised by independent appraisers.

         Classic's loans are currently underwritten pursuant to Federal Home Loan Mortgage Corporation ("FHLMC") guidelines. Under current policy, Classic originates all mortgage loans for its portfolio.

         Classic's residential mortgage loans customarily include due-on-sale clauses giving Classic the right to declare the loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the property subject to the mortgage and the loan is not repaid.

         Multi-Family and Commercial Real Estate Lending. In the past, Classic has originated a limited amount of permanent multi-family and commercial real estate loans. In order to increase the proportion of Classic's assets which carry adjustable interest rates and to enhance the yield thereof, and in connection with the adoption of its new business strategy, since March 1995, Classic has increased its emphasis on commercial real estate lending. Classic generally focuses its commercial real estate lending efforts on borrowers (such as professionals) who occupy some or all of the collateral property. At March 31, 1996, Classic had $215,000 in multi-family loans, representing 0.5% of Classic's total loan portfolio, and $2.5 million in commercial real estate loans, or 5.7% of Classic's total loan portfolio.

         Classic's multi-family and commercial real estate loan portfolio includes or is anticipated to include loans secured by apartment buildings, office and professional buildings, medical facilities, churches, and other non-residential building properties. Classic's multi-family and commercial real estate loans are secured by properties located in Classic's market area.

         Permanent multi-family and commercial real estate loans are generally originated for a maximum term of 15 years and have fixed or adjustable rates which are generally based on a specified index plus a margin. Multi-family and commercial real estate loans are written in amounts of up to 75% of the appraised value of the property.

         Appraisals on properties serving multi-family and commercial real estate loans originated by Classic are performed by an independent appraiser prior to the time the loan is made. All appraisals on commercial and multi-family real estate are reviewed by Classic's management. Classic's underwriting procedures require verification of the borrower's credit history, income and financial statements, banking relationships and references. Classic generally requires personal guarantees on loans secured by multi-family and commercial real estate.

         Multi-family and commercial real estate loans generally present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family and commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. At March 31, 1996, Classic had no multi-family loans and $43,000 of commercial real estate loans which were 90 days or more delinquent.

         The acquisition of First Paintsville is anticipated to impact Classic's commercial real estate lending by increasing the volume of commercial real estate loans originated, subject to market conditions.

         Construction Lending. Classic originates a modest amount of construction loans for the construction of residential and commercial real estate. At March 31, 1996, Classic's construction loan portfolio totaled $1.1 million, or 2.5% of its total loan portfolio.

         Construction loans to individuals for the construction of their residences are structured to convert to permanent loans at the end of the construction phase, which typically run up to six months. These construction loans have rates and terms comparable to one- to four-family loans offered by Classic, except that during the construction phase, the borrower pays interest only at a specified margin over the prime rate. The maximum loan-to-value ratio of owner-occupied, single-family construction loans is 85%. Residential construction loans are underwritten pursuant to the same guidelines used for originating permanent residential loans. At March 31, 1996, there were $747,000 gross residential construction loans outstanding.

         From time to time, subject to market conditions, Classic originates construction loans to builders of one- to four-family residences. Such loans generally have terms of up to six months and require the payment of interest only for the loan term. Classic generally limits loans to builders for the construction of homes for sale to one home per builder. At March 31, 1996, Classic had $287,000 of construction loans to builders of one- to four-family residences.

         Classic also originates a limited number of loans for the construction of commercial real estate, particularly professional facilities. Such loans typically carry adjustable rates and convert to a permanent loans following completion of the construction period. Commercial real estate construction loans are generally underwritten pursuant to the same guidelines utilized for commercial real estate loans. At March 31, 1996, Classic had a $385,000 outstanding loan commitment for the construction of a gasoline and convenience store, of which $164,000 had been funded.

         Classic's construction loan agreements generally provide that loan proceeds are disbursed in increments as construction progresses. Classic reviews the progress of the construction of the dwelling before disbursements are made.

         Construction loans are obtained principally through referrals from Classic's and management's contacts in the business community as well as existing and walk-in customers. The application process includes a submission to Classic of accurate plans, specifications and costs of the project to be constructed/developed. These items are used as a basis to determine the appraised value of the subject property. Loans are based on the lesser of current appraised value and/or the cost of construction (land plus building).

         Construction lending is generally considered to involve a higher level of credit risk than one- to four-family residential lending since the risk of loss on construction loans is dependent largely upon the accuracy of the initial estimate of the individual property's value upon completion of the project and the estimated cost (including interest) of the project. If the cost estimate proves to be inaccurate, Classic may be required to advance funds beyond the amount originally committed to permit completion of the project. To the extent Classic's construction lending increases in the future, there can be no assurance that Classic will not experience an increase in delinquencies on its construction loans.

         Consumer Lending. Federally chartered savings institutions may invest up to 35% of assets in consumer loans (including any investment in investment grade and commercial paper and corporate debt securities). Prior to April 1995, Classic originated primarily consumer loans secured by deposit accounts. At March 31, 1996, consumer loans totaled $618,000, or 1.4% of Classic's total loan portfolio. In order to increase the yield and interest rate sensitivity of its loan portfolio as part of its new business strategy and as a result of the acquisition of First Paintsville, Classic intends to increase the type and volume of its consumer loans to include unsecured and secured consumer loans, with emphasis on direct automobile financing and home equity lending. Consumer loan terms will vary according to the type and value of collateral, length of contract and creditworthiness of the borrower.

         Classic's consumer loans secured by deposit accounts are made in amounts not to exceed 100% of the deposit holder's available passbook or certificate of deposit balance and carry no maximum term when secured by passbook accounts and a maximum term of no later than the certificate maturity date for loans secured by certificates of deposit. Currently, loans secured by deposit accounts carry an interest rate which is 2.0% to 3.0% above the stated rate on the pledged account, subject to adjustment based upon changes in the interest rate on pledged accounts.

         The underwriting standards to be employed by Classic for consumer loans include a determination of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is of primary consideration, the underwriting process will also include a comparison of the value of the security, if any, in relation to the proposed loan amount.

         Consumer loans, other than loans secured by deposit accounts, may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At March 31, 1996, none of Classic's consumer loans were non-performing. However, in view of the projected increase in the amount and scope of Classic's consumer lending activities, there can be no assurance that delinquencies in the consumer loan portfolio will not increase in the future.

         Commercial Business Lending. Federally chartered savings institutions are authorized to make secured or unsecured loans and letters of credit for commercial, corporate, business and agricultural purposes and to engage in commercial leasing activities, up to a maximum of 10% of total assets. Classic from time to time makes secured and unsecured commercial business loans, primarily in the form of fixed asset loans, to local businesses. At March 31, 1996, Classic's commercial business loans totaled $1.1 million, or 2.4% of total loans. In addition, on such date, Classic had one outstanding commercial business loan commitment totaling $75,000, which was not yet funded.

         Classic's commercial business loans generally have terms of one to seven years and generally carry adjustable rates of interest over the prime rate. Such loans are generally secured by inventory, accounts receivable and fixed assets.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         As a result of the acquisition of First Paintsville, it is anticipated that the amount and variety of commercial business lending activities will increase, subject to market conditions.

Originations, Purchases and Sales of Loans and Mortgage-Backed and Related Securities

         Real estate loans are originated by Classic's staff of salaried loan officers through referrals.

         Classic's ability to originate loans is dependent upon customer demand for loans in its market and to a limited extent, various marketing efforts. Demand is affected by both the local economy and the interest rate environment. See "--Market Area." Under current policy, all loans originated by Classic will be retained in Classic's portfolio.

         From time to time, in order to supplement loan originations, Classic has acquired mortgage-backed and related securities which are held, depending on the investment intent, in the "held-to-maturity" or "available-for-sale" portfolios. See "--Investment Activities --Mortgage-Backed and Related Securities" and Notes 4 and 6 to the Notes to Consolidated Financial Statements of Classic.

         The following table shows the loan origination, purchase, sale and repayment activities for the periods indicated.

                                                                                         Year Ended March 31,
                                                                        -------------------------------------------------
                                                                           1996               1995                1994
                                                                        ----------         ----------          ----------
                                                                                           (In Thousands)
Originations by type:
 Adjustable rate:
  Real estate - one- to four-family...........................             $5,145             $8,173            $ 2,602
              - commercial....................................              1,997                ---                ---
  Non-real estate - consumer..................................                 75                ---                ---
                  - commercial business.......................              1,855                ---                ---
                                                                          -------            -------            -------
         Total adjustable-rate loans..........................              9,072              8,173              2,602
                                                                          -------            -------            -------
 Fixed rate:
  Real estate - one- to four-family...........................              5,447                588              5,683
              - multi-family..................................                106                ---                ---
              - commercial....................................                591                ---                ---
              - construction..................................              2,142                ---                ---
  Non-real estate - consumer..................................                552                147                241
                  - commercial business.......................                 54                ---                ---
                                                                          -------            -------            -------
         Total fixed-rate loans...............................              8,892                735              5,924
                                                                          -------            -------            -------
         Total loans originated...............................             17,964              8,908              8,526
                                                                          -------            -------            -------

Purchases:
 Real estate - commercial.....................................                 25                ---                ---
  Non-real estate - commercial................................                250                ---                ---
                                                                          -------            -------            -------
         Total purchases......................................                275                ---                ---

Participations sold:
 Real estate - commercial.....................................                250                ---                ---
  Non-real estate - commercial business.......................                538                ---                ---
                                                                          -------            -------            -------
         Total participations sold............................                788                ---                ---

Repayments:
  Real estate - one- to four-family...........................              6,558              5,871              9,513
              - multi-family..................................                  8                 44                ---
              - commercial....................................                317                155                424
              - construction..................................              1,010                ---                ---
  Non-real estate - consumer..................................                392                193                245
                  - commercial business.......................                559                ---                ---
                                                                          -------            -------            -------
   Total principal repayments.................................              8,844              6,263             10,182
                                                                          -------            -------            -------
Increase (decrease) in other items, net.......................               (262)              (143)              (111)
                                                                          -------            -------            -------
         Net increase (decrease)..............................             $8,345             $2,502            $(1,767)
                                                                           ======             ======            =======

                                       87

         The following table shows mortgage-backed and related securities purchase, sale and repayment activities for the periods indicated.

                                                     Year Ended March 31,
                                          -------------------------------------
                                            1996           1995         1994
                                         --------       ----------    ---------
                                                         (In Thousands)
Purchases:
  Adjustable-rate(1)................      $  488        $   ---     $     ---
  Fixed-rate(1).....................         ---            498           ---
  CMOs and REMICs...................       2,022          5,308           ---
                                          ------        -------     ---------
         Total purchases............       2,510          5,806           ---
                                          ------        -------     ---------

Sales:
  Adjustable-rate(1)................         156            ---           ---
  Fixed-rate(1).....................         451            ---           ---
  CMOs and REMICs...................       6,542            ---           ---
                                          ------      ---------     ---------
         Total sales................       7,149            ---           ---
                                          ------      ---------     ---------

Principal repayments................         659          1,419         1,392
Other increases (decreases), net....          (3)           (16)           75
                                        --------          ------      --------
     Net increase (decrease)........     $(5,301)        $4,371       $(1,317)
                                        ========          ======      ========

- ----------
(1)  Consists of pass-through securities.

Delinquencies and Non-Performing Assets

         Delinquency Procedures. When a borrower fails to make a required payment on a loan, Classic attempts to cure the delinquency by contacting the borrower. A late notice is sent on all delinquent loans over 15 days delinquent. Additional written and verbal contacts may be made with the borrower between 30 and 90 days after the due date. If the loan is contractually delinquent 90 days, Classic institutes appropriate action to foreclose on the property. If a borrower agrees to a payment plan to bring a delinquent loan current, a designated lending officer monitors the loan for compliance with the payment agreement. If foreclosed, the property is sold at public sale and may be purchased by Classic. Delinquent consumer loans will generally be handled in a similar manner. However, a late notice will be sent on all delinquent consumer loans after ten days.

         Real estate acquired by Classic as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired by foreclosure or deed in lieu of foreclosure, it is recorded at the lower of cost or estimated fair value less estimated selling costs. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized.

         The following table sets forth loan delinquencies by type, by amount and by percentage of type at March 31, 1996.

                                            Loans Delinquent For:
                       ----------------------------------------------------------------
                               60 - 90 Days                    90 Days and Over              Total Delinquent Loans
                       ------------------------------ ---------------------------------   --------------------------
                                              Percent                         Percent                          Percent
                                              of Loan                         of Loan                          of Loan
                        Number    Amount     Category     Number    Amount   Category     Number     Amount   Category
                        ------    ------     --------     ------    ------   --------     ------     ------   --------
                                                            (Dollars in Thousands)
Real Estate:
  One- to four-family.     36     $1,091       2.8%         6       $142      0.4%          42       $1,233       3.2%
  Commercial..........    ---        ---       ---          1         43      1.7            1           43       1.7
                          ---     ------       ---        ---       ----      ---          ---       ------       ---
     Total............     36     $1,091       2.5          7       $185      0.4           43       $1,276       2.9
                          ===     ======                  ===       ====                    ===      ======

         Classification of Assets. Federal regulations require that each savings institution classify its own assets on a regular basis. In addition, in connection with examinations of savings institutions, OTS and FDIC examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: Substandard, Doubtful and Loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of Substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified Loss is considered uncollectible and of such little value that continuance as an asset on the balance sheet of the institution is not warranted. Assets classified as Substandard or Doubtful require the institution to establish prudent general allowances for loan losses. If an asset or portion thereof is classified as a loss, the institution charges off such amount against the loan loss allowance. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the District Director of the OTS.

         On the basis of management's review of its assets, at March 31, 1996, Classic had classified a total of $600,000 of its loans and other assets as follows:


                                                March 31, 1996
                                                --------------
                                                (In Thousands)

Substandard..............................            $592
Doubtful.................................               8
Loss.....................................             ---
                                                    -----
     Total...............................            $600
                                                     ====

         Classic's classified assets consist of the non-performing loans and foreclosed assets. As of the date hereof, these asset classifications are materially consistent with those of the OTS and FDIC. When loans are classified as a "loss," they are charged off against the loan loss allowance.

         Non-Performing Assets. The following table sets forth the amounts and categories of non-performing assets in the loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, Classic has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.

                                                                                     March 31,
                                                            --------------------------------------------------------
                                                             1996        1995         1994        1993         1992
                                                             ----        -----        ----        ----         ----
                                                                          (Dollars in Thousands)
Non-accruing loans:
  One- to four-family................................         $552     $   447       $1,051       $1,332      $1,704
  Commercial real estate.............................           43         301          ---          ---         ---
                                                             -----     -------       ------       ------      ------
     Total...........................................          595         748        1,051        1,332       1,704
                                                             -----     -------       ------       ------      ------

Accruing loans delinquent 90 days or more:
  One- to four-family................................          ---          60          ---          ---         ---

Foreclosed assets:
  One- to four-family................................            5          49          ---          179         156
                                                              ----      ------      -------      -------     -------

Total non-performing assets..........................         $600      $  857       $1,051       $1,511      $1,860
                                                              ====      ======       ======       ======      ======
Total as a percentage of total assets................          0.9%        1.4%         1.8%         2.8%        3.9%
                                                               ===         ===          ===          ===         ===


         For the year ended March 31, 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $47,000. The amount that was included in interest income on such loans was $35,000 for the year ended March 31, 1996. The average balance of non-accrual loans for the year ended March 31, 1996 was $677,000. The allowance for loan losses on non-accrual loans amounted to $0 at March 31, 1996.

         At March 31, 1996, Classic's non-accruing loans included 17 loans secured by single-family real estate totaling $552,000 and one loan secured by commercial real estate totaling $43,000. At March 31, 1996, real estate owned included a vacant lot totaling $5,000.

         As part of its new business strategy, management has revised Classic's underwriting guidelines and implemented increased collection efforts in an attempt to reduce the level of non-performing assets. No prediction can be made as to whether management will be successful in reducing the level of non-performing assets.

         Other Assets of Concern. In addition to the non-performing assets set forth in the table above, as of March 31, 1996, there were no loans or other assets with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories.

         Management considers non-performing and "of concern" assets in establishing its allowance for loan losses.

         Allowance for Loan Losses. The following table sets forth an analysis of the allowance for loan losses.

                                                                                      Year Ended March 31,
                                                                    ------------------------------------------------
                                                                    1996       1995       1994       1993       1992
                                                                    ----       ----       ----       ----       ----
                                                                                  (Dollars in Thousands)

Balance at beginning of period................................       $311       $318       $349      $339       $165
                                                                     ----       ----       ----      ----       ----

Charge-offs:
  One- to four-family.........................................         44        130        184       223        134
  Multi-family................................................        149        ---        ---       ---        ---
  Commercial real estate......................................         21         19        ---       ---        ---
                                                                     ----      -----     ------    ------     ------
      Total charge-offs.......................................        214        149        184       223        134
                                                                     ----       ----       ----      ----       ----

Recoveries:
  One- to four-family.........................................         12          9         70        23        ---
  Multi-family................................................          9        ---        ---       ---        ---
                                                                     ----     ------     ------    ------     ------
      Total recoveries........................................         21          9         70        23        ---
Net charge-offs...............................................        193        140        114       200        134
                                                                     ----       ----       ----      ----       ----
Additions charged to operations...............................        168        133         83       210        308
                                                                     ----       ----      -----      ----       ----
Balance at end of period......................................       $286       $311       $318      $349       $339
                                                                     ====       ====       ====      ====       ====

Ratio of net charge-offs during the period to average loans
    outstanding during the period.............................        0.5%       0.4%       0.3%      0.6%       0.4%
                                                                      ===        ===        ===       ===        ===

Ratio of net charge-offs during the period to average non-
    performing assets.........................................       25.4%      17.5%      11.5%     10.2%       7.4%
                                                                     ====       ====       ====      ====        ===

         The distribution of the allowance for loan losses at the dates indicated is summarized as follows:

                                                                March 31,
                      ---------------------------------------------------------------------------------------------
                                    1996                           1995                          1994
                      ------------------------------   ----------------------------- ------------------------------
                                             Percent                         Percent                        Percent
                                            of Loans                        of Loans                       of Loans
                                    Loan     in Each               Loan      in Each               Loan     in Each
                       Amount of   Amounts  Category   Amount of  Amounts   Category  Amount of   Amounts  Category
                       Loan Loss     by     to Total   Loan Loss    by      to Total  Loan Loss     by     to Total
                       Allowance  Category     Loans   Allowance Category     Loans   Allowance  Category    Loans
                      --------------------- ----------------------------------------- -----------------------------
                                                             (In thousands)
One- to four-family...  $59      $38,944      87.5%    $ 47      $35,005       96.9%   $ ---    $32,239       95.8%
Multi-family..........  ---          215       0.5      ---          118        0.3      ---        161        0.5
Commercial real estate    4        2,509       5.7       75          630        1.7      ---        805        2.4
Construction..........  ---        1,132       2.5      ---          ---        ---      ---        ---        ---
Consumer..............  ---          618       1.4      ---          383        1.1      ---        429        1.3
Commercial business...  ---        1,063       2.4      ---          ---        ---      ---        ---        ---
Unallocated...........  223          ---       ---      190          ---        ---      318        ---        ---
                       ----      -------     -----     ----      -------      -----     ----    -------      -----
     Total............ $286      $44,481     100.0%    $312      $36,136      100.0%    $318    $33,634      100.0%
                       ====      =======     =====     ====      =======      =====     ====    =======      =====


                                                   March 31,
                      --------------------------------------------------------------
                                       1993                        1992
                      --------------------------------  ----------------------------
                                               Percent                       Percent
                                              of Loans                      of Loans
                                      Loan     in Each              Loan     in Each
                         Amount of   Amounts  Category  Amount of  Amounts  Category
                         Loan Loss     by     to Total  Loan Loss    by     to Total
                         Allowance  Category    Loans   Allowance Category    Loans
                      ------------- -------- ---------  --------- --------- --------


One- to four-family... $ ---      $33,920       95.8%   $ ---     $35,538     95.4%
Multi-family..........   ---          161        0.5      ---         342      0.9
Commercial real estate   ---          887        2.5      ---         918      2.5
Construction..........   ---          ---        ---      ---         ---      ---
Consumer..............   ---          433        1.2      ---         445      1.2
Commercial business...   ---          ---        ---      ---         ---      ---
Unallocated...........   349          ---        ---      339         ---      ---
                        ----      -------      -----     ----     -------    -----

     Total............  $349      $35,401      100.0%    $339     $37,243    100.0%
                        ====      =======      =====     ====     =======    =====

         The allowance for loan losses is established through a provision for loan losses charged to earnings based on management's evaluation of the risk inherent in its entire loan portfolio and changes in the nature and volume of its loan activity. Such evaluation, which includes a review of all loans of which full collectibility may not be reasonably assured, considers the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance to outstanding loans, historical loss experience, delinquency trends, prevailing and projected economic conditions and other factors that warrant recognition in providing for an adequate allowance for loan losses. In determining the general reserves under these policies, historical charge-offs and recoveries, changes in the mix and levels of the various types of loans, net realizable values, the current loan portfolio and current economic conditions are considered.

         While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen economic and market conditions could result in adjustments to the allowance for loan losses, and net earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination.

Investment Activities

         General. Ashland Federal must maintain minimum levels of investments and other assets that qualify as liquid assets under OTS regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, Ashland Federal has maintained liquid assets at levels significantly above the minimum requirements imposed by the OTS regulations and above levels believed adequate to meet the requirements of normal operations, including potential deposit outflows. At March 31, 1996, Ashland Federal's liquidity ratio for regulatory purposes was 5.1%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Classic -- Asset/Liability Management" and "-- Liquidity and Capital Resources."

         Generally, the investment policy of Classic and Ashland Federal is to invest funds among categories of investments and maturities based upon the asset/liability management policies, investment quality, loan and deposit volume, liquidity needs and performance objectives. Prior to April 1, 1994, Classic recorded its investments in its investment securities portfolio at the lower of cost or current market value if held for sale or at amortized cost if held for investment. Unrealized declines in the market value of securities held to maturity were not reflected in the financial statements; however, unrealized losses in the market value of securities held for sale were recorded as a charge to current earnings. Effective April 1, 1994, Classic adopted SFAS 115. As required by SFAS 115, securities are classified into three categories: trading, held to maturity and available-for-sale. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value with unrealized gains and losses included in trading account activities in the statement of operations. Securities that Classic has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other securities not classified as trading or held-to-maturity are classified as available-for-sale. At March 31, 1996, Classic had no securities which were classified as trading. Available-for-sale securities are reported at fair value with unrealized gains and losses included, on an after-tax basis, in a separate component of retained earnings. At March 31, 1996, $13.9 million of investment securities or mortgage-backed and related securities were classified as available-for-sale.

         Securities. Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.

         Prior to April 1995, Classic used investment securities to supplement loan volume and to improve the yield on its interest-earning assets. Since the new business strategy resulted in an increase in lending activities (in part because loans generally carry higher yields than investment securities), Classic experienced a decline in the volume of investment securities. However, Classic continues to invest in liquidity investments and in high-quality investments, such as U.S. Treasury and agency obligations, in order to supplement lending volume and provide collateral for FHLB borrowing and public funds deposited with Classic. Investment securities may also be used to adjust the term to repricing of Classic's assets. At March 31, 1996, Classic's investment securities portfolio totaled $11.1 million. At March 31, 1996, Classic did not own any investment securities of a single issuer which exceeded 10% of Classic's stockholders' equity, other than U.S. government securities and federal agency obligations. See Note 4 of the Notes to the Consolidated Financial Statements of Classic for additional information regarding Classic's investment securities portfolio.

         The following table sets forth the composition of Classic's securities at the dates indicated.

                                                                            March 31,
                                                 ---------------------------------------------------------------------
                                                           1996(1)                1995                   1994
                                                 ---------------------  ----------------------  ----------------------
                                                   Carrying     % of     Carrying      % of     Carrying     % of
                                                    Value       Total      Value       Total     Value       Total
                                                   --------    -------   --------     ------    --------     -----
                                                                        (Dollars in Thousands)
Investment securities:
  U.S. government securities.....................    $1,266      11.5    $ 1,245         9.7    $   500         5.7
  Federal agency obligations.....................     4,415      39.9      6,446        49.9      2,899        33.2
  Municipal bonds................................     4,757      43.0      4,629        35.9      4,781        54.8
FHLB stock.......................................       621       5.6        580         4.5        546         6.3
                                                    -------     -----    -------       -----    -------       -----
     Total securities and FHLB stock.............   $11,059     100.0%   $12,900       100.0%   $ 8,726       100.0%
                                                    =======     =====    =======       =====    =======       =====

Average remaining life of investment securities..   13 yrs.              11 yrs.                13 yrs.


Other interest-earning assets:
  Interest-bearing deposits with banks...........    $6,649     100.0%   $ 3,195       100.0%   $12,612      100.0%
                                                     ======     =====    =======       =====    =======      =====

- ---------------
(1) At March 31, 1996, all investment securities held by Classic were classified as available for sale.

         The composition and maturities of the securities portfolio, excluding FHLB stock, are indicated in the following table.


                                                                     March 31, 1996
                                    ----------------------------------------------------------------------------
                                      Less Than      1 to 5       5 to 10        Over
                                       1 Year        Years         Years      10 Years        Total Securities
                                    ------------  ------------ ------------  -----------  -----------------------
                                      Carrying      Carrying     Carrying      Carrying     Carrying      Market
                                        Value        Value         Value        Value         Value        Value
                                    -----------    -----------  ----------    ---------    -----------  ---------
                                                                 (Dollars in Thousands)
U.S. government securities..........    $252        $1,014      $   ---       $   ---      $ 1,266       $ 1,266
Federal agency obligations..........     ---           ---          989         3,426        4,415         4,415
Municipal bonds.....................     ---           ---          652         4,105        4,757         4,757
                                        ----        ------       ------        ------      -------       -------
Total securities....................    $252        $1,014       $1,641        $7,531      $10,438       $10,438
                                        ====        ======       ======        ======      =======       =======

Weighted average yield(1)...........     7.2%         6.4%          6.4%         6.8%          6.7%          6.7%
                                         ===          ===           ===          ===           ===           ===

- --------------
(1)  Yields have not been computed on a tax-equivalent basis.

         See Note 4 of the Notes to the Consolidated Financial Statements of Classic for a discussion of Classic's securities portfolio.

         Mortgage-Backed and Related Securities. In order to supplement loan and investment activities, Classic has invested in mortgage-backed and related securities.

         Consistent with its asset/liability management strategy at March 31, 1996, $480,000, or 16.9% of Classic's mortgage-backed and related securities have adjustable interest rates. For information regarding the mortgage-backed and related securities portfolio, see Note 6 of the Notes to the Consolidated Financial Statements of Classic.

         As of March 31, 1996, all of the mortgage-backed and related securities owned by Classic were issued, insured or guaranteed either directly or indirectly by a federal agency. As a result, Classic did not have any mortgage-backed or related securities in excess of 10% of stockholders' equity except for federal agency obligations.

         In addition to its conventional mortgage-backed securities, from time to time, Classic invests in collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs and REMICs are securities derived by reallocating the cash flows from mortgage-backed securities or pools of mortgage loans in order to create multiple classes, or tranches, of securities with coupon rates and average lives that differ from the underlying collateral as a whole. The terms to maturity of any particular tranche is dependent upon the prepayment speed of the underlying collateral as well as the structure of the particular CMO or REMIC. As a result, the cash flow and hence the value of CMOs and REMICs are subject to substantial change. At March 31, 1996, Classic had $2.0 million of REMICs.

         In past, Classic had invested in interest only strips ("IO Strips"), a mortgage derivative security consisting essentially of a portion of the interest payments on a pool of mortgages. Since the effective life of such interest payments, and hence its value of the related IO Strips is highly dependent upon prepayment levels which in turn are highly variable, the market value of IO Strips are highly volatile. Classic established a $160,000 valuation allowance on the IO

Strips due to an other than temporary decline in the market value of this asset. In order to reduce the volatility of its mortgage-backed securities portfolio, Classic sold the remaining $19,000 of its IO Strips at a gain of approximately $9,000 during fiscal 1996. At March 31, 1996, Classic had no IO Strips in its portfolio.

         To assess price volatility, the Federal Financial Institutions Examination Council ("FFIEC") adopted a policy in 1992 which requires an annual "stress" test of mortgage derivative securities. This policy, which has been adopted by the OTS, requires Ashland Federal to annually test its CMOs and other mortgage-related securities to determine whether they are high-risk or nonhigh-risk securities. Mortgage derivative products with an average life or price volatility in excess of a benchmark 30-year, mortgage-backed, pass-through security are considered high-risk mortgage securities. Under the policy, savings institutions may generally only invest in high-risk mortgage securities in order to reduce interest rate risk. In addition, all high-risk mortgage securities acquired after February 9, 1992 which are classified as high risk at the time of purchase must be carried in the institution's trading account or as assets held for sale. At March 31, 1996, none of Ashland Federal's mortgage-backed securities were classified as "high-risk."

         The following table sets forth the contractual maturities of the mortgage-backed securities at March 31, 1996.

                                                               Due In
                                   ---------------------------------------------------------------  March 31, 1996
                                      1 Year     Over 1 to 5   Over 5 to   Over 10 to     Over 20       Balance
                                       or Less      Years      10 Years     20 Years       Years       Outstanding
                                   ------------  -----------  ----------- ------------ ------------ --------------
                                                                    (In Thousands)
Federal Home Loan Mortgage
Corporation.......................      $---         $---         $365         $---      $   ---            $365

Other.............................       ---          ---          ---          ---          480             480

CMOs and REMICs...................       ---          ---          985          ---        1,010           1,995
                                        ----         ----       ------         ----       ------          ------

     Total........................      $---         $---       $1,350         $---       $1,490          $2,840
                                        ====         ====       ======         ====       ======          ======

         At March 31, 1996, the dollar amount of all mortgage-backed and related securities due after March 31, 1996, which had fixed interest rates and floating or adjustable rates totaled $2.3 million and $480,000, respectively.

         The market values of a portion of Classic's mortgage-backed and related securities held-to-maturity have been from time to time lower than their carrying values. However, for financial reporting purposes, such declines in value are considered to be temporary in nature since they have been due to changes in interest rates rather than credit concerns. See Note 6 of the Notes to the Consolidated Financial Statements of Classic.

         The following table sets forth the composition of the mortgage-backed securities at the dates indicated.

                                                                                March 31,
                                                 ------------------------------------------------------------------
                                                          1996                   1995                   1994
                                                 --------------------  ----------------------  ---------------------
                                                  Carrying    Market     Carrying    Market    Carrying     Market
                                                    Value      Value       Value      Value      Value       Value
                                                  --------    ------     --------    ------     -------     ------
                                                                        (Dollars in Thousands)

Mortgage-backed securities held for investment:
  Federal National Mortgage Association
     ("FNMA")....................................    $   ---    $   ---      $  170     $  172     $  209      $  214
  FHLMC..........................................        ---        ---         743        754      1,064       1,090
  CMOs/REMICs(1).................................        ---        ---       6,833      6,710      2,533       2,530
                                                     -------    -------      ------     ------     ------      ------
       Total held for investment.................    $   ---    $   ---      $7,746     $7,636     $3,806      $3,834
                                                     -------    -------      ------     ------     ------      ------
Mortgage-backed securities available for sale:
  FHLMC..........................................       $371       $365      $  ---     $  ---     $  ---      $  ---
  Other..........................................        484        480         ---        ---        ---         ---
  CMOs/REMICs(2).................................      2,021      1,995      $  431     $  387     $  ---      $  ---
                                                      ------     ------     -------     ------     ------      ------
       Total mortgage-backed securities..........     $2,876     $2,840      $8,177     $8,023     $3,806      $3,834
                                                      ======     ======      ======     ======     ======      ======

- ---------------
(1) Included $106,000 and $81,000 of FNMA REMIC IOs at March 31, 1993 and 1994,
    respectively.
(2) Included $19,000 of FNMA REMIC IOs at March 31, 1995.

Sources of Funds

         General. Classic's primary sources of funds are deposits, payments (including prepayments) of loan principal, interest earned on loans and securities, repayments of securities, borrowings and funds provided from operations.

         As a result of the acquisition of First Paintsville, Classic intends to increase, subject to market conditions, the current level of consumer deposits through increased marketing efforts and additional product offerings.

         Deposits. Classic offers deposit accounts having a wide range of interest rates and terms. Classic's deposits consist of passbook, money market, various certificate and interest- and noninterest-bearing checking accounts. In order to increase the volume of checking accounts, Classic employed a new accounts specialist in fiscal 1996. Classic also cross markets to current customers and utilizes newspaper and radio advertisements. Classic currently relies primarily on competitive pricing policies and customer service to attract and retain deposits. Classic has entered into a contract with a nationally recognized ATM network to obtain access to automated teller machines in order to increase fees and attract customers.

         From October 1991 to April 1995, Classic utilized wholesale deposits through deposit brokers which solicit funds from their customers for deposit with Classic to fund loan originations in light of deposit outflows. Brokered deposits totaled $2.1 million at March 31, 1996. Brokered deposits are generally believed to be more responsive to changes in interest rates than retail deposits and, thus, are more likely to be withdrawn from Classic upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. Since brokered deposits generally earn a higher rate than that paid on retail deposits, the use of brokered deposits may also increase an institution's cost of funds.

The brokered deposits held by Classic at March 31, 1996 will mature no later than December 31, 1997. Management currently anticipates that, based upon its current policy, substantially all of Classic's brokered deposits will not be renewed upon maturity. Effective September 25, 1995, the Board of Directors revised the its policies to limit the use of brokered deposits to 10% of deposits. Classic reduced the level of brokered deposits from $6.9 million at March 31, 1995 to its current level primarily through the solicitation of retail deposits in Classic's market area.

         From time to time, Classic offers "step up" certificates of deposits which permit upward adjustments of interest rates depending on market conditions but do not permit downward adjustments below the initial rate. At March 31, 1996, Classic had $9.4 million of "step up" certificates of deposit with an average cost of 6.4%.

         Classic currently manages the pricing of its deposits in keeping with its asset/liability management, profitability and growth objectives. For additional information regarding Classic's deposit accounts, see Note 11 of the Notes to the Consolidated Financial Statements of Classic.

         The following table sets forth the savings flows at Classic during the periods indicated.


                                               Year Ended March 31,
                                   ---------------------------------------------
                                     1996              1995              1994
                                   -------           --------          --------
                                             (Dollars in Thousands)

Opening balance.................     $48,510          $ 51,644         $ 47,938
Deposits........................      15,671            16,325           21,693
Withdrawals.....................     (19,587)          (20,717)         (19,331)
Interest credited...............       1,606             1,258            1,344
                                    --------          --------         --------

Ending balance..................     $46,200          $ 48,510         $ 51,644
                                     =======          ========         ========

Net increase (decrease).........     $(2,310)         $ (3,134)        $  3,706
                                     =======          ========         ========

Percent increase (decrease).....        (4.8)%            (6.1)%            7.7%
                                       ====              ====              ====

         The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered as of the dates indicated.

                                                                           As of March 31,
                                              --------------------------------------------------------------------
                                                         1996                     1995                    1994
                                              --------------------------------------------------------------------
                                                            Percent                  Percent              Percent
                                                Amount     of Total     Amount      of Total    Amount    of Total
                                              ---------   ---------    --------    ----------  --------   ---------
                                                                      (Dollars in Thousands)
Deposits:
- ---------

Interest bearing demand deposits - 3.25%(1)... $    15        ---            ---     ---           ---        ---
Savings Accounts - 3.00%(1)...................   2,683        0.1%       $ 3,045     6.3%      $ 3,831        7.4%
Money Market Accounts - 3.10%(1)..............   5,494       11.9          6,674    13.8        10,674       20.7
                                               -------       ----       --------    ----       -------       ----
     Total Deposits...........................  $8,192       17.7%       $ 9,719    20.1%      $14,505       28.1%
                                                ======       ====        =======    ====       =======       ====

Certificates:
- ------------

0.00 -  4.00%.................................   2,582        5.6          2,561      5.3       10,466       20.3
4.01 -  6.00%.................................  18,421       39.9         20,599     42.4       22,543       43.6
6.01 -  8.00%.................................  16,792       36.3         14,912     30.7        2,610        5.1
8.01 - 10.00%.................................     213        0.5            719      1.5        1,520        2.9
                                              --------      -----       --------   ------      -------       ----
Total Certificates............................  38,008       82.3         38,791     79.9       37,139       71.9
                                               -------      -----        -------    -----      -------      -----
     Total Deposits........................... $46,200      100.0%       $48,510    100.0%     $51,644      100.0%
                                               =======      =====        =======    =====      =======      =====

- -------------
(1) Interest rate offered at March 31, 1996.

         The following table shows rate and maturity information for Classic's certificates of deposit as of March 31, 1996.


                                         0.00-      4.01-        6.01-        8.01-                      Percent
                                         4.00%      6.00%        8.00%      or greater     Total        of Total
                                     -----------  ---------  ------------  -------------  ---------  ---------------
                                                                 (Dollars in Thousands)
Certificate accounts maturing in
quarter ending:
June 30, 1996........................   $2,583     $  4,220      $  3,276         $ 91       $10,170          26.8%
September 30, 1996...................      ---        3,464         3,985          ---         7,449          19.6
December 31, 1996....................      ---        1,608         3,013          ---         4,621          12.2
March 31, 1997.......................      ---        3,913           755          ---         4,668          12.3
June 30, 1997........................      ---          851         1,090          ---         1,941           5.1
September 30, 1997...................      ---        1,163         1,767          ---         2,930           7.7
December 31, 1997....................      ---          289         1,208          ---         1,497           3.9
March 31, 1998.......................      ---          807           668           22         1,497           3.9
June 30, 1998........................      ---          242           321          ---           563           1.5
September 30, 1998...................      ---          657           301          ---           958           2.5
December 31, 1998....................      ---           74            10          ---            84           0.2
March 31, 1999.......................      ---          140            84          100           324           0.9
Thereafter...........................      ---          992           314          ---         1,306           3.4
                                      --------     --------      --------       ------      --------         -----

   Total.............................   $2,583      $18,420       $16,792         $213       $38,008         100.0%
                                        ======      =======       =======         ====       =======         =====

   Percent of total..................      6.8%        48.5%         44.2%         0.5%
                                           ===         ====          ====          ===

         The following table indicates the amount of the certificates of deposit and other deposits by time remaining until maturity as of March 31, 1996.

                                                                                 Maturity
                                                       -----------------------------------------------------------
                                                                     Over         Over
                                                        3 Months     3 to 6       6 to 12       Over
                                                        or Less      Months       Months       12 months     Total
                                                        -------      -------      -------      ----------    -----
                                                                             (In Thousands)
Certificates of deposit less than $100,000...........     $6,708       $6,934       $7,789       $9,670      $31,101
Certificates of deposit of $100,000 or more..........      3,461          515        1,500        1,431        6,907
                                                         -------      -------       ------     --------     --------
Total certificates of deposit........................    $10,170       $7,449       $9,289      $11,101      $38,008
                                                         =======       ======       ======      =======      =======

         Ashland Federal did not have any deposits from governmental or other public entities at March 31, 1996.

         For additional information regarding the composition of Classic's deposits, see Note 11 of the Notes to the Consolidated Financial Statements of Classic.

         Borrowings. Other available sources of funds include advances from the FHLB of Cincinnati and other borrowings. As a member of the FHLB of Cincinnati, Ashland Federal is required to own capital stock in the FHLB of Cincinnati and is authorized to apply for advances from the FHLB of Cincinnati. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Cincinnati may prescribe the acceptable uses for these advances, as well as limitations on the size of the advances and repayment provisions.

         FHLB borrowings are also used to fund loan demand and other investment opportunities and to offset deposit outflows. At March 31, 1996, Classic had no FHLB advances outstanding. See Note 12 of the Notes to the Consolidated Financial Statements of Classic.

         The following table sets forth the maximum month-end balance and average balance of Classic's FHLB advances for the periods indicated.


                                                                           Year Ended March 31,
                                                                   -----------------------------------------
                                                                    1996             1995              1994
                                                                   ------           ------            ------
                                                                                (In Thousands)
Maximum Balance:
  FHLB advances.................................................    $7,975           $4,800          $   ---

Average Balance:
  FHLB advances.................................................     3,660            3,600              ---

Weighted average interest rate of FHLB advances.................       5.9%             3.4%             ---%

         The following table sets forth certain information as to Classic's borrowings at the dates indicated.

                                                                                  March 31,
                                                               -----------------------------------------------
                                                                    1996              1995             1994
                                                               ----------------- ----------------- ------------
                                                                              (Dollars in Thousands)
FHLB advances.................................................     $    ---            $4,800           $ ---

Subsidiary Activities of Ashland Federal

         As a federally chartered savings bank, Ashland Federal is permitted by OTS regulations to invest up to 2% of its assets in the stock of, or loans to, service corporation subsidiaries, and may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes. In addition to investments in service corporations, federal institutions are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities which a federal savings association may engage in directly.

         At March 31, 1996, Ashland Federal had one wholly owned service corporation, AFS Service Corporation (the "Subsidiary"). The Subsidiary, a Kentucky corporation, was incorporated in 1978 for the purpose of acquiring the stock of Intrieve, Inc. ("Intrieve") (formerly the Savings and Loan Data Corporation, Inc.). Since its incorporation, the Subsidiary has not engaged in any activity other than holding the stock of Intrieve.

         At March 31, 1996, the Subsidiary's assets consisted entirely of Intrieve stock. At that date, the Subsidiary had no liabilities and equity consisted of $15,000 of capital stock owned by Ashland Federal.

Competition

         Classic faces strong competition both in originating real estate loans and in attracting deposits. Competition in originating loans comes primarily from commercial banks, credit unions mortgage bankers and other savings institutions, which also make loans secured by real estate located in Boyd and Greenup Counties, Kentucky. At March 31, 1996, there were five savings institutions, six commercial banks and five credit unions located in Boyd and Greenup Counties, Kentucky. On that date, Classic accounted for approximately 5.0% of the loans originated in Boyd and Greenup Counties, Kentucky. Classic competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of services it provides to borrowers.

         Ashland Federal's new business strategy allows for the origination of consumer and commercial real estate loans which, at the time current management was hired, were not offered by Ashland Federal. Management has strong competition from commercial banks and other financial institutions currently providing these loan products in Ashland Federal's market area. Management believes that Ashland Federal's ability to penetrate these markets is dependent upon the pricing of loan products, marketing efforts and knowledge of the market. Ashland Federal's current lending staff has over 40 years of combined lending experience in this market area, including relationships with a large number of potential customers to whom Ashland Federal intends to market.

         Competition for deposits is principally from commercial banks, credit unions, mutual funds, securities firms and other savings institutions located in the same communities. The ability of Classic to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk, convenient locations and other factors. Classic competes for these deposits by offering competitive rates, convenient business hours and a customer oriented staff. At March 31, 1996, Classic's share of deposits in its market area was approximately 4.0%.

Employees

         At March 31, 1996, Classic and its subsidiaries had a total of ten full-time employees. None of Classic's employees are represented by any collective bargaining agreement. Management considers its employee relations to be good.

Description of Properties

         Classic conducts its business at its office located at 344 Seventeenth Street, Ashland, Kentucky. Classic's 6,000 square foot office was acquired in 1963 and had a net book value of $192,000 at March 31, 1996. At March 31, 1996, the total net book value of Classic's premises and equipment (including land, building and leasehold improvements, and furniture, fixtures and equipment) was approximately $724,000.

         In June 1994, Classic acquired the 1,200 square foot office building and land located adjacent to its current office building at 1737 Carter Avenue in Ashland, Kentucky for a purchase price of $90,000. At March 31, 1996, the current book value of this building was approximately $93,000. Classic's improvements to this building totaled approximately $8,000. This building, which is currently rented, is intended to be used for Classic's future expansion.

         Except for negotiations currently in process related to the purchase of land to be used to construct a branch office, Classic believes that its current facilities (including the adjacent office building) are adequate to meet the present and foreseeable future needs.

         Classic's depositor and borrower customer files are maintained by an independent data processing company. The net book value of the data processing and computer equipment utilized by Classic at March 31, 1996 was approximately $51,000.

Legal Proceedings

         Classic and Ashland Federal are involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of their businesses. While the ultimate outcome of these proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with counsel representing Classic and Ashland Federal in the proceedings, that the resolution of these proceedings should not have a material effect on Classic's financial condition or results of operations on a consolidated basis.

                          BUSINESS OF FIRST PAINTSVILLE

General

         First Paintsville is a Kentucky corporation which was organized in 1984 for the purpose of becoming a bank holding company. The principal asset of First Paintsville is the outstanding stock of First National Bank, its only subsidiary. First Paintsville presently has no separate operations and its business will consist only of the business of First National Bank, therefore, the information presented herein relates principally to First National Bank.

         At March 31, 1996, First Paintsville had $59.1 million in assets, deposits of $51.8 million and stockholders' equity of $5.5 million.

         Originally chartered in 1933, First National Bank operates as a national bank. First National Bank's primary business involves the attraction of deposits from the general public and the use of such deposits, together with borrowed funds, to originate loans secured by real estate and to a lesser extent, commercial business and consumer loans. First National Bank also provides trust services to its customers.

         Through its subsidiary, First National Bank, First Paintsville conducts business through its main office and one branch office located in Paintsville, Kentucky. First Paintsville's customer base includes individuals and small to medium sized businesses located in its market area. First Paintsville's market area includes Johnson County, Kentucky and portions of Martin, Floyd, Magoffin and Lawrence Counties in Kentucky.

         Paintsville, Kentucky is located in Johnson County, approximately 60 miles south of Ashland. Although the economy in First Paintsville's market area was historically based on the manufacturing and coal mining related industries, the economy in this area currently includes retail, medical and government sectors and, to a lesser extent, manufacturing. Major employers include WalMart, American Standard, the Paul B. Hall Regional Medical Center, the Mayo State Vocational Technical School and the Carl D. Perkins Rehabilitation Center.

         First Paintsville's office is located at 240 Main Street, Paintsville, Kentucky 41240. First Paintsville's telephone number is (606) 789-2111.

Lending Activities

         General. The principal lending activity of First Paintsville is the origination of conventional first mortgage real estate loans secured by owner occupied one- to four-family residential property. First Paintsville also originates commercial business, consumer, commercial real estate and construction loans.

         Loan originations come primarily from walk-in customers, continued business from existing customers and real estate brokers. All completed loan applications are reviewed by

First Paintsville's loan officers. As part of the application process, information is obtained concerning the income, financial condition, employment and credit history of the applicant. If commercial real estate is involved, information may also be obtained concerning cash flow after debt service. The quality of loans is analyzed based on First Paintsville's experience and guidelines with respect to credit underwriting. All loans in excess of $100,000 are appraised by independent appraisers.

         The Executive Committee, comprised of the Chief Executive Officer, the President, the Senior Loan Officer and one outside director have authority to approve loans over $120,000 up to the First National Bank's legal lending limit discussed below. Various officers have combined lending authority to approve loans up to $120,000.

         The aggregate amount of loans that First National Bank is permitted to make under applicable federal regulations to any one borrower, including related entities, and the aggregate amount that First National Bank could have invested in any one real estate project is generally the greater of 15% of unimpaired capital and surplus or $500,000. At March 31, 1996, the maximum amount which First National Bank could have lent to any one borrower and the borrower's related entities and invested in any one project was $1.0 million. At March 31, 1996, First National Bank's largest lending relationship to a single borrower or group of related borrowers was a line of credit secured by inventory totaling $800,000, none of which was drawn upon.

         Loan Portfolio Composition. The following information concerning the composition of First Paintsville's loan portfolio in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                                                     December 31,
                                                March 31,          ----------------------------------------------
                                                  1996                       1995                     1994
                                       -----------------------     ---------------------    ---------------------
                                         Amount       Percent      Amount      Percent      Amount       Percent
                                         ------       -------      ------      -------      ------       -------
                                                                      (In Thousands)
Real Estate Loans:
 One- to four-family...................  $14,211         50.2%    $13,892          50.6%   $12,554          52.3%
 Commercial............................    4,142         14.6       3,696          13.4      2,294           9.5
 Construction..........................      270          1.0         277           1.0        302           1.3
                                         -------        -----     -------         -----    -------         -----
     Total real estate loans...........   18,623         65.8      17,865          65.0     15,150          63.1
                                         -------        -----     -------         -----    -------         -----

Commercial Loans:
 Business..............................    3,888         13.7       3,577          13.0      3,963          16.5
 Agricultural and other................       24           .1          58            .2         74            .3
                                         -------       ------    --------        ------   --------        ------
     Total commercial loans............    3,912         13.8       3,635          13.2      4,037          16.8
                                         -------        -----     -------         -----    -------         -----

Consumer Loans:
  Credit card..........................      269          1.0         269           1.0        188            .8
  Installment and other................    5,493         19.4       5,698          20.8      4,649          19.3
                                         -------        -----     -------         -----    -------         -----
     Total consumer loans..............    5,762         20.4       5,967          21.8      4,837          20.1
                                         -------        -----     -------         -----    -------         -----
     Total loans.......................   28,297        100.0%     27,467         100.0%    24,024         100.0%
                                                        =====                     =====                    =====
Less:
 Unearned discount.....................     (437)                    (455)                    (256)
 Allowance for losses..................     (405)                    (447)                    (301)
                                          ------                 --------                 --------
 Total loans receivable, net...........  $27,455                  $26,565                  $23,467
                                         =======                  =======                  =======

         The following schedule illustrates the contractual maturity of First Paintsville's loan portfolio at March 31, 1996. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                                                      Real Estate
                                  ---------------------------------------------------------------------------
                                    One- to Four-Family            Commercial              Construction               Consumer
                                   ---------------------    ------------------------   ----------------------  --------------------
                                                Weighted                    Weighted              Weighted                 Weighted
                                                 Average                     Average               Average                  Average
                                   Amount        Rate       Amount           Rate       Amount      Rate        Amount        Rate
                                   -------      --------   -------          -------     ------     -------      ------     --------
                                                                    (Dollars in Thousands)
             Due
- -----------------------------
1 year or less(1)............       $   433        9.8%      $  143           10.4%      $ ---      ---%      $1,494           10.4
after 1 year to 5 years......         1,870        9.9        1,468            9.0          22      8.6        3,984           12.0
after 5 years................        11,908        8.6        2,531            9.3         248      8.4          284           12.9
                                    -------                  ------                       ----                ------
                                    $14,211        8.8       $4,142            9.2        $270      8.4       $5,762           11.6
                                    =======                  ======                       ====                ======

- --------------
(1) Includes demand loans, loans having no stated maturity and overdraft loans.

                                                                  Commercial
                                           ----------------------------------------------------
                                                Business                  Agricultural                             Total
                                           ------------------------     ------------------------        ------------------------
                                                          Weighted                     Weighted                       Weighted
                                                           Average                     Average                         Average
                                            Amount          Rate        Amount           Rate            Amount         Rate
                                            ------        --------      ------         --------          ------       --------
                                                                    (Dollars in Thousands)
              Due
- -------------------------------------

1 year or less(1)....................       $1,474            9.8%         $ 4           11.3%        $ 3,548           10.1%
after 1 year to 5 years..............        1,350            9.7           20           10.7           8,714           10.7
after 5 years........................        1,064            9.6          ---            ---          16,035            8.9
                                            ------                         ---                        -------
                                            $3,888            9.7          $24           10.8         $28,297            9.6
                                            ======                         ===                        =======

- ---------------
(1) Includes demand loans, loans having no stated maturity and overdraft loans.

         The total amount of loans due after March 31, 1997 which have predetermined interest rates is $12.7 million while the total amount of loans due after such dates which have floating or adjustable interest rates is $12.0 million.

         One- to Four-Family Residential Real Estate Lending. First Paintsville's primary lending program is the origination of permanent loans, secured by mortgages on owner-occupied one- to four-family residences. At March 31, 1996, $14.2 million, or 50.2% of First Paintsville's total loan portfolio, consisted of loans on one- to four-family residences. Substantially all of these loans were secured by properties located in the State of Kentucky, with a majority located in First Paintsville's primary market area.

         First Paintsville originates a variety of different types of residential mortgage loans including conventional 10-, 15- and 20-year fixed-rate loans, one-year ARMs and three-, five-and ten-year balloon payment loans.

         First Paintsville's current one- to four-family residential ARMs are fully amortizing loans with contractual maturities of up to 20 years. The interest rates on substantially all the ARMs originated by First Paintsville are subject to adjustment at one-year intervals. First Paintsville's ARM products generally carry interest rates which adjust based on a stated margin over the one-year U.S. Treasury Constant Maturities Index. Adjustments in the interest rate of First Paintsville's ARMs are generally limited to 2% at any adjustment date and 6% over the life of the loan. At March 31, 1996, the total balance of one- to four-family ARMs was $6.3 million, or 22.3% of First Paintsville's total loan portfolio.

         First Paintsville also offers conventional fixed-rate loans with maximum terms of up to 20 years, although First Paintsville has recently emphasized originations of fixed-rate loans with terms to 15 years. The interest rate on such loans is generally based on competitive factors. First Paintsville typically retains all fixed rate loans it originates for its portfolio. As a result, such loans are generally not underwritten to permit their sale in the secondary market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Paintsville -- Asset/ Liability Management."

         First Paintsville evaluates both the borrower's ability to make principal and interest payments and the value of the property that will secure the loan. First Paintsville generally originates residential mortgage loans with loan-to-value ratios up to 80%, although the Board of Directors has authorized originations of mortgage loans with loan to value ratios up to 100%.

         First Paintsville generally requires, in connection with the origination and purchase of residential real estate loans, a title opinion and fire and casualty insurance coverage, as well as flood insurance where appropriate, to protect First Paintsville's interest.

         First Paintsville's residential mortgage loans customarily include "due-on-sale" clauses, which are provisions giving First Paintsville the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

         Commercial Business Lending. First Paintsville originates secured or unsecured loans and letters of credit for commercial, corporate, business and agricultural purposes to local businesses. Such loans are primarily in the form of fixed asset loans. At March 31, 1996, First Paintsville had $3.9 million of commercial business loans outstanding, or 13.7% of the total loan portfolio. In addition, on such date, First Paintsville had 22 outstanding commercial business loan commitments totaling $1.2 million which were not funded.

         First Paintsville's commercial business loans have terms of up to 10 years and typically have rates which adjust monthly based upon a stated margin over the prime rate.

         First Paintsville's commercial business lending policy includes credit file documentation and analysis of the borrower's character, capacity to repay the loan, the adequacy of the borrower's capital and collateral as well as an evaluation of conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of First Paintsville's current credit analysis.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         A portion of First Paintsville's commercial business loans consist of loans secured by agricultural operating equipment (primarily farm equipment, livestock, crops and farm real estate). These loans are generally originated in amounts up to 80% of the appraised value of the property. These loans typically are adjustable rate loans with monthly adjustments. Loans secured by agricultural operating equipment generally involve a greater degree of risk than residential mortgage loans. This increased credit risk is a result of several factors, including the effects of general economic conditions on income producing property and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by agricultural operating equipment is typically dependent upon the successful operation of the related property. If the cash flow from the property is reduced, the borrower's ability to repay the loan may be impaired. In addition, farm equipment, livestock and crops serving as collateral for such loans may depreciate rapidly, may be stolen or may be destroyed or damaged a variety of ways. The outstanding balance of such agricultural loans was $24,000 at March 31, 1996.

         Consumer Lending. In order to increase the interest rate sensitivity of the loan portfolio and provide a broader range of loan products to its retail customers, First Paintsville originates a variety of secured and unsecured consumer loans, including automobile, boat, second mortgage, deposit account, installment and demand loans and credit card receivables. All of First Paintsville's consumer loans are originated in its market area. At March 31, 1996, consumer loans totaled $5.8 million, or 20.4% of total loans outstanding.

         Consumer loan terms vary according to the type of loan and value of collateral, length of contract and creditworthiness of the borrower. First Paintsville's consumer loans are generally made at fixed interest rates, with terms of up to five years.

         First Paintsville offers Mastercard credit card accounts. At March 31, 1996, 369 credit card accounts had been issued, with an aggregate outstanding balance of $269,000 and unused credit available of $528,000. First Paintsville presently does not charge an annual membership fee for its credit cards. The annual rate of interest on the credit cards adjusts monthly based upon the prime rate.

         The underwriting standards employed by First Paintsville for consumer loans include a determination of the applicant's payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Although creditworthiness of the applicant is of primary consideration, the underwriting process also includes a comparison of the value of the security in relation to the proposed loan amount.

         Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as First Paintsville, and a borrower may be able to assert against such assignee claims and defenses which it has against the seller of the underlying collateral. Consumer loan delinquencies often increase over time as the loans age. Accordingly, although the level of non-performing assets in First Paintsville's consumer loan portfolio are generally low ($64,000 as of March 31, 1996), there can be no assurance that delinquencies will not increase in the future.

         Commercial Real Estate Lending. In order to increase the interest rate sensitivity and yield of its loan portfolio, First Paintsville originates permanent and, to a lesser extent, construction loans secured by commercial real estate. At March 31, 1996, First Paintsville had $4.1 million in commercial real estate loans, representing 14.6% of the total loan portfolio.

         First Paintsville's commercial real estate loan portfolio includes loans secured by apartment buildings, nursing homes, churches, office buildings, farm land and other income producing properties located in its market area.

         First Paintsville's permanent commercial real estate loans generally carry a maximum term of 10 years and have adjustable rates generally based on the prime rate plus a margin. These loans are generally made in amounts of up to 80% of the lesser of the appraised value or the purchase price of the property, with a projected debt service coverage ratio of at least 40%. Appraisals on properties securing commercial real estate loans in excess of $100,000 are performed by an independent appraiser designated by First Paintsville at the time the loan is made. All appraisals on commercial real estate loans are reviewed by First Paintsville's management. In addition, First Paintsville's underwriting procedures require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property. First Paintsville generally obtains personal guarantees on these loans.

         To a lesser extent, First Paintsville originates a limited number of loans for the construction of commercial real estate. These loans typically have terms of up to one year and are structured as a line of credit. Following the construction phase, First Paintsville may provide permanent financing on the property. Commercial real estate construction loans typically have adjustable rates of interest. Such loans are typically underwritten based upon the same standards discussed above. At March 31, 1996, First Paintsville had no commercial real estate construction loans outstanding.

         From time to time, First Paintsville purchases loan participations in commercial real estate originated by other financial institutions. The properties securing such loans are generally located in Kentucky. First Paintsville generally does not purchase a commercial real estate loan with a balance of greater than 80% of the appraised value. All purchased loan participations must comply with First Paintsville's underwriting standards. First Paintsville requires that any appraisal of the property be performed by independent, professionally designated qualified appraisers, to determine that the property securing the loan satisfies these loan-to-value requirements. At March 31, 1996, First Paintsville had $2.3 million of participation interests in commercial real estate loans.

         The table below sets forth, by type of security property, the number and amount of First Paintsville's commercial real estate loans at March 31, 1996. Substantially all of the loans referred to in the table below are secured by properties located in the Commonwealth of Kentucky.


                                                                                     Outstanding        Amount
                                                                        Number of     Principal     Non-Performing
                                                                         Loans        Balance       or of Concern
                                                                        ---------    ------------   ---------------
                                                                                 (Dollars in Thousands)
Commercial real estate:
    Small business facilities.......................................          8        $  913               $---
    Office buildings................................................          3           190                ---
    Health care facilities..........................................          3         1,366                ---
    Churches........................................................          1            97                ---
    Farm land.......................................................          1            26                ---
    Restaurant/hotel................................................          1           621                ---
    Golf course and subdivision.....................................         13           250                  2
    Other...........................................................         13           250                  2
                                                                           ----       -------               ----
       Total commercial real estate loans...........................         43        $3,713               $  4
                                                                           ====       =======               ====


         At March 31, 1996, First Paintsville's largest commercial real estate loan outstanding was its $621,000 participation interest in a $2.0 million loan secured by residential lots and a golf course.

         Commercial real estate lending entails a higher level of risk than loans secured by one-to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market or the economy generally. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired.

         Construction Lending. First Paintsville originates a modest amount of construction loans to individuals for the construction of residential real estate. At March 31, 1996, First Paintsville's construction loan portfolio totaled $270,000, or 1.0% of its total loan portfolio. All of these loans are secured by properties located in First Paintsville's market area.

         Construction loans to individuals for the construction of their residences are structured to convert to permanent loans at the end of the construction phase, which typically runs up to one year. These construction loans have rates and terms comparable to one- to four-family loans then offered by First Paintsville, except that during the construction phase, the borrower pays interest only at a specified margin over the prime rate. The maximum loan-to-value ratio of owner occupied single-family construction loans is 80%. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans.

         First Paintsville's construction loan agreements generally provide that loan proceeds are disbursed in increments as construction progresses. First Paintsville reviews the progress of the construction of the dwelling before disbursements are made.

         Construction loans are obtained principally through referrals from management's contacts in the community as well as existing and walk-in customers. The application process includes a submission to First Paintsville of accurate plans, specifications and costs of the home to be constructed. These items are used as a basis to determine the appraised value of the subject property. Loans are based on the lesser of current appraised value and/or the cost of construction (land plus building).

         Construction lending generally affords First Paintsville an opportunity to receive interest at rates higher than those obtainable from permanent residential loans and to receive higher origination and other loan fees. In addition, construction loans are generally made with adjustable rates of interest. Nevertheless, construction lending is generally considered to involve a higher level of credit risk than one- to four-family residential lending due to, among other things, the effects of general economic conditions on builders and cost increases associated with delays in the construction process. In addition, the nature of these loans is such that they are more difficult to evaluate and monitor. Finally, the risk of loss on construction loans is dependent largely upon the accuracy of the initial estimate of the individual property's value upon completion of the project and the estimated cost (including interest) of the project. If the cost estimate proves to be inaccurate, First Paintsville may be required to advance funds beyond the amount originally committed to permit completion of the project.

Loan Originations, Purchases and Sales

         Real estate loans are originated by an in-house staff of salaried loan officers. Loan applications are taken and processed in First Paintsville's offices, and then submitted to the loan or executive committee for approval.

         While First Paintsville originates both adjustable-rate and fixed-rate loans, its ability to originate loans is dependent upon the relative customer demand for loans in its market. Demand is also affected by the interest rate environment. Since First Paintsville originates fixed-rate loans for its portfolio, such loans are generally not documented to permit their sale in the secondary market.

         First Paintsville has occasionally sold loan participations primarily without recourse when the loan exceeds First Paintsville's lending limits. Sales of loans and loan participations generally have been beneficial to First Paintsville since these sales usually generate income at the time of sale, produce future servicing income and provide funds for additional lending and other investments. When loans are sold, First Paintsville typically retains the responsibility for collecting and remitting loan payments, and otherwise servicing the loans. First Paintsville receives a servicing fee for performing these services. The servicing fee is recognized as income over the life of the loans. First Paintsville services for others mortgage loans that it originated and sold amounting to approximately $208,000 at March 31, 1996.

         From time to time, First Paintsville purchases commercial real estate loan participations. These participation interests were primarily secured by properties located in Kentucky. Loan participations were presented to First Paintsville by contacts at other financial institutions, particularly those which had previously done business with First Paintsville. Usually, First Paintsville received written offers from the selling institutions to purchase participation interests in commercial real estate loans. The loans are then underwritten in accordance with First Paintsville's standards. The seller typically continues to service these purchased participations.

Non-Performing Assets, Classified Assets, Loan Delinquencies and Defaults

         When a borrower fails to make a required payment on a loan, First Paintsville attempts to cause the deficiency to be cured by contacting the borrower. A notice is mailed to the borrower and First Paintsville imposes late charges after a payment is 10 days past due. After a payment is 30 days past due, First Paintsville's collections department will either contact the borrower by telephone or letter. After a payment is 90 days past due, First Paintsville sends the borrower a demand letter and a property inspection is ordered. When deemed appropriate by management and the Board of Directors, First Paintsville institutes action to foreclose on the property or to acquire it by deed in lieu of foreclosure. If foreclosed on, real property is sold at a public sale and may be purchased by First Paintsville. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan in relation to the original indebtedness and the current value of the property, the extent of delinquency and the borrower's ability and willingness to cooperate in curing delinquencies. Generally, when a loan becomes delinquent 90 days or more, First Paintsville will place the loan on a non-accrual status and, as a result, previously accrued interest income on the loan is taken out of current income. Future interest income is recognized on a cash basis. The loan will remain on a non-accrual status as long as the loan is 90 days delinquent, unless a repayment plan is being followed.

         The table below sets forth the amounts and categories of non-performing assets in First Paintsville's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, First Paintsville has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.


                                                                                         December 31,
                                                                  March 31,        -----------------------------
                                                                    1996               1995              1994
                                                                  ---------        -----------         ---------
                                                                                 (Dollars in Thousands)
Non-accruing loans:
  Commercial business.........................................       $  50             $  65             $  37
  One- to four-family.........................................         183               165               135
  Commercial real estate......................................           2               ---               ---
                                                                    ------            ------            ------
     Total....................................................         235               230               172
                                                                    ------            ------            ------

Accruing loans delinquent more than 90 days:
  Commercial business.........................................         131                59                 6
  One- to four-family.........................................         135               226                15
  Consumer....................................................          64               125                 2
                                                                    ------             -----            ------
     Total....................................................         330               410                23
                                                                    ------             -----            ------

Foreclosed assets:
  Commercial business.........................................         321               321               344
  Consumer....................................................         ---               ---                 9
                                                                    ------            ------            ------
     Total....................................................         321               321               353
                                                                    ------            ------            ------

Total non-performing assets...................................        $886              $961              $548
                                                                      ====              ====              ====
Total as a percentage of total assets.........................         1.5%              1.6%               .8%
                                                                      ====               ===               ===

         For the year ended December 31, 1995 and for the three months ended March 31, 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $17,000 and $5,700, respectively. No amounts were included in interest income on such loans for the year ended December 31, 1995, and for the three months ended March 31, 1996.

         As of March 31, 1996, there were $676,000 of loans which were not included in the table above where known information about the possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrower to comply with present loan repayment terms, have certain deficiencies in loan documentation or lack current financial information on the borrower which may result in disclosure of such loans in the future.

         As of March 31, 1996, there were no concentrations of loans in any types of industry which exceeded 10% of First Paintsville's total loans, that are not included as a loan category in the preceding table.

         Non-Performing Assets. Included in non-accruing loans at March 31, 1996 were six loans totaling $183,000 secured by one- to four-family real estate located in First Paintsville's market area, six commercial business loans totaling $50,000 secured by equipment and inventory and one loan totaling $2,000 secured by commercial real estate. At March 31, 1996, accruing loans delinquent more than 90 days included five commercial business loans totaling $131,000 secured by equipment and other business assets, three loans secured by one- to four-family real estate totaling $135,000 and eight consumer loans totaling $64,000. Foreclosed assets at March 31, 1996 consisted of commercial real estate located in Paintsville, Kentucky totaling $304,000 described below and eight acres of land totaling $17,000. This eight-acre property was sold subsequent to March 31, 1996 for $45,000.

         In November 1988, First Paintsville originated a $180,000 loan to a local business secured by 200 acres of land used for strip mining coal. The borrower utilized the property for mining and leased a portion of the property to an unrelated party which established a coal preparation plant on the property. From November 1988 to April 1991, First Paintsville had three additional loans to the same borrower totaling $261,000 which were secured by this property. In October 1993, the borrower declared bankruptcy and First Paintsville acquired the property through foreclosure. Such property had a book value of $344,000 and an appraised value of $350,000 on the date of foreclosure. Based upon annual appraisals received since First Paintsville acquired the property additional writedowns of $40,000 were incurred related to this property. The property is currently being marketed as a commercial property. At March 31, 1996, the property had a book value of $304,000.

         Classified Assets. Federal regulations require that each national bank classify its own assets on a regular basis. In addition, in connection with examinations of national banks, OCC and FDIC examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the national bank will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the national bank to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses, are required to be designated "Special Mention" by management.

         When a national bank classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a national bank classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. A national bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OCC's examination staff who may order the establishment of additional general or specific loss allowances.

         In connection with the filing of its periodic reports with the OCC and in accordance with its classification of assets policy, First National Bank regularly reviews the assets in its portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of its assets, at March 31, 1996, First National Bank had classified a total of $962,000 of its assets as substandard, $35,000 as doubtful and $4,000 as loss. In addition, First National Bank had $561,000 of assets classified as special mention.

Allowance for Loan Losses and Real Estate

         The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and changes in the nature and volume of its loan activity. Such evaluation, which includes a review of all loans of which full collectibility may not be reasonably assured, considers among other matters, the nature and volume of the loan portfolio, overall portfolio quality, the estimated fair value of the underlying collateral, current economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan allowance.

         Real estate properties acquired through foreclosure are recorded at fair value at the date of foreclosure. Valuations are periodically updated by management and a specific provision for losses on such property is established by a charge to operations if the carrying value of the property exceeds its estimated fair value.

         Although management believes that it uses the best information available to determine the allowances, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. Future additions to First Paintsville's allowance will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. At March 31, 1996, First Paintsville had a total allowance for loan losses of $405,000, or 1.4% of total loans.

         The following table sets forth an analysis of First Paintsville's allowance for loan losses.

                                                                                     Year Ended December 31,
                                                                Three Months Ended   -----------------------
                                                                  March 31,1996        1995           1994
                                                                ------------------    ------         ------
                                                                               (Dollars In Thousands)
Balance at beginning of period................................         $447            $301           $274
                                                                       ----            ----           ----

Charge-offs:
  Commercial business.........................................           33              10             16
  One- to four-family.........................................          ---               1              6
  Consumer....................................................           15              71             54
                                                                      -----            ----           ----
                                                                         48              82             76
                                                                      -----            ----           ----
Recoveries:
  Commercial business.........................................            3               6            ---
  One- to four-family.........................................          ---               1              3
  Consumer....................................................            3              52            100
                                                                      -----            ----           ----
                                                                          6              59            103
                                                                      -----            ----           ----
Net (charge-offs)/recoveries..................................         (42)            (23)             27
Additions charged to operations...............................          ---             169              2
                                                                      -----            ----          -----
Balance at end of period......................................         $405            $447           $303
                                                                       ====            ====           ====

Ratio of net charge-off/recoveries during the period to
average loans outstanding during the period...................           .2%             .1%            .1%
                                                                         ==              ==             ==

Ratio of net charge-off/recoveries during the period to
average non-performing assets.................................         3.8%             2.9%           4.2%
                                                                        ===             ===            ===

         The distribution of First Paintsville's allowance for losses on loans at the dates indicated is summarized as follows:

                                                                                   December 31,
                                                             -----------------------------------------------------------
                                     March 31, 1996                      1995                       1994
                             ------------------------------  -----------------------------------------------------------
                                                    Percent                        Percent                       Percent
                                                   of Loans                       of Loans                      of Loans
                               Amount      Loan    in Each     Amount     Loan    in Each    Amount     Loan    in Each
                               of Loan    Amounts  Category    of Loan   Amounts  Category   of Loan   Amounts  Category
                                Loss        by     to Total     Loss       by     to Total    Loss       by     to Total
                              Allowance  Category    Loans    Allowance Category    Loans   Allowance Category    Loans
                              ---------  --------  --------   --------- --------  --------  --------- --------  ---------
                                                             (Dollars in Thousands)

Commercial business.......    $    85    $ 3,888      13.7%  $    26   $ 3,577       13.0% $     9   $ 3,963       16.5%
Agricultural and other                                                                         ---
  commercial real estate..        ---         24        .1       ---        58         .2                 74         .3
One- to four-family.......         52     14,211      50.2        45    13,892       50.6       15    12,554       52.3
Commercial real estate....        ---      4,142      14.6       ---     3,696       13.4      ---     2,294        9.5
Construction..............        ---        270       1.0       ---       277        1.0      ---       302        1.3
Consumer..................          9      5,762      20.4         8     5,967       21.8       10     4,837       20.1
Unallocated...............        259        ---      ---        368       ---        ---      267       ---        ---
                              -------    -------     -----   -------   -------      -----  -------   -------      -----
     Total................    $   405    $28,297     100.0%  $   447   $27,467      100.0% $   301   $24,024      100.0%
                              =======    =======     =====   =======   =======      =====  =======   =======      =====

Investment Activities

         General. First Paintsville utilizes mortgage-backed and other securities in virtually all aspects of its asset/liability management strategy. In making investment decisions, the Board of Directors considers, among other things, First Paintsville's yield and interest rate objectives, its interest rate and credit risk position and its liquidity and cash flow.

         Generally, the investment policy of First Paintsville is to invest funds among categories of investments and maturities based upon First Paintsville's asset/liability management policies, investment quality, loan and deposit volume, liquidity needs and performance objectives. Effective January 1, 1994, First Paintsville adopted SFAS No. 115. As required by SFAS No. 115, securities are classified into three categories: trading, held to maturity and available for sale. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value with unrealized gains and losses included in earnings. Debt securities that First Paintsville has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other securities not classified as trading or held to maturity are classified as available for sale. Available-for-sale securities are reported at fair value with unrealized gains and losses included, on an after-tax basis, in a separate component of equity.

         During December 1995, First Paintsville made a one-time transfer of $26.5 million of investment securities from its held-to-maturity to available-for-sale portfolio, as allowed under the Financial Accounting Series Special Report, "A Guide to Implementation of Statement 115," issued in November 1995. The investments were transferred at fair value at the date of transfer. The unrealized gain on transfer is included in the net change in unrealized gain on securities available for sale in the statements of stockholders' equity. See
Note 2 of the Notes to Consolidated Financial Statements of First Paintsville.

         At March 31, 1996, First Paintsville had no securities classified as trading. At March 31, 1996, all of First Paintsville's mortgage-backed and other securities were classified as available for sale.

         First Paintsville's assets, other than loans receivable, are invested primarily in United States government agency securities, municipal bonds and other short-term investments, including federal funds sold. At March 31, 1996, First Paintsville's interest-bearing deposits in other financial institutions totaled $6,000, or 0.01% of its total assets, federal funds sold totaling $4.7 million, or 8.0% of its total assets, and investment securities totaled $17.7 million, or 29.9% of its total assets. On the same date First Paintsville's mortgage-backed securities totaled $3.9 million or 6.6% total assets.

         The following table sets forth the composition of First Paintsville's investment and mortgage-backed securities, excluding FHLB and Federal Reserve Bank stock, at the dates indicated. At December 31, 1994, all investment and mortgage-backed securities were held to maturity. At December 31, 1995 and March 31, 1996, all investment and mortgage-backed securities are available for sale.

                                                                                        December 31,
                                                                         -------------------------------------------
                                                      March 31, 1996             1995                  1994
                                                   --------------------- -------------------- ---------------------
                                                      Book       % of       Book       % of      Book       % of
                                                      Value      Total      Value      Total     Value      Total
                                                      -----      -----      -----      -----     -----      -----
                                                                        (Dollars in Thousands)
Investment securities:
  U.S. government securities.......................   $   ---     ---%   $   ---         ---%   $  1,997        6.0%
  Federal agency obligations.......................    17,308    97.7     21,922        98.1      30,926        92.1
  Municipal bonds..................................       415     2.3        423         1.9         407         1.2
  Other debt securities............................       ---     ---        ---         ---         250          .7
                                                      -------   -----    -------       -----     -------       -----
     Total investment securities...................   $17,723   100.0%   $22,345       100.0%    $33,580       100.0%
                                                      =======   =====    =======       =====   =======       =====
                                                                                               2.7 years
Average remaining life of investment securities....1.9 years             1.6 years

Other interest-earning assets:
  Interest-bearing deposits with banks.............   $     6      .1%   $     6       100.0%    $   ---         ---%
  Federal funds sold...............................     4,725    99.9        ---         ---       1,240       100.0
                                                      -------   -----    -------       -----     -------       -----
     Total.........................................    $4,731   100.0%   $     6       100.0%     $1,240       100.0%
                                                       ======   =====    =======       =====      ======       =====

Mortgage-backed securities:
  Government National Mortgage Association
   ("GNMA")........................................    $1,798    46.4%    $1,876        45.4%     $2,000        44.4%
  FNMA and FHLMC...................................     2,081    53.6      2,257        54.6       2,503        55.6
                                                      -------   -----    -------       -----      ------       -----
     Total mortgage-backed securities..............    $3,879   100.0%    $4,133       100.0%     $4,503       100.0%
                                                       ======   =====     ======       =====      ======       =====


         Investment Securities. It is First Paintsville's general policy to purchase investment securities which are U.S. Government or agency securities, municipal securities and overnight federal funds. At March 31, 1996, the average term to maturity or repricing of the investment securities portfolio was 1.9 years.

         First Paintsville's investment securities portfolio at March 31, 1996 contained neither tax-exempt securities nor securities of any issuer with an aggregate book value in excess of 10% of First Paintsville's stockholders' equity, excluding those issued by the United States Government agencies.

         The composition and maturities of the First Paintsville's investment securities portfolio are indicated in the following table.

                                                                          March 31, 1996
                                 ----------------------------------------------------------------------------------
                                   1 Year       Over 1 to     Over 5 to       Over
                                    or Less      5 Years      10 Years     10 Years     Total Investment Securities
                                  ----------    ----------   ----------    ----------   ---------------------------
                                  Book Value    Book Value   Book Value    Book Value   Book Value    Market Value
                                  ----------    ----------   ----------    ----------   ----------    ------------
                                                               (Dollars in Thousands)
Federal agency obligations.......     $7,996        $8,542       $1,000         $ ---      $17,538         $17,308
Municipal bonds..................         10            18          200           165          393             415
                                     -------       -------      -------          ----     --------        --------
Total investment securities......     $8,006        $8,560       $1,200          $165      $17,931         $17,723
                                      ======        ======       ======          ====      =======         =======
Weighted average yield...........        5.2%          5.3%         6.1%          6.6%         5.3%            5.4%


         Mortgage-Backed Securities. In order to supplement loan production and achieve its asset/liability management goals, First Paintsville invests in mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. First Paintsville had a portfolio of mortgage-backed securities totaling $3.9 million at March 31, 1996. All of the mortgage-backed securities owned by First Paintsville at March 31, 1996 were issued, insured or guaranteed either directly or indirectly by a federal agency. As of March 31, 1996, First Paintsville did not have any mortgage-backed securities of a single issuer in excess of 10% of First Paintsville's equity, except for federal agency obligations.

         The following table sets forth the contractual maturities of First Paintsville's mortgage-backed securities at March 31, 1996.

                                                                       Due in
                                                      --------------------------------------      March 31,1996
                                                         1 Year      Over 1 Year     Over 5           Balance
                                                         or Less     to 5 Years      Years          Outstanding
                                                      ---------------------------------------------------------
                                                                              (In Thousands)
FHLMC................................................      $---          $---       $    56            $    56
FNMA.................................................       ---           ---         2,025              2,025
GNMA                                                        ---           ---         1,798              1,798
                                                            ---          ----        ------             ------
     Total...........................................      $---          $---        $3,879             $3,879
                                                           ====          ====        ======             ======

Sources of Funds

         General. Deposit accounts are the principal source of First Paintsville's funds for use in lending and for other general business purposes. In addition to deposits, First Paintsville derives funds from loan repayments and cash flows generated from operations. Scheduled loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied. Borrowings may be used on a short-term basis to compensate for seasonal reductions in deposits or deposit inflows at less than projected levels and may be used on a longer term basis to support expanded lending activities.

         Deposits. First Paintsville attracts both short-term and long-term deposits from First Paintsville's primary market area. First Paintsville offers regular passbook accounts, NOW accounts, money market deposit and checking accounts, fixed interest rate certificates of deposit with varying maturities, and certificates of deposit. Deposit account terms vary, according to the minimum balance required, the time period the funds must remain on deposit and the interest rate, among other factors.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates, competition and First Paintsville's pricing policies and capital requirements.

         First Paintsville serves as a depository for public funds for various municipalities and related entities. At March 31, 1996, the amount of public funds on deposit with First Paintsville was $1.4 million. These accounts are subject to volatility depending on government funding needs and First Paintsville's desire to attract such funds.

         First Paintsville regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews its cash flow requirements for liquidity and executes rate changes when deemed appropriate. First Paintsville utilizes newspaper advertising and pricing to obtain deposits. First Paintsville only solicits deposits in its market area. First Paintsville does not utilize brokered deposits.

         The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by the First Paintsville as of the dates indicated.

                                                                                       As of December 31,
                                                                  -------------------------------------------------------
                                         As of March 31, 1996                1995                      1994
                                       -----------------------    ------------------------  -----------------------------
                                                      Percent                   Percent                   Percent
                                         Amount       of Total     Amount       of Total    Amount        of Total
                                       ----------   -----------   -------      -----------  ------        ---------
                                                                   (Dollars in Thousands)
Savings Deposits:
- -----------------

Savings Accounts -3.0%(1)..............   $ 9,426       18.2%     $ 9,984         19.4%      $11,531           18.9%
Money Market  - 2.7%(1) and NOW
   Accounts  -  2.5%(1)................    11,802       22.7       10,899         21.1        18,936           31.1
Demand Accounts........................     7,369       14.2        7,169         13.9         9,113           15.0
                                          -------       ----      -------         ----       -------          -----
     Total Savings Deposits............   $28,597       55.1%     $28,052         54.4%      $39,580           65.0%
                                          =======       ====      =======         ====       =======          =====

Certificates:
- -------------

0.00 -  4.00%..........................     1,909        3.7        2,549          5.0        14,924           24.5%
4.01 -  6.00%..........................    17,357       33.4       16,769         32.5         6,231           10.2
6.01 -  8.00%..........................     4,048        7.8        4,195          8.1           191             .3
8.01 - 10.00%..........................       ---        ---          ---          ---           ---            ---
                                          -------       ----      -------         ----       -------          -----
     Total Certificates................    23,314       44.9       23,513         45.6        21,346           35.0
                                          -------      -----      -------        -----       -------          -----
         Total Deposits................   $51,911      100.0%     $51,565        100.0%      $60,926          100.0%
                                          =======      =====      =======        =====       =======          =====

- ---------------
(1) Interest rate offered at March 31, 1996.

         The following table indicates the amount of First Paintsville's certificates of deposit and other deposits by time remaining until maturity as of March 31, 1996.


                                                                        Maturity
                                                   --------------------------------------------------
                                                                   Over         Over
                                                   3 Months       3 to 6       6 to 12        Over
                                                    or Less       Months       Months       12 months      Total
                                                   --------       -------      -------      ---------      ------
                                                                           (In Thousands)

Certificates of deposit less than $100,000.......    $5,460        $4,946       $4,206        $3,875      $18,487
Certificates of deposit of $100,000 or more......     1,667           625        1,514           601        4,407
Public funds (1).................................       230           140           50           ---          420
                                                     ------        ------       ------        ------      -------
    Total certificates of deposit................    $7,357        $5,711       $5,770        $4,476      $23,314
                                                     ======        ======       ======        ======      =======

- --------------------------
(1)  Deposits from governmental and other public entities.

         Borrowings. First Paintsville's borrowings include treasury tax and loan notes, notes payable, federal funds and advances from the FHLB of Cincinnati.

         National banks, such as First National Bank, are authorized to borrow from the Federal Reserve Bank's "discount window." At March 31, 1996, First National Bank had no borrowings from the Federal Reserve Bank of Cleveland.

         As a member of the FHLB of Cincinnati, First National Bank is required to own capital stock in the FHLB of Cincinnati and is authorized to apply for advances from the FHLB of Cincinnati. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Cincinnati may prescribe the acceptable uses to which these advances may be put, as well as limitations on the size of the advances and repayment provisions. Federal law requires that all long-term FHLB advances be for the purpose of financing residential housing and members must meet community lending standards, to be established by regulation, in order to have continued access to long-term FHLB advances. First Paintsville does not expect that these limitations will have a significant impact on its access to FHLB advances.

         From time to time, First Paintsville also utilizes repurchase agreements with individuals and borrowings from other financial institutions. At March 31, 1996, First Paintsville had $722,000 of 8 1/4% of notes payable to a local community bank. The funds from such notes were used to repurchase debentures outstanding and to repurchase stock of First Paintsville. Such notes are due to mature in December 2004 and will be assumed by Classic in connection with the Merger.

         The following table sets forth the maximum month-end balance and average balance of securities sold under agreements to repurchase and other borrowings for the periods indicated.

                                                 Three months ended March 31          Year Ended December 31,
                                                -----------------------------       -------------------------
                                                     1996             1995              1995            1994
                                                 -----------      -----------        ---------       ---------
                                                                         (In Thousands)
Maximum Balance:
  Repurchase agreements.....................    $     ---         $     ---            $1,000         $     ---
  Other borrowings:
     Treasury tax and loan note.............          456               591               997               639
     Notes payable..........................          735               797               797               782
     Debentures.............................          ---                29                29               437
     FHLB borrowings........................          ---               800               800               ---
     Federal funds purchased................          ---               ---               ---               ---

Average Balance:
  Repurchase agreements.....................    $     ---         $     ---            $  253         $     ---
  Other borrowings:
     Treasury tax and loan note.............          208               313               328               314
     Notes payable..........................          735               797               779               112
     Debentures.............................          ---                28                 7               427
     FHLB borrowings........................          ---               466               135               ---
     Federal funds purchased................          ---                23                 5               ---

         The following table sets forth certain information as to First Paintsville's borrowings at the dates indicated.

                                                                                                December 31,
                                                                     March 31,        -----------------------------
                                                                       1996            1995             1994
                                                                      ------          ------           ------
                                                                                   (Dollars In Thousands)

Repurchase agreements............................................      $    ---       $     ---        $     ---
Other borrowings:
     Treasury tax and loan note..................................           456             157              246
     Notes payable...............................................           722             735              782
     Debentures..................................................           ---             ---               67
                                                                       --------      ----------         --------

     Total borrowings............................................       $ 1,178        $    892          $ 1,095
                                                                        =======        ========          =======

Weighted average interest rate of repurchase agreements..........           ---%            5.9%             ---%

Weighted average interest rate of other borrowings...............           7.0%            7.8%             7.3%


Trust Services

         In order to generate fee income and provide a broad range of services to its customers, First Paintsville provides a variety of trust services to its customers. Such services include managing and investing trust assets, disbursing funds as required by trust agreements and arranging for maintenance at two local cemeteries.

         For the fiscal year ended December 31, 1995 and the three months ended March 31, 1996, income from trust services totaled approximately $2,000 and $1,000, respectively.

Competition

         First Paintsville faces strong competition in originating loans and in attracting deposits. Competition in originating loans comes primarily from other commercial banks, thrift institutions and mortgage bankers who also make loans secured by real estate located in First Paintsville's primary market area. First Paintsville competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of service it provides to borrowers.

         First Paintsville faces substantial competition in attracting deposits from other commercial banks, thrift institutions, money market and mutual funds, credit unions and other investment vehicles. The ability of First Paintsville to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. First Paintsville competes for these deposits by offering a variety of deposit accounts at competitive rates and convenient business hours.

         First Paintsville considers its primary market area to be Johnson County, Kentucky and portions of Martin, Floyd, Magoffin and Lawrence Counties, Kentucky. At March 31, 1996, there were approximately four financial institutions with offices in Johnson County. First Paintsville estimates that its market share in Johnson County of savings deposits is 25%.

Employees

         At March 31, 1996, First Paintsville and First National Bank had a total of 33 full-time and two part-time employees. None of First Paintsville's employees are represented by any collective bargaining group. Management considers its employee relations to be good.

Subsidiary Activities

         First Paintsville has no direct subsidiaries other than First National Bank.

         A national bank, such as First National Bank may invest unlimited amounts in subsidiaries that are engaged in activities in which the parent bank may engage. In addition, a national bank may invest limited amounts in subsidiaries that provide banking services, such as data processing, to other financial institutions. At March 31, 1996, First National Bank had no subsidiaries.

Description of Property

         The following table sets forth information at March 31, 1996 with respect to the property owned by First Paintsville and First National Bank.

                                                 Owned or             Gross             Net Book Value of Land,
                                    Year          Leased/            Square            Buildings, Improvements,
           Location               Acquired      Expiration           Footage            Furniture and Fixtures
- -------------------------------   --------      -----------          -------           ------------------------
                                                                                          (In Thousands)
Main Office
240 Main Street                     1933          Owned                 8,400                        $470
Paintsville, Kentucky

Branch Office
602 South Mayo Trail                1971          Owned                 2,200                         102
Paintsville, Kentucky

Administrative Office
404 Euclid Avenue(1)                1994          Owned                 6,700                         211
Paintsville, Kentucky                                                                                ----

                                                                                            Total    $783
                                                                                                     ====

- -------------
(1) Approximately 45% of this building is leased to an unaffiliated party.
    Rental income from this property is approximately $20,000 per year.

Legal Proceedings

         First Paintsville and First National Bank are, from time to time, parties to certain legal proceedings arising in the ordinary course of business. First Paintsville and First National Bank believe that none of these proceedings would, if adversely determined, have a material adverse effect on financial condition.

                                   REGULATION

General

         Ashland Federal is a federally chartered savings association, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, Classic is subject to broad federal regulation and oversight extending to all its operations. Ashland Federal is a member of the FHLB of Cincinnati and is subject to certain limited regulation by the Federal Reserve Board. As the savings and loan holding company of Ashland Federal, Classic also is subject to federal regulation and oversight. The purpose of the regulation of Classic and other holding companies is to protect subsidiary savings associations. Ashland Federal is a member of the SAIF and the deposits of Classic are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over Classic. This regulatory oversight by the OTS will continue to apply to Ashland Federal and Classic following consummation of the Merger.

         First National Bank is a national bank and its deposit accounts are insured by the BIF of the FDIC. As a national bank, First National Bank is required to file reports with the OCC concerning its activities and financial condition and is required to obtain regulatory approvals prior to entering into certain transactions, including mergers with, or acquisitions of, other depository institutions. As a national bank, First National Bank is a member of the Federal Reserve System. Upon consummation of the Merger, the deposits of First National Bank will continue to be insured by the BIF, and, as such, First National Bank will continue to be subject to regulation and supervision by the OCC and the FDIC. As the bank holding company of First National Bank, First Paintsville is subject to supervision, examination and regulation by the OCC and to OCC regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities and general investment authority, and is subject to the FDIC's authority to conduct special examinations.

         In connection with the Merger, Classic will register with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act. As a bank holding company, Classic will be subject to the same requirements and restrictions applicable to First Paintsville.

         Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

Federal Regulation of Savings Associations

         The OTS has extensive authority over the operations of savings associations. As part of this authority, Ashland Federal is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. The last regular OTS and FDIC examinations of Ashland Federal were as of June 30, 1995 and April 13, 1993, respectively. Under agency scheduling guidelines, it is likely that another examination will be initiated in the near future. When these examinations are conducted by the OTS and the FDIC, the examiners may require Ashland Federal to provide for higher general or specific loan loss reserves. All savings associations are subject to a semi-annual assessment, based upon the savings

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association's total assets, to fund the operations of the OTS. Ashland Federal's
OTS assessment for the fiscal year ended March 31, 1996, was $21,000.

         The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including Ashland Federal and Classic. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

         In addition, the investment, lending and branching authority of Ashland Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal savings associations are also generally authorized to branch nationwide. Ashland Federal is in compliance with the noted restrictions. First National Bank is able to branch only within the county in which its principal office is located. See "--Interstate Banking and Branching" for restrictions applicable to interstate branching by First National Bank.

         Ashland Federal's general permissible lending limit for loans to one borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At March 31, 1996, Ashland Federal's lending limit under this restriction was $2.0 million. On such date, Ashland Federal was in compliance with the loans-to-one-borrower limitation. These percentage limitations also apply to First National Bank. At March 31, 1996, First National Bank's lending limit was $1.0 million. On such date, First National Bank was in compliance with this limit.

         The OTS, as well as other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action. The OTS and the other federal banking agencies have also proposed additional guidelines on asset quality and earnings standards. No assurance can be given as to whether or in what form the proposed regulations will be adopted. First National Bank is subject to substantially similar guidelines adopted by the OCC.

Insurance of Accounts and Regulation by the FDIC

         Ashland Federal is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance

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premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, ranging from .23% to .31% of deposits, based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

         As is the case with the SAIF, the FDIC is authorized to adjust the insurance premium rates for banks that are insured by the BIF of the FDIC in order to maintain the reserve ratio of the BIF at 1.25% of BIF insured deposits. In light of the BIF achieving its statutory reserve ratio, the FDIC revised the premium schedule for BIF-insured institutions to provide a range of 0% to .27% of deposits, with an annual statutory minimum payment of $2,000. As a result, such institutions will generally pay lower premiums. The revisions became effective in January 1996.

         The SAIF is not expected to attain the designated reserve ratio until the year 2002 due to the shrinking deposit base for SAIF assessments and the requirement that SAIF premiums be used to make the interest payments on bonds issued by the Financing Corporation ("FICO") in order to finance the costs of resolving thrift failures in the 1980s. As a result, SAIF members will generally be subject to higher deposit insurance premiums than BIF members until, all things being equal, the SAIF attains the required reserve ratio.

         The effect of this disparity on Ashland Federal and other SAIF members is uncertain at this time. It may have the effect of permitting BIF-insured institutions, such as First National Bank, to offer loan and deposit products on more attractive terms than SAIF members due to the cost savings achieved through lower deposit premiums, thereby placing SAIF members at

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a competitive disadvantage. In order to eliminate this disparity a number of proposals to recapitalize the SAIF have been recently considered by the United States Congress. The plan currently under consideration in the Congress provides for a one-time assessment of .80% to .90% to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, including those held by commercial banks, and for BIF deposit insurance premiums to be used to pay the FICO bond interest on a pro rata basis together with SAIF premiums. The BIF and SAIF would be merged into one fund as soon as practicable, but no later than January 1, 1998. There can be no assurance that any particular proposal will be implemented or that premiums for either BIF or SAIF members will not be adjusted in the future by the FDIC or by legislative action.

         The FDIC has promulgated regulations implementing limitations on brokered deposits pursuant to the requirements of federal law. Under the FDIC regulations, well-capitalized institutions (generally defined as an institution with a 5% or greater core capital ratio, a 6% or greater Tier 1 risk-based capital and a 10% or greater risk-based capital ratio) are not subject to any brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation as to all such deposits that they do not pay an effective yield which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) 120% for retail deposits and 130% for wholesale deposits, respectively, the current yield on comparable maturity U.S. Treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits, and may not solicit any deposits by offering any effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. At March 31, 1996, the Bank qualified as a well capitalized institution and, as a result, was not subject to regulatory restrictions on the level of its brokered deposits.

Regulatory Capital Requirements of Federal Savings Associations

         Federally insured savings associations, such as Ashland Federal, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At March 31, 1996, Classic did not have any intangible assets.

         The OTS regulations establish special capitalization requirements for savings associations that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries

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engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to Classic's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital. The subsidiary of Ashland Federal is an includable subsidiary.

         At March 31, 1996, Ashland Federal had tangible capital of $13.0 million, or 21.5% of adjusted total assets, which is approximately $12.0 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a savings association must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At March 31, 1996, Ashland Federal had no intangibles which were subject to these tests.

         At March 31, 1996, Ashland Federal had core capital equal to $13.0 million, or 21.5% of adjusted total assets, which is $11.2 million above the minimum leverage ratio requirement of 3% as in effect on that date.

          The OTS risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a savings association to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At March 31, 1996, Ashland Federal had no capital instruments that qualify as supplementary capital and $286,000 of general loss reserves, which was less than 1.25% of risk-weighted assets.

         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. Ashland Federal had one loan totaling $84,000 which was required to be excluded from capital and assets at March 31, 1996.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.


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         The OTS has adopted a final rule that requires every savings association with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a savings association, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule provides for a two quarter lag between calculating interest rate risk and recognizing any deduction from capital. The rule will not become effective until the OTS completes its evaluation of newly adopted procedures by which savings associations may appeal an interest rate risk deduction determination. Any savings association with less than $300 million in assets and a total capital ratio in excess of 12% is exempt from this requirement unless the OTS determines otherwise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Classic - Asset/Liability Management."

         On March 31, 1996, Ashland Federal had total capital of $13.2 million (including $13.0 million in core capital and $286,000 in qualifying supplementary capital) and risk-weighted assets of $27.8 million or total capital of 47.1% of risk-weighted assets. This amount was $11.0 million above the 8% requirement in effect on that date.

Regulatory Capital Requirements of National Banks

         First National Bank is subject to the capital regulations of the OCC. The OCC's regulations establish two capital standards for national banks: a leverage requirement and a risk-based capital requirement. In addition, the OCC may, on a case-by-case basis, establish individual minimum capital requirements for a national bank that vary from the requirements which would otherwise apply under OCC regulations. A national bank that fails to satisfy the capital requirements established under the OCC's regulations will be subject to such administrative action or sanctions as the OCC deems appropriate.

         The leverage ratio adopted by the OCC requires a minimum ratio of "Tier 1 capital" to adjusted total assets of 3% for national banks rated composite 1 under the CAMEL rating system for banks. National banks not rated composite 1 under the CAMEL rating system for banks are required to maintain a minimum ratio of Tier 1 capital to adjusted total assets of 4% to 5%, depending upon the level and nature of risks of their operations. For purposes of the OCC's leverage requirement, Tier 1 capital generally consists of the same components as core capital under the OTS's capital regulations, except that no intangibles, other than certain purchased mortgage servicing rights, and purchased credit card receivables may be included in capital.

         The risk-based capital requirements established by the OCC's regulations require national banks to maintain "total capital" equal to at least 8% of total risk-weighted assets. For purposes of the risk-based capital requirement, "total capital" means Tier 1 capital (as described above) plus "Tier 2 capital" (as described below), provided that the amount of Tier 2 capital may not exceed the amount of Tier 1 capital, less certain assets. The components of Tier 2 capital under the OCC's regulations generally correspond to the components of supplementary capital under OTS regulations. Total risk-weighted assets generally are determined under the OCC's

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regulations in the same manner as under the OTS's regulations. At March 31,
1996, First National Bank was in compliance with its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Paintsville - Liquidity and Capital Resources" for additional information regarding First National Bank's compliance with its capital requirements.

         The OCC has revised its risk-based capital requirements to permit the OCC to require higher levels of capital for an institution in light of its interest rate risk. In addition, the OCC has proposed that a bank's interest rate risk exposure would be quantified using either the measurement system set forth in the proposal or the institution's internal model for measuring such exposure, if such model is determined to be adequate by the institution's examiner. Small institutions that are highly capitalized and have minimal interest rate risk, such as First National Bank, would be exempt from the rule unless otherwise determined by the OCC. Management of First National Bank has not determined what effect, if any, the OCC's proposed interest rate risk component would have on First National Bank's capital if adopted as proposed.

Prompt Corrective Action

         The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against savings associations that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

          As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings association that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a savings association, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.


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         The OTS is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the OTS or the FDIC of any of these measures on Ashland Federal may have a substantial adverse effect on such Bank's operations and profitability and the value of Classic's common stock. Company shareholders do not have preemptive rights, and therefore, if Classic is directed by the OTS or the FDIC to issue additional shares of Common Stock, such issuance may result in the dilution in the percentage of ownership of current stockholders of Classic.

         The OCC has the authority to enforce such requirements against First National Bank.

Limitations on Dividends and Other Capital Distributions

         OTS regulations impose various restrictions or requirements on associations with respect to their ability to pay dividends or make other distributions of capital. OTS regulations prohibit an association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

         Generally, savings associations, such as Ashland Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. However, an association deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. Ashland Federal may pay dividends in accordance with this general authority.

         Savings associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Savings associations that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such distribution. The OTS may object to the distribution during that 30-day period notice based on safety and soundness concerns.

         The OTS has proposed regulations that would revise the current capital distribution restrictions. Under the proposal a savings association that is a subsidiary of a holding company may make a capital distribution with notice to the OTS provided that it has a CAMEL 1 or 2 rating, is not of supervisory concern, and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Savings associations that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income

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to date during the calendar year. A savings association may not make a capital distribution without prior approval of the OTS and the FDIC if it is undercapitalized before, or as a result of, such a distribution. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No assurance may be given as to whether or in what form the regulations may be adopted.

         First National Bank's ability to pay dividends is governed by the National Bank Act and OCC regulations. Under such statute and regulations, all dividends by a national bank must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of First National Bank's net profits for the preceding half year in the case of quarterly or semi-annual dividends, or the preceding two half-year periods in the case of annual dividends, are transferred to the surplus fund. In addition, the prior approval of the OCC is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

         The OCC has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice. In addition, First National Bank would be prohibited by federal statute and the OCC's prompt corrective action regulations from making any capital distribution if, after giving effect to the distribution, First National Bank would be classified as "undercapitalized" under the OCC's regulations. See "--Prompt Corrective Action."

Liquidity

         All savings associations, including Ashland Federal, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what is included in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Classic -- Liquidity and Capital Resources." This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the minimum liquid asset ratio is 5%.

         In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the association's average daily balance of net withdrawable deposit accounts and current borrowings. Penalties may be imposed upon associations for violations of either liquid asset ratio requirement. At March 31, 1996, Ashland Federal was in compliance with both requirements, with an overall liquid asset ratio of 5.1% and a short-term liquid assets ratio of 3.8%.

         National banks are not subject to any prescribed liquidity requirements.

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Accounting

         An OTS policy statement applicable to all savings associations clarifies and re-emphasizes that the investment activities of a savings association must be in compliance with approved and documented investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement, management must support its classification of and accounting for loans and securities (i.e., whether held for investment, sale or trading) with appropriate documentation. Ashland Federal is in compliance with these amended rules.

         The OTS has adopted an amendment to its accounting regulations, which may be made more stringent than GAAP by the OTS, to require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

         First National Bank is subject to similar requirements.

Qualified Thrift Lender Test

         All savings associations, including Ashland Federal, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. Such assets primarily consist of residential housing related loans and investments. At March 31, 1996, Ashland Federal met the test and has always met the test since its effectiveness.

         Any savings association that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "-- Holding Company Regulation."

         The QTL requirements do not apply to national banks.

Community Reinvestment Act

         Under the Community Reinvestment Act ("CRA"), every FDIC insured institution, including Ashland Federal and First National Bank, has a continuing and affirmative obligation

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consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the appropriate Federal regulator, in connection with the examination of an insured institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Ashland Federal or First National Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS or the OCC.

         The federal banking agencies, including the OTS and the OCC, recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, Ashland Federal and First National Bank may be required to devote additional funds for investment and lending in its local community. Ashland Federal was examined for CRA compliance in May 1996 and received a satisfactory rating. First National Bank was examined for CRA compliance in November 1993 and received a needs to improve rating.

Transactions with Affiliates

         Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of Ashland Federal include Classic and any company which is under common control with Ashland Federal. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. Ashland Federal's subsidiary is not deemed an affiliate, however; the OTS has the discretion to treat a subsidiary of savings associations as an affiliate on a case-by-case basis.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

         First National Bank is subject to virtually identical rules on transactions with affiliates and loans to Insiders.

Holding Company Regulation

         Classic is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, Classic is registered and files reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over Classic and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

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         As a unitary savings and loan holding company, Classic generally is not subject to activity restrictions. If Classic acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of Classic and any of its subsidiaries (other than Ashland Federal or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

         If Ashland Federal fails the QTL test, Classic must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure Classic must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding company. See "-- Qualified Thrift Lender Test."

         Classic must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

Federal Securities Law

         The stock of Classic is registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Classic is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Company stock held by persons who are affiliates (generally officers, directors and principal stockholders) of Classic may not be resold without registration or unless sold in accordance with certain resale restrictions. If Classic meets specified current public information requirements, each affiliate of Classic is able to sell in the public market, without registration, a limited number of shares in any three-month period.

Federal Reserve System

         The Federal Reserve Board requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At March 31, 1996, Ashland Federal and First National Bank were in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See "-- Liquidity."

         Savings associations such as Ashland Federal are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

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         As a national bank, First National Bank is a member of the Federal
Reserve System and owns stock in the Federal Reserve Bank of Cleveland in an amount equal to 3% of First National Bank's paid in capital and surplus (an additional 3% will be subject to call by the Federal Reserve Bank of Cleveland). At March 31, 1996, First National Bank was in compliance with this requirement.

Federal Home Loan Bank System

         Ashland Federal and First National Bank are members of the FHLB of Cincinnati, which is one of 12 regional FHLBs, that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Ashland Federal and First National Bank are required to purchase and maintain stock in the FHLB of Cincinnati. At March 31, 1996, Ashland Federal had $621,000 in FHLB stock, which was in compliance with this requirement. On the same date, First National Bank had $219,000 in FHLB stock. In past years, Ashland Federal and First National Bank have received substantial dividends on its FHLB stock. Over the past five fiscal years such dividends paid to Ashland Federal have averaged 5.6% and were 5.9% for fiscal year 1996.

         Under federal law the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of Ashland Federal's FHLB stock may result in a corresponding reduction in Ashland Federal's capital.

         For the fiscal year ended March 31, 1996, dividends paid by the FHLB of Cincinnati to Ashland Federal totaled $41,000, which constitute a $8,000 increase over the amount of dividends received in fiscal year 1995.

Change in Control Regulations

         For three years following Ashland Federal's conversion to stock form, federal regulations prohibit any person, without the prior approval of the OTS, from acquiring or making an offer to acquire (if the offer is opposed by the savings association) more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess

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of 10% may not be counted as shares entitled to vote and may not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

         Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings banks whose accounts are insured by the FDIC's BIF and holding companies thereof.

         Control, as defined under federal law, in general means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of a savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the OTS regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The OTS regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

         The Change in Bank Control Act (the "CIBC"), the Bank Holding Company Act and the regulations of the Federal Reserve Board promulgated under those acts, require that the consent of the Federal Reserve Board be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of a bank holding company. Control is rebuttably presumed to exist if the person acquires 10% or more of any class of voting stock of a bank holding company if either (i) the bank holding company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since Classic's Common Stock is registered under Section 12 of the Exchange Act, any acquisition of 10% or more of Classic's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls Classic, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control

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to the satisfaction of the Federal Reserve Board or obtain Federal Reserve Board approval for the acquisition of control.

Additional Regulation of Classic Following the Merger

         General. Upon consummation of the Merger, Classic, as the sole shareholder of First National Bank, will become a bank holding company and will register as such with the Federal Reserve Board. Bank holding companies are subject to comprehensive regulation by the Federal Reserve Board under the Bank Holding Company Act, and the regulations of the Federal Reserve Board. As a bank holding company, Classic will be required to file reports with the Federal Reserve Board and such additional information as the Federal Reserve Board may require, and will be subject to regular examinations by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

         Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary banks. Under this policy the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

         Under the Bank Holding Company Act, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. Classic has no present plans to engage in any of these activities.


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         Interstate Banking and Branching. On September 29, 1994, the
Riegle-Neal Interstate Banking and Branching Act of 1994 (the "Act") was enacted to ease restrictions on interstate banking. Effective September 29, 1995, the Act allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Act. The Commonwealth of Kentucky currently provides for deposit concentration limits, reciprocal requirements and age protection for new banks.

         Additionally, beginning on June 1, 1997, the federal banking agencies will be authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Act by adopting a law after the date of enactment of the Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

         The Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Act also requires the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations must include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.

         Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that Classic's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with Classic's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any

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dividends if the holding company's bank subsidiary is classified as
"undercapitalized".  See "-- Prompt Corrective Action."

         Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

         Capital Requirements. The Federal Reserve Board has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks. For bank holding companies with consolidated assets of less than $150 million, such as Classic, compliance is measured on a bank-only basis. See "-- Regulatory Capital Requirements of National Banks."

Federal and State Taxation

         Federal Taxation. Savings associations such as Ashland Federal that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code") are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction for "non-qualifying loans" is computed under the experience method. The amount of the bad debt reserve deduction for "qualifying real property loans" (generally loans secured by improved real estate) may be computed under either the experience method or the percentage of taxable income method (based on an annual election).

         Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the savings association over a period of years.

         The percentage of specially computed taxable income that is used to compute a savings association's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction") is 8%. The percentage bad debt deduction thus computed is reduced by the amount permitted as a deduction for non-qualifying loans under the experience method. The availability of the percentage of taxable income method permits qualifying savings associations to be taxed at a lower effective federal income tax rate than that applicable to corporations generally (approximately 31.3% assuming the maximum percentage bad debt deduction).


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         If an association's specified assets (generally, loans secured by residential real estate or deposits, educational loans, cash and certain government obligations) constitute less than 60% of its total assets, the association may not deduct any addition to a bad debt reserve and generally must include existing reserves in income over a four year period. No representation can be made as to whether Classic will meet the 60% test for subsequent taxable years.

         Under the percentage of taxable income method, the percentage bad debt deduction cannot exceed the amount necessary to increase the balance in the reserve for "qualifying real property loans" to an amount equal to 6% of such loans outstanding at the end of the taxable year or the greater of (i) the amount deductible under the experience method or (ii) the amount which when added to the bad debt deduction for "non-qualifying loans" equals the amount by which 12% of the amount comprising savings accounts at year-end exceeds the sum of surplus, undivided profits and reserves at the beginning of the year. At March 31, 1996, the 6% and 12% limitations restricted the percentage bad debt deduction available to Ashland Federal. See Note 14 of the Notes to Consolidated Financial Statements of Classic. It is currently anticipated that these limitations will continue to be a factor in the future.

         In addition to the regular income tax, corporations, including savings associations such as Ashland Federal, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including savings associations such as Ashland Federal, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         To the extent earnings appropriated to a savings association's bad debt reserves for "qualifying real property loans" and deducted for federal income tax purposes exceed the allowable amount of such reserves computed under the experience method and to the extent of the association's supplemental reserves for loan losses ("Excess"), such Excess may not, without adverse tax consequences, be utilized for the payment of cash dividends or other distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of March 31, 1996, Ashland Federal's Excess for tax purposes totaled approximately $1.9 million.

         Classic and its subsidiaries file consolidated federal income tax returns on a fiscal year basis using the accrual method of accounting. Savings associations, such as Ashland Federal, that file federal income tax returns as part of a consolidated group are required by applicable Treasury regulations to reduce their taxable income for purposes of computing the percentage bad debt deduction for losses attributable to activities of the non-savings association members of the consolidated group that are functionally related to the activities of the savings association member.


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         Classic and its consolidated subsidiaries have been audited by the IRS with respect to consolidated federal income tax returns through December 31, 1993. With respect to years examined by the IRS, either all deficiencies have been satisfied or sufficient reserves have been established to satisfy asserted deficiencies. In the opinion of management, any examination of still open returns (including returns of subsidiary and predecessors of, or entities merged into, Classic) would not result in a deficiency which could have a material adverse effect on the financial condition or results of operations of Classic and its consolidated subsidiaries.

         Commercial banks, such as First National Bank, utilize a different method in connection with the deduction of bad debt than savings associations. Small banks (i.e., those with assets of $500 million or less), like First National Bank, deduct bad debt under either the experience method, discussed above, or the specific charge-off method. The specific charge-off method allows a commercial bank to deduct the amount of any debt that becomes wholly or partially worthless during the year.

         First Paintsville and First National Bank have not been audited by the IRS in at least 10 years. In the opinion of management, any examination of still open returns (including returns of subsidiary and predecessors of, or entities merged into, First Paintsville) would not result in a deficiency which could have a material adverse effect on the financial condition or results of operations of First Paintsville and its consolidated subsidiary.

         Kentucky Taxation. The Commonwealth of Kentucky imposes no income or franchise taxes on savings institutions. Ashland Federal is subject to an annual Kentucky ad valorem tax. This tax is .1% of the financial institution's deposit accounts, common stock and retained income, with certain deductions for amounts borrowed by depositors and securities guaranteed by the U.S. Government or certain of its agencies. The First National Bank is subject to a state franchise tax equal to 1.1% of First National Bank's average five year equity capital adjusted to eliminate the effect of certain U.S. Government obligations held by the Bank. Classic is subject to Kentucky income tax at a rate of 4% - 8.25% and a Kentucky corporate licensing fee equal to .0021 times capital employed.

         Delaware Taxation. As a Delaware holding company, Classic is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. Classic is also subject to an annual franchise tax imposed by the State of Delaware.


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                       DESCRIPTION OF CLASSIC COMMON STOCK

         The Classic Certificate authorizes the issuance by Classic of up to 1,700,000 shares of Classic Common Stock (par value $.01 per share), of which 1,322,500 shares were issued and outstanding as of July 31, 1996. The Classic Common Stock is quoted on the Nasdaq Small-Cap Stock Market under the symbol "CLAS." See "Comparative Stock Prices and Dividend Information." Classic's stock transfer agent and registrar is the Fifth Third Bank, Cincinnati, Ohio.

         Each share of the Classic Common Stock has the same relative rights and is identical in all respects with each other share of the Classic Common Stock. The Classic Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

         Subject to any prior rights of any preferred stock of Classic then outstanding, holders of the Classic Common Stock are entitled to receive such dividends as are declared by the Classic Board out of funds legally available therefor. Full voting rights are vested in the holders of Classic Common Stock, each share being entitled to one vote, subject to the rights of any Classic Preferred Stock then outstanding. The Classic Certificate authorizes the Classic Board to issue authorized shares of Classic Common Stock without stockholder approval. Subject to any prior rights of any such preferred stock, in the event of liquidation, dissolution or winding up of Classic, holders of shares of Classic Common Stock are entitled to receive pro rata, any assets distributable to stockholders in respect of shares held by them. Holders of shares of Classic Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Classic. The outstanding shares of Classic Common Stock are fully paid and non-assessable.

         Certain provisions of the Classic Certificate may have the effect of delaying, deferring or preventing a change in control of Classic pursuant to an extraordinary corporate transaction involving Classic, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation.

                                     EXPERTS

         The Consolidated Financial Statements of Classic as of March 31, 1996 and 1995, and for the years ended March 31, 1996 and 1995, included herein have been included in reliance upon the report of Smith, Goolsby, Artis & Reams, P.S.C., independent certified public accountants upon the authority of said firm as experts in accounting and auditing.

         The Consolidated Financial Statements of Classic as of March 31, 1994, and for the year ended March 31, 1994, included herein have been included in reliance upon the report of Griffith, Delaney, Hillman & Co., independent certified public accountants upon the authority of said firm as experts in accounting and auditing.

         On March 31, 1995, Classic engaged the firm of Smith, Goolsby, Artis & Reams, P.S.C. as independent certified public accountants replacing the firm of Griffith, Delaney, Hillman &

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



Co. This change in independent certified public accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors.

         There have been no disagreements between Classic or Ashland Federal and Griffith, Delaney, Hillman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure in connection with the audit of the consolidated financial statements for the two years ended March 31, 1994 and subsequent period through March 31, 1995 which, if not resolved to the satisfaction of Griffith, Delaney, Hillman & Co., would have caused them to make reference to the subject matter of the disagreement(s) in connection with the reports of Griffith, Delaney, Hillman & Co. on the consolidated financial statements of Classic's for the two years ended March 31, 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there has not been any "reportable events" as defined by Item 304(a)(1)(iv)(B) of Regulation S-B during the periods referred to above.

         The Consolidated Financial Statements of First Paintsville as of December 31, 1995, and for each of the years in the two-year period ended December 31, 1995, included herein have been included in reliance upon the report of Eskew & Gresham, PSC, independent certified public accountants upon the authority of said firm as experts in accounting and auditing.

         Representatives of Smith, Goolsby, Artis & Reams, P.S.C. and Eskew & Gresham, PSC are expected to attend the Classic Special Meeting and the First Paintsville Special Meeting, respectively, to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in Classic's proxy materials for the Classic 1997 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the office of Classic, 344 Seventeenth Street, Ashland, Kentucky 41101, no later than March 31, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

         First Paintsville will hold a 1996 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting, which is presently expected to be held after December 31, 1996. In such event, any stockholder who wishes to present a proposal for inclusion in the proxy materials for the 1996 Annual Meeting of Stockholders must have been received by First Paintsville not later than December 1, 1996.

                                  OTHER MATTERS

         The Boards of Directors of Classic and First Paintsville are not aware of any business to come before the Meetings other than those matters described above in this Joint Proxy Statement. However, if any other matter should properly come before the Meetings, it is intended that holders of the proxies will act in accordance with their best judgment.



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

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
CLASSIC BANCSHARES, INC.:


Independent Auditors' Report of Smith, Goolsby,
  Artis & Reams, P.S.C...................................................  F-3

Independent Auditors' Report of Griffith, DeLaney,
  Hillman & Company......................................................  F-4

Consolidated Statements of Financial Condition at
   March 31, 1996 and 1995...............................................  F-5

Consolidated Statements of Operations for the Years Ended
    March 31, 1996, 1995 and 1994........................................  F-6

Consolidated Statements of Changes in Stockholders' Equity
    for Years Ended March 31, 1996, 1995 and 1994........................  F-7

Consolidated Statements of Cash Flows for the Years Ended
    March 31, 1996, 1995 and 1994........................................  F-8

Notes to Consolidated Financial Statements............................... F-10

FIRST PAINTSVILLE BANCSHARES, INC.:


Independent Auditors' Report of Eskew & Gresham.......................... F-35

Consolidated Balance Sheets at
   December 31, 1995 and 1994............................................ F-36

Consolidated Statements of Income for the Years Ended
   December 31, 1995 and 1994............................................ F-37

Consolidated Statements of Changes in Stockholders' Equity
    for Years Ended December 31, 1995 and 1994........................... F-38

Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1995 and 1994........................................... F-39

Notes to Consolidated Financial Statements............................... F-41

Unaudited Consolidated Balance Sheets at March 31,
   1996 and 1995......................................................... F-53

Unaudited Consolidated Income Statements for the Three Months
   Ended March 31, 1996 and 1995......................................... F-54

Unaudited Consolidated Statements of Cash Flows for the Three
    Months Ended March 31, 1996 and 1995................................. F-55

Notes to Unaudited Consolidated Financial Statements..................... F-56


All schedules are omitted because the required information is not applicable or is included in the Financial Statements and related Notes.

Board of Directors
Classic Bancshares, Inc. and Subsidiary
Ashland, Kentucky

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated statements of condition of Classic Bancshares, Inc. and Subsidiary as of March 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's March 31, 1994 financial statements, prior to their restatement, were audited by other auditors whose report dated May 11, 1994, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the March 31, 1996 and 1995 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Classic Bancshares, Inc. and Subsidiary, as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

We also reviewed the adjustments described in Note 3 that were applied to restate the March 31, 1994 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

As discussed in Note 1 to the consolidated financial statements, Classic Bancshares, Inc. and subsidiary changed its method of accounting for investment securities and mortgage-backed and related securities, effective April 1, 1994.

SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.




Ashland, Kentucky
May 22, 1996

GRIFFITH, DELANY, HILLMAN & COMPANY




Board of Directors
Ashland Federal Savings Bank
Ashland, Kentucky



                          INDEPENDENT AUDITOR'S REPORT

We have audited the consolidated statement of financial condition of Ashland Federal Savings Bank (formerly Ashland Federal Savings and Loan Association) and subsidiary as of March 31, 1994, and the related consolidated statement of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashland Federal Savings Bank and subsidiary as of March 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Griffith, DeLaney, Hillman & Company

Ashland, Kentucky
May 11, 1994

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             MARCH 31, 1996 AND 1995


ASSETS                                                                                      1996                        1995
- ------                                                                                      ----                        ----
 Cash (including interest bearing deposits of $1,074,511 in 1996
  and $2,111,310 in 1995)                                                                $ 1,531,862                 $ 2,165,148
 Federal funds sold and securities  purchased under agreement to resell                      975,000                          --
 Certificates of deposit in other financial institutions                                   4,599,600                   1,084,266
 Investment securities to be held to maturity (estimated fair value of $12,272,755)               --                  12,319,930
 Investment securities available for sale, at estimated fair value (amortized cost
  $10,271,772)                                                                            10,438,445                         --
 Mortgage-backed and related securities available for sale, at estimated fair value
  (amortized cost $2,876,277 in 1996 and $431,291 in 1995)                                 2,840,339                    387,267
 Mortgage-backed and related securities to be held to maturity (estimated fair
  value of $7,635,795)                                                                            --                   7,745,983
 Loans, net of allowance for loan losses of $286,384 in 1996 and $311,785 in 1995         43,721,967                  35,731,167
 Real estate acquired in the settlement of loans, net of valuation allowance of
  $7,853 in 1995                                                                               5,000                      41,550
 Accrued interest receivable                                                                 331,991                     280,211
 Federal Home Loan Bank stock                                                                620,800                     579,900
 Office properties and equipment, at cost less accumulated depreciation of
  $545,327 in 1996 and $487,527 in 1995                                                      723,930                     330,547
 Deferred income taxes                                                                        26,180                      77,450
 Other assets                                                                                267,880                     167,149
                                                                                         -----------                 -----------

Total Assets                                                                             $66,082,994                 $60,910,568
                                                                                         ===========                 ===========

LIABILITIES
 Deposits                                                                                $46,200,423                 $48,509,700
 Advances from Federal Home Loan Bank                                                             --                   4,800,000
 Accrued interest on deposits                                                                140,035                     112,959
 Accounts payable and accrued expenses                                                       242,273                     101,844
                                                                                         -----------                 -----------
Total Liabilities                                                                         46,582,731                  53,524,503
                                                                                         -----------                 -----------

Commitments and contingencies

STOCKHOLDERS' EQUITY
 Preferred stock $.01 par value;
  authorized and unissued - 100,000  shares                                                       --                          --
 Common stock $.01 par value;  authorized 1,700,000 shares; issued
  and outstanding, 1,322,500 shares                                                           13,225                          --
 Additional paid-in capital                                                               12,710,898                          --
 Retained earnings, substantially restricted                                               7,707,753                   7,415,121
 Net unrealized gain (loss) on securities available for sale                                  86,285                (     29,056)
 Unearned ESOP shares                                                                   (  1,005,100)                         --
 Minimum pension liability adjustment                                                   (     12,798)                         --
                                                                                         -----------                 -----------

Total Stockholders' Equity                                                                19,500,263                   7,386,065
                                                                                         -----------                 -----------

Total Liabilities and Stockholders' Equity                                               $66,082,994                 $60,910,568
                                                                                         ===========                 ===========








NOTE: The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994


INTEREST INCOME                                                          1996                   1995                   1994
- ---------------                                                          ----                   ----                   ----
 Loans                                                                $2,894,721             $2,432,462             $2,648,884
 Investment securities                                                   814,845                739,097                709,066
 Mortgage-backed securities                                              438,501                524,752                411,474
 Other interest                                                          265,891                265,468                     --
                                                                      ----------             ----------             ----------
         Total interest income                                         4,413,958              3,961,779              3,769,424
                                                                      ----------             ----------             ----------
INTEREST EXPENSE
 Interest on deposits                                                  2,603,140              2,230,771              2,311,953
 Interest on FHLB advances                                               247,988                177,729                     --
                                                                      ----------             ----------             ----------
         Total interest expense                                        2,851,128              2,408,500              2,311,953
                                                                      ----------             ----------             ----------
         Net interest income                                           1,562,830              1,553,279              1,457,471

 Provision for loss on loans                                             168,000                132,939                 83,500
                                                                      ----------             ----------             ----------
         Net interest income after
          provision for loss on loans                                  1,394,830              1,420,340              1,373,971
                                                                      ----------             ----------             ----------
NONINTEREST INCOME
 Late charges and other fees on loans                                     26,593                 17,871                  9,679
 Insurance service fees                                                   14,267                 12,745                 11,150
 Gain on sale of securities                                               36,306                     --                  2,725
 Other income                                                             31,249                  3,528                  2,834
                                                                      ----------             ----------             ----------
         Total noninterest income                                        108,415                 34,144                 26,388
                                                                      ----------             ----------             ----------
NONINTEREST EXPENSE
 Compensation and benefits                                               425,182                359,152                317,180
 Occupancy and equipment expense                                          95,760                102,584                 73,867
 Deposit insurance premiums                                              111,342                117,713                 98,523
 Loss (gain) on foreclosed real
  estate                                                              (   24,112)                 2,832                  5,648
 Other general and administrative
  expenses                                                               570,266                396,323                328,303
                                                                      ----------             ----------             ----------
         Total noninterest expense                                     1,178,438                978,604                823,521
                                                                      ----------             ----------             ----------

INCOME BEFORE INCOME TAXES                                               324,807                475,880                576,838
- --------------------------

         Income tax expense                                               32,175                 52,873                135,209
                                                                      ----------             ----------             ----------
NET INCOME                                                            $  292,632             $  423,007             $  441,629
- ----------                                                            ==========             ==========             ==========

NOTE: The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                                   COMMON STOCK            ADDITIONAL
                                                            ------------------------        PAID-IN           RETAINED
                                                            SHARES            AMOUNT        CAPITAL           EARNINGS
                                                            ------            ------        -------           --------
Balances, April 1, 1993 after
 restatement adjustment
 described in Note 3                                                           $            $                 $6,550,485

   Net income for the year ended March 31,
   1994, net of restatement adjustment
    described in Note 3                                                                                          441,629
                                                           ---------           -------      -----------       ----------

Balances, March 31, 1994                                                                                       6,992,114

   Effect of adopting SFAS No. 115 April 1,
    1994, net of applicable deferred income taxes of $792

   Net income for the year ended March 31, 1995                                                                  423,007

   Change in unrealized gain (loss) on available
    for sale securities, net of applicable deferred
    income taxes of $14,968
                                                           ---------           -------      -----------       ----------

Balances March 31, 1995                                                                                        7,415,121

   Net income for the year ended March 31, 1996                                                                  292,632

   Common stock issued in conversion, net of costs         1,322,500            13,225       12,704,127

   Contribution for unearned ESOP shares

   ESOP shares earned                                                                             6,771

   Change in unrealized gain (loss) on securities available for sale, net of applicable deferred income taxes of $59,418

   Excess of minimum pension liability over
    recognized prior service cost on directors
    retirement plan
                                                           ---------            ------      -----------       ----------

Balances, March 31, 1996                                   1,322,500           $13,225      $12,710,898       $7,707,753
                                                           =========           =======      ===========       ==========

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (Continued)

                                                                                             NET UNREAL-
                                                                                              IZED GAIN
                                                                             MINIMUM         (LOSS) ON
                                                           UNEARNED          PENSION         SECURITIES
                                                             ESOP           LIABILITY         AVAILABLE
                                                            SHARES         ADJUSTMENT          FOR SALE           TOTAL
                                                            ------         ----------          --------           -----
Balances, April 1, 1993 after
 restatement adjustment
 described in Note 3                                        $                   $                $               $ 6,550,485

   Net income for the year ended March 31,
   1994, net of restatement adjustment
    described in Note 3                                                                                              441,629
                                                            ---------           -------          --------        -----------

Balances, March 31, 1994                                                                                           6,992,114

   Effect of adopting SFAS No. 115 April 1,
    1994, net of applicable deferred income taxes
    of $792                                                                                     (   1,536)      (      1,536)

   Net income for the year ended March 31, 1995                                                                      423,007

   Change in unrealized gain (loss) on available
    for sale securities, net of applicable deferred
    income taxes of $14,968                                                                     (  27,520)      (     27,520)
                                                            ----------          -------          --------        -----------

Balances March 31, 1995                                                                         (  29,056)         7,386,065

   Net income for the year ended March 31, 1996                                                                      292,632

   Common stock issued in conversion, net of costs                                                                12,717,352

   Contribution for unearned ESOP shares                   ( 1,058,000)                                         (  1,058,000)

   ESOP shares earned                                           52,900                                                59,671

   Change in unrealized gain (loss) on securities
    available for sale, net of applicable deferred
    income taxes of $59,418                                                                       115,341            115,341

   Excess of minimum pension liability over
    recognized prior service cost on directors
    retirement plan                                                            ( 12,798)                        (     12,798)
                                                            ----------          -------          --------        -----------

Balances, March 31, 1996                                   ($1,005,100)        ($12,798)         $ 86,285        $19,500,263
                                                            ==========          =======          ========        ===========

NOTE: The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED MARCH 31, 1996 AND 1995 AND 1994

OPERATING ACTIVITIES                                                 1996                     1995                     1994
- --------------------                                                 ----                     ----                     ----
 Net income                                                      $   292,632              $   423,007              $   441,629
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation                                                      57,801                   52,912                   40,271
    Provision for loss on loans                                      168,000                  132,939                   83,500
    Provision for loss on foreclosed
     real estate                                                          --                    7,853                       --
    Provision for loss on mortgage-
     backed securities                                                    --                       --                   75,571
    Loss (gain) on sale of mortgage
     backed securities                                          (     53,099)                      --                   13,991
    Federal Home Loan Bank stock dividends                      (     40,900)            (     34,400)            (     24,000)
    Deferred income tax (benefit) expense                       (      8,148)            (     15,808)                  64,284
    Gain on sale of foreclosed real estate                      (     24,112)            (      7,731)                      --
    Loss (gain) on sale of investment
     securities                                                       16,793                       --             (      2,725)
    Net amortization (accretion) of in-
     vestment securities and mortgage-
     backed securities                                                 2,823             (     21,687)                      --
    ESOP shares earned                                                59,671                       --                       --
 Decrease (increase) in:
    Accrued interest receivable                                 (     51,780)            (     80,677)            (      6,204)
    Other assets                                                (    100,731)            (     39,865)            (     48,079)
 Increase (decrease) in:
    Accrued interest payable                                          27,076                   55,789                    1,879
    Accrued income taxes payable                                          --             (      5,868)            (     15,390)
    Accounts payable and accrued expenses                            127,631                   20,257                    8,766
                                                                 -----------              -----------              -----------

         NET CASH PROVIDED BY
          OPERATING ACTIVITIES                                       473,657                  486,721                  633,493
                                                                 -----------               ----------              -----------

INVESTING ACTIVITIES
 Investment securities:
  Held to maturity or for investment
    Proceeds from sales, maturities and calls                             --                  850,000                  596,197
    Purchased                                                             --             (  4,995,078)            (    748,472)
 Available for sale
    Proceeds from sales, maturities and calls                      6,880,500                       --                       --
    Purchased                                                   (  4,850,000)                      --                       --
 Mortgage-backed securities:
  Held to maturity or for investment
    Principal payments                                                    --                1,462,598                1,840,843
    Purchased                                                             --             (  5,806,262)            (    800,000)
  Available for sale
    Proceeds from sale                                             7,175,371                       --                       --
    Principal payments                                               686,543                       --                       --
    Purchased                                                   (  2,509,776)                      --                       --
  Loans:
    Originations and principal payments, net                    (  8,744,300)            (  2,864,741)               1,427,242
    Purchased                                                   (    275,000)                      --                       --
    Proceeds from sale of participating interest                     788,000                       --                       --
  Certificates of deposit with other financial institutions:
    Proceeds from maturities                                         501,266                1,397,975                  198,000
    Purchased                                                             --             (     99,548)            (  1,386,046)
  Proceeds from sale of foreclosed real estate                       133,162                   65,841                  313,333
  Purchased office properties and equipment                     (    451,184)            (    193,620)            (     43,486)
                                                                 -----------              -----------              -----------

         NET CASH PROVIDED (USED) BY
          INVESTMENT ACTIVITIES                                 (    665,418)            ( 10,182,835)               1,397,611
                                                                 -----------              -----------              -----------

                     CLASSIC BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED MARCH 31, 1996 AND 1995 AND 1994
                                   (Continued)





FINANCING ACTIVITIES                                                     1996                    1995                   1994
- --------------------                                                     ----                    ----                   ----
 Net change in NOW, Savings and certificates of deposits            (  2,309,277)            (  3,134,488)             3,705,999
 Federal Home Loan Bank borrowings                                     3,175,000                4,800,000                     --
 Repayment of Federal Home Loan Bank borrowings                     (  7,975,000)                      --                     --
 Sale of common stock, net of costs                                   11,659,352                       --                     --
                                                                     -----------              -----------            -----------

         NET CASH PROVIDED BY FINANCING
          ACTIVITIES                                                   4,550,075                1,665,512              3,705,999
                                                                     -----------              -----------            -----------

Net change in cash and cash equivalents                                4,358,314             (  8,030,602)             5,737,103

Cash and cash equivalents, beginning of year                           2,165,148               10,195,750              4,458,647
                                                                     -----------              -----------            -----------

Cash and cash equivalents, end of year                               $ 6,523,462              $ 2,165,148            $10,195,750
                                                                     ===========              ===========            ===========

Additional cash flows and supplementary
 information
  Cash paid during the year for:
    Interest on deposits and advances                                $ 1,217,000              $ 1,095,000            $   966,000
    Income taxes                                                     $        --              $   143,322            $        --
  Real estate acquired in foreclosure of loans                       $    72,500              $   107,513            $   134,780
  Common stock issued to ESOP leveraged with an employer loan        $ 1,058,000              $        --            $        --
  Net unrealized gain (loss) on available for sale securities        $   115,341             ($    29,056)           $        --












NOTE: The accompanying notes to consolidated financial statements are an integral part of these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.  Organization

               Classic Bancshares, Inc. (the Company) was organized as a savings and loan holding company primarily for the purpose of acquiring and owning 100% of the outstanding capital stock of its sole subsidiary, Ashland Federal Savings Bank (the Bank).

               The Bank is a federally chartered stock savings bank and a member of the Federal Home Loan Bank System. As a member of this system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Cincinnati in an amount equal to at least the greater of 1.0% of its outstanding loans and mortgage-backed securities or 0.03% of total assets as of December 31 of each year.

               Savings deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. The Bank pays a premium to the FDIC for the insurance of such savings deposits.

               The Bank currently serves the financial needs of communities in its market area through its office located at 344 Seventeenth Street, Ashland, Kentucky. The Bank's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily one-to four-family residential mortgage loans and, to a lesser extent, commercial and multi-family real estate, consumer and construction loans primarily in its market area which includes the Kentucky counties of Boyd and Greenup.

               The Bank's revenues are derived principally from interest earned on loans and to a lesser extent, from interest earned on investments and service fees on loans and deposit accounts. The operations of the Bank are influenced significantly by general economic conditions and by policies of financial institutions regulatory agencies. The Bank's cost of funds is influenced by interest rates on competing investments and general market rates. Lending activities are affected by the demand for financing real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered.

               The Bank's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans and investments and the average rate paid on deposits, as well as the relative amounts of such assets and liabilities. The Bank, like most financial institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest earning assets.

           The more significant accounting policies followed by the Company and the Bank are as follows:

           B.  Basis of Presentation

               The consolidated financial statements include the accounts of the Company, the Bank, and the Bank's wholly owned inactive subsidiary, AFS Service Corporation. AFS Service Corporation was organized in 1978 solely for the purpose of acquiring common stock in Intrieve, Inc., formerly Savings and Loan Data Corporation, Inc. and has not conducted any other business transactions since the initial SLDC stock acquisition.

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to litigation and environmental liabilities, based on currently available information. Changes in facts and circumstances may result in revised estimates.

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           C.  Investment Securities and Mortgage-Backed and Related Securities

               Effective April 1, 1994, management adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under SFAS No. 115, investments in securities and mortgage-backed and related securities are classified in three categories and accounted for as follows:

                      Held to Maturity. Debt securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income over the period to maturity, using the level yield method.

                      Trading securities. Debt securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. The Bank does not hold any securities which would be classified as trading securities pursuant to SFAS No. 115.

                      Available for Sale. Securities available for sale consist of debt securities not classified as securities to be held to maturity or trading securities. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of equity until realized. Gains and losses on the sale of debt securities available for sale are determined using the specific identification method.

               The initial effect upon the adoption at April 1, 1994 of this change in accounting for investment securities and mortgage-backed and related securities was $1,536, net of applicable deferred income taxes of $792, and is reported separately as a component of equity. Prior to April 1, 1994, investment securities and mortgage-backed and related securities were considered held for investment and were carried at cost, adjusted for amortization of premium and accretion of discounts over the life of the security using the level yield method.

               During the fourth quarter of 1995, the Financial Accounting Standards Board allowed financial statement preparers a one-time opportunity to reassess the classifications of securities accounted for under SFAS No. 115. As a result of this reassessment, the Bank reclassified $9.7 million of held-to-maturity securities and mortgage-backed and related securities to available for sale securities. In connection with this reclassification, gross unrealized gains of $411,655 and gross unrealized losses of $41,371 were recorded in available-for-sale securities and in stockholders' equity (on a net of tax basis).

               Mortgage-backed and related securities are subject to prepayment, which affects the yield and effective maturity of the investment. The Bank does not purchase mortgage-backed and related securities with significant premiums in order to minimize the effects of prepayments.

               In November, 1994, the OTS adopted a regulation which affects the computation of regulatory capital. Unrealized gains or losses on debt securities classified as "available for sale" under SFAS No. 115, and unrealized gains on equity securities, are not included in the Bank's regulatory capital.

               Federal Home Loan Bank stock is carried at cost which represents redemption value.

               Regulations require the Bank to maintain an amount of cash and U.S. government and other approved securities equal to 5% of deposit accounts (net of loans on deposits) plus short-term borrowings. At March 31, 1996 and 1995, the Bank met these requirements.

           D.  Loans Receivable, Net

               Loans receivable, net are stated at unpaid principal balances, less the allowance for loan losses, plus or minus net deferred loan origination costs or fees, and the undisbursed portion of loans in process.

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           D.  Loans Receivable, Net (Continued)

               The Bank has established an allowance for loan losses for the purpose of absorbing losses associated with the Bank's loan portfolio. All actual loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to operations based on various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing and projected economic conditions. Management evaluates the carrying value of loans periodically in order to evaluate the adequacy of the allowance. While management uses the best information available to make these evaluations, future adjustments to the allowance may be necessary if the assumptions used in making the evaluations require material revision.

           E.  Depreciation

               Depreciation of office property and equipment is calculated by the straight-line method over the estimated useful lives of such property. The gain or loss on the sale of office property and equipment is recorded in the year of disposition. The estimated useful lives are 10 to 50 years for buildings and improvements and 3 to 10 years for equipment.

           F.  Interest Income

               Interest on loans receivable is recorded in the period earned. Interest on delinquent loans, including impaired loans, is accrued to the extent considered collectible. Interest on non-accrual loans is recognized to the extent cash is received.

           G.  Loan Fees

               Loan fees are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 91. SFAS No. 91 requires loan origination fees and certain related direct loan origination costs be offset and the resulting net amount be deferred and amortized over the contractual life of the related loans as an adjustment to the yield on such loans, using the level yield method.

           H.  Accounting for Impairment of a Loan

               Effective April 1, 1995, the Bank adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Under SFAS No. 114, loans individually and specifically evaluated for impairment, uncollateralized as well as collateralized, except loans that are measured at fair value or at the lower of cost or fair value, are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, at the loan's observable market price or fair value of the collateral. The Bank considers a loan to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. Groups of similar small balance loans, such as residential and consumer loans, are excluded from the provisions of SFAS Nos. 114 and 118. The adoption of SFAS No. 114 and 118 did not have a material effect on the Bank's financial position or results of operations.

           I.  Income Taxes

               Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws, and rates applicable to the periods in which the differences are expected to affect taxable income.

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           J.  Cash and Cash Equivalents

               For purposes of reporting consolidated cash flows, the Bank considers cash, balances with banks, federal funds sold, securities purchased under agreement to resell and interest-bearing cash deposits in other depository institutions with initial maturities of three months or less to be cash equivalents.

           K.  Foreclosed Real Estate

               Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at the lower of cost or fair value less estimated selling costs at the date of foreclosure. Costs relating to improvement of property are capitalized, whereas costs relating to holding property are expensed.

               After foreclosure valuations are periodically performed by management, and an allowance for loss is established by a charge to operations if the carrying value of a property exceeds the lower of cost or fair value, less estimated selling costs.

           L.  Fair Values of Financial Instruments

               SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. In accordance with SFAS No. 107, fair values are based on estimates using present value and other valuation techniques in instances where quoted prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets and, further, may not be realizable in an immediate settlement of the instruments. SFAS No. 107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of the Company.

               The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

               Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate their fair value.

               Certificates of deposit with other financial institutions - For certificates of deposit with a remaining term of 90 days or less, the fair values are based on carrying amounts. The fair values for other certificates of deposit are estimated using discounted cash flow analysis, based on interest rates currently being offered by financial institutions with similar credit quality.

               Securities available for sale - Fair values for investment securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities (Federal Home Loan Bank stock) represents redemption value and approximates fair value.

               Mortgage-backed and related securities available for sale - Fair values for mortgage-backed and related securities are based on quoted market prices or dealer quotes.

               Loans - The fair values for loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           L.  Fair Values of Financial Instruments (Continued)

               Accrued interest receivable and payable - The carrying amounts of accrued interest approximate their fair values.

               Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amount of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

               Off-balance-sheet instruments - Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of such off-balance-sheet instruments are immaterial and, therefore, not disclosed.

           M.  Effect of Implementing New Accounting Standards

               In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," and is effective for fiscal years beginning after December 15, 1995. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized if the sum of the expected future cash flows is less than the carrying amount of the asset. Management does not expect the implementation of SFAS No. 121 to have a material impact on the Company's consolidated financial position or results of operations.

               In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 (SFAS No. 122), "Accounting for Mortgage Servicing Rights." This statement amends Statement of Financial Accounting Standards No. 65 (SFAS No. 65), Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. Institutions that sell loans and retain the servicing rights will be required to allocate the total cost of the loans to servicing rights and loans based on their relative fair value if that value can be estimated. SFAS No. 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. Management does not believe the adoption of SFAS No. 122 will have a material effect on the Bank's financial position or results of operations.

               In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123). This statement establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement defines a fair value based method of accounting for an employee stock option and allows companies to continue to measure compensation cost for such plans using the intrinsic value based method of accounting prescribed in APB Opinion No. 25 "Accounting for Stock Issued to Employees". Beginning in 1996, Companies electing to remain with accounting under APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. Management does not believe the adoption of SFAS No. 123 will have a material effect on the Company's consolidated financial position or results of operations.

                             ----------------------

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           N.  Earnings Per Share

               Earnings per share will be computed based upon the average common and common equivalent shares outstanding during the period subsequent to the Bank's conversion to a stock savings bank on December 28, 1995. Earnings per share for the year ended March 31, 1996 is not meaningful.

           O.  Advertising Costs

               Advertising costs are expensed when incurred.

           P.  Reclassifications

               Certain presentations of accounts previously reported have been reclassified in these consolidated financial statements. Such reclassifications had no effect on net income or retained income as previously reported.

NOTE 2:    CONVERSION

           The Bank converted from a federally chartered mutual savings and loan association to a federally chartered stock savings bank on December 28, 1995, and issued all of its common stock to the Company. Concurrently with the conversion, the Company issued 1,322,500 shares of Company common stock par value $.01, at $10.00 per share. Net proceeds of the Company's stock issuance, after costs, were approximately $12,700,000.

NOTE 3:    RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

           The Bank has retroactively restated its March 31, 1994 financial statements to provide for deferred income taxes relating to temporary reporting differences of Federal Home Loan Bank stock dividends. The effects of the restatement adjustment on the March 31, 1994 financial statements were to increase deferred income tax expense by $8,160 and decrease net income by $8,160 and to increase deferred income tax liabilities by $103,054, and to decrease retained earnings by $103,054. The effect of the restatement adjustment on years prior to March 31, 1994 was $94,894.

NOTE 4:    INVESTMENT SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY

           Investment securities available-for-sale and held-to-maturity are summarized as follows:


                                                                   GROSS                GROSS            ESTIMATED
                                            AMORTIZED           UNREALIZED           UNREALIZED            FAIR
                                              COST                 GAINS               LOSSES              VALUE
                                            ---------           ----------           ----------          ---------
           Available-for-sale

           March 31, 1996:
             U.S. Treasury
              securities                  $ 1,245,043            $ 20,897              $    --           $ 1,265,940
             U.S. Government
              Agency securities             4,499,079               5,200              ( 88,546)           4,415,733
             Obligations of state
              and political
              subdivisions                  4,527,650             229,761              (    639)           4,756,772
                                           ----------             -------                ------           ----------
                                          $10,271,772            $255,858              ($89,185)         $10,438,445
                                           ==========             =======                ======           ==========

           Held-to-maturity

           March 31, 1995:
             U.S. Treasury
              securities                  $ 1,245,065            $     --             ($  8,756)         $ 1,236,309
             U.S. Government
              Agency securities             6,445,935              15,280             ( 134,987)           6,326,228
             Obligations of state
              and political
              subdivisions                  4,628,930             124,496             (  43,208)           4,710,218
                                           ----------             -------               -------           ----------
                                          $12,319,930            $139,776             ($186,951)         $12,272,755
                                           ==========             =======               =======           ==========

                             ----------------------

NOTE 4:    INVESTMENT SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY
           (Continued)

           The amortized cost and estimated fair value of investment securities at March 31, 1996, by contractual maturity, are shown below:

                                                                                          ESTIMATED
                                                                     AMORTIZED              FAIR
                                                                       COST                 VALUE
                                                                     ---------            ---------
           Due in one year or less                                  $   251,014          $   251,912
           Due after one year through five years                        994,029            1,014,028
           Due after five years through ten years                     1,631,726            1,640,955
           Due after ten years                                        7,395,003            7,531,550
                                                                    -----------          -----------
                                                                    $10,271,772          $10,438,445
                                                                    ===========          ===========

           Investments securities with a carrying value of approximately $385,000 at March 31, 1996, were pledged to secure deposits of public funds and for other purposes required or permitted by law.

           During the year ended March 31, 1996, the Bank sold available-for-sale securities for aggregate proceeds of $1,880,500 resulting in gross realized gains of $4,707 and gross realized losses of $21,500. During the year ended March 31, 1994, the Bank sold investment securities held for investment for aggregate proceeds of $596,197 resulting in gross realized gains of $2,725.

           Accrued interest receivable includes $171,037 and $204,112 for the years ended March 31, 1996 and 1995, respectively, relating to investment securities.

NOTE 5:    SECURITIES PURCHASED UNDER AGREEMENT TO RESELL

           The Bank entered into purchases of securities under agreements to resell substantially identical securities. Securities purchased under agreements to resell at March 31, 1996, consists of U.S. Treasury securities. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the statement of financial condition. The securities underlying the agreements are book-entry securities. The securities are appropriately segregated under a written agreement that explicitly recognizes the Bank's interest in the securities. At March 31, 1996, these agreements matured within 90 days and no material amount of agreements to resell securities purchased was outstanding with any individual dealer. Securities purchased under agreements to resell averaged approximately $80,000 during the fiscal year ended March 31, 1996, and the maximum amounts outstanding at any month-end during the period was $340,000.

NOTE 6: MORTGAGE-BACKED AND RELATED SECURITIES AVAILABLE-FOR-SALE AND HELD-TO-MATURITY

           Mortgage-backed and related securities available-for-sale and held-to-maturity are summarized as follows:

                                                                  GROSS                GROSS              ESTIMATED
                                            AMORTIZED           UNREALIZED           UNREALIZED              FAIR
           Available-for-sale                 COST                 GAINS               LOSSES                VALUE
                                            ---------           ----------           ----------            ---------
           March 31, 1996:
             FHLMC                         $  371,222             $    --              ($ 6,166)         $   365,056
             Other                            484,338                  --              (  4,575)             479,763
             REMICS:
              FHLMC and FNMA                2,020,717                  --              ( 25,197)           1,995,520
                                           ----------             -------               -------           ----------
                                           $2,876,277             $    --              ($35,938)          $2,840,339
                                           ==========             =======               =======           ==========

           March 31, 1995:
             FHLMC, REMIC                  $  412,449             $    --              ($70,744)          $  341,705
             FNMA, interest
              only strip                       18,842              26,720                                     45,562
                                           ----------             -------               -------           ----------
                                           $  431,291             $26,720              ($70,744)          $  387,267
                                           ==========             =======               =======           ==========
           Held-to-maturity

           March 31, 1995:
             FHLMC                         $  742,896             $11,499             $     --            $  754,395
             FNMA                             169,650               2,505                   --               172,155
             REMIC's and CMO's
              FHLMC and FNMA                6,833,437                  --             ( 124,192)           6,709,245
                                           ----------             -------              --------           ----------
                                           $7,745,983             $14,004             ($124,192)          $7,635,795
                                           ==========             =======              ========           ==========

           Accrued interest receivable includes $18,537 and $44,332 at March 31, 1996 and 1995, respectively, related to mortgage-backed securities.

           The amortized cost of mortgage-backed securities includes unamortized premiums of $32,233 and $6,152 and unearned discounts of $0 and $342,487 at March 31, 1996 and 1995, respectively.

           Mortgage-backed securities with adjustable rates totalled $470,000 and $5.6 million at March 31, 1996 and 1995, respectively.

NOTE 7:    LOANS RECEIVABLE, NET

           The Bank's loan portfolio consists principally of long-term conventional loans collateralized by first mortgages on single-family residences. Loans receivable, net at March 31, 1996 and 1995, consist of the following:

                                                                1996                 1995
                                                                ----                 ----
                                                                     (In Thousands)
           Real estate loans:
            One-to-four family                                 $38,944              $35,005
            Commercial                                           2,509                  630
            Multi-family                                           215                  118
            Construction                                         1,132                   --
                                                                ------               ------
                Total real estate loans                         42,800               35,753
                                                                ------               ------

           Consumer loans:
            Secured by deposits                                    389                  383
            Other                                                  229                   --
                                                                ------               ------
                Total consumer loans                               618                  383
                                                                ------               ------

           Commercial loans                                      1,063                   --
                                                                ------               ------

                Total loans                                     44,481               36,136

           Less:
            Undisbursed loans in process                           504                   97
            Net deferred loan origination
             costs                                            (     31)            (      4)
            Allowance for loan losses                              286                  312
                                                                ------               ------

                Total loans, net                               $43,722              $35,731
                                                                ======               ======

                  Loans with adjustable rates totalled $26.9 million and $23.5 million at March 31, 1996 and 1995, respectively.

                  Accrued interest receivable includes $109,204 and $26,636 at March 31, 1996 and 1995, respectively, related to loans receivable.

                             ----------------------

NOTE 7:    LOANS RECEIVABLE, NET (Continued)

           The following is a reconciliation of the allowance for loan losses:

                                                                             YEARS ENDED MARCH 31
                                                               -----------------------------------------------
                                                                 1996              1995                 1994
                                                                 ----              ----                 ----
           Balance at beginning of year                        $311,785          $318,398             $348,621
           Provision charged to operations                      168,000           132,939               83,500
           Loans charged off                                  ( 214,291)        ( 148,730)           ( 183,655)
           Recoveries                                            20,890             9,178               69,932
                                                                -------           -------              -------
           Balance at end of year                              $286,384          $311,785             $318,398
                                                                =======           =======              =======


           The following is a summary of non-performing loans at March 31:

                                                           1996           1995            1994
                                                           ----           ----            ----
                                                                     (In Thousands)
           Accruing loans past due 90 days
            or more                                        $ --           $ 60           $   --
           Nonaccrual loans                                 595            748            1,051
                                                           ----           ----           ------

           Total non-performing loan
            balances at year end                           $595           $808           $1,051
                                                           ====           ====           ======

           Non-performing loans as
            a percentage of loans                          1.36%          2.26%            3.17%
                                                           ====           ====             ====

           If interest on nonaccrual loans had been accrued, such income would have approximated $47,335, $65,504 and $31,493 for the years ended March 31, 1996, 1995 and 1994, respectively. Interest income on nonaccrual loans which is reflected in the accompanying statements of operations was $34,660, $51,101 and $4,352 for the years ended March 31, 1996, 1995 and 1994, respectively.

           In the normal course of business and subject to normal credit policies, the Bank makes loans to officers, directors, their immediate family and business interests of such persons. At March 31, 1996 and 1995, the balances of loans to such parties were as follows:

                             ----------------------

NOTE 7:    LOANS RECEIVABLE, NET (Continued)

                                                                       MARCH 31,
                                                             -----------------------------
                                                               1996                 1995
                                                               ----                 ----
           Aggregate amount of indebtedness
            at beginning of year                             $210,358             $127,529

           New loans                                          804,572
           Repayments                                       ( 103,508)             145,466
           Loans of retiring officers                       ( 144,599)          (   62,637)
                                                             --------            ---------

           Aggregate amount of indebtedness
            at end of year                                   $766,823             $210,358
                                                             ========             ========

           The terms and conditions of these loans are consistent with similar loans to unrelated parties and in management's opinion do not involve more than a normal risk of collectibility.

NOTE 8:    OFFICE PROPERTIES AND EQUIPMENT

           Office properties and equipment at March 31, 1996 and 1995 by major classifications are as follows:

                                                                                 1996                  1995
                                                                                 ----                  ----
           Land                                                               $   99,550             $ 99,550
           Buildings and improvements                                            476,627              321,542
           Furniture and equipment                                               667,716              371,618
           Automobile                                                             25,364               25,364
                                                                              ----------             --------
                TOTAL                                                          1,269,257              818,074
                -----
           Less:  Accumulated depreciation                                       545,327              487,527
                                                                              ----------             --------
                                                                              $  723,930             $330,547
                                                                              ==========             ========

           Depreciation expense charged to operations for the years ended March 31, 1996, 1995 and 1994 totaled $57,801, $52,912 and $40,271, respectively.

                             ----------------------

NOTE 9:    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are primarily commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial condition.

           The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

                                                                                         CONTRACT AMOUNT
                                                                                             MARCH 31
                                                                                 --------------------------------
                                                                                     1996                 1995
                                                                                     ----                 ----
           Financial instruments the contract amounts of which represents credit risk:
                    Loan Commitments:
                     Adjustable rate                                              $  9,069               $    --
                     Fixed rate                                                   $297,666               $    --

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since, in some instances, the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on established credit policies and primarily includes a first mortgage on residential real estate. The Bank, in most instances, limits the amount they will loan on real estate to 90% of the appraised value. They further require that borrowers have, at a minimum, 10% personal equity in any real estate financed.

NOTE 10:   SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

           Most of the Bank's lending activity is with customers located within Boyd and Greenup Counties of Kentucky. These loans are primarily secured by a first mortgage on residential real estate on which the Bank generally limits the amount of its loan to 90% of appraised value. Upon default by a borrower the mortgaged property is subject to foreclosure action by the Bank.

           In addition to the regional concentration of credit risk, the Bank had cash on deposit with financial institutions which exceeded the federally insured limits at March 31, 1996 and 1995, by $3,916,600 and $1,060,084, respectively. The Bank does not have a policy for requiring collateral on such deposits.

                             ----------------------

NOTE 11:   DEPOSITS

           An analysis of deposits at March 31, 1996 and 1995 is as follows:
           [Dollar amounts in thousands]

                                                                               MARCH  31,
                                                         ------------------------------------------------------
                                                                 1996                               1995
                                                         -----------------                  -------------------
                                                          AMOUNT       %                     AMOUNT        %
                                                         -------     -----                  -------       -----
           Interest bearing checking 3.25%               $    15        --                  $    --          --
                                                         -------     -----                  -------       -----
           Passbook savings 3.00%                          2,683       5.8                    3,045         6.3
                                                         -------     -----                  -------       -----
           Money market accounts 3.10%                     5,494      11.9                    6,674        13.8
                                                         -------     -----                  -------       -----

           Certificate Accounts:
            3.01% to 3.25%                                    --        --                       --          --
            3.26% to 4.25%                                 4,317       9.3                    3,806         7.8
            4.26% to 5.25%                                 8,486      18.4                   13,818        28.5
            5.26% to 6.25%                                12,268      26.6                    9,174        18.9
            6.26% to 7.25%                                11,635      25.2                   10,093        20.8
            7.26% to 8.25%                                 1,141       2.5                    1,236         2.5
            8.26% to 9.25%                                   161        .3                      638         1.3
            9.26% to 9.50%                                    --        --                       26          .1
                                                         -------    ------                  -------       -----
                    Total Certificates
                     of Deposit                           38,008      82.3                   38,791        79.9
                                                         -------     -----                  -------       -----

                    Total Deposits                       $46,200     100.0%                 $48,510       100.0%
                                                         =======     =====                  =======       =====

           The weighted average interest rates on deposits at March 31, 1996 and 1995 were as follows:

                                                          MARCH 31,
                                                   ----------------------
                                                   1996              1995
                                                   ----              ----
           Interest bearing checking               3.25                --
           Passbook accounts                       3.00              3.25
           Money market accounts                   3.10              3.40
           Certificates of deposit                 5.75              5.63
           Total deposits                          5.27              5.18

           The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $6,907,000 and $4,729,000 at March 31, 1996 and 1995, respectively. Maturities of jumbo certificates of deposit at March 31, 1996 were: 3 months or less $3,461,000; over 3 through 6 months $515,000; over 6 through 12 months $1,500,000; over 12 months $1,431,000.

                             ----------------------

NOTE 11:   DEPOSITS (Continued)

           At March 31, 1996 and 1995, scheduled maturities of certificates of deposit were as follows:

                                                                      MARCH 31,
                                                            -------------------------
                                                             1996              1995
                                                             ----              ----
                                                                    (In Thousands)
           Certificates maturing in:
            1 year or less                                  $26,907           $19,350
            1 to 2 years                                      7,865            12,908
            2 to 3 years                                      1,929             4,826
            3 to 4 years                                        895             1,200
            4 to 5 years                                        197               507
            Over 5 years                                        215                 0
                                                            -------           -------
                                                            $38,008           $38,791
                                                            =======           =======

           Interest expense on deposits for the years ended March 31, 1996, 1995, and 1994, is summarized as follows:

                                                                  MARCH 31,
                                                       ------------------------------
                                                        1996       1995         1994
                                                        ----       ----         ----
                                                               (In Thousands)
           Certificates of deposit                     $2,310     $1,815       $1,784
           Money market accounts                          203        301          388
           Passbook savings                                90        115          140
                                                       ------     ------       ------
                                                       $2,603     $2,231       $2,312
                                                       ======     ======       ======

NOTE 12:   ADVANCES FROM FEDERAL HOME LOAN BANK

           Advances from the Federal Home Loan Bank of Cincinnati at March 31, 1995 consisted of an adjustable rate loan with the principal balance due at maturity. The loan is summarized as follows:

                 DATE OF MATURITY INTEREST                   INTEREST
           -------------------------------------              RATE                    BALANCE
           ADVANCE         DATE           RATE                INDEX                MARCH 31, 1995
           -------       --------       --------             --------              --------------
           7/29/94        7/29/99        6.175%                LIBOR                 $4,800,000

           Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by the Bank's Federal Home Loan Bank stock and a blanket pledge of first mortgage loans equal to 150 percent of the current outstanding advances.

NOTE 13:   RETAINED EARNINGS

           In connection with the insurance of savings accounts, $1,868,351 of the Bank's retained income at March 31, 1996 is restricted and may be used only for the absorption of losses. The restriction does not represent a valuation allowance and was not created by charges against earnings.

                             ----------------------

NOTE 13:   RETAINED EARNINGS (Continued)

           The Office of Thrift Supervision ("OTS") imposes regulations which provide that savings institutions must maintain certain levels of capital. The regulations include a leverage limit, a tangible capital requirement and a risk-based capital requirement. Specifically, the regulations provide that savings institutions must maintain tangible capital equal to 1.5% of adjusted total assets, core capital equal to 3% of adjusted total assets and a combination of core and supplementary capital equal to 8% of risk weighted assets.

           In November, 1994, the OTS adopted a regulation which affects the computation of regulatory capital. Unrealized gains or losses on debt securities classified as "available for sale" under SFAS No. 115, and unrealized gains on equity securities, are not included in the Bank's regulatory capital.

           The following is a reconciliation of the Bank's generally accepted accounting principles ("GAAP") capital to regulatory capital at March 31, 1996:

                                                                             REGULATORY
                                                            -----------------------------------------------
                                                             TANGIBLE           CORE            RISK-BASED
                                                             CAPITAL           CAPITAL            CAPITAL
                                                            ----------         -------          -----------
                                                                         (Amounts in thousands)
           GAAP capital                                      $13,109           $13,109             $13,109

           Regulatory adjustments:

            Net unrealized gain on
             available for sale securities                  (     86)         (     86)           (     86)
            Assets required to be deducted                        --                --            (     84)
            General loan valuation
             allowance                                            --                --                 286
                                                             -------           -------             -------

            Regulatory Capital                                13,023            13,023              13,225
            Required amounts                                     908             1,816               2,227
                                                             -------           -------             -------
            Regulatory capital excess                        $12,115           $11,207             $10,998
                                                             =======           =======             =======

            Regulatory capital as
             a percentage of
             assets, as defined                                 21.5%             21.5%               47.5%

            Required percentage of
             total assets, as defined                            1.5%              3.0%                8.0%
                                                             -------           -------              ------

            Regulatory capital as a
             percentage in excess of
             requirement                                        20.0%             18.5%               39.5%
                                                             =======           =======             =======

                             ----------------------

NOTE 13:   RETAINED EARNINGS (Continued)

           The Company is not subject to any regulatory restrictions on the payment of dividends to its stockholders. The Office of Thrift Supervision ("OTS") regulations provide that a savings institution which meets fully phased-in capital requirements and is subject only to "normal supervision" may pay out, as a dividend, 100 percent of net income to date over the calendar year and 50 percent of surplus capital existing at the beginning of the calendar year without supervisory approval, but with 30 days prior notice to the OTS. Any additional amount of capital distributions would require prior regulatory approval. A savings institution failing to meet current capital standards may only pay dividends with supervisory approval.

           At the time of conversion, a liquidation account was established in an amount equal to the Bank's net worth as reflected in the latest statement of condition used in its final conversion offering circular. The liquidation account is maintained for the benefit of eligible deposit account holders who maintain their deposit account in the Bank after conversion. In the event of a complete liquidation (and only in such event), each eligible deposit account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance for deposit accounts then held, before any liquidation distribution may be made to stockholders. Except for the repurchase of stock and payment of dividends, the existence of the liquidation account will not restrict the use or application of net worth. The initial balance of the liquidation account was $7,398,000.

NOTE 14:   INCOME TAXES

           The provision for income taxes consists of:

                                                                        YEARS ENDED MARCH 31,
                                                          ------------------------------------------------
                                                            1996                1995                1994
                                                            ----                ----                ----
           Currently payable - Federal                    $38,194             $68,681             $119,011
                             - State                        2,129                  --                   --
           Deferred          - Federal                   (  8,148)           ( 15,808)              16,198
                             - State                           --                  --                   --
                                                          -------             -------             --------
                                                          $32,175             $52,873             $135,209
                                                          =======             =======             ========

           Deferred income taxes result from temporary differences in the recognition of income and expenses for tax and financial statement purposes. The source of these temporary differences and the tax effect of each are as follows:

                             ----------------------

                                                                     YEARS ENDED MARCH 31,
                                                       -----------------------------------------------
                                                         1996                1995               1994
                                                         ----                ----               ----
           Federal Home Loan Bank
            stock dividends                            $13,906             $11,696             $ 8,160
           Deferred loan fees/costs                     10,583                  --                  --
           Loan loss allowance                          11,307            ( 15,622)             10,276
           Loss allowance, mortgage-
            backed securities                               --              23,788              30,647
           Depreciation                                  6,860               2,979                  --
           AMT credit carryforward                    ( 36,324)           ( 38,649)           ( 32,885)
           Deferred compensation                      (  7,946)                 --                  --
           Accretion                                     2,270                  --                  --
           Other deferred expenses                    (  8,804)                 --                  --
                                                       -------             -------             -------
                                                      ($ 8,148)           ($15,808)            $16,198
                                                       =======             =======             =======

           The following tabulation reconciles the federal statutory tax rate to the effective rate of taxes provided for income taxes:

                                                              YEARS ENDED MARCH 31,
                                                  -----------------------------------------------
                                                   1996               1995                  1994
                                                   ----               ----                  ----
           Tax at statutory rate                    34.0%              34.0%                 34.0%
           Tax exempt income                      ( 30.6)            ( 21.6)               ( 17.5)
           Non-deductible expenses                   5.8             (  1.3)                  6.9
           State income taxes                         .7                 --                    --
                                                   -----              -----                 -----
                                                     9.9%              11.1%                 23.4%
                                                   =====              =====                 =====

                             ----------------------

NOTE 14:   INCOME TAXES (Continued)

           The tax effect of temporary differences giving rise to the Bank's consolidated deferred income tax asset (liability) at March 31, 1996 and 1995 are as follows:

                                                         1996               1995
                                                         ----               ----
           Deferred tax assets:
             Allowance for losses                      $ 97,370           $108,677
             AMT credit carryforward                    107,858             71,534
             Net unrealized loss on
              available for sale
              securities                                     --             14,968
             Deferred compensation                        7,946                 --
             Other deferred expenses                      8,804                 --
                                                       --------           --------
                                                        221,978            195,179
             Valuation allowance                              0                  0
                                                       --------           --------
                                                        221,978            195,179
                                                       --------           --------
           Deferred tax liabilities:
             Federal Home Loan Bank
              stock dividends                           128,656            114,750
             Depreciation                                 9,839              2,979
             Accretion on securities                      2,270                 --
             Deferred loan costs                         10,583                 --
             Net unrealized gain on
              available-for-sale
              securities                                 44,450                 --
                                                       --------           --------
                                                        195,798            117,729
                                                       --------           --------

                Net deferred tax asset                 $ 26,180           $ 77,450
                                                       ========           ========

           The Bank had available at March 31, 1996, alternative minimum tax credit carryforwards for tax purposes of approximately $107,858, which may be carried forward indefinitely and used to reduce federal income taxes.

           In computing federal income taxes, savings institutions are allowed a statutory bad debt deduction of otherwise taxable income of 8%, subject to limitations based on aggregate loans and savings balances. Due to the limitation based on the level of deposits outstanding and retained earnings, the Bank's bad debt deduction for the years 1996, 1995 and 1994 was limited to net charge-offs under the experience method. As of March 31, 1996, appropriations of retained earnings representing bad debt deductions were approximately $1,868,351. If these tax bad debt deductions are used for other than loan losses, the amount used will be subject to Federal income taxes at the prevailing corporate rates.

           The provisions of SFAS No. 109 require the Bank to establish a deferred tax liability for the tax effect of the tax bad debt reserves over the base year amounts. The Bank's base year tax bad debt reserves and March 31, 1996 are approximately $1,868,351. The estimated deferred tax liability on such amount is approximately $635,239 which has not been recorded in the accompanying consolidated financial statements.

                             ----------------------

NOTE 15:   OTHER NONINTEREST EXPENSE

           Other noninterest expense amounts for the years ended March 31, 1996, 1995 and 1994 are summarized as follows:

                                                                 MARCH 31,
                                               --------------------------------------------
                                                 1996              1995              1994
                                                 ----              ----              ----
           Advertisings                        $ 52,774          $ 75,665          $ 76,038
           State tax on deposits                 55,131            57,498            54,203
           Data processing                       57,676            46,133            38,538
           Audit and examinations                68,711            41,304            31,474
           All other                            335,974           175,723           128,050
                                               --------          --------          --------
                                               $570,266          $396,323          $328,303
                                               ========          ========          ========

NOTE 16:   BENEFIT PLANS

           The Bank participates in the Pentegra multi-employer pension plan. This non-contributory defined benefit plan covers all eligible employees meeting certain service and age requirements. The plan operates on a fiscal year ending on June 30, and it is the policy of the Bank to fund the normal cost of the plan. Contributions to the Plan for the years ended March 31, 1996, 1995 and 1994 were $12,219, $31,742 and $26,807, respectively. The data available from the plan administrators is not sufficient to determine the Bank's share of the pension plan's accumulated benefit obligation, or the net assets attributable to the Bank.

           Directors are eligible to participate in a retirement plan which provides benefits equal to approximately one-half of the monthly compensation paid to active directors for a period not to exceed the earlier of the number of months a participant served as director, or the participant's death. Directors must have a minimum of ten years of continuous service and serve until age 65 to participate in the directors retirement plan.

                             ----------------------

NOTE 16:   BENEFIT PLANS (Continued)

           The following table sets forth the directors' retirement plan's funded status and amounts recognized in the financial statements at March 31, 1996:

             Actuarial present value of benefit obligations:
             Vested accumulated benefits                                              ($45,148)
             Non-vested accumulated benefits                                          ( 14,522)
                                                                                      --------
                       Total accumulated benefits                                     ( 59,670)
            Unrecognized prior service cost being
             recognized over 10 years                                                   39,787
            Unrecognized net obligation being
             recognized over 10 years                                                   12,798
            Adjustment to recognize minimum liability                                 ( 52,585)
                                                                                      --------
                       Accrued pension cost                                           ($59,670)
                                                                                      ========

            Net pension cost for the year ended March 31, 1996 includes the following components:
              Service costs - benefits earned during the year                          $ 3,752
              Interest cost on benefit obligation                                        4,090
              Amortization of prior service cost and net
               obligation                                                                5,843
              Underaccrual                                                            (  1,650)
                                                                                       -------
                       Net pension cost                                                $12,035
                                                                                       =======

           A discount rate of 7% was used in determining net pension cost.

           Directors' retirement plan expense for the year ended March 31, 1995 and 1994 amounted to $5,700 and $5,400, respectively.

           The disclosures required under SFAS No. 87 for the directors' retirement plan are not available at March 31, 1995 and 1994.

           Effective September 30, 1995, the Bank entered into a non-qualified supplemental executive retirement agreement (agreement) with the Bank's chief executive officer which provides for the payment of a monthly supplemental retirement benefit equal to up to 24% of his average monthly compensation during the three highest 12-month periods in the ten years prior to retirement. Such benefit shall be payable upon normal retirement at age 65 or under certain circumstances, after age 55 if his termination is without cause. Upon the officer's death, 50% of the amount payable under the agreement shall be payable to his spouse until her death.

           Supplemental executive retirement plan expense for the year ended March 31, 1996 amounted to $17,935.

           The disclosures required under SFAS No. 87 for the supplemental executive retirement plan are not available at March 31, 1996. The unfunded liability for the plan is not expected to have a material effect on the financial position or results of operations of the Bank.

                             ----------------------

NOTE 16:   BENEFIT PLANS (Continued)

           In conjunction with the Bank's conversion on December 28, 1995, the Company established an Employee Stock Ownership Plan (ESOP) which covers substantially all employees. The ESOP borrowed $1,058,000 from the Company and purchased 105,800 common shares, equal to 8% of the total number of shares issued in the conversion. The Bank makes scheduled discretionary contributions to the ESOP sufficient to service the debt. Shares are allocated to participants' accounts under the shares allocated method. The cost of shares not committed to be released and unallocated shares is reported as a reduction of stockholders' equity. Compensation expense is recorded based on the average fair market value of the ESOP shares when committed to be released. The expense under the ESOP for the year ended March 31, 1996 was $59,671. The fair value of ESOP shares at March 31, 1996 was $1,168,125.

           Subsequent to the conversion, the Board of Directors approved a Stock Option Plan and a Recognition and Retention Plan (RRP). The Plans are subject to stockholders approval. Under the stock option plan, stock option and stock appreciation rights covering shares representing an aggregate of up to 10% of the common stock sold in the conversion may be granted to directors, officers and employees of the company or its subsidiaries. Restricted stock awards covering up to 4% of the common stock sold in the conversion may be awarded to the Bank's directors, officers, and key employees under the RRP.

NOTE 17:   FAIR VALUES OF FINANCIAL INSTRUMENTS

           The estimated fair values of the Company's financial instruments are as follows:

                                                                        MARCH 31, 1996
                                                              --------------------------------
                                                               CARRYING                 FAIR
                                                                AMOUNT                  VALUE
                                                                ------                  -----
                                                                        (In Thousands)
           Financial Assets:
            Cash and due from banks                            $ 1,532                 $ 1,532
            Federal funds sold and securities
             purchased under agreement to resell                   975                     975
            Certificates of deposit with other
             financial institutions                              4,600                   4,596
            Securities available-for-sale                       10,438                  10,438
            Mortgage-backed securities
             available-for-sale                                  2,840                   2,840
            Federal Home Loan Bank stock                           621                     621
            Loans receivable, net                               43,722                  42,633
            Accrued interest receivable                            332                     332

           Financial Liabilities:
            Certificates of deposit                             38,008                  38,311
            Other deposit accounts                               8,192                   8,192
            Accrued interest payable                               140                     140
            Accounts payable and accrued expenses                  242                     242

                             ----------------------

NOTE 18:   SUBSEQUENT EVENTS

           On April 22, 1996, the Company entered into an agreement (subject to stockholders and regulators approval) to acquire 100% of the outstanding stock of First Paintsville Bancshares, Inc., a one-bank holding company for the First National Bank of Paintsville for $9.3 million in cash. In connection with the acquisition of First Paintsville Bancshares, Inc., the Company will assume $722,000 of long-term debt of First Paintsville Bancshares, Inc. The cost of the transaction will be funded with a $4.5 million short-term loan and the use of cash and temporary investments of $5.5 million.

NOTE 19:   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

           The following condensed statement of financial condition as of March 31, 1996 and the related condensed statements of operations and cash flows for the period from December 28, 1995 through March 31, 1996 for Classic Bancshares, Inc. should be read in conjunction with the consolidated financial statements and notes thereto:

                             ----------------------

NOTE 19:   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

           Statement of Financial Condition                               March 31, 1996
           --------------------------------                               --------------
           Assets
           Cash and temporary investments                                   $ 5,365,459
           Accrued interest receivable                                           13,891
           Note receivable - ESOP                                               991,875
           Equity in net assets of Bank                                       5,541,975
           Deferred income taxes                                                  9,494
           Other assets                                                         105,388
                                                                            -----------

           Total Assets                                                     $12,028,082
                                                                            ===========

           Liabilities
           Accounts payable and accrued expenses                            $    70,102
           Accrued income taxes                                                  24,960
                                                                            -----------

           Total Liabilities                                                     95,062
                                                                            -----------

           Stockholders' Equity
           Common stock                                                          13,225
           Additional paid-in capital                                        12,704,127
           Retained earnings                                                    220,768
           Unearned ESOP shares                                            (  1,005,100)
                                                                             -----------

           Total Stockholders' Equity                                        11,933,020
                                                                            -----------

           Total Liabilities and Stockholders' Equity                       $12,028,082
                                                                            ===========

                                                                            Period From
                                                                      December 28, 1995
           STATEMENT OF OPERATIONS                               Through March 31, 1996
           -----------------------                               ----------------------
           Income
             Equity in earnings of bank                                    $   188,399
             Interest income                                                    79,014
                                                                           -----------

           Total Income                                                        267,413
                                                                           -----------

           Expenses
            Legal and accounting fees                                           15,336
            Corporate management fees                                            7,605
            Travel and entertainment                                             2,788
            Other expenses                                                       5,700
                                                                           -----------

           Total Expenses                                                       31,429
                                                                           -----------

           Income Before Income Taxes                                          235,984
             Federal and state income taxes                                     15,216
                                                                           -----------
           Net Income                                                      $   220,768
                                                                           ===========

                             ----------------------

NOTE 19:   CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                                                                                    Period From
                                                                              December 28, 1995
                                                                         Through March 31, 1996
                                                                         ----------------------
           STATEMENT OF CASH FLOWS

           Operating Activities
            Net income                                                             $   220,768
             Adjustment to reconcile net income to net cash
              provided by operating activities:
                Equity in undistributed income of bank                            (    188,399)
                Deferred income tax benefit                                       (      9,494)
             Increase in accrued interest receivable                              (     13,891)
             Increase in other assets                                             (    105,388)
             Increase in accounts payable and accrued expenses                          70,102
             Increase in accrued income taxes                                           24,960
                                                                                   -----------

           Net Cash Used By Operating Activities                                  (      1,342)
                                                                                   -----------

           Investing Activities
             ESOP loan origination                                                (  1,058,000)
             ESOP loan repayments                                                       66,125
             Purchased capital stock in Bank                                      (  5,300,676)
                                                                                   -----------

           Net Cash Used By Investing Activities                                  (  6,292,551)
                                                                                   -----------

           Financing Activities
             Net proceeds from sale of common stock                                 11,659,352
                                                                                   -----------

           Net Cash Provided By Financing Activities                                11,659,352
                                                                                   -----------

           Net Increase in Cash and Cash Equivalents                                 5,365,459

           Cash and cash equivalents at beginning of year                                   --
                                                                                   -----------

           Cash and Cash Equivalents at End of Year                                $ 5,365,459
                                                                                   ===========

INDEPENDENT AUDITORS' REPORT

Board of Directors
First Paintsville Bancshares, Inc.
Paintsville, Kentucky


          We have audited the consolidated balance sheets of First Paintsville Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Paintsville Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Eskew & Gresham


February  15, 1996

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                           December 31
                                                      1995            1994
     ASSETS
Cash and cash equivalents (Note 10):
  Cash and due from banks                            $ 3,357,493   $ 2,820,453
  Federal funds sold                                           0     1,240,000
                                                     -----------   -----------
    Total cash and cash equivalents                  $ 3,357,493   $ 4,060,453
Investment securities (Notes 2 and 10):
   Available for sale                                 26,477,892           0
   Held to maturity                                            0    38,083,189
Loans, net (Notes 3, 10 and 11)                       26,565,390    23,466,986
Bank premises and equipment, net (Note 4)                648,910       686,472
Accrued interest receivable                              488,131       608,010
Real estate acquired through foreclosure                 320,604       352,603
Federal Home Loan Bank stock (Note 10)                   215,500        52,600
Other assets (Note 8)                                    574,724       361,840
                                                     -----------   -----------

TOTAL ASSETS                                         $58,648,644   $67,672,153
     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (Note 10):
  Demand                                             $ 7,169,172   $ 9,113,074
  NOW and money market                                10,898,716    18,936,010
  Savings                                              9,984,443    11,531,350
  Time, $100,000 and over                              4,554,060     3,523,716
  Other time                                          18,958,192    17,822,274
                                                     -----------   -----------
     Total deposits                                  $51,564,583   $60,926,424

Treasury tax and loan note (Note 10)                     156,791       245,927
Accrued interest payable                                 152,377       129,194
Income taxes payable                                     165,512       133,288
Deferred income taxes (Note 5)                            45,373        86,016
Note payable (Notes 6 and 10)                            735,403       782,000
Debentures (Note 7)                                            0        67,000
Other liabilities                                        148,132        76,726
                                                     -----------   -----------
    Total liabilities                                $52,968,171   $62,446,575

MINORITY INTEREST IN SUBSIDIARY                      $   171,109   $   193,624
STOCKHOLDERS' EQUITY (Note 13):
  Common stock, 180,000 shares authorized;
    72,388 and 72,305 shares issued and
    outstanding, respectively                        $ 1,447,068   $ 1,420,910
  Retained earnings                                    4,057,231     3,611,044
  Net unrealized gain on securities available
     for sale, net of tax (Note 2)                         5,065             0
                                                     -----------   -----------
         Total stockholders' equity                  $ 5,509,364   $ 5,031,954
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $58,648,644   $67,672,153

                 See notes to consolidated financial statements.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME


                                                            Year Ended December 31
                                                            1995              1994
INTEREST INCOME:
  Interest and fees on loans                          $  2,506,845       $  2,195,969
  Interest on investment securities -
    U. S. Treasury securities                               39,021            105,532
    Obligations of U. S. government agencies             1,890,863          1,550,116
    Obligations of states and political subdivisions        23,378             23,256
    Other securities                                        25,394             19,351
  Interest on federal funds sold                            59,901            136,400
                                                      ------------       ------------
                                                      $  4,545,402       $  4,030,624

INTEREST EXPENSE:
  Interest on deposits                                $  1,853,811       $  1,761,024
  Interest on borrowed funds                               107,609             69,642
                                                      ------------       ------------
                                                      $  1,961,420       $  1,830,666

Net interest income                                   $  2,583,982       $  2,199,958
Provision for loan losses (Note 3)                         169,000                  0
                                                      ------------       ------------
Net interest income after provision
  for loan losses                                     $  2,414,982       $  2,199,958
OTHER INCOME:
  Service charges, commissions and fees               $    318,575       $    336,602
  Investment securities gains (losses) (Note 2)             30,968            (22,255)
  Other                                                     19,258             30,521
                                                      ------------       ------------
                                                      $    368,801       $    344,868
OTHER EXPENSE:
  Salaries and employee benefits                      $    930,292       $    940,091
  Occupancy expenses                                       257,449            279,968
  Advertising expenses                                      44,351             27,057
  Other operating expenses                                 495,076            519,006
                                                      ------------       ------------
                                                      $  1,727,168       $  1,766,122
Income before provision for income taxes
 and minority interest                                $  1,056,615       $    778,704
Provision for income taxes (Note 5)                        352,533            261,749
                                                      ------------       ------------

Income before minority interest                       $    704,082       $    516,955
Minority interest in net income of subsidiary               21,155             20,385
                                                      ------------       ------------
NET INCOME                                            $    682,927       $    496,570
NET INCOME PER SHARE                                  $      9.44        $       6.56

                 See notes to consolidated financial statements.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                                                          Unrealized
                                                                                           Gain on
                                                                                          Securities            Total
                                                      Common            Retained          Available         Stockholders'
                                                      Stock             Earnings           for Sale            Equity

Balance, January 1, 1994                           $1,536,914         $3,399,625       $           0          $4,936,539

Net income                                                  0            496,570                   0             496,570

Purchase of 5,903 shares of
   common stock                                      (116,004)          (285,151)                  0            (401,155)
                                                   ----------         ----------       -------------          ----------

Balance, December 31, 1994                         $1,420,910         $3,611,044       $           0          $5,031,954

Net income                                                  0            682,927                   0             682,927

Dividends paid ($3.00 per share)                            0           (217,104)                  0            (217,104)

Net change in unrealized gain on
  securities available for sale (Note 2)                    0                  0               5,065               5,065

Issuance of 483 shares of
  common stock                                         34,018                  0                   0              34,018

Purchase of 400 shares of
  common stock                                         (7,860)           (19,636)                  0             (27,496)
                                                   ----------         ----------       -------------          ----------

BALANCE, DECEMBER 31, 1995                         $1,447,068         $4,057,231       $       5,065          $5,509,364











                 See notes to consolidated financial statements.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Year Ended December 31
                                                                                       1995               1994
OPERATING ACTIVITIES:
  Net income                                                                    $     682,927      $     496,570
  Adjustments to reconcile net income to
    net cash provided by operating activities -
      Provision for loan losses                                                       169,000                  0
      Depreciation                                                                     53,402             69,822
      Amortization and accretion, net                                                 (24,729)           (28,577)
      Provision for deferred income taxes                                             (43,325)             8,780
      (Gain) loss on investment securities                                            (30,968)            22,255
      Gain on sale of real estate acquired through foreclosure                         (2,000)                 0
      Loss on sale of assets                                                                0              7,936
      Minority interest in net income                                                  21,155             20,385
      Changes in:
        Accrued interest receivable                                                   119,879           (141,568)
        Income taxes refundable                                                             0             56,761
        Other assets                                                                 (375,784)           (30,289)
        Accrued interest payable                                                       23,183                (41)
        Income taxes payable                                                           32,224            133,288
        Other liabilities                                                              71,408              6,316
                                                                                -------------      -------------
            Net cash provided by operating activities                           $     696,372      $     621,638

INVESTING ACTIVITIES:
  Purchases of securities held to maturity                                      $           0       $(21,644,992)
  Proceeds from sales of securities available for sale                              1,993,125                  0
  Proceeds from calls, maturities and principal
     payments on investment securities held to maturity                             9,675,757         16,220,549
  Net change in loans                                                              (3,267,404)         1,691,901
  Purchase of real estate acquired through foreclosure                                      0           (368,879)
  Proceeds from sales of real estate acquired
    through foreclosure                                                                25,000             91,915
  Proceeds from sale of repossessed assets                                              9,000                  0
  Proceeds from disposal of equipment                                                  11,876              7,500
  Purchases of bank premises and equipment                                            (27,718)           (97,087)
                                                                                -------------      -------------
     Net cash provided by (used in) investing activities                        $   8,419,636      $  (4,099,093)

FINANCING ACTIVITIES:
  Net change in deposits                                                        $  (9,361,841)     $    (659,144)
  Proceeds from issuance of note payable                                                    0            782,000
  Payments on note payable                                                            (46,597)                 0
  Net change in treasury tax and loan note                                            (89,136)          (285,691)
  Payment on debentures                                                               (67,000)          (388,280)
  Purchase of minority interest                                                       (32,320)           (42,605)
  Cash dividends paid to minority interest                                            (11,492)            (4,490)
  Dividends paid                                                                     (217,104)                 0
  Proceeds from issuance of common stock                                               34,018                  0
  Purchase of common stock                                                            (27,496)          (401,155)
                                                                                -------------      -------------
     Net cash used in financing activities                                      $  (9,818,968)     $    (999,365)

                 See notes to consolidated financial statements.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                     Year Ended December 31
                                                                                     1995              1994

Decrease in cash and cash equivalents                                            $   (702,960)      $ (4,476,820)

Cash and cash equivalents at beginning of year                                      4,060,453          8,537,273
                                                                                 ------------       ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $  3,357,493       $  4,060,453

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the year for -
      Interest expense                                                           $  1,938,237       $  1,830,707
      Income taxes                                                               $    361,152       $     62,919
    Non-cash investing activity -
      Transfer of investment securities held to maturity
         to available for sale (Note 2)                                          $ 26,468,864       $          0



























                 See notes to consolidated financial statements.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              A. Basis of Presentation - The consolidated financial statements include the accounts of First Paintsville Bancshares, Inc. (the Company) and its majority-owned subsidiary, First National Bank of Paintsville (the Bank). Significant intercompany balances and transactions have been eliminated.

              B. Nature of Operations - The Bank operates under a national bank charter, and provides full banking services, including trust services. As a national bank, the Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The Company is also subject to regulation by the Federal Reserve Bank.

              C. Estimates in the Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              D. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

              E. Investment Securities - The Bank classifies its investment security portfolio into three categories: trading securities, securities available for sale and securities held to maturity. Fair value adjustments are made to the securities based on their classification with the exception of the held to maturity category. The Bank has no investments classified as trading.

              Investment securities available for sale are carried at fair value. Adjustments from amortized cost to fair value are recorded in stockholders' equity, net of related income tax, under net unrealized gain
(loss) on investment securities. The adjustment is computed on the difference between fair value and cost, adjusted for amortization of premiums and accretion of discounts which are recorded as adjustments to interest income on a constant yield method.

              Gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               F. Loans - Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Accrual of interest on impaired loans is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, interest income is subsequently recognized only to the extent cash payments are received.

               The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.

               In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors For Impairment of a Loan", which requires that allowances for loan losses on impaired loans be determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate or the fair value of the underlying collateral. A loan is considered to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. The Statement is effective for fiscal years beginning after December 15, 1994. The Bank adopted the statement, as required on January 1, 1995. The effect of adopting the new guidance was not material to the Bank's financial statements.

              G. Bank Premises and Equipment - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

               FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              H. Real Estate Acquired Through Foreclosure - Real estate acquired through foreclosure is carried at the lower of the recorded investment in the property or its fair value. The value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged to operating expenses.

              I. Income Taxes - The Company and the Bank file a consolidated federal income tax return. The Bank is charged or credited an amount equal to the tax that would have been applicable on a separate return basis.


              The Company uses the liability method for computing deferred income taxes. Under the liability method, deferred income taxes are based on the change during the year in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities. The differences relate principally to premises and equipment, investment securities, pension assets, real estate acquired through foreclosure and the allowance for loan losses.

              J. Per Share Information - Net income per share is calculated based on the weighted average number of shares outstanding during the year.

              K. Advertising Expense - The Company charges all advertising expenses to operations when incurred. No amounts have been established for any future benefits relative to these expenditures.

              L. Reclassifications - Certain reclassifications have been made in the 1994 financial statements to conform to the 1995 presentation.

NOTE 2 - INVESTMENT SECURITIES

              On January 1, 1994, the Company changed its accounting for certain debt and equity securities to conform with the adoption of SFAS No. 115. This change had no effect on stockholders' equity.

               During December 1995, the Bank made a one time transfer of investment securities from held to maturity to available for sale of $26,468,864, as allowed under the Financial Accounting Series Special Report, "A Guide to Implementation of Statement 115", issued in November 1995. The investments were transferred at fair value at the date of transfer. The unrealized gain on transfer is included in the net change in unrealized gain on securities available for sale in the statements of stockholders' equity.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)

NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

              Amortized cost and fair value of investment securities available for sale at December 31, 1995 are as follows:

                                                        Amortized          Unrealized         Unrealized            Fair
                                                           Cost              Gains              Losses              Value
Obligations of U. S. government
  agencies                                            $22,035,177       $     50,856       $  (164,076)        $21,921,957
Obligations of states and political
  subdivisions                                            392,907             30,369                  0            423,276
Asset-backed securities                                 4,041,920             98,195            (7,456)          4,132,659
                                                     ------------       ------------       -----------         -----------
                                                      $26,470,004       $    179,420       $  (171,532)        $26,477,892

              Amortized cost and fair value of investment securities held to maturity at December 31, 1994 are as follows:

                                                         Amortized           Unrealized         Unrealized             Fair
                                                            Cost               Gains              Losses               Value

  U. S. Treasury securities                             $ 1,996,675        $         0         $  (37,675)         $ 1,959,000
  Obligations of U. S. government
     agencies                                            30,926,185             11,219           (610,404)          30,327,000
   Obligations of states and
     political subdivisions                                 407,490              5,496            (22,986)             390,000
   Asset-backed securities                                4,502,879             44,214           (127,093)           4,420,000
   Other securities                                         249,960              1,040                   0             251,000
                                                        -----------        -----------         -----------         -----------
                                                        $38,083,189        $    61,969         $ (798,158)         $37,347,000

              The amortized cost and fair value of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                         Amortized              Fair
                                                                                            Cost               Value

Due in one year or less                                                                  $10,509,329         $10,524,112
Due after one year through five years                                                     10,553,544          10,449,890
Due after five years through ten years                                                     1,200,000           1,180,111
Due after ten years                                                                          165,211             191,120
                                                                                        ------------        ------------
                                                                                         $22,428,084         $22,345,233
Asset-backed securities                                                                    4,041,920           4,132,659
                                                                                        ------------        ------------
                                                                                         $26,470,004         $26,477,892

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

              Proceeds from calls and sales of investment securities were $9,524,093 and $1,005,000 for 1995 and 1994, respectively. Gross gains of $36,895 and $162 and gross losses of $5,927 and $22,413 were realized on the calls and sales for 1995 and 1994, respectively.

              Investment securities with carrying values of approximately $7,299,000 and $9,096,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

NOTE 3 - LOANS

              Major classifications of loans are as follows:

                                                       December 31

                                                 1995                 1994

Commercial and real estate                     $22,706,699          $20,346,088
Installment                                      4,733,965            3,634,498
Overdrafts                                          27,270               42,880
                                               -----------          -----------
                                               $27,467,934          $24,023,466
Unearned income                                  (455,179)            (255,609)
Allowance for loan losses                        (447,365)            (300,871)
                                               ----------           -----------

                                              $26,565,390          $23,466,986

               Changes in the allowance for loan losses were as follows:


                                                 1995                 1994

Balance, beginning of year                    $    300,871         $    273,973
   Loans charged off                              (78,432)             (75,274)
   Recoveries                                       55,926              102,172
   Provision charged to expense                    169,000                    0
                                              ------------         ------------
Balance, end of year                          $    447,365         $    300,871

               Impairment of loans having carrying values of approximately $231,000 at December 31, 1995 has been recognized in conformity with FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan". The average recorded investment in impaired loans during 1995 was approximately $222,000. The total allowance for credit losses related to those loans was approximately $23,100 at December 31, 1995. No cash payments were received on impaired loans in 1995.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 3 - LOANS (CONTINUED)

               Changes in the allowance for credit losses on impaired loans were as follows:

               Balance, at adoption                    $   17,200
               Charge-off of impaired loans                     0
               Additions to allowance                       5,900
                                                      -----------
               Balance, end of year                     $  23,100

               Nonaccrual loans were approximately $173,000 at December 31, 1994. The reduction in interest income associated with nonaccrual loans was approximately $31,000 for 1994.

               Loans made in the ordinary course of business to various officers and directors, as well as entities in which these individuals have a financial interest, and other related parties aggregated approximately $723,000 and $1,001,000 at December 31, 1995 and 1994, respectively. The terms and conditions of such loans are consistent with similar loans to unrelated parties and in management's opinion do not involve more than a normal credit risk of collectibility or present other unfavorable terms.

NOTE 4 - BANK PREMISES AND EQUIPMENT

              Bank premises and equipment are summarized as follows:

                                                                          December 31
                                                                    1995              1994

              Land                                             $    112,000       $    112,000
              Buildings                                             803,559            793,273
              Furniture, fixtures and equipment                     871,342            879,218
                                                               ------------       ------------
                                                                $ 1,786,901        $ 1,784,491
              Accumulated depreciation                           (1,137,991)        (1,098,019)
                                                                -----------        -----------
                                                               $    648,910       $    686,472

              Depreciation expense was $53,402 in 1995 and $69,822 in 1994.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 5 - INCOME TAXES

                  The provision for income taxes is summarized as follows:

                                                   1995              1994

              Current                          $   395,858        $   252,969
              Deferred                             (43,325)             8,780
                                              ------------     --------------
                                               $   352,533        $   261,749

              The provisions for income taxes recorded for the years ended December 31, 1995 and 1994, are less than would have been provided using the statutory federal income tax rate due to tax-exempt interest income of approximately $23,000 in both 1995 and 1994.

              The Company's deferred tax assets and liabilities at December 31 are as follows:

                                                   1995              1994

              Deferred tax assets              $    54,700       $      1,700
              Deferred tax liabilities             100,073             87,716
                                               -----------       ------------
                Net deferred tax liability     $    45,373       $     86,016

NOTE 6 - NOTE PAYABLE

              Note payable at December 31, 1995 and 1994 consists of the following:

                                                              1995       1994
              Promissory note, due in 40 quarterly
               installments of $29,492, interest at
               prime (8.5% at December 31, 1995)
               maturing December 31, 2004, secured by
               80,018 shares of common stock of First
               National Bank of Paintsville.                $735,403  $ 782,000

              Required payments of principal at December 31, 1995, by year, is as follows:

                  1996                        $   57,511
                  1997                            62,557
                  1998                            68,046
                  1999                            74,017
                  2000                            80,512
                  Thereafter                     392,760
                                              ----------
                                               $ 735,403

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 7 - DEBENTURES

              In connection with the acquisition of 93.4% of the Bank's common stock, the Company incurred certain long-term debt consisting of subordinated debentures. The balances outstanding at December 31, 1995 and 1994 were as follows:

                                                            1995        1994
              12% debentures payable to certain stock-
               holders, one-third repayable in each of
               the years 1995, 1996 and 1997.  Interest
               is payable annually and the debentures
               are callable in full by the Company
               annually, beginning December 20, 1994.     $       0   $  67,000

              The debentures were called in full by the Company on December 20, 1994. The balance outstanding at December 31, 1994 represented non-interest bearing amounts that had not been presented for payment as of that date.

NOTE 8 - PENSION PLAN

              The Bank has a non-contributory, defined benefit pension plan covering substantially all of its employees. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. No contribution to the plan was made in 1995 or 1994 because of the plan's fully funded position. Benefits are based on a percentage of employee average monthly earnings multiplied by years of credited service.

              The following table sets forth the plan's funded status and amounts recognized in the accompanying financial statements at December 31:

                                                                                    1995               1994
        Actuarial present value of benefit obligations:

        Accumulated benefit obligations, including
         vested benefits of ($644,050) and ($623,218),
         respectively                                                             $  (626,604)       $  (629,707)
                                                                                  -----------        -----------


        Projected benefit obligation for services
         rendered to date                                                         $  (756,570)       $  (816,835)

        Plan assets at fair value, primarily fixed
         income securities and common stock                                         1,109,627            982,352
                                                                                  -----------       ------------

        Plan assets in excess of projected benefit
         obligations                                                              $   353,057        $   165,517

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 8 - PENSION PLAN (CONTINUED)

                                                                                       1995             1994

        Unrecognized net loss                                                          75,763            296,621

        Unrecognized net asset at January 1, 1989,
         being recognized over 17 years                                              (286,351)          (314,986)
                                                                                  -----------        -----------


        Prepaid pension cost included in other assets                             $   142,469         $   147,152


                                                                                        1995              1994
        Net periodic pension cost for 1995 and 1994 included the
         following components:
          Service cost                                                            $   (36,700)       $   (36,466)
          Interest cost                                                               (48,590)           (47,110)
          Actual return on plan assets                                                 75,044            212,960
          Amortization of transition asset                                             28,635             28,635
          Amortization of plan loss                                                   (14,914)                 0
          Difference between actual and expected return
           on plan assets                                                                   0           (163,404)
                                                                                  -----------        -----------


             Net periodic gain (cost)                                             $     3,475        $    (5,385)

               A discount rate of 7% was used to compute the actuarial present value of the accumulated and projected benefit obligations. The assumed rate of return on plan assets was 7%. The assumed rate of salary increases is 4%.

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

               The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and commitments to extend credit in the form of unused lines of credit. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
               (CONTINUED)

               At December 31, 1995 and 1994, the Bank had the following financial instruments whose contract amounts represent credit risk:

                                                        1995          1994

               Standby letters of credit           $   190,000     $   343,000

               Commitments to extend credit        $ 1,367,000     $ 1,546,000


               Standby letters of credit represent conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing these letters of credit is essentially the same as the risk involved in extending loans to customers. The Bank holds primarily certificates of deposit and real estate as collateral to support these commitments in whole or in part. Standby letters of credit with related parties totaled approximately $81,000 and $76,000 at December 31, 1995 and 1994, respectively.

               Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies, but primarily includes real estate.

NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

              The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                  Cash and Cash Equivalents - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

                  Investment Securities - For investment securities, fair values are based on quoted market prices or dealer quotes.

                  Loans - Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
                   (CONTINUED)

                  Federal Home Loan Bank Stock - Federal Home Loan Bank stock carrying value is equivalent to market since it can only be purchased or sold with the FHLB at carrying value.

                  Deposit Liabilities - The fair value of demand deposits,
               savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                  Note Payable - Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. Since the outstanding debt is at prime, the carrying value is a reasonable estimate of fair value.

                  Other Borrowings - For treasury tax and loan note, the
               carrying amount is a reasonable estimate of fair value.

                  Commitments to Extend Credit and Standby Letters of Credit -
               Commitments to extend credit and standby letters of credit represent agreements to lend to a customer at the market rate when the loan is extended, thus the commitments and letters of credit are not considered to have a fair value.

              The fair values of the Company's financial instruments at December 31, 1995 are as follows:

                                             Carrying              Fair
                                              Amount               Value
Financial assets:
   Cash and cash equivalents               $ 3,357,493        $  3,357,000

   Investment securities                    26,477,892          26,478,000
   Loans                                    27,012,755          26,814,000
   Less:  allowance for loan losses          (447,365)           (447,000)
   Federal Home Loan Bank stock                215,500             216,000
                                           -----------       -------------

                                           $56,616,275         $56,418,000
Financial liabilities:
   Deposits                                $51,564,583         $51,727,000
   Note payable                                735,403             735,000
   Other borrowings                            156,791             157,000
                                           -----------        ------------
                                           $52,456,777         $52,619,000

                FIRST PAINTSVILLE BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   (CONTINUED)


NOTE 11 - CONCENTRATION OF CREDIT RISK

               The Bank grants residential, commercial and installment loans to customers primarily located in Johnson and adjoining counties in Kentucky. Although the Bank has a diverse loan portfolio, a substantial portion of its debtors' ability to perform on their contracts is dependent upon the coal industry which has a significant impact on the local economy.

NOTE 12 - CONTINGENCIES

               The Bank is a party to certain legal actions arising from foreclosure proceedings and normal business activities. Management believes that the ultimate liability, if any, resulting from these actions will not materially affect the Bank's financial position or results of operations.

NOTE 13 - LIMITATION ON BANK DIVIDENDS

               The Company's principal source of funds for dividend payments and debt retirement is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agencies. Under these regulations, dividends in 1996 will be limited to approximately $802,000 plus any 1996 net profits retained to the date of the dividend declaration.

                       FIRST PAINTSVILLE BANCSHARES, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                    MARCH 31,
                                 (IN THOUSANDS)



                                                         1996         1995
                                                         ----         ----

ASSETS
   Cash and due from banks                             $ 2,984     $  2,119
   Federal funds sold                                    4,725        1,375
                                                        ------       ------

         Total cash and cash equivalents                 7,709        3,494

  Investment securities available for sale              21,602
  Investment securities to be held to maturity                       36,521
  Loans receivable, net                                 27,455       23,447
  Bank premises and equipment                              784          668
  Accrued interest receivable                              444          564
  Federal Home Loan Bank stock                             219          203
  Real estate acquired through foreclosure                 321          343
  Other assets                                             526          381
                                                        ------       ------

         TOTAL ASSETS                                  $59,060      $65,621
                                                        ======       ======

LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
  Deposits                                             $51,841      $58,758
  Treasury tax and loan note                               456          223
  Accrued interest payable                                 155          140
  Debt payable                                             722          788
  Other liabilities                                        198          294
                                                        ------       ------

         Total liabilities                              53,372       60,203
                                                        ------       ------

Minority interest in subsidiary                            171          169
                                                        ------       ------

Stockholders' equity
  Common stock                                           1,446        1,493
  Retained earnings                                      4,162        3,756
  Net unrealized gain on securities
   available for sale                                  (    91)          --
                                                         ------      ------

         Total stockholders' equity                      5,517        5,249
                                                        ------       ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $59,060      $65,621
                                                        ======       ======



           See notes to unaudited consolidated financial statements.

                       FIRST PAINTSVILLE BANCSHARES, INC.
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                 (IN THOUSANDS)


                                                 1996              1995
                                                 ----              ----

INTEREST INCOME
  Loans                                         $  674            $  567
  Investment securities                            331               553
  Other interest and dividend income                36                 7
                                                 -----             -----

         Total interest income                   1,041             1,127
                                                 -----             -----

Interest expense
  Interest on deposits                             447               439
  Other interest expense                            18                27
                                                 -----             -----

         Total interest expense                    465               466
                                                 -----             -----

Net interest income                                576               661
Provision for loan losses                           --                --
                                                 -----             -----

Net interest income after
 provision for loan losses                         576               661

Non-interest income                                 80                87

Non-interest expense                               381               417
                                                 -----             -----

Income before income tax and minority
 interest                                          275               331
   Income tax expense                               93               109
                                                 -----             -----

Income before minority interest                    182               222

Minority interest in net income
 of subsidiary                                       5                 9
                                                 -----             -----

NET INCOME                                      $  177            $  213
                                                 =====             =====









           See notes to unaudited consolidated financial statements.

                       FIRST PAINTSVILLE BANCSHARES, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                 (IN THOUSANDS)




                                                          1996         1995
                                                          ----         ----

OPERATING ACTIVITIES
  Net income                                             $  177       $  213
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation                                             18           13
    Change in other assets                                   89       (  115)
    Change in other liabilities                          (  158)           9
    Other                                                (   22)      (    9)
                                                           -----        -----

         Net cash provided by operating activities          104          111
                                                          -----        -----

INVESTING ACTIVITIES
   Purchases of securities available for sale            (1,998)
   Sales and maturities of securities available
    for sale                                              6,727
   Sales and maturities of securities held to
    maturity                                              1,562
   Net change in loans                                   (  890)          20
   Purchases of bank premises and equipment              (  153)      (    7)
                                                           -----        -----

         Net cash provided by investing activities        3,686        1,575
                                                          -----        -----

FINANCING ACTIVITIES
   Net change in deposits                                   276       (2,168)
   Net change in treasury tax and loan note                 299       (   23)
   Payments on debt                                      (   13)      (   61)
                                                           -----        -----

         Net cash provided (used) by financing
          activities                                        562       (2,252)
                                                          -----         -----

NET CHANGE IN CASH AND EQUIVALENTS                        4,352       (  566)

CASH AND EQUIVALENTS BEGINNING OF PERIOD                  3,357        4,060
                                                          -----        -----

CASH AND EQUIVALENTS END OF PERIOD                       $7,709       $3,494
                                                          =====        =====





           See notes to unaudited consolidated financial statements.

                 FIRST PAINTSVILLE BANCSHARES, INC. & SUBSIDIARY



NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS Three months ended March 31, 1996 and 1995 (unaudited)



1.       BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

         In the opinion of management, the unaudited consolidated financial statements of First Paintsville Bancshares, Inc. and its subsidiary, included herein reflect all adjustments (consisting only of normal recurring adjustments), necessary to present fairly the financial condition of First Paintsville Bancshares, Inc. as of March 31, 1996 and 1995, and the results of operations for all interim periods presented.

         The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results which may be expected for the entire fiscal year ending December 31, 1996.

                                                                      APPENDIX I

                  ---------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       FIRST PAINTSVILLE BANCSHARES, INC.

                     THE FIRST NATIONAL BANK OF PAINTSVILLE

                            CLASSIC BANCSHARES, INC.

                                       and

                                CLASSIC SUB CORP.
                  ---------------------------------------------






                                 --------------
                                 APRIL 22, 1996
                                 --------------

                                TABLE OF CONTENTS

                                                                            Page

RECITALS          ........................................................... 2

ARTICLE I.        THE MERGER AND RELATED MATTERS............................. 2

         1.1      Structure of the Merger.................................... 2
         1.2      Closing Date............................................... 2
         1.3      Company Merger............................................. 3
         1.4      Conversion of Merger Sub Common Stock...................... 4
         1.5      Escrowed Funds............................................. 4
         1.6      Reservation of Right to Revise Transaction................. 5

ARTICLE II.       REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY AND THE BANK.................................. 5

         2.1      Organization and Authority................................. 5
         2.2      Subsidiaries............................................... 5
         2.3      Capitalization............................................. 6
         2.4      Authorization.............................................. 6
         2.5      Company Financial Statements............................... 7
         2.6      Company Reports............................................ 7
         2.7      Properties and Leases...................................... 8
         2.8      Taxes...................................................... 8
         2.9      Material Adverse Change.................................... 8
         2.10     Commitments and Contracts.................................. 9
         2.11     Litigation and Other Proceedings........................... 9
         2.12     Insurance..................................................10
         2.13     Compliance with Laws.......................................10
         2.14     Labor......................................................11
         2.15     Material Interests of Certain Persons......................11
         2.16     Allowance for Loan Losses; Nonperforming Assets............12
         2.17     Employee Benefit Plans.....................................12
         2.18     Conduct to Date............................................13
         2.19     Proxy Statement, etc.......................................14
         2.20     Registration Obligations...................................14
         2.21     Takeover Provisions Not Applicable.........................14
         2.22     Regulatory Matters.........................................15
         2.23     Brokers and Finders........................................15
         2.24     Accuracy of Information....................................15
         2.25     Community Reinvestment Act Compliance......................15
         2.26     Adequate Representation....................................15

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF
                   ACQUIROR..................................................15

         3.1      Organization and Authority.................................15
         3.2      Authorization..............................................16
         3.3      Acquiror Financial Statements..............................16
         3.4      Acquiror Reports...........................................17
         3.5      Material Adverse Change....................................17
         3.6      Proxy Statement, etc.......................................17
         3.7      Brokers and Finders........................................17
         3.8      Accuracy of Information....................................17

         3.9      Available Funds.............................................17

ARTICLE IV.       CONDUCT OF BUSINESSES PRIOR TO THE CLOSING DATE.............18

         4.1      Conduct of Businesses Prior to the Closing Date.............18
         4.2      Forbearances................................................18
         4.3      Government Filings..........................................20

ARTICLE V.        ADDITIONAL AGREEMENTS.......................................20

         5.1      Access and Information......................................20
         5.2      Regulatory Filings..........................................20
         5.3      Stockholder Approvals.......................................20
         5.4      Current Information.........................................21
         5.5      Expenses....................................................21
         5.6      Buy/Sell Agreement and Voting Agreements....................21
         5.7      Miscellaneous Agreements and Consents.......................21
         5.8      Employee Agreements and Benefits............................21
         5.9      Press Releases..............................................21
         5.10     Takeover Provisions.........................................21
         5.11     D&O Indemnification and Insurance...........................21
         5.12     Third Parties...............................................22
         5.13     Dissenting Shareholders' Appraisal Rights...................22
         5.14     Establishment of Accruals...................................22

ARTICLE VI.       CONDITIONS..................................................22

         6.1      Conditions to Each Party's Obligation to Effect the Merger..22
         6.2      Conditions to Obligations of the Company and
                  the Bank to Effect the Merger...............................22
         6.3      Conditions to Obligations of Acquiror and
                  Merger Sub to Effect the Merger.............................23

ARTICLE VII. TERMINATION, AMENDMENT AND WAIVER................................24

         7.1      Termination.................................................24
         7.2      Effect of Termination.......................................25
         7.3      Amendment...................................................25
         7.4      Severability................................................25
         7.5      Waiver......................................................25

ARTICLE VIII. GENERAL PROVISIONS..............................................25

         8.1      Non-Survival of Representations, Warranties and Agreements..25
         8.2      Notices.....................................................26
         8.3      Miscellaneous...............................................26

Exhibit A - Buy/Sell Agreement
Exhibit B - Voting Agreement
Exhibit C - Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

                                    RECITALS

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated April 22, 1996, is by and among First Paintsville Bancshares, Inc., a Kentucky corporation (the "Company"), The First National Bank of Paintsville (the "Bank"), Classic Bancshares, Inc., a Delaware corporation ("Acquiror"), and Classic Sub Corp., a Kentucky corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub").

         A. Acquiror and the Company, on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which Acquiror will acquire for cash all of the shares of the Company Common Stock (as hereinafter defined) outstanding on the Closing Date (as hereinafter defined) at a purchase price per share equal to the amount set forth in Section 1.3(a) hereof.

         B. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the merger contemplated thereby and to prescribe certain conditions to the merger.

         C. Within seven days after the execution and delivery of this Agreement, and as an inducement to Acquiror's willingness to enter into this Agreement, Acquiror and each of James C. Witten and James C. Witten Revocable Trust, Robert W. Witten, Robert L. Bayes, James D. Turner, Diane Turner Belko and John W. Turner, M.D. (collectively the "Sellers") shall enter into a buy/sell agreement in the form attached hereto as Exhibit A (the "Buy/Sell Agreements") and Acquiror and certain of the directors of the Company shall enter into voting agreements in the Form attached hereto as Exhibit B (the "Voting Agreements").

         NOW THEREFORE, in consideration of the representations, warranties, promises, covenants, agreements and conditions herein and hereunder, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 Structure of the Merger. On the Closing Date, Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Kentucky Business Corporation Act (the "KBCA"). On the Closing Date, the articles of incorporation and bylaws of the Surviving Corporation shall be the articles of incorporation and bylaws of the Company in effect immediately prior to the Closing Date. On the Closing Date, the directors and officers of the Surviving Corporation shall be the directors and officers of Merger Sub immediately prior to the Closing Date. The name of the Surviving Corporation shall continue to be First Paintsville Bancshares, Inc. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

         1.2 Closing Date. As soon as practicable after each of the conditions set forth in Article 6 hereof have been satisfied or waived, the closing of the transactions contemplated by this Agreement shall take place, at such date, time and location as shall be designated by Acquiror to the Company (the "Closing"). The date on which the Closing actually occurs is herein referred to as the "Closing Date."

On the Closing Date, or such other date as may be designated by Acquiror to the Company, the parties will file, or cause to be filed with the Secretary of State of the Commonwealth of Kentucky such articles of merger and other documents as they may deem necessary or appropriate for the Merger in accordance with Section 271B.11-050 of the KBCA. The Merger shall thereupon become effective in accordance with the KBCA. Notwithstanding any other provision in this Agreement to the contrary, this Agreement shall terminate if the Closing Date has not occurred by March 31, 1997.

         1.3 Company Merger.

             (a) Conversion of the Company Stock. On the Closing Date:

                 (i) Each share of common stock of the Company, no par value per share (the "Company Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, if applicable, as defined in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $125.00 in cash (the "Merger Consideration"), without any interest thereon from the Closing Date until the time of payment; provided, however, that in the event that the Closing Date occurs after September 30, 1996, such amount shall increase by $.83 for each month or portion thereof occurring after such date and by an additional $.17 per month (in addition to the $.83 referred to above) for each month or portion thereof occurring after December 31, 1996.

                 Notwithstanding any other provision of this Agreement, any shares of the Company Common Stock issued and outstanding immediately prior to the Closing Date which are then owned beneficially or of record by Acquiror, Merger Sub, the Company, the Bank or by any direct or indirect subsidiary of any of them or are held in the treasury of the Company shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                 (ii) The holders of certificates representing shares of the
             Company Common Stock shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to the KBCA. Except as provided above, until certificates representing shares of the Company Common Stock are surrendered for exchange, each such certificate shall, after the Closing Date, represent for all purposes only the right to receive the amount of cash into which their shares of the Company Common Stock shall have been converted by the Merger as provided above (the "Merger Consideration").

                  (b) Dissenting Shares. Any shares of the Company Common Stock held by a holder who dissents from the Merger in accordance with the KBCA and becomes entitled to obtain payment for the fair value of such shares of the Company Common Stock pursuant to the applicable provisions of the KBCA shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Closing Date, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the KBCA.

                  (c) Exchange of the Company Common Stock

                 (i) As soon as practicable after the Closing Date, holders of record of certificates formerly representing shares of the Company Common Stock (the "Certificates") shall be instructed to tender such Certificates to Acquiror pursuant to a letter of transmittal that Acquiror shall deliver or cause to be delivered to such holders. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Acquiror.

                 (ii) After the Closing Date, each holder of a Certificate that surrenders such Certificate to Acquiror or, at the election of Acquiror, a paying agent designated by Acquiror (the "Paying Agent") will, upon acceptance thereof by Acquiror or the Paying Agent, be paid the Merger Consideration in respect of the shares represented thereby.

                 (iii) Acquiror or, at the election of Acquiror, the Paying
             Agent, shall accept Certificates upon compliance with such reasonable terms and conditions as Acquiror or the Paying Agent, may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Acquiror or the Paying Agent may reasonably require.

                 (iv) Each outstanding Certificate, other than those
             representing Dissenting Shares, shall until duly surrendered to Acquiror or the Paying Agent be deemed to evidence the right to receive the Merger Consideration.

                 (v) After the Closing Date, holders of Certificates shall cease to have rights with respect to the Company Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration. After the Closing Date, there shall be no further transfer on the records of the Company of Certificates, and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration. Acquiror shall not be obligated to deliver the Merger Consideration to any holder of the Company Common Stock until such holder surrenders the Certificates as provided herein. Neither the Paying Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of the Company Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquiror and the Paying Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Paying Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.4 Conversion of Merger Sub Common Stock. Each of the shares of the common stock of Merger Sub issued and outstanding immediately prior to the Closing Date shall, by virtue of the Merger, automatically and without any action on the part of any party hereto, be converted into one share of Company Common Stock.

         1.5 Escrowed Funds. Within 14 business days after the execution of this Agreement by the parties hereto, Acquiror shall deliver to a financial institution acceptable to Acquiror and the Company

(the "Escrow Agent"), the sum of $300,000 (the "Escrowed Funds"), which, under certain circumstances described in the form of Escrow Agreement attached hereto as Exhibit C, the Escrowed Funds may be retained by the Company. In all other circumstances, the Escrowed Funds shall be returned to Acquiror upon the Closing Date or on the termination date of this Agreement. Interest on the Escrowed Funds shall be paid to Acquiror in accordance with the terms of the Escrow Agreement.

         1.6 Reservation of Right to Revise Transaction. Acquiror may change the method of effecting the Merger (including, without limitation, the provisions of this Article I), and/or may provide for the merger of the Bank, to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the timetable and schedule contemplated by this Agreement or (b) materially impede or delay receipt of any approval referred to in Section 6.1(a) hereof or the consummation of the Merger. Acquiror may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND THE BANK

         The Company and the Bank represent and warrant to and covenant with Acquiror as follows:

         2.1 Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). True and complete copies of the Articles of Incorporation and Bylaws of the Company and of the Articles of Association and Bylaws of the Bank, each as in effect on the date of this Agreement, are set forth in Schedule 2.1 hereto.

         2.2 Subsidiaries. Set forth in Schedule 2.2 is a complete and correct list of all Subsidiaries of the Company (each a "Company Subsidiary" and collectively the "Company Subsidiaries"). The term "Subsidiary" when used with respect to any party means any entity (including without limitation any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes. Other than the Company Subsidiaries, there are no entities in which the Company has a five percent or greater direct or indirect equity or ownership interest. All outstanding Equity Securities (as defined in Section 2.3) of each Company Subsidiary, except as set forth on Schedule 2.2, are owned directly or indirectly by the Company. Except as set forth on Schedule 2.2, all of the outstanding shares of capital stock of the Company Subsidiaries are validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (each a "Lien") with respect thereto. Each of the Company Subsidiaries is a corporation or bank duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Company Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, assets, deposit liabilities, results of operations or business (collectively, the "Condition") of the Company and the Company Subsidiaries, taken as a whole. Except as set forth on Schedule 2.2, neither the Company nor any Company Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The Bank is a national banking association. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC"). Except as set forth on Schedule 2.2, neither the Company nor any Company Subsidiary holds any interest in a partnership or joint venture of any kind.

         2.3 Capitalization. The authorized capital stock of the Company consists of (i) 180,000 shares of the Company Common Stock, of which, as of the date hereof, 72,375 shares are issued and outstanding and (ii) 180,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"), of which, as of the date hereof, none are issued or outstanding. The authorized capital stock of the Bank consists of 90,000 shares of common stock, $2.50 par value per share, of which, as of the date hereof, all are issued and outstanding. Set forth in Schedule 2.3 is a list of the stockholders of the Company and the Bank, setting forth as to each stockholder their name, number of shares held, date of purchase and stock certificate number. Since December 31, 1995, no Equity Securities of the Company have been issued. Except as set forth above, there are no other Equity Securities of the Company outstanding. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the issued and outstanding shares of the Company Common Stock and the Bank common stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of the Company. As of March 31, 1996, the consolidated stockholders' equity of the Company was $5,616,113.

         2.4 Authorization.

             (a) The Company and the Bank have the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of the Company, to carry out their obligations hereunder. The only stockholder vote required for the Company to approve this Agreement is the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. The execution, delivery and performance of this Agreement by the Company and the Bank and the consummation by the Company and the Bank of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Company and the Bank. Subject to the approval of the Company's stockholders and subject to the receipt of such approvals of Regulatory Authorities (as defined in Section 2.6) as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Company and the Bank enforceable against the Company and the Bank in accordance with its terms.

             (b) Neither the execution, delivery or performance by the Company and the Bank of this Agreement, nor the consummation by the Company and the Bank of the transactions contemplated hereby, nor compliance by the Company and the Bank with any of the provisions hereof, will (i) violate or conflict with any term, condition or provision of its articles of incorporation, charter or bylaws, or (ii) except as disclosed in Schedule 2.4B, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Company or any Company Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of their properties or assets may be subject.

             (c) Other than in connection or in compliance with the provisions of the KBCA, the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company and the Bank of the transactions contemplated by this Agreement.

         2.5 Company Financial Statements. The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, audited by Eskew & Gresham, PSC, and the unaudited consolidated condensed balance sheets of the Company and the Company Subsidiaries as of March 31, 1996 and September 30, 1995, and the related unaudited consolidated condensed statements of income and cash flows for the periods then ended (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of the Company and the Company Subsidiaries at such dates, and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and the Company Subsidiaries for the periods stated therein and are derived from the books and records of the Company and the Company Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither the Company nor any of the Company Subsidiaries has any material contingent liabilities that are not described in the Company Financial Statements.

         2.6 Company Reports. Since December 31, 1994, each of the Company and the Company Subsidiaries has filed all material reports and statements, together with any required material amendments thereto, that it was required to file with the FDIC, the FRB, the Office of the Comptroller of the Currency (the "OCC") and any other federal, state, municipal, local or foreign government, securities, banking, insurance and other governmental or regulatory authority and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Company Reports." As of its respective date, each Company Report complied in all material respects with all of the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to the Acquiror true and complete copies of the Bank's most recent annual and quarterly Consolidated Reports of Condition and Income ("Call Reports") filed with the OCC.

         2.7 Properties and Leases. Except (i) as may be reflected in the Company Financial Statements, and (ii) any Lien for current taxes not yet delinquent, the Company and the Company Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in the Company's consolidated balance sheet as of March 31, 1996 and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of since March 31, 1996 in the ordinary course of business for fair value. All leases material to the Company or any Company Subsidiary, pursuant to which the Company or the Company Subsidiary is a lessee or lessor of real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by the Company or any Company Subsidiary or any event which, with notice or lapse of time or both, would constitute a material default by the Company or any Company Subsidiary. All of the Company's and the Company Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted. To the Best Knowledge of the Company, none of the buildings, structures and equipment of the Company or any Company Subsidiary violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

         2.8 Taxes. Except as set forth on Schedule 2.8, the Company and each of the Company Subsidiaries have timely filed and will timely (including extensions) file all tax returns and reports required to be filed at or prior to the Closing Date ("the Company Returns"). Each of the Company and the Company Subsidiaries has paid, or set up adequate reserves on the Company Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and reports and has set up adequate reserves on the most recent financial statements. The Company has filed for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither the Company nor any Company Subsidiary will have any liability material to the Condition of the Company and the Company Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against the Company or any Company Subsidiary which would not be covered by existing reserves. Except as set forth on Schedule 2.8, neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax return in respect of any fiscal year which has not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of the Company and the Company Subsidiaries have been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Schedule 2.8. There is no deficiency or refund litigation or matter in controversy with respect to the Company Returns. Except as set forth on Schedule 2.8, neither the Company nor any Company Subsidiary (i) has extended or waived any statute of limitations on the assessment of any tax due; (ii) is a party to any agreement providing for the allocation or sharing of taxes (other than the allocation of federal income taxes as provided by regulation 1.1552-1(a)(1) under the Internal Revenue Code of 1986, as amended (the "Code")); (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor to the Best Knowledge of the Company has the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         2.9 Material Adverse Change. Except as set forth on Schedule 2.9, since December 31, 1995, there has been no material adverse change in the Condition of the Company and the Company Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to depositary institutions generally.

         2.10 Commitments and Contracts.

                  (a) Except as set forth on Schedule 2.10 (and with a true and correct copy of the document or other item in question attached to such Schedule), neither the Company nor any Company Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                           (i) any agreement, arrangement or commitment (A) not
                  made in the ordinary course of business or (B) pursuant to which the Company or any Company Subsidiary is or may become obligated to invest in or contribute capital to any Company Subsidiary or any other entity;

                           (ii) any agreement, indenture or other instrument not
                  disclosed in the Company Financial Statements relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Company Subsidiary, such as deposits, Fed Funds borrowings, and repurchase agreements);

                           (iii) any contract, agreement or understanding with
                  any labor union or collective bargaining organization;

                           (iv) any contract containing covenants which limit
                  the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                           (v) any other contract or agreement which is a
                  "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

                           (vi) any lease with annual rental payments
                  aggregating $25,000 or more.

                  (b) Neither the Company nor any Company Subsidiary is in violation of its charter or organizational documents or bylaws; or in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except where such default would not have a material adverse effect on the Condition of the Company and the Company Subsidiaries, taken as a whole.

         2.11 Litigation and Other Proceedings. Other than as set forth on
Schedule 2.11, neither the Company nor any Company Subsidiary is a party to any pending or, to the Best Knowledge of the Company, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree that involves a claim for damages for more than $10,000, a request for non-monetary relief, or a request to enjoin or restrain the transactions contemplated by this Agreement or the Buy/Sell Agreements. Without limiting the generality of the foregoing, except as set forth on Schedule 2.11 there are no actions, suits, or proceedings pending or, to the Best Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective officers or directors by any stockholder of the Company or any Company Subsidiary (or any former stockholder of the Company or any Company Subsidiary) or involving claims under the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Community Reinvestment Act of 1977 (the "CRA") or the fair lending laws.

         2.12 Insurance. Each of the Company and the Company Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Closing Date that are known to the Company. Set forth on Schedule 2.12 is a list of all insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure) maintained by or for the benefit of the Company or any Company Subsidiary or their respective directors, officers, employees or agents. During the past five years, neither the Company nor any Company Subsidiary has had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

         2.13 Compliance with Laws.

                  (a) The Company and each of the Company Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and the Company Subsidiaries; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Best Knowledge of the Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  (b) (i) The Company and each of the Company Subsidiaries have complied in all material respects with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974 ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations, and including without limitation, in the case of any Company Subsidiary that is a banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business (or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither the Company nor any Company Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in a default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Neither the Company nor any Company Subsidiary is subject to or reasonably likely to incur a liability as a result of its past or present ownership, operation, or use of any Property (as defined below) of the Company or any Company Subsidiary (whether directly or, to the Best Knowledge of the Company, as a consequence of such Property being part of the investment portfolio of the Company or any Company Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned, leased or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. No claim, action, suit, or proceeding is pending against the Company or any Company Subsidiary relating to Property of the Company or any Company Subsidiary before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting the Company or any Company Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of the Company or any Company Subsidiary.

                  (c) Since December 31, 1995, neither the Company nor any Company Subsidiary has received any notification or communication as to any matter which has not been resolved from any Regulatory Authority
         (i) asserting that the Company or any Company Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which are set forth on Schedule 2.13C (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of the Company and the Company Subsidiaries, taken as a whole, including without limitation the Bank's status as an insured depositary institution under the Federal Deposit Insurance Act (the "FDIA"), (iii) requiring or threatening to require the Company or any Company Subsidiary, or indicating that the Company or any Company Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of the Company or any Company Subsidiary, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (d) Neither the Company nor any Company Subsidiary is required by Section 32 of the FDIA to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         2.14 Labor. No work stoppage involving the Company or any Company Subsidiary is pending or, to the Best Knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is involved in, or, to the Best Knowledge of the Company, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse effect on the Condition of the Company and the Company Subsidiaries, taken as a whole. No employees of the Company or any Company Subsidiary are represented by any labor union or any collective bargaining organization.

         2.15 Material Interests of Certain Persons.

                  (a) To the Best Knowledge of the Company, no officer or director of the Company or any Subsidiary of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange
         Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary.

                  (b) Other than as set forth on Schedule 2.15(b), there are no loans from the Company or any Company Subsidiary to any present officer, director, employee or any associate or related interest of any such person ("Insider Loans"). All outstanding Insider Loans from the Company or any Company Subsidiary were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

         2.16 Allowance for Loan Losses; Nonperforming Assets.

                  (a) The allowances for loan losses contained in the Company Financial Statements were established in accordance with the past practices and experiences of the Company and the Company Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of the Company and the Company Subsidiaries at March 31, 1996 is adequate in all material respects under the requirements of GAAP and the rules, regulations and policies of the OCC to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under GAAP) on the books of the Company and the Company Subsidiaries is $933,918. The Company will use due diligence to assure that this amount improves before Closing. "Nonperforming Assets" shall mean (A) loans and leases classified as nonperforming, (B) assets classified as other real estate owned and other assets acquired through foreclosure, including in-substance foreclosed real estate, (C) loans and leases that are on non-accrual status and (D) all loans that are 90 days or more past due, in each case under the definitions applied by GAAP, as appropriate.

         2.17 Employee Benefit Plans.

                  (a) Schedule 2.17A lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, employment, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust or loan agreements or arrangements related thereto, maintained, sponsored or contributed to by the Company or any Company Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to the Company or any Company Subsidiary (collectively, "the Company Employee Plans"). The following documents with respect to each the Company Employee Plan are included in Schedule 2.17A: (i) a true and complete copy of all written documents comprising such Company Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Company Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable;
         (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                  (b) All of the Company Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Code. All contributions required to be made to the Company Employee Plans have been made.

                  (c) With respect to each of the Company Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and, to the extent a determination letter has been received from the IRS with respect to any such Pension Plan, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to benefits on a plan termination basis; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or, to the Best Knowledge of the Company or any fiduciary or ERISA affiliate, to any material tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1986; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither the Company nor any Company Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if the Company and all Company Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither the Company nor any Company Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

                  (d) Neither the Company nor any Company Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                  (e) Neither the Company nor any Company Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

                  (f) Neither the Company nor any Company Subsidiary has any material liability under the continuation of health care provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 or any comparable state law.

                  (g) Except as set forth on Schedule 2.17G, neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of the Company or any Company Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Company Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. The Company shall insure that no amounts paid or payable by the Company, the Company Subsidiaries or Acquiror to or with respect to any employee or former employee of the Company or any Company Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G or Section 162(m) of the Code or otherwise.

         2.18 Conduct to Date. From and after March 31, 1996 through the date of this Agreement, except as set forth on Schedule 2.18 or in the Company Financial
Statements: (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither the Company nor any Company Subsidiary has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the consolidated balance sheets of the Company; (iii) the Company has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) the Company has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither the Company nor any Company Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither the Company nor any Company Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither the Company nor any Company Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither the Company nor any Company Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Company Employee Plans or (D) agreed to do any of the foregoing; (ix) neither the Company nor any Company Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither the Company nor any Company Subsidiary has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of the Company and the Company Subsidiaries; (xi) neither the Company nor any Company Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business and (xii) neither the Company nor any Company Subsidiary has made or guaranteed any loan to any of the Company Employee Plans.

         2.19 Proxy Statement, etc. None of the information regarding the Company or any Company Subsidiary supplied or to be supplied by the Company for inclusion or included in (i) the proxy statement to be mailed to stockholders in accordance with Section 5.3 (the "Proxy Statement") or (ii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the Company's stockholders referred to in
Section 5.3, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which the Company or any Company Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         2.20 Registration Obligations. Neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, which will survive the Closing Date by reason of any agreement to register any of its securities under the Securities Act, or other Federal or State securities laws or regulations.

         2.21 Takeover Provisions Not Applicable. At the request of Acquiror, the Company will take any necessary or appropriate steps to exempt the transactions contemplated hereby from any applicable anti-takeover law and will take any necessary or appropriate steps so that any takeover provisions in the charter documents or bylaws of the Company or the Bank, including without limitation any provisions of the Company's Articles of Incorporation restricting the ownership or acquisition of the Company's securities or imposing any "fair price" or supermajority director or stockholder vote requirements (and any corresponding or similar provisions of the Bank's Charter), will not apply to the Buy/Sell Agreements, the Voting Agreements, this Agreement or any of the transactions contemplated hereby or thereby.

         2.22 Regulatory Matters. Neither the Company nor any Company Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) hereof or the consummation of the transactions contemplated by this Agreement.

         2.23 Brokers and Finders. Neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.24 Accuracy of Information. The statements of the Company and the Bank contained in this Agreement, the Schedules hereto and any other written document executed and delivered by or on behalf of the Company or the Bank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

         2.25 Community Reinvestment Act Compliance. The Bank currently has a CRA rating that is below satisfactory. To the best knowledge of the Company, there is no fact or circumstance or set of facts or circumstances which would cause the CRA rating of the Bank to fall below its current level. From the date hereof to the Closing Date, the Bank shall use its best efforts to improve its CRA rating to satisfactory or better, although there is no guarantee that the Bank's rating will be improved.

         2.26 Adequate Representation. The Company and the Bank represent and acknowledge that they have received adequate legal advice and representation in connection with this Agreement and the transactions contemplated hereby and that they have not relied upon counsel for Acquiror and Merger Sub for legal advice or representation in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

         Acquiror represents and warrants to and covenants with the Company and the Bank as follows:

         3.1 Organization and Authority. Acquiror is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Acquiror. Acquiror is registered as a savings and loan holding company with the Office of Thrift Supervision under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

         3.2 Authorization.

                  (a) Acquiror and Merger Sub have the corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution, delivery and performance of this Agreement by Acquiror and Merger Sub and the consummation by Acquiror and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Acquiror and Merger Sub and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, will be a valid and binding obligation of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms.

                  (b) Neither the execution, delivery or performance by Acquiror and Merger Sub of this Agreement, nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, nor compliance by Acquiror and Merger Sub with any of the provisions hereof, will (i) violate or conflict with any term, condition or provision of its articles or certificate of incorporation, charter or bylaws, (ii) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Acquiror under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Merger Sub is a party or by which it may be bound, or to which Acquiror or Merger Sub or any of its material properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.2, to the best knowledge of Acquiror (the "Best Knowledge of Acquiror"), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its respective material properties or assets.

                  (c) Other than in connection with or in compliance with the provisions of the KBCA, the Exchange Act or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, and the HSR Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Acquiror and Merger Sub of the transactions contemplated by this Agreement.

         3.3 Acquiror Financial Statements. The consolidated balance sheets of Acquiror and the Acquiror Subsidiaries as of March 31, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended March 31, 1995, together with the notes thereto, audited by Smith, Goolsby, Artis & Reams, P.S.C. (with respect to statements as of March 31, 1995) and Griffith, Delaney, Hillman & Company (with respect to statements as of March 31, 1994 and March 31,
1993) (collectively the "Acquiror Financial Statements"), and the unaudited consolidated condensed balance sheets of the Acquiror and the Acquiror Subsidiaries as of December 31, 1995 and December 31, 1994, and the related unaudited consolidated condensed statements of income and cash flows for the periods then ended, have been prepared in accordance with GAAP, present fairly the consolidated financial position of Acquiror and the Acquiror Subsidiaries at such dates, and the consolidated results of operations, cash flows and changes in stockholders' equity of Acquiror and the Acquiror Subsidiaries for the periods stated therein and are derived from the books and records of Acquiror and the Acquiror Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Acquiror nor any Acquiror Subsidiary has any material contingent liabilities that are not described in the Acquiror Financial Statements described above.

         3.4 Acquiror Reports. Since March 31, 1995, Acquiror has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Acquiror Reports." As of its respective date, each Acquiror Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Material Adverse Change. Since March 31, 1995, there has been no material adverse change in the Condition of Acquiror that would materially affect its ability to carry out its obligations under this Agreement, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to depositary institutions generally.

         3.6 Proxy Statement, etc. None of the information regarding Acquiror and any Acquiror Subsidiary supplied or to be supplied by Acquiror for inclusion or included in the Proxy Statement or any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section 5.3, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Acquiror is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         3.7 Brokers and Finders. Except with respect to the agreement with Capital Resources Group, Inc., neither Acquiror nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Acquiror in connection with this Agreement or the transactions contemplated hereby.

         3.8 Accuracy of Information. The statements of Acquiror contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of Acquiror pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

         3.9 Available Funds. As of the Closing Date, Acquiror will have available to it sufficient readily available funds to pay the Merger Consideration.

                                   ARTICLE IV

                 CONDUCT OF BUSINESSES PRIOR TO THE CLOSING DATE

         4.1 Conduct of Businesses Prior to the Closing Date. During the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary and usual course consistent with sound business practices and, in the case of the Bank, sound banking practices, and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

         4.2 Forbearances. During the period from the date of this Agreement to the Closing Date, the Company shall not and shall not permit any Company Subsidiary to, without the prior written consent of Acquiror:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than ordinary, normal dividends from a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company);

                  (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or modify any of the Company Employee Plans or any loans relating thereto (or prepay in whole or in part any such loans) or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, or as required by law or contract, and (ii) such increases of which the Company notifies Acquiror in writing and which Acquiror does not disapprove within ten days of the receipt of such notice;

                  (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                  (d) propose or adopt any amendments to its articles or certificate of incorporation or other charter document or bylaws except any amendment which provides that the Company or any Company subsidiary shall not be subject to any anti-takeover law, including, without limitation, Section 271B.12-210 of the KBCA;

                  (e) issue, sell, grant, confer or award any of its Equity Securities or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it exists on the date of this Agreement;

                  (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                  (g) (i) without first obtaining the consent of Acquiror, which consent shall not be unreasonably withheld or delayed, enter into or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $75,000, provided no such consent shall be required in respect of single-family residential loans or credits not exceeding $150,000 that are saleable in recognized secondary markets pursuant to the Bank's lending policies as in effect on the date hereof; (ii) enter into, or increase in an amount in excess of $150,000, any commercial or multi-family real estate loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in, any commercial or multi-family real estate project or entity, or Lend to any person other than in accordance with lending policies as in effect on the date hereof, provided that the Company or any Company Subsidiary may make any such loan in the event (A) the Company or any Company Subsidiary has delivered to Acquiror or its designated representative a notice of its intention to make such loan and such information as Acquiror or its designated representative may reasonably require in respect thereof and
         (B) Acquiror or its designated representative shall not have objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Acquiror of the notice of intention and information as aforesaid; (iii) Lend to any person or entity, with respect to any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of the Company or any Company Subsidiary (except those denoted "pass" or similar notation thereon); (iv) enter into any agreement or engage in any transaction which reasonably could be construed as materially affecting the asset/liability management or interest rate risk management position of the Bank (in this regard, the Company shall promptly telecopy to Acquiror copies of all the Company or the Bank loan and deposit pricing reports as well as summaries of any proposed asset sales and secondary market transactions as soon as they are identified); or (v) change lending, credit, investment, liability management and other material banking policies in any respect which is material to the Bank; provided, however, that nothing in this paragraph shall prohibit the Company or any Company Subsidiary from honoring any contractual obligation in existence on the date of this Agreement;

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of the Company or any Company Subsidiary or the acquisition of Equity Securities of the Company or any Company Subsidiary or the merger of the Company or any Company Subsidiary with any person (other than Acquiror) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction;

                  (i) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Acquiror, the Company or the Bank to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

                  (j) other than in the ordinary course of business consistent with sound business or banking practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; or

                  (k) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

         4.3 Government Filings. The Company and the Bank shall file all Call Reports with the appropriate Regulatory Authorities and all other reports, applications and other documents required to be filed with the FRB and the other Regulatory Authorities between the date hereof and the Closing Date and shall make available to Acquiror copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, the Company shall promptly provide Acquiror (or its counsel) with copies of all other filings made by the Company with any Regulatory Authority in connection with this Agreement, the Buy/Sell Agreements or the transactions contemplated hereby or thereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Access and Information. The Company and the Company Subsidiaries shall afford to Acquiror and to its accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly to Acquiror (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as Acquiror may reasonably request. Except as may be required by law, Acquiror shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection herewith which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         5.2 Regulatory Filings. The Company and Acquiror shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement.

         5.3 Stockholder Approvals. The Company and Acquiror shall call meetings of their stockholders to be held as soon as practicable for the purpose of voting on this Agreement and the Merger. In connection with such meeting, Acquiror and the Company shall cooperate in the preparation of the Proxy Statement and, with the approval of each of Acquiror and the Company, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of the Company and Acquiror. The Boards of Directors of the Company and Acquiror shall submit for approval of the Company's and Acquiror's stockholders, as the case may be, the matters to be voted upon at such meeting. The Boards of Directors of the Company and Acquiror hereby do and will unanimously recommend this Agreement, the Merger and the other transactions contemplated hereby and all related amendments, if any, to the stockholders of the Company and Acquiror, as the case may be, and will use their best efforts to obtain any vote of their stockholders necessary for the approval and adoption of this Agreement, the Merger and any related amendments.

         5.4 Current Information. During the period from the date of this Agreement to the Closing Date, the Company and the Bank shall promptly furnish Acquiror with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Acquiror. The Company shall promptly notify Acquiror of any material change in the business or operations of the Company or any Company Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company or any Company Subsidiary.

         5.5 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

         5.6 Buy/Sell Agreements and Voting Agreements. The Company shall use its best efforts to cause Sellers to execute the Buy/Sell Agreements and certain of the directors of the Company to execute Voting Agreements within seven days of the execution of this Agreement by the parties hereto.

         5.7 Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Acquiror, desirable for the consummation of the transactions contemplated by this Agreement.

         5.8 Employee Agreements and Benefits. Following the Closing Date, the Company and Bank benefit plans in effect as of the date of this Agreement shall remain in effect with respect to employees of the Company and the Bank covered by such plans on the Closing Date until such time as Acquiror shall, subject to applicable law, the terms of this Agreement and the terms of such plans, amend, modify or terminate any such plans. Notwithstanding the foregoing, Acquiror agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Company and Bank benefit plans or under other contracts, arrangements or understandings described in the Company Schedules. Nothing herein shall obligate Acquiror to provide or cause to be provided any benefits, including any benefits duplicative of those provided under any Company or Bank benefit plan continued pursuant to this Section 5.7.

         5.9 Press Releases. Except as may be required by law, Acquiror shall issue any and all press releases relating to this Agreement or any of the transactions contemplated hereby, following consultation with the Company as to the form and substance of such press releases.

         5.10 Takeover Provisions. The Company has taken or, if requested by Acquiror, will take all steps necessary to exempt the transactions contemplated by this Agreement, the Voting Agreements, and the Buy/Sell Agreements from, and if necessary challenge the validity of, any applicable state takeover or similar law.

         5.11 D&O Indemnification and Insurance. Acquiror agrees that the Merger shall not affect or diminish any of the Company's or the Bank's duties and obligations of indemnification existing as of the Closing Date in favor of its employees, agents, directors or officers arising by virtue of its Articles of Incorporation, charter or bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect.

         5.12 Third Parties. The Company shall immediately terminate all negotiations or discussions concerning any Acquisition Transaction with parties other than Acquiror and enforce the terms of all confidentiality agreements with such other parties.

         5.13 Dissenting Shareholders' Appraisal Rights. The Company will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

         5.14 Establishment of Accruals. If requested by Acquiror immediately prior to the Closing Date, the Bank shall, consistent with GAAP, establish such additional accruals (including an addition of $300,000 to its allowance for loan losses and $100,000 to its reserve for losses stemming from other real estate owned) and reserves as may be necessary to conform the Bank's accounting and credit loss reserve practices and methods to those of Acquiror (as such practices and methods are to be applied to the Bank from and after the Closing
Date) and reflect Acquiror's plans with respect to the conduct of the Bank's business following the Merger and to provide for the costs and expenses relating to the consummation by the Bank of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company and Acquiror.

                  (b) Regulatory Approvals. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the FRB and all other Regulatory Authorities, if any, having approval authority with respect to the Merger, without the imposition of any condition which differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated hereby and in the good faith opinion of Acquiror compliance with which would materially adversely affect the reasonably anticipated benefits of the Merger to Acquiror, and all applicable waiting periods shall have expired.

                  (c) No Injunctions. Neither Acquiror, Merger Sub, the Company nor the Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         6.2 Conditions to Obligations of the Company and the Bank to Effect the Merger. The obligations of the Company and the Bank to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Acquiror set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except, with respect to the Closing Date, (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement) and the Company and the Bank shall have received a certificate of the president and chief executive officer of Acquiror to that effect.

                  (b) Performance of Obligations. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company and the Bank shall have received a certificate of the president and chief executive officer of Acquiror to that effect.

                  (c) Opinion of Counsel. The Company and the Bank shall have received an opinion from Silver, Freedman & Taff, L.L.P., counsel to Acquiror (which counsel may rely on the opinion of Rose, Short & Pitt as to matters of Kentucky law), dated the Closing Date, in form and substance substantially as heretofore provided to the Company and the Bank.

         6.3 Conditions to Obligations of Acquiror and Merger Sub to Effect the Merger. The obligations of Acquiror and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Bank set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except, with respect to the Closing Date, (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and Acquiror shall have received a certificate of the chairman and chief executive officer of the Company and the Bank confirming the same to the best of his knowledge.

                  (b) Performance of Obligations. The Company and the Bank shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Acquiror shall have received a certificate of the chairman and chief executive officer of the Company and the Bank confirming the same to the best of his knowledge.

                  (c) Opinion of Counsel. Acquiror shall have received an opinion from counsel to the Company and the Bank, dated the Closing Date, in form and substance substantially as heretofore provided to Acquiror.

                  (d) Buy/Sell Agreement. Within seven days of the execution and delivery of this Agreement, James C. Witten and the James C. Witten Revocable Trust shall have executed and delivered to Acquiror the Buy/Sell Agreement.

                  (e) Voting Agreements. Within seven days of the execution and delivery of this Agreement, certain of the directors of the Company shall have executed and delivered to Acquiror Voting Agreements.

                  (f) No Material Adverse Change. Since March 31, 1996, there shall have been no material adverse change in the Condition or operations of the Company and the Company Subsidiaries, taken as a whole. For the purposes of this Section, "material adverse change" shall mean a change of 15 percent or more of shareholders' equity or value of the Company and the Company Subsidiaries. In computing a material adverse change, the determination shall be made in accordance with generally accepted accounting principles as in effect on the date hereof and applied consistently with prior periods, and there shall be added back the following expenses, charges and similar amounts which are paid or accrued by the Company or the Bank:
         (i) all Merger related expenses, legal fees and expenses, accounting fees and expenses, expenses of the stockholder meeting, expenses for the preparation, printing and mailing of the proxy statement, and expenses for the preparation of regulatory applications; (ii) expenses requested or required in writing by Acquiror; (iii) charges, fees and expenses related to any change with respect to, or effect on, the Company or the Bank resulting from any other matter affecting depository institutions generally, including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iv) increases in the Bank's reserve for loan losses of up to $300,000 and increases in the Bank's reserve for losses on other real estate owned of up to $100,000; and (v) any other items of expense which are mutually agreed to by the Company and Acquiror.

                  (g) 1995 Audited Financial Statements. Prior to the Closing Date, there shall be prepared and provided to Acquiror audited financial statements of the Company and the Company Subsidiaries as of December 31, 1995 together with an unqualified opinion of the Company's independent auditors regarding same.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after any requisite stockholder approval:

                  (a) by mutual consent by the Boards of Directors of Acquiror and the Company;

                  (b) by the Board of Directors of Acquiror or the Company if
         (i) any Regulatory Authority, after Acquiror has used due diligence to obtain the approval of such Regulatory Authority, has denied approval of the Merger and such denial has become final and nonappealable; (ii) the stockholders of the Company shall not have approved this Agreement and the Merger at the meeting of the Company's stockholders referred to in Section 5.3 following a favorable recommendation of such matters by the Company's Board of Directors; or (iii) the stockholders of Acquiror shall not have approved this Agreement and the Merger at the meeting of Acquiror's stockholders referred to in Section 5.3 following a favorable recommendation of such matters by Acquiror's Board of Directors;

                  (c) by the Board of Directors of Acquiror in the event of a material breach by the Company or the Bank of any representation, warranty, covenant or other agreement contained in this Agreement which breach is not cured within 30 days after written notice thereof to the Company by Acquiror;

                  (d) by the Board of Directors of the Company in the event of a material breach by Acquiror or Merger Sub of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Acquiror by the Company;

                  (e) by Acquiror in the event that within seven days after this Agreement has been executed by the parties hereto, certain of the directors of the Company shall have failed to execute Voting Agreements; and

                  (f) by Acquiror in the event that within seven days following the execution of this Agreement by the parties hereto, Sellers shall not have executed the Buy/Sell Agreements.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.1(a) and Sections 7.1(e) and 7.1(f), this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Acquiror or the Company or their respective officers or directors except as set forth in the second sentence of Section 5.1 and in
Section 5.5.

         7.3 Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of the Company; provided, however, that (i) after any such approval by the stockholders of the Company no such modification shall alter or change the amount or kind of consideration to be received by holders of the Company Common Stock or the applicable timetable or dates as provided in this Agreement and (ii) Acquiror may make, and the Company's Board of Directors shall approve and its duly authorized representative shall execute, such amendments as are permitted by Section 1.6 hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Acquiror and the Company.

         7.4 Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdictions shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         7.5 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the Board of Directors of the party which is, or whose stockholders are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.1, all representations, warranties and agreements in this Agreement of the parties or in any instrument delivered by a party pursuant to or in connection with this Agreement shall not survive after the Closing Date or the termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, this Agreements contained in or referred to in Sections 5.7, 5.10 and 5.12 shall survive the after the Closing Date. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of
Section 5.1, in Sections 5.5 and 7.2 and in the last sentence of this Section
8.1 shall survive such
termination. Nothing herein shall relieve a breaching party from liability to a non-breaching party in the event of a proper termination of this Agreement pursuant to Section 7.1(c) or 7.1(d).

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)  if to Acquiror or Merger Sub, or both:

                       Classic Bancshares, Inc.
                       344 17th Street
                       Ashland, Kentucky 41101
                       Attention:       David B. Barbour
                                        President and Chief
                                         Executive Officer
                       Telecopy:        (606) 324-1307

              Copies to:

                       Silver, Freedman & Taff, L.L.P.
                       1100 New York Avenue, N.W.
                       Washington, D.C.  20005
                       Attention:       Kip A. Weissman, P.C.
                       Telecopy:        (202) 682-0354

         (ii) if to the Company or the Bank, or both:

                           First Paintsville Bancshares, Inc.
                           240 Main Street
                           Paintsville, Kentucky  41240
                           Attention:       Robert L. Bayes
                                            President

         8.3 Miscellaneous. This Agreement (including the Schedules referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder,
(iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the Commonwealth of Kentucky, except as otherwise specifically provided herein or required by Kentucky law or by federal law or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         Acquiror, Merger Sub, the Company and the Bank have caused this Agreement to be duly executed by their authorized representatives on the date first above written.


FIRST  PAINTSVILLE BANCSHARES, INC.                          CLASSIC BANCSHARES, INC.

By: /s/ James C. Witten                                      By: /s/ David B. Barbour
    ------------------------------------                     -----------------------------------

Name: James C. Witten                                        Name: David B. Barbour
    ------------------------------------                     -----------------------------------

Title: Chairman and CEO                                      Title: President/CEO
    ------------------------------------                     -----------------------------------


Attested by: /s/ Hoy C. Witten                               Attested by: /s/ Lynette F. Speaks
    ------------------------------------                     -----------------------------------

Name: Hoy C. Witten                                          Name: Lynette F. Speaks
    ------------------------------------                     -----------------------------------

Title: Assistant Vice President/Secretary                    Title: Secretary
    ------------------------------------                     -----------------------------------


THE FIRST NATIONAL BANK OF PAINTSVILLE                       CLASSIC SUB CORP.

By: /s/ James C. Witten                                      By: /s/ David B. Barbour
    ------------------------------------                     -----------------------------------

Name: James C. Witten                                        Name: David B. Barbour
    ------------------------------------                     -----------------------------------

Title: Chairman and CEO                                      Title: President/CEO
    ------------------------------------                     -----------------------------------


Attested by: /s/ Hoy C. Witten                               Attested by: /s/ Robert S. Curtis
    ------------------------------------                     -----------------------------------

Name: Hoy C. Witten                                          Name: Robert S. Curtis
    ------------------------------------                     -----------------------------------

Title: Assistant Vice President/Secretary                    Title: Incorporator
    ------------------------------------                     -----------------------------------

                                                                      APPENDIX A

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

         Sellers represent and warrant, to the best of their knowledge and belief (except as to Section A.1, as to which there are no knowledge qualifiers), to and covenant with Classic that, except as otherwise disclosed in the Merger Agreement:

         A.1 Share Ownership and Authorization. Sellers are the true and lawful owners of the Shares, free and clear of any liens, claims, options, charges or encumbrances whatsoever, except for a security interest as follows:

                Lien Holder                                 Amount
                -----------                                 ------

_______________________________________________________________________________

         Sellers own beneficially no securities of the Company other than the Shares. Sellers have the full power and authority and the unqualified right to sell, assign, transfer and deliver the Shares to Classic, subject to the receipt of such approvals of Regulatory Authorities (as defined in Section A.7) as may be required by statute or regulation. This Agreement constitutes a valid and legally binding obligation of Sellers and, subject to any bankruptcy, insolvency or other laws affecting creditors' rights generally, is enforceable against Sellers in accordance with its terms. Upon payment to Sellers of the Purchase Price, Classic will acquire good, valid and unencumbered title to the Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

         A.2 Organization and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is registered as a bank holding company with the FRB under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Sellers shall use their best efforts to cause the Company and the Bank to deliver to Classic, prior to the Closing Date, true and complete copies of the Articles of Incorporation and Bylaws of the Company and the Articles of Association and Bylaws of the Bank, respectively, each as in effect on the date of this Agreement.

         A.3 Subsidiaries. Sellers shall use their best efforts to cause the Company to deliver to Classic, prior to the Closing Date, a complete and correct list of all Subsidiaries of the Company (each a "Company Subsidiary" and collectively the "Company Subsidiaries"). The term "Subsidiary" when used with respect to the Company or Classic means any entity (including without limitation any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes. Other than the Company Subsidiaries, there are no entities in which the Company has a five percent or greater direct or indirect equity or ownership interest. All outstanding Equity Securities (as defined in Section A.4) of each Company Subsidiary, except as otherwise disclosed to Classic, are owned directly or indirectly by the Company. Except as otherwise disclosed to Classic, all of the outstanding shares of capital stock of the Company Subsidiaries are validly issued, fully paid and nonassessable and, except with respect to the shares owned by the minority stockholders of the Bank, are owned directly or indirectly by the Company free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (each a "Lien") with respect thereto. Each of the Company Subsidiaries is a corporation or bank duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Company Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, assets, deposit liabilities, results of operations or business (collectively, the "Condition") of the Company and the Company Subsidiaries, taken as a whole. Except with respect to the Company's ownership of shares of the common stock of the Bank or as otherwise disclosed to Classic, neither the Company nor any Company Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The Bank is a national banking association. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC"). Except as otherwise disclosed to Classic, neither the Company nor any Company Subsidiary holds any interest in a partnership or joint venture of any kind.

         A.4 Capitalization. The authorized capital stock of the Company consists of (i) 180,000 shares of common stock (the "Company Common Stock"), of which, as of the date hereof, 72,375 shares are issued and outstanding and (ii) 180,000 shares of preferred stock, no par value per share (the "Company Preferred Stock"), of which, as of the date hereof, none are issued or outstanding. The authorized capital stock of the Bank consists of 90,000 shares of common stock, $2.50 par value per share, of which, as of the date hereof, all are issued and outstanding. Sellers shall use their best efforts to cause the Company and the Bank to provide to Classic, prior to the Closing Date, a list of the respective stockholders of the Company and the Bank, setting forth as to each stockholder his name, number of shares held, date of purchase and stock certificate number. Since December 31, 1995, no Equity Securities of the Company have been issued. Except as set forth above, there are no other Equity Securities of the Company outstanding. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the issued and outstanding shares of the Company Common Stock and the Bank common stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of the Company.

         As of March 31, 1996, the consolidated stockholders' equity of the Company was $5,616,113 million.

         A.5 Authorization.

                  (a) Neither the execution, delivery or performance by Sellers of this Agreement, nor the consummation of the Purchase, nor compliance by Sellers with any of the provisions hereof, will (i) violate or conflict with any term, condition or provision of the articles of incorporation, charter or bylaws of the Company or any Company Subsidiary, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of their properties or assets may be subject, or (iii) subject to compliance with the laws and regulations referred to in subsection (b) of this Section A.5, to the collective best knowledge of Sellers (the "Best Knowledge of Sellers"), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets.

                  (b) Other than in connection or in compliance with Kentucky law, the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sellers of the Purchase.

         A.6 Company Financial Statements. The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, audited by Eskew & Gresham, PSC, and the unaudited consolidated condensed balance sheets of the Company and the Company Subsidiaries as of March 31, 1996 and September 30, 1995, and the related unaudited consolidated condensed statements of income and cash flows for the periods then ended (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of the Company and the Company Subsidiaries at such dates, and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and the Company Subsidiaries for the periods stated therein and are derived from the books and records of the Company and the Company Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither the Company nor any of the Company Subsidiaries has any material contingent liabilities that are not described in the Company Financial Statements.

         A.7 Company Reports. Since December 31, 1995, each of the Company and the Company Subsidiaries has filed all material reports and statements, together with any required material amendments thereto, that it was required to file with the FDIC, the FRB, the Office of the Comptroller of the Currency (the "OCC") and any other federal, state, municipal, local or foreign government, securities, banking, insurance and other governmental or regulatory authority and the agencies and staffs thereof (such entities being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Company Reports." As of its respective date, each Company Report complied in all material respects with all of the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Sellers shall use their best efforts to cause the Bank to provide Classic, prior to the Closing Date, with true and complete copies of the Bank's most recent annual and quarterly Consolidated Reports of Condition and Income ("Call Reports") filed with the OCC.

         A.8 Properties and Leases. Except (i) as may be reflected in the Company Financial Statements, and (ii) any Lien for current taxes not yet delinquent, the Company and the Company Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in the Company's consolidated balance sheet as of March 31, 1996 and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of since March 31, 1996 in the ordinary course of business for fair value. All leases material to the Company or any Company Subsidiary, pursuant to which the Company or any Company Subsidiary is a lessee or lessor of real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by the Company or any Company Subsidiary or any event which, with notice or lapse of time or both, would constitute a material default by the Company or any Company Subsidiary. All of the Company's and the Company Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted. To the Best Knowledge of Sellers, none of the buildings, structures and equipment of the Company or any Company Subsidiary violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

         A.9 Taxes. Except as otherwise disclosed to Classic, the Company and each of the Company Subsidiaries have timely filed and Sellers shall use their best efforts to ensure that each will timely (including extensions) file all tax returns and reports required to be filed at or prior to the Closing Date ("the Company Returns"). Each of the Company and the Company Subsidiaries has paid, or set up adequate reserves on the Company Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and reports and has set up adequate reserves on the most recent financial statements. The Company has filed for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither the Company nor any

Company Subsidiary will have any liability material to the Condition of the Company and the Company Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against the Company or any Company Subsidiary which would not be covered by existing reserves. Except as otherwise disclosed to Classic, neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax return in respect of any fiscal year which has not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of the Company and the Company Subsidiaries have been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities with respect to those periods and jurisdictions as disclosed to Classic. There is no deficiency or refund litigation or matter in controversy with respect to the Company Returns. Except as otherwise disclosed to Classic, neither the Company nor any Company Subsidiary (i) has extended or waived any statute of limitations on the assessment of any tax due; (ii) is a party to any agreement providing for the allocation or sharing of taxes (other than the allocation of federal income taxes as provided by regulation 1.1552-1(a)(1) under the Internal Revenue Code of 1986, as amended (the "Code")); (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor to the Best Knowledge of Sellers has the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         A.10 Material Adverse Change. Except as otherwise disclosed to Classic, since December 31, 1995, there has been no material adverse change in the Condition of the Company and the Company Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to depositary institutions generally.

         A.11 Commitments and Contracts.

                  (a) Except as otherwise disclosed to Classic in the schedules to the Merger Agreement, neither the Company nor any Company Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                           (i) any agreement, arrangement or commitment (A) not
                  made in the ordinary course of business or (B) pursuant to which the Company or any Company Subsidiary is or may become obligated to invest in or contribute capital to any Company Subsidiary or any other entity;

                           (ii) any agreement, indenture or other instrument not
                  disclosed in the Company Financial Statements relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Company Subsidiary, such as deposits, Fed Funds borrowings, and repurchase agreements);

                           (iii) any contract, agreement or understanding with
                  any labor union or collective bargaining organization;

                           (iv) any contract containing covenants which limit
                  the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                           (v) any other contract or agreement which is a
                  "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

                           (vi) any lease with annual rental payments
                  aggregating $25,000 or more.

                           In the event that the Company or any Company
                  Subsidiary is a party to any agreement listed in this Section A.11(a), Sellers shall use their best efforts to cause the Company or any Company Subsidiary, as the case may be, to provide Classic, prior to the Closing Date, with a true and correct copy of such agreement.

                  (b) Neither the Company nor any Company Subsidiary is in violation of its charter or organizational documents or bylaws, or in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except where such default would not have a material adverse effect on the Condition of the Company and the Company Subsidiaries, taken as a whole.

         A.12 Litigation and Other Proceedings. Other than as disclosed to Classic, neither the Company nor any Company Subsidiary is a party to any pending or, to the Best Knowledge of Sellers, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree that involves a claim for damages for more than $10,000, a request for non-monetary relief, or a request to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise disclosed to Classic, there are no actions, suits, or proceedings pending or, to the Best Knowledge of Sellers, threatened against the Company or any Company Subsidiary or any of their respective officers or directors by any stockholder of the Company or any Company Subsidiary (or any former stockholder of the Company or any Company Subsidiary) or involving claims under the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Community Reinvestment Act of 1977 (the "CRA") or the fair lending laws.

         A.13 Insurance. During the past five years, neither the Company nor any Company Subsidiary has had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied. Sellers shall use their best efforts to cause the Company and the Company Subsidiaries to provide Classic, prior to the Closing Date, with a list of their respective insurance policies (excluding policies maintained on one-to-four family residential properties acquired through foreclosure) maintained by or for the benefit of the Company or any Company Subsidiary or their respective directors, officers, employees or agents.

         A.14 Compliance with Laws.

                  (a) The Company and each of the Company Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and the Company Subsidiaries; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Best Knowledge of Sellers, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  (b) (i) The Company and each of the Company Subsidiaries have complied in all material respects with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974 ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations, and including without limitation, in the case of any Company Subsidiary that is a banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business (or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither the Company nor any Company Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in a default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Neither the Company nor any Company Subsidiary is subject to or reasonably likely to incur a liability as a result of its past or present ownership, operation, or use of any Property (as defined below) of the Company or any Company Subsidiary (whether directly or, to the Best Knowledge of Sellers, as a consequence of such Property being part of the investment portfolio of the Company or any Company Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned, leased or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. No claim, action, suit, or proceeding is pending against the Company or any Company Subsidiary relating to Property of the Company or any Company Subsidiary before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting the Company or any Company Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of the Company or any Company Subsidiary.

                  (c) Since December 31, 1995, neither the Company nor any Company Subsidiary has received any notification or communication as to any matter which has not been resolved from any Regulatory Authority
         (i) asserting that the Company or any Company Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which are otherwise disclosed to Classic (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of the Company and the Company Subsidiaries, taken as a whole, including without limitation the Bank's status as an insured depositary institution under the Federal Deposit Insurance Act (the "FDIA"), (iii) requiring or threatening to require the Company or any Company Subsidiary, or indicating that the Company or any Company Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of the Company or any Company Subsidiary, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (d) Neither the Company nor any Company Subsidiary is required by Section 32 of the FDIA to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         A.15 Labor. No work stoppage involving the Company or any Company Subsidiary is pending or, to the Best Knowledge of Sellers, threatened. Neither the Company nor any Company Subsidiary is involved in, or, to the Best Knowledge of Sellers, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse effect on the Condition of the Company and the Company Subsidiaries, taken as a whole. No employees of the Company or any Company Subsidiary are represented by any labor union or any collective bargaining organization.

         A.16 Material Interests of Certain Persons.

                  (a) To the Best Knowledge of Sellers, no officer or director of the Company or any Subsidiary of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary.

                  (b) Except as otherwise disclosed to Classic, there are no loans from the Company or any Company Subsidiary to any present officer, director, employee or any associate or related interest of any such person ("Insider Loans"). All outstanding Insider Loans from the Company or any Company Subsidiary were approved by or reported to the appropriate board of directors in accordance with applicable law and regulations.

         A.17 Allowance for Loan Losses; Nonperforming Assets.

                  (a) The allowances for loan losses contained in the Company Financial Statements were established in accordance with the past practices and experiences of the Company and the Company Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of the Company and the Company Subsidiaries at March 31, 1996 is adequate in all material respects under the requirements of GAAP and the rules, regulations and policies of the OCC to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under GAAP) on the books of the Company and the Company Subsidiaries is $933,918. Sellers shall use due diligence to assure that this amount improves before Closing. "Nonperforming Assets" shall mean (A) loans and leases classified as nonperforming, (B) assets classified as other real estate owned and other assets acquired through foreclosure, including in-substance foreclosed real estate, (C) loans and leases that are on non-accrual status and (D) all loans that are 90 days or more past due, in each case under the definitions applied by GAAP, as appropriate.

         A.18 Employee Benefit Plans.

                  (a) Sellers shall use their best efforts to cause the Company and the Company Subsidiaries to provide to Classic, prior to the Closing Date, a list of all of their respective pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, employment, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust or loan agreements or arrangements related thereto, (the "Benefit Plan Lists") maintained, sponsored or contributed to by the Company or any Company Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to the Company or any Company Subsidiary (collectively, "the Company Employee Plans"). Sellers shall use their best efforts to ensure that the following documents with respect to each Company Employee Plan are included in the Benefit Plan Lists: (i) a true and complete copy of all written documents comprising such Company Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Company Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                  (b) All of the Company Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Code. All contributions required to be made to the Company Employee Plans have been made.

                  (c) With respect to each of the Company Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and, to the extent a determination letter has been received from the IRS with respect to any such Pension Plan, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on the Benefit Plan Lists), exceed the value of the assets of the Pension Plan allocable to benefits on a plan termination basis; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or, to the Best Knowledge of Sellers, to any material tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in
         Section 4043 of ERISA since January 1, 1986; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither the Company nor any Company Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if the Company and all Company Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither the Company nor any Company Subsidiary would have any liability under
         Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

                  (d) Neither the Company nor any Company Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                  (e) Neither the Company nor any Company Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

                  (f) Neither the Company nor any Company Subsidiary has any material liability under the continuation of health care provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 or any comparable state law.

                  (g) Except as otherwise disclosed to Classic, neither the execution nor delivery of this Agreement nor the consummation of the Purchase will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of the Company or any Company

         Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Company Employee Plans or
         (iii) result in the acceleration of the time of payment of any such benefit. Sellers shall use their best efforts to cause the Company and the Company Subsidiaries to take the necessary steps to ensure that no amounts paid or payable by the Company, the Company Subsidiaries or Classic to or with respect to any employee or former employee of the Company or any Company Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G or Section 162(m) of the Code or otherwise.

         A.19 Conduct to Date. From and after March 31, 1996 through the date of this Agreement, except as otherwise disclosed to Classic: (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither the Company nor any Company Subsidiary has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the consolidated balance sheets of the Company; (iii) the Company has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) the Company has not declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither the Company nor any Company Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither the Company nor any Company Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither the Company nor any Company Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither the Company nor any Company Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Company Employee Plans or (D) agreed to do any of the foregoing; (ix) neither the Company nor any Company Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither the Company nor any Company Subsidiary has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of the Company and the Company Subsidiaries; (xi) neither the Company nor any Company Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business and (xii) neither the Company nor any Company Subsidiary has made or guaranteed any loan to any of the Company Employee Plans.

         A.20 Proxy Statement, etc. None of the information regarding Sellers, the Company or any Company Subsidiary supplied or to be supplied by Sellers, the Company or any Company

Subsidiary for inclusion or included in (i) the proxy statement to be mailed to stockholders in accordance with Section D.3 of Appendix D to this Agreement (the "Proxy Statement") or (ii) any other documents to be filed with any Regulatory Authority in connection with the Purchase will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Classic's stockholders referred to in Section D.3 of Appendix D to this Agreement be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Sellers are responsible for filing with any Regulatory Authority in connection with the Purchase will comply as to form in all material respects with the provisions of applicable law.

         A.21 Regulatory Matters. Neither Sellers, nor the Company nor any Company Subsidiary have taken or agreed to take any action or have any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) of this Agreement or the consummation of the Purchase.

         A.22 Accuracy of Information. The statements of Sellers contained in this Agreement, the information provided by Sellers and, to the Best Knowledge of Sellers, the Company or any Company Subsidiary to Classic pursuant to this Agreement and any other written document executed and delivered by Sellers pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

         A.23 Community Reinvestment Act Compliance. The Bank currently has a CRA rating that is below satisfactory. To the Best Knowledge of Sellers, there is no fact or circumstance or set of facts or circumstances which would cause the CRA rating of the Bank to fall below its current level. From the date hereof to the Closing Date, Sellers shall use their best efforts to improve the Bank's CRA rating to satisfactory or better, but without any guarantee thereof.

         A.24 Adequate Representation. Sellers represent and acknowledge that they have received adequate legal advice and representation in connection with this transaction and have not relied on counsel for Classic for legal advice or representation in connection with this transaction.

                                                                      APPENDIX B

                    REPRESENTATIONS AND WARRANTIES OF CLASSIC

         Classic represents and warrants to and covenants with Sellers as follows:

         B.1 Organization and Authority. Classic is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a material adverse effect on the Condition of Classic. Classic is registered as a savings and loan holding company with the Office of Thrift Supervision under the Home Owners' Loan Act of 1933, as amended (the "HOLA").

         B.2 Authorization.

                  (a) Classic has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Classic and the consummation by Classic of the Purchase have been duly authorized by all requisite corporate actions of Classic and, subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, will be a valid and binding obligation of Classic enforceable against Classic in accordance with its terms.

                  (b) Neither the execution, delivery or performance by Classic of this Agreement, nor the consummation by Classic of the transactions contemplated hereby, nor compliance by Classic with any of the provisions hereof, will (i) violate or conflict with any term, condition or provision of its articles or certificate of incorporation, charter or bylaws, (ii) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Classic under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Classic is a party or by which it may be bound, or to which Classic or any of its material properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section B.2, to the best knowledge of Classic (the "Best Knowledge of Classic"), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Classic or any of its respective material properties or assets.

                  (c) Other than in connection with or in compliance with the provisions of the Exchange Act or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, and the HSR Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Classic of the Purchase.

         B.3 Classic Financial Statements. The consolidated balance sheets of Classic and the Classic Subsidiaries as of March 31, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended March 31, 1995, together with the notes thereto, audited by Smith, Goolsby, Artis & Reams, P.S.C. (with respect to statements as of March 31, 1995) and Griffith, Delaney, Hillman & Company (with respect to statements as of March 31, 1994 and March 31,
1993) (collectively the "Classic Financial Statements"), and the unaudited consolidated condensed balance sheets of the Classic and the Classic Subsidiaries as of December 31, 1995 and December 31, 1994, and the related unaudited consolidated condensed statements of income and cash flows for the periods then ended, have been prepared in accordance with GAAP, present fairly the consolidated financial position of Classic and the Classic Subsidiaries at such dates, and the consolidated results of operations, cash flows and changes in stockholders' equity of Classic and the Classic Subsidiaries for the periods stated therein and are derived from the books and records of Classic and the Classic Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Classic nor any Classic Subsidiary has any material contingent liabilities that are not described in the Classic Financial Statements described above.

         B.4 Classic Reports. Since March 31, 1995, Classic has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Classic Reports." As of its respective date, each Classic Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         B.5 Material Adverse Change. Since March 31, 1995, there has been no material adverse change in the Condition of Classic that would materially affect its ability to carry out its obligations under this Agreement, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to depositary institutions generally.

         B.6 Proxy Statement, etc. None of the information regarding Classic or any Classic Subsidiary supplied or to be supplied by Classic for inclusion or included in the Proxy Statement or any other documents to be filed with any Regulatory Authority in connection with the Purchase will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section D.3 of Appendix D to this Agreement, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Classic is responsible for filing with any Regulatory Authority in connection with the Purchase will comply as to form in all material respects with the provisions of applicable law.

         B.7 Accuracy of Information. The statements of Classic contained in this Agreement, the Appendices hereto and in any other written document executed and delivered by or on behalf of Classic pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

         B.8 Available Funds. As of the Closing Date, Classic will have available to it sufficient readily available funds to pay the Purchase Price.

                                                                      APPENDIX C

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

         C.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Closing Date, Sellers shall use their best efforts to cause the Company and each of the Company Subsidiaries to, conduct their respective businesses only in the ordinary and usual course consistent with sound business practices and, in the case of the Bank, sound banking practices, and shall use their best efforts to cause the Company and the Company Subsidiaries to maintain and preserve their respective organizational structures, employees and advantageous business relationships and retain the services of their respective officers and key employees. Sellers shall take no action, and shall use their best efforts to ensure that the Company and the Company Subsidiaries take no action, that would have the effect of reducing the value of the Shares.

         C.2 Forbearances. During the period from the date of this Agreement to the Closing Date, Sellers shall use their best efforts to prevent the Company or any Company Subsidiary, without the prior written consent of Classic, from:

                  (a) declaring, setting aside or paying any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than ordinary, normal dividends from a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company);

                  (b) entering into or amending any employment, severance or similar agreement or arrangement with any director or officer or employee, or modifying any of the Company Employee Plans or any loans relating thereto (or prepaying in whole or in part any such loans) or granting any salary or wage increase or increasing any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practices, or as required by law or contract, and (ii) such increases of which the Company notifies Classic in writing and which Classic does not disapprove within ten days of the receipt of such notice;

                  (c) authorizing, recommending, proposing or announcing an intention to authorize, so recommend or propose, or entering into an agreement in principle with respect to, any merger, consolidation or business combination (other than with Classic or any Subsidiary of Classic), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                  (d) proposing or adopting any amendments to its articles or certificate of incorporation or other charter document or bylaws (except for any amendment which provides that the Company or any Company Subsidiary shall not be subject to any anti-takeover law, including, without limitation, Section 271B.12-210 of the Kentucky Business Corporation Act (the "KBCA");

                  (e) issuing, selling, granting, conferring or awarding any of its Equity Securities or effecting any stock split or adjusting, combining, reclassifying or otherwise changing its capitalization as it exists on the date of this Agreement except any change in its capitalization designed to facilitate a transaction involving Classic or any Classic Subsidiary;

                  (f) purchasing, redeeming, retiring, repurchasing, or exchanging, or otherwise acquiring or disposing of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                  (g) (i) entering into or increasing any loan or credit commitment (including stand-by letters of credit) to, or investing or agreeing to invest in, any person or entity or modifying any of the material provisions or renewing or otherwise extending the maturity date of any existing loan or credit commitment (collectively, "Lending to") in an amount in excess of $75,000, provided no such consent shall be required in respect of single-family residential loans or credits not exceeding $150,000 that are saleable in recognized secondary markets pursuant to the Bank's lending policies as in effect on the date hereof; (ii) entering into, or increasing in an amount in excess of $150,000, any commercial or multi-family real estate loan or credit commitment (including stand-by letters of credit) to, or investing or agreeing to invest in, any commercial or multi-family real estate project or entity, or Lending to any person other than in accordance with lending policies as in effect on the date hereof, unless (A) the Company or any Company Subsidiary has delivered to Classic or its designated representative a notice of its intention to make such loan and such information as Classic or its designated representative may reasonably require in respect thereof and (B) Classic or its designated representative shall not have objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Classic of the notice of intention and information as aforesaid; (iii) Lending to any person or entity, with respect to any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of the Company or any Company Subsidiary (except those denoted "pass" or similar notation thereon); (iv) entering into any agreement or engaging in any transaction which reasonably could be construed as materially affecting the asset/liability management or interest rate risk management position of the Bank (in this regard, Sellers shall use their best efforts to cause the Company or the Bank to promptly provide to Classic copies of all of the Company's or the Bank's loan and deposit pricing reports as well as summaries of any proposed asset sales and secondary market transactions as soon as they are identified); or (v) changing credit, lending, investment, liability management and other material banking policies in any respect which is material to the Bank; provided, however, that Sellers shall not be obligated to attempt to prohibit the Company or any Company Subsidiary from honoring any contractual obligation in existence on the date of this Agreement;

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiating, soliciting or encouraging any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of the Company or any Company Subsidiary or the acquisition of Equity Securities of the Company or any Company Subsidiary or the merger of the

         Company or any Company Subsidiary with any person (other than Classic or any Classic Subsidiary) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or providing any such person with information or assistance or negotiating with any such person with respect to an Acquisition Transaction;

                  (i) taking any action that would materially impede or delay the consummation of the Purchase or the ability of Classic or Sellers to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement;

                  (j) other than in the ordinary course of business consistent with sound business or banking practices, incurring any indebtedness for borrowed money, assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible or liable for the obligations of any other individual, corporation or other entity; or

                  (k) agreeing in writing or otherwise to take any of the foregoing actions or engaging in any activity, entering into any transaction or taking or omitting to take any other act which would make any of the representations and warranties with respect to the Company and the Company Subsidiaries contained in Appendix A of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

                                                                      APPENDIX D

                              ADDITIONAL AGREEMENTS

         D.1 Access and Information. Sellers shall use their best efforts to cause the Company and the Company Subsidiaries to afford to Classic and to its accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments and records and, during such period, to cause the Company and the Company Subsidiaries to furnish promptly to Classic (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as Classic may reasonably request. Except as may be required by law, Classic shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection herewith which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         D.2 Regulatory Filings. Sellers and Classic shall cooperate and use their best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Regulatory Authorities and to take any other actions necessary to consummate the transactions contemplated by this Agreement.

         D.3 Stockholder Approval. Classic shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting on this Agreement and the Purchase. In connection with such meeting, Classic and Sellers shall cooperate in the preparation of the Proxy Statement and, with the approval of Classic, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Classic. The Boards of Directors of Classic shall submit for approval of Classic's stockholders, the matters to be voted upon at such meeting. The Board of Directors of Classic hereby does and will unanimously recommend this Agreement and the Purchase and all related amendments, if any, to the stockholders of Classic and will use its best efforts to obtain any vote of its stockholders necessary for the approval and adoption of this Agreement, the Purchase, and any related amendments to this Agreement.

         D.4 Current Information. During the period from the date of this Agreement to the Closing Date, Sellers shall use their best efforts to cause the Company and the Company Subsidiaries to promptly furnish Classic with copies of all of their respective monthly and other interim financial statements as the same become available. Sellers shall promptly notify Classic of any material change in the business or operations of the Company or any Company Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the threat of material litigation involving the Company or any Company Subsidiary.

         D.5 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Purchase.

         D.6 Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Purchase as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and Classic shall cause each of its Subsidiaries to, use its best efforts to obtain consents of all Regulatory Authorities necessary or, in the opinion of Classic, desirable for the consummation of the transactions contemplated by this Agreement.

         D.7 Press Releases. Except as may be required by law, Classic shall issue any and all press releases relating to this Agreement or any of the transactions contemplated hereby, following consultation with Sellers as to the form and substance of such press releases.

         D.8 Takeover Provisions. If requested by Classic, Sellers shall use their best efforts to exempt the Purchase from, and if necessary challenge the validity of any applicable state takeover or similar law. Sellers shall use their best efforts to cause the Company and the Bank to take all steps necessary so that any takeover provisions in the charter documents or bylaws of the Company or any Company Subsidiary, including without limitation any provisions of the Company's Articles of Incorporation restricting the ownership or acquisition of the Company's securities or imposing any "fair price" or supermajority director or stockholder vote requirements (and any corresponding or similar provisions of the Bank's Charter), will not apply to this Agreement or the Purchase. If requested by Classic, Sellers shall use their best efforts to cause the Articles of Incorporation of the Company to be amended (the "Amendment") prior to the Closing Date, to expressly provide that the Company shall not be governed by Section 271B.12-210 of the KBCA. If so requested by Classic, Sellers shall use their best efforts to cause the Board of Directors of the Company to propose and recommend the Amendment to the shareholders of the Company and to call a special meeting of the shareholders for the purpose of voting on the Amendment. In the event that such special meeting is called, Sellers hereby agree that they will vote all of their shares in favor of the Amendment, and shall use their best efforts to cause the remaining shareholders of the Company to vote in favor of the Amendment.

         D.9 Third Parties. Sellers shall immediately terminate all negotiations or discussions concerning any sale of their Shares or any other Acquisition Transaction with parties other than Classic or any Classic Subsidiary, and shall not provide any such third party with information or other form of assistance with respect to an Acquisition Transaction or proposed sale of their Shares and shall use their best efforts to cause the Company and the Company Subsidiaries to enforce the terms of all confidentiality agreements each has entered into with any third parties.

         D.10 Merger Agreement. Sellers shall use their best efforts to cause the Merger Agreement to be approved by the Company's shareholders and the transactions contemplated thereunder to be consummated in accordance with the terms thereof.

         D.11 Removal of Security Interest on Shares. Sellers shall use their best efforts to cause the security interest on the Shares to be removed not later than the Closing.

                                                                       EXHIBIT A

                               BUY/SELL AGREEMENT

         THIS BUY/SELL AGREEMENT (this "Agreement"), dated April ___, 1996, is between Classic Bancshares, Inc., a Delaware corporation ("Classic"), and ____ ("Seller").

         WHEREAS, Seller is the owner of ____ shares (the "Shares") of the issued and outstanding common stock, no par value, of First Paintsville Bancshares, Inc., a Kentucky corporation (the "Company");

         WHEREAS, the Board of Directors of Classic and the Board of Directors of the Company have approved an Agreement and Plan of Merger dated as of April 22, 1996 (the "Merger Agreement") providing for the merger of an interim subsidiary of Classic with and into the Company;

         WHEREAS, in order to provide protection from the consequences of any termination of the Merger Agreement, in the event of the termination of the Merger Agreement, subject to certain conditions, Classic desires to purchase from Seller and Seller desires to sell to Classic the Shares, for an amount of cash as set forth in Section 1.1 of this Agreement; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby.

         NOW THEREFORE, in consideration of the foregoing and the representations, warranties, promises, covenants, agreements and conditions herein and hereunder, the parties hereto agree as follows:

                                    ARTICLE I

                        THE PURCHASE AND RELATED MATTERS

         1.1 The Purchase. At the Closing (as defined herein), Seller will sell to Classic and Classic will purchase from Seller, upon the terms and the conditions set forth herein, the Shares (the "Purchase") for an aggregate purchase price of $ ____ (the "Purchase Price"), such amount reflecting a price of $125.00 per share plus an additional $.83 per share for each month or portion thereof if the Closing takes place after September 30, 1996 and an additional $.17 (in addition to the $.83 referred to above) per share for each month or portion thereof if the Closing takes place after December 31, 1996; provided, however, that the purchase and sale obligations under this Agreement shall terminate if the Purchase has not taken place by March 31, 1997.

         1.2 The Closing. The closing (the "Closing") of the Purchase shall take place at a location to be determined at a later date promptly following the fulfillment or waiver of the conditions set forth in Article VI hereof (the "Closing Date"). At the Closing, Seller will deliver to Classic certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank, with signatures guaranteed, and otherwise in form acceptable for transfer on the books of the Company, and Classic will deliver to Seller a certified check in the amount of the Purchase Price made payable to Seller.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby makes the representations and warranties to Classic as set forth in Appendix A to this Agreement to the best of his knowledge and belief (except as to Section A.1, which is not limited to knowledge and belief).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CLASSIC

         Classic hereby makes the representations and warranties to Seller as set forth in Appendix B to this Agreement.

                                   ARTICLE IV

                               CONDUCT OF BUSINESS

         Seller shall use his best efforts to cause the Company and the Company Subsidiaries (as such term is defined in Section A.3 of Appendix A to this Agreement), including the First National Bank of Paintsville (the "Bank") to conduct their respective businesses in accordance with the terms set forth in Appendix C to this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         This Agreement shall be subject to the additional agreements set forth in Appendix D to this Agreement.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Purchase. The respective obligations of each party to effect the Purchase shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of Classic.

                  (b) Regulatory Approvals. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Board of Governors of the Federal Reserve System (the "FRB") and all other Regulatory Authorities (as defined in Section A.7 of Appendix A hereto), if any, having approval authority with respect to the Purchase, without the imposition of any condition which differs from conditions customarily imposed by such Regulatory Authorities in orders approving stock purchases of the type contemplated hereby and, in the good faith opinion of Classic, compliance with which would materially adversely affect the reasonably anticipated benefits of the Purchase to Classic, and all applicable waiting periods shall have expired.

                  (c) No Injunctions. Neither Classic nor Seller shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Purchase.

                  (d) Merger Agreement. The Merger Agreement shall have been terminated.

         6.2 Conditions to Obligations of Seller to Effect the Purchase. The obligations of Seller to effect the Purchase shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Classic set forth in Appendix B to this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of the president and chief executive officer of Classic to that effect.

                  (b) Performance of Obligations. Classic shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate of the president and chief executive officer of Classic to that effect.

         6.3 Conditions to Obligations of Classic to Effect the Purchase. The obligations of Classic to effect the Purchase shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in Appendix A to this Agreement shall be true and correct in all material respects, without regard to any knowledge qualifier, as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and Classic shall have received a certificate of Seller confirming the same to the best of his knowledge and belief.

                  (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by him under this Agreement prior to the Closing Date, and Classic shall have received a certificate of Seller confirming the same to the best of his knowledge and belief.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the condition or operations of the Company and the Company Subsidiaries, taken as a whole. For the purpose of this section, a "material adverse change" shall mean a change of 15 percent or more of the shareholders' equity or value of the Company and its subsidiaries. In calculating a material adverse change, the determination shall be made in accordance with generally accepted accounting principles as in effect on the date hereof and applied consistently with prior periods, and there shall be added back the following expenses, charges and similar amounts which are paid or accrued by the Company or the Bank: (i) expenses incurred in connection with the proposed acquisition of the Company and the Bank by Classic; (ii) expenses requested or required in writing by Classic;
         (iii) charges, fees and expenses related to any change with respect to, or effect on, the Company or the Bank resulting from any other matter affecting depository institutions generally, including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iv) increases in the Bank's reserve for loan losses of up to $300,000 and increases in the Bank's reserve for losses on other real estate owned of up to $100,000; and
         (v) any other items of expense which are mutually agreed to by Seller and Classic.

                  (d) Classic Termination of Merger Agreement. Classic shall not have terminated the Merger Agreement in accordance with 7.1(c) thereof.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the stockholders of
Classic:

                  (a) by mutual consent of Seller and the Board of Directors of Classic;

                  (b) by Seller or the Board of Directors of Classic if (i) any Regulatory Authority has denied approval of the Purchase after Classic used due diligence to obtain such approval and such denial has become final and nonappealable or (ii) the stockholders of Classic shall not have approved this Agreement and the Purchase at the meeting referred to in Section D.5 of Appendix D to this Agreement following a favorable recommendation of such matters by Classic's Board of Directors;

                  (c) by the Board of Directors of Classic in the event of (i) a material breach by Seller of any representation (without regard to any knowledge qualifier), warranty (without regard to any knowledge qualifier), covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Classic, provided that the terminating party is not then in violation of any representation, warranty, covenant or any other agreement contained herein or (ii) termination of the Merger Agreement by Classic pursuant to Section 7.1(c) or 7.1(e) thereof; or

                  (d) by Seller in the event of a material breach by Classic of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Classic by Seller, provided that the terminating party is not then in violation of any representation, warranty, covenant or any other agreement contained herein.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.1(a) through 7.1(d) or termination of the Merger Agreement pursuant to Section 7.1(f) thereof, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of Seller or Classic or the officers or directors of Classic except as set forth in the second sentence of Section D.1 and in Section D.5 of Appendix D to this Agreement.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by Seller or by or on behalf of the Board of Directors of Classic, at any time before or after approval of this Agreement by the stockholders of Classic; provided, however, that after such approval by the stockholders of Classic no such modification shall alter or change the Purchase Price or the date of Closing. This Agreement may not be amended except by an instrument in writing signed by Seller and on behalf of Classic.

         7.4 Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdictions shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         7.5 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by either Seller or the Board of Directors of Classic where Seller or Classic is, or where the stockholders of Classic are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.1, all representations, warranties and agreements contained in this Agreement of the parties or in any instrument delivered by or to a party pursuant to or in connection with this Agreement shall not survive after the Closing

Date or the termination of this Agreement in accordance with its terms. In the event of the termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section D.1 and Section D.5 of Appendix D to this Agreement, Section 7.2 and in the last sentence of this Section 8.1 shall survive such termination. Nothing herein shall relieve a breaching party from liability to a non-breaching party in the event of a proper termination of this Agreement pursuant to Section 7.1(c) or 7.1(d).

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)  if to Classic:

                       Classic Bancshares, Inc.
                       344 17th Street
                       Ashland, Kentucky 41101
                       Attention:       David B. Barbour
                                        President and Chief
                                         Executive Officer
                       Telecopy:        (606) 324-1307

              Copies to:

                       Silver, Freedman & Taff, L.L.P.
                       1100 New York Avenue, N.W.
                       Washington, D.C.  20005
                       Attention:       Kip A. Weissman, P.C.
                       Telecopy:        (202) 682-0354

         (ii) if to Seller:

         8.3 Remedies. Seller acknowledges that the Shares are unique and that Classic will not have an adequate remedy at law if Seller fails to perform any of his obligations hereunder, and each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement or equitable relief by way of injunction if such party fails to perform any of his obligations hereunder, in any action or proceeding instituted in any court having competent jurisdiction.

         8.4 Disclosures to Classic. With respect to all disclosure requirements contained herein that require the disclosure of information that is not publicly available, Seller shall use his best efforts to cause the Company and the Company Subsidiaries to make such disclosures to Classic.

         8.5 Miscellaneous. This Agreement (including the Appendices hereto) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the Commonwealth of Kentucky, except as otherwise specifically provided herein or required by Kentucky law or by federal law or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

                                  CLASSIC BANCSHARES, INC.

                                  By: ______________________________________
                                      David B. Barbour
                                      President and Chief Executive Officer

                                                                       EXHIBIT B

                                VOTING AGREEMENT

         This Voting Agreement, dated as of April __, 1996, is entered into between Classic Bancshares, Inc. ("Acquiror"), and the undersigned director and stockholder ("Stockholder") of First Paintsville Bancshares, Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company and Acquiror have proposed to enter into an Agreement and Plan of Merger (the "Agreement"), dated as of April 22, 1996, which contemplates the acquisition by Acquiror of 100% of the common stock of the Company (the "Company Stock") by means of a merger between the Company and an interim subsidiary of Acquiror (the "Merger"); and

         WHEREAS, Acquiror is willing to expend the substantial time, effort and expense necessary to implement the Merger only if Stockholder enters into this Voting Agreement; and

         WHEREAS, Stockholder believes that the Merger is in his best interest and the best interest of the Company;

         NOW, THEREFORE, in consideration of the premises, Stockholder hereby agrees as follows:

         1. Voting Agreement - Stockholder shall vote, or cause to be voted, all of the shares of Company Stock he now or hereafter owns and over which he now has, or prior to the record date for voting at the Meeting (as hereinafter defined) acquires, voting control in favor of the Merger at the meeting of stockholders of the Company to be called for the purpose of approving the Merger (the "Meeting").

         2. No Competing Transaction - Stockholder shall not vote any of his shares of Company Stock in favor of any other merger or sale of all or substantially all the assets of the Company to any person other than Acquiror or its affiliates until closing of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of the Company and Acquiror, whichever comes first.

         3. Transfers Subject to Agreement - Stockholder shall not transfer his shares of Company Stock unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and reasonably satisfactory to Acquiror.

         4. No Ownership Interest - Nothing contained in this Voting Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidents of ownership of or with respect to any shares of Company Stock owned or controlled by Stockholder. All rights, ownership and economic benefits of and relating to the shares of Company Stock shall remain and belong to Stockholder and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of his shares of Company Stock, except as otherwise expressly provided herein.

         5. Documents Delivered - Stockholder acknowledges having reviewed the Agreement and its attachments and that reports, proxy statements and other information with respect to Acquiror filed with the Securities and Exchange Commission (the "Commission") were, prior to his execution of this Voting Agreement, available for inspection and copying at the Offices of the Commission and that Acquiror delivered the following such documents to the Company:

                  (a) Acquiror's Prospectus dated November 13, 1995; and

                  (b) Acquiror's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

         6. Amendment and Modification - This Voting Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Stockholder and Acquiror.

         7. Entire Agreement - This Voting Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein, other than those set forth herein and in the Agreement. This Voting Agreement supersedes any agreements among the Company and Stockholder concerning the Merger, disposition or control of the stock of the Company.

         8. Severability - The parties agree that if any provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

         9. Counterparts - This Voting Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same investment.

         10. Governing Law - The validity, construction enforcement and effect of this Voting Agreement shall be governed by the internal laws of the Commonwealth of Kentucky.

         11. Headings - The headings for the paragraphs of this Voting Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Voting Agreement.

         12. Termination - This Voting Agreement shall terminate upon the consummation of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of the Company and Acquiror, whichever comes first.

         13. Successors - This Voting Agreement shall be binding upon and inure to the benefit of Acquiror and its successors, and Stockholder, such Stockholder's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Voting Agreement shall survive the death or incapacity of Stockholder. This Voting Agreement may be assigned by Acquiror only to an affiliate of Acquiror.

This Agreement has been executed by the parties as of the date first above written.

                                     CLASSIC BANCSHARES, INC.

                                     By:_________________________________
                                          Authorized Officer

                                     STOCKHOLDER


                                     ____________________________________

                                                                       EXHIBIT C

                                                        __________________, 1996

                                ESCROW AGREEMENT

First Bankers Trust Company, N.A.
1201 Broadway
Quincy, Illinois  62301

Dear Sirs:

         In accordance with the provisions of the Agreement and Plan of Merger dated April 22, 1996 (the "Merger Agreement") by and among First Paintsville Bancshares, Inc. (the "Company"), The First National Bank of Paintsville (the "Bank"), Classic Bancshares, Inc. ("Classic") and Classic Sub Corp., a copy of which is attached hereto as Appendix A, and if you countersign this letter agreement, you agree to be appointed as Escrow Agent, with the duties and upon the terms and conditions hereinafter set forth:

         1. Deposit in Escrow.

                  On the date hereof, Classic will deposit with you, and you hereby agree to accept in your capacity as Escrow Agent, the sum of Three Hundred Thousand Dollars ($300,000) in immediately available funds (the "Funds"). The Escrow Agent shall hold the Funds and such interest as shall accrue thereon in accordance with these instructions until an Event (as hereinafter defined) in the highest-yielding deposit account, or such other interest bearing investment, as shall be from time to time instructed by Classic. The Escrow Agent shall from time to time pay to Classic the interest that shall accrue on the Funds.

         2. Term of Escrow.

                  The term of the escrow governed hereby (the "Escrow") shall commence on the date hereof and end upon the first occurrence of an Event (as hereinafter defined).

         3. Events.

                  For the purposes of this Escrow Agreement, the relevant events (an "Event" or the "Events") shall be the earliest to occur of (a) the date on which (1) the Escrow Agent in good faith determines, (2) a court of competent jurisdiction determines or (3) Classic delivers to the Escrow Agent an Officer's Certificate indicating that (i) the Company has terminated the Merger Agreement pursuant to Section 7.1(d) thereof and (ii) neither the Company nor the Bank at the time of such termination was in violation of any representation, warranty, covenant or any other agreement contained in the Merger Agreement ("Event A"), (b) the date on which
(1) the Escrow Agent in good faith determines, (2) a court of competent jurisdiction determines or (3) Classic delivers to the Escrow Agent an Officer's Certificate certifying that the transactions contemplated by the Merger Agreement have been consummated or that the Merger Agreement has been terminated under Section 7 thereof other than by the Company pursuant to Section 7.1(d) thereof ("Event B"); (c) the date on which (1) the Escrow Agent in good faith determines, (2) a court of competent jurisdiction determines or (3) Classic delivers to the Escrow Agent an Officer's Certificate indicating that (i) the Merger Agreement has terminated because the transactions contemplated thereby did not occur by March 31, 1997 and (ii) neither the Company nor the Bank at the time of such termination was in violation of any representation, warranty, covenant or any other agreement contained in the Merger Agreement ("Event C"); and (d) none of Events A, B or C has occurred by March 31, 1997 ("Event D").

         4. Effects of Events.

                  (a) Upon the occurrence of Event A, the Escrow Agent shall (i) release the Funds to the Company and (ii) release all interest accrued but unpaid on the Funds to Classic.

                  (b) Upon the occurrence of Event B, the Escrow Agent shall release the Funds and all accrued but unpaid interest thereon to Classic.

                  (c) Upon the occurrence of Event C, the Escrow Agent shall (i) release the Funds to the Company and (ii) release all interest accrued but unpaid on the Funds to Classic.

                  (d) Upon the occurrence of Event D, the Escrow Agent shall release the funds and all accrued but unpaid interest thereon to Classic.

         5. Nature of Duties.

                  The duties of the Escrow Agent hereunder are only such as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be required to take any action as such which it has reason to believe would subject it to expense or liability unless it shall have been assured or indemnified to its satisfaction by the person requesting such action. If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Funds or documents deposited with it in this Escrow, or if for any reason it shall in good faith be unable to determine the person or persons entitled to receive such Funds or documents, or any portion thereof, the Escrow Agent may refuse to make any delivery thereof and retain such Funds or documents safely in its possession until it shall have received instructions in writing concurred in by both Classic and the Company, or until the disposition of such Funds or documents shall be directed by a final order or judgment of a court of competent jurisdiction, whereupon it shall make such disposition in accordance with such instructions or such order or judgment.

         6. Resignation of Escrow Agent.

                  The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Classic specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a financial institution acceptable to Classic and the Company shall be appointed by Classic as a successor escrow agent upon the resignation date specified in such notice. If no successor escrow agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Escrow Agent's giving of notice of resignation by the resigning escrow agent, then the retiring Escrow Agent may, on behalf Classic and the Company, appoint a financial institution acceptable to Classic and the Company as successor escrow agent. If a successor escrow agent shall not have been appointed and accepted such appointment within 30 days of the giving of notice of resignation, the resigning Escrow Agent may, at the expense of Classic (who in turn may enter into an agreement with the Company to share such expense), petition any court of competent jurisdiction for the appointment of a successor escrow agent.

         7. Understandings.

                  It is understood and agreed that the Escrow Agent:

                  (a) is not a party to, and is not bound by, any agreement referred to herein or by any other agreement to which Classic or any successor or assign thereof is a party other than as herein set forth;

                  (b) is acting hereunder as an escrow agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of any such instrument, or for the identity, authority or rights of any person executing or depositing it;

                  (c) shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the proper person or persons;

                  (d) shall not be liable for any error of judgment, or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct; and

                  (e) may consult with independent legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         8. Fees and Expenses.


                  All fees and expenses reasonably incurred by the Escrow Agent in connection with the performance of its duties as such hereunder shall be borne by Classic (who, in turn, may enter into an agreement with the Company to share such fees and expenses). Such fees and expenses shall be reimbursed upon written request therefor by the Escrow Agent.

         9. Notices.

                  All notices, request, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                  (a) If to Classic:

                               Classic Bancshares, Inc.
                               344 17th Street
                               Ashland, Kentucky 41101
                               Attention:       David B. Barbour
                                                President and Chief
                                                Executive Officer
                               Telecopy:        (606) 324-1307

                      with copies to:

                               Silver, Freedman & Taff, L.L.P.
                               1100 New York Avenue, N.W.
                               Washington, D.C.  20005
                               Attention:       Kip A. Weissman, P.C.
                               Telecopy:        (202) 682-0354

                               First Paintsville Bancshares, Inc.
                               240 Main Street
                               Paintsville, Kentucky  41240
                               Attention:       Robert L. Bayes
                                                President

                  (b) If to the Escrow Agent, to it at its above address, to the attention of Carmen Walsh.

         10. Survival.

                  This Escrow Agreement shall be binding upon the parties hereto and upon their respective successors in interest and assigns.

         11. Governing Law.

                  This Escrow Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

         12. Headings.

                  Headings in this Escrow Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         13. Counterparts.

                  This Escrow Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

                                           CLASSIC BANCSHARES, INC.

                                       By:______________________________________
                                           David B. Barbour
                                           President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

         FIRST BANKERS TRUST COMPANY, N.A.

By: ____________________________________________

                                 REVOCABLE PROXY
                       FIRST PAINTSVILLE BANCSHARES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                               September 17, 1996

   The undersigned hereby appoints the Board of Directors of First Paintsville Bancshares, Inc. ("First Paintsville" or the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of Common Stock of First Paintsville which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held on September 17, 1996, at 9:00 A.M., and at any and all adjournments thereof, as follows:

I. A proposal to approve and adopt the Agreement and Plan of Merger dated April 22, 1996 including Amendment No. One thereto ("Merger Agreement") pursuant to which (i) First Paintsville will be merged with and into Classic Bancshares, Inc. and (ii) each outstanding share of First Paintsville common stock will be converted into the right to receive $125.00 in cash, subject to increase if the Merger is not consummated by September 30, 1996, all on and subject to the terms and conditions contained in the Merger Agreement.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]

   In their discretion, upon such other matters as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors recommends a vote "FOR" the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                          (Please sign and date on reverse side)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorney and proxy shall be deemed terminated and of no further force and effect.

   The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Joint Proxy Statement.

                                                  Dated: ________________, 1996



                                                  -----------------------------
                                                    SIGNATURE OF STOCKHOLDER

                                                  -----------------------------
                                                    SIGNATURE OF STOCKHOLDER

                                                  Please sign exactly as your
                                                  name appears above on this
                                                  card. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title. If shares are held
                                                  jointly, each holder should
                                                  sign.

          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 REVOCABLE PROXY
                             CLASSIC BANCSHARES, INC
                         SPECIAL MEETING OF SHAREHOLDERS
                               September 16, 1996

   The undersigned hereby appoints the Board of Directors of Classic Bancshares, Inc. ("Classic" or the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of Common Stock of Classic which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held on September 16, 1996, at 4:00 P.M., and at any and all adjournments thereof, as follows:

I. A proposal to approve and adopt the Agreement and Plan of Merger dated April 22, 1996 including Amendment No. One thereto ("Merger Agreement") pursuant to which (i) First Paintsville Bancshares, Inc. ("First Paintsville") will be merged with and into Classic and (ii) each outstanding share of First Paintsville common stock will be converted into the right to receive $125.00 in cash, subject to increase if the Merger is not consummated by September 30, 1996, all on and subject to the terms and conditions contained in the Merger Agreement and approval of the related Buy/Sell Agreements with certain First Paintsville stockholders.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]

   In their discretion, upon such other matters as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors recommends a vote "FOR" the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                          (Please sign and date on reverse side)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorney and proxy shall be deemed terminated and of no further force and effect.

   The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Joint Proxy Statement.

                                                  Dated: ________________, 1996


                                                  -----------------------------
                                                    SIGNATURE OF STOCKHOLDER

                                                  -----------------------------
                                                    SIGNATURE OF STOCKHOLDER

                                                  Please sign exactly as your
                                                  name appears above on this
                                                  card. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title. If shares are held
                                                  jointly, each holder should
                                                  sign.

        PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.